MUSGROVE MINERALS CORP.

NOTICE OF MEETING

AND

INFORMATION CIRCULAR

WITH RESPECT TO

THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 24, 2016

Dated as of May 30, 2016

Neither the TSX Venture Exchange Inc. nor any securities regulatory authority has in any way passed upon the merits of the proposed transaction as described in this Information Circular.

MUSGROVE MINERALS CORP.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

May 30, 2016

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of Musgrove Minerals Corp. (“Musgrove”) will be held at Suite 1500 - 1140 West Pender Street, Vancouver, British Columbia, on Friday, June 24, 2016, at 10:00 am (Vancouver time) for the following purposes:

1.

To consider and, if deemed advisable, to pass, with or without variation, a special resolution (the “Amalgamation Resolution”) with respect to a proposed amalgamation (the “Amalgamation”) of Musgrove and RewardStream Solutions Inc. to form a continuing corporation on the basis set forth in the accompanying information circular (the “Information Circular”);

2.	To receive the audited consolidated financial statements of Musgrove for the fiscal year ended November 30, 2015 together with the report of the independent auditors’ thereon;

3.	To fix the number of directors of Musgrove at three until the next annual meeting of Musgrove shareholders;

4.	To elect the directors of Musgrove to serve until the next annual meeting of Musgrove shareholders;

5.

To consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to re-approve the Musgrove Option Plan (as defined in the Information Circular), as more particularly described in the Information Circular;

6.

To appoint Dale Matheson Carr-Hilton Labonte LLP as Musgrove’s independent auditors until the close of the next annual meeting of Musgrove shareholders and to authorize the directors of Musgrove to fix their remuneration (collectively, items (3) through (7) are the “Annual Resolutions”); and

7.	To transact such further or other business as may properly come before the Meeting and any adjournments or postponements thereof.

The Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is supplemental to, and expressly made a part of, this Notice of Meeting. The full text of the Amalgamation Resolution and the Annual Resolutions is set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to the Information Circular. The Meeting is both an annual and special meeting. Therefore, Musgrove shareholders must consider the Annual Resolutions, including the election of directors and the appointment of the independent auditors, even if the Amalgamation Resolution is approved. The completion of the Amalgamation or approval of the Amalgamation Resolution is not conditional upon the approval of any Annual Resolutions that Musgrove shareholders are being asked to consider.

Musgrove’s Board of Directors has fixed May 20, 2016, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Each registered shareholder at the close of business on that date is entitled to such notice and to vote at the Meeting in the circumstances set out in the Information Circular.

If you are a registered shareholder of Musgrove and unable to attend the Meeting in person, please complete, date and sign the accompanying form of proxy and deposit it with Musgrove’s transfer agent, Computershare Investor Services Inc., no later than 10:00 am (Vancouver time) on June 22, 2016. We encourage you to complete, sign, date and return the enclosed Letter of (the “Letter of Transmittal”) in accordance with the instructions set out therein and in the Information Circular, together with the certificate(s) representing your Musgrove shares, if applicable, to the Depositary (as defined in the accompanying Information Circular) at the address specified in the Letter of Transmittal. The Letter of Transmittal contains other procedural information relating to the Amalgamation and should be reviewed carefully.

If you are a non-registered shareholder of Musgrove and received this Notice of Meeting and accompanying materials through a broker, a financial institution, a participant, a trustee or administrator of a self-administered retirement savings plan, retirement income fund, education savings plan or other similar self-administered savings or investment plan registered under the Income Tax Act (Canada), or a nominee of any of the foregoing that holds your securities on your behalf (the “Intermediary”), please complete and return the materials in accordance with the instructions provided to you by your Intermediary.

The accompanying form of proxy confers discretionary authority with respect to: (i) amendments or variations to the matters of business to be considered at the Meeting; and (ii) other matters that may properly come before the Meeting. As of the date hereof, management of Musgrove knows of no amendments, variations or other matters to come before the Meeting other than the matters set forth in this Notice of Meeting. Musgrove shareholders who are planning on returning the accompanying form of proxy are encouraged to review the Information Circular carefully before submitting the proxy. It is the intention of the persons named in the enclosed proxy, if not expressly directed to the contrary in such proxy, to vote in favour of the Amalgamation Resolution.

Take notice that if you are a registered holder of common shares, you may deliver a notice of dissent with respect to the Amalgamation Resolution to Musgrove at least two days before the Meeting at Suite 102, 15910 Fraser Highway, Surrey, BC V4N 0X9. As a result of delivering a notice of dissent you may require Musgrove to purchase all your shares of Musgrove in respect of which the notice of dissent was given at a price equal to the fair value of such shares, determined in accordance with the British Columbia Business Corporations Act.

DATED at Vancouver, British Columbia, this 30th day of May, 2016.

By Order of the Board of
MUSGROVE MINERALS CORP.

“Rana Vig”

Rana Vig
Chief Executive Officer

GLOSSARY

“Affiliate” means a company that is affiliated with another company as described below.

A company is an “Affiliate” of another company if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same Person.

A company is “controlled” by a Person if:

(a)	voting securities of the company are held, other than by way of security only, by or for the benefit of that Person, and

(b)	the voting securities, if voted, entitle the Person to elect a majority of the directors of the company.

A Person beneficially owns securities that are beneficially owned by:

(a)	a company controlled by that Person, or

(b)	an Affiliate of that Person or an Affiliate of any company controlled by that Person.

“Amalco” or “Resulting Issuer” means the continuing company constituted upon the amalgamation of Musgrove and RewardStream pursuant to the Amalgamation and which will be named “RewardStream Solutions Inc.”

“Amalco Shares” means common shares in the capital of Amalco.

“Amalgamation” means the amalgamation of Musgrove with RewardStream to form Amalco.

“Amalgamation Agreement” means the amalgamation agreement between Musgrove and RewardStream dated May 30, 2016.

“Amalgamation Resolution” means the special resolution of the Musgrove Shareholders voting at the Meeting, in person or by proxy, approving the Amalgamation and the Amalgamation Agreement, substantially in the form set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular.

“Annual Resolutions” has the meaning ascribed to such term in the Notice of Annual and Special Meeting accompanying this Information Circular.

“Arm’s Length Transaction” means a transaction which is not a Related Party Transaction.

“Associate” when used to indicate a relationship with a Person, means

(a)

an issuer of which the Person beneficially owns or controls, directly or indirectly, voting securities entitling him to more than 10% of the voting rights attached to outstanding securities of the issuer,

(b)	any partner of the Person,

(c)	any trust or estate in which the Person has a substantial beneficial interest or in respect of which a Person serves as trustee or in a similar capacity,

(d)	in the case of a person, a relative of that person, including

(i)	that Person’s spouse or child, or

(ii)	any relative of the Person or of his spouse who has the same residence as that person; but

(e)

where the Exchange determines that two persons shall, or shall not, be deemed to be associates with respect to a Member firm, Member corporation or holding company of a Member corporation, then such determination shall be determinative of their relationships in the application of Exchange Rule D with respect to that Member firm, Member corporation or holding company.

“BCBCA” means the Business Corporations Act (British Columbia).

“Board” means Board of Directors of Musgrove, RewardStream or Amalco, as applicable.

“company” unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

“Control Person” means any Person that holds or is one of a combination of Persons or companies that holds a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or that holds more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holder of those securities does not materially affect the control of the issuer.

“Depositary” means Computershare Investor Services Inc.

“Evans & Evans” means Evans & Evans, Inc.

“Exchange” means the TSX Venture Exchange Inc.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Exchange Bulletin” means the Exchange Bulletin which is issued following closing of the Amalgamation and the submission of all required documentation and that evidences the final Exchange acceptance of the Amalgamation.

“Insider” if used in relation to an Issuer, means:

(a)	a director or senior officer of the Issuer;

(b)	a director or senior officer of a company that is an Insider or subsidiary of the Issuer;

(c)	a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Issuer; or

(d)	the Issuer itself if it holds any of its own securities.

“Letter of Transmittal” means the letter of transmittal that accompanies this Information Circular.

“Loan Agreement” means the Loan Agreement dated April 26, 2016, between Musgrove and RewardStream.

“LOI” means the letter of intent between Musgrove and RewardStream dated April 20, 2016;

“Lifecycle Marketing Platform” or “LMP” means RewardStream’s previous business of offering one-time custom development fees as well as recurring, monthly fee-based loyalty programs developed for clients to manage customer loyalty through various customer engagement programs, surveys and point redemption features.

“Manado” means Manado Gold Corp.

“Manado Note #1” means the promissory note originally issued by RewardStream to Manado evidencing a loan in the amount of $200,000.

“Manado Note #2” means the promissory note originally issued by RewardStream to Manado evidencing a loan in the amount of $300,000.

“Manado Note Acquiror” means the third party who acquired Manado Note #2 and received an option to acquire Manado Note #1 pursuant to the Manado Note Assignment Agreement.

“Manado Note Assignment Agreement’ means the Debt Assignment and Extension Agreement dated April 18, 2016 among Manado, RewardStream and the Mando Note Acquiror.

“Manado Notes” means Manado Note #1 and Manado Note #2.

“Meeting” means the annual and special meeting of Musgrove to be held at Suite 1500 - 1140 West Pender Street, Vancouver, British Columbia, on June 24, 2016.

“Member” has the meaning given to it in Exchange Rule A.1.00.

“Musgrove” or “the Company” means Musgrove Minerals Corp.

“Musgrove Creek Property” means a 100% interest in a mining lease agreement in respect of certain mineral claims comprising the Musgrove Creek Gold Project located in Lemhi County, Idaho.

“Musgrove Option Plan” means Musgrove’s Stock Option Plan dated for reference April 7, 2006 as amended October 12, 2006 and April 7, 2009.

“Musgrove Shareholder” means a holder of Musgrove Shares.

“Musgrove Shares” means the common shares in the capital of Musgrove.

“Musgrove Warrants” means the outstanding share purchase warrants of Musgrove.

“Non Arm’s Length Party” means in relation to a company, a promoter, officer, director, other insider or Control Person of that company (including an Issuer) and any Associates or Affiliates of any of such Persons. In relation to an individual, means any Associate of the individual or any company of which the individual is a promoter, officer, director, insider or Control Person.

“Person” means a company or individual.

“Private Placement” means Musgrove’s private placement offering of a minimum of 12,000,000 pre-Amalgamation units and a maximum of 16,000,000 pre-Amalgamation units at a price of $0.125 per pre-Amalgamation unit for gross proceeds of at least $1,500,000. Each unit issued under the Private Placement consists of one common share of Musgrove and one-half of one common share purchase warrant, with each warrant entitling the holder to purchase an additional common share of Musgrove at $0.25 per pre-Amalgamation share for a two-year period from the date of issuance (subject to accelerated expiry). The initial tranche of the Private Placement closed on May 26, 2016 and Musgrove issued 8,000,000 units under the Private Placement for gross proceeds of $1,000,000.

“Registrar” means the Registrar of Companies under the BCBCA.

“Related Party Transaction” has the meaning ascribed to that term in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“Replacement Warrants” means a share purchase warrant entitling the holder to purchase shares in the capital of Amalco.

“RewardStream” means RewardStream Solutions Inc.

“RewardStream Option Plan” means RewardStream’s stock option plan dated January 1, 2000 as amended December 7, 2011, March 2, 2012 and May 7, 2014 whereby RewardStream may grant stock options to officers, directors, employees and consultants.

“RewardStream Shares” means common shares in the capital of RewardStream.

“RewardStream Warrant” means the outstanding share purchase warrants of RewardStream.

“SEDAR” means System for Electronic Document Analysis and Retrieval.

“Software as a Service” or “SaaS” is a software licensing and delivery model in which software is licensed on a subscription basis and is centrally hosted.

“Spark System” is the platform and portal provided by RewardStream that enables their clients to acquire new customers through leads generated via referrals from existing customers.

“Sponsor” has the meaning specified in Exchange Policy 2.2 – Sponsorship and Sponsorship Requirements.

“SSRR Pooled Shares” means the Amalco Shares that will be subject to the SSRR Pooling Agreement.

“SSRR Pooling Agreement” means the pooling agreement to be entered into by RewardStream Shareholders who are required under Exchange Policy to enter into the SSRR Pooling Agreement, prior to closing of the Amalgamation.

“Subsidiary” means Minerales Jazz S.A. de C.V.

“Subsidiary Disposition” means the disposition by Musgrove of all of its shares and other interest in the Subsidiary prior to the Amalgamation.

“Transfer Agent” means Computershare Investor Services Inc.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Valuation Report” means the valuation report from Evans & Evans, Inc., dated October 6, 2015 determining the fair market value of the RewardStream Shares as at July 31, 2015.

“Value Escrow Agreement” means the escrow agreement to be entered into between Computershare Investor Services Inc., Amalco and the Value Escrow Security Holders.

“Value Escrow Security Holders” means the individuals required by the Exchange to enter into the Value Escrow Agreement.

“Voluntary Pooled Shares” means the Amalco Shares that will be subject to the Voluntary Pooling Agreement.

“Voluntary Pooling Agreement” means the pooling agreement to be entered into by RewardStream Shareholders who are not Value Escrow Security Holders, or subject to the SSRR Pooling Agreement, prior to closing of the Amalgamation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for the statements of historical fact contained herein, the information presented in this Information Circular and the information incorporated by reference herein, constitutes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities saws (together, “forward-looking statements”) concerning the business, operations, plans and financial performance and condition of each of Musgrove, RewardStream and Amalco (as defined herein). Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “could”, “will”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or variations including negative variations thereof of such words and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual plans, results, performance or achievements of Musgrove, RewardStream or Amalco to differ materially from any future plans, results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the timing, closing or non-completion of the Amalgamation, including due to the parties failing to receive, in a timely manner and on satisfactory terms, the necessary securityholder, stock exchange and regulatory approvals or the inability of the parties to satisfy or waive in a timely manner the other conditions to the closing or the conditions precedent, as applicable, of the Amalgamation; inability to achieve the benefits or synergies anticipated from the Amalgamation; actual operating cash flows, operating costs, free cash flows, total cash, transaction costs, and administrative costs of Musgrove, RewardStream or Amalco differing materially from those anticipated; general business, economic, competitive, political and social uncertainties; lack of brand awareness; reliance on third party manufacturers; limited operating history of RewardStream and Amalco; market fluctuations; retention of key personnel; and those risk factors discussed under the heading “Risk Factors”.

In addition, forward-looking and pro forma information herein is based on certain assumptions and involves risks related to the consummation or non-consummation of the Amalgamation and the business and operations of Musgrove, RewardStream and Amalco. Forward-looking and pro forma information contained herein is based on certain assumptions including that Musgrove Shareholders will vote in favour of the Amalgamation Resolution, that all other conditions to the Amalgamation are satisfied or waived and that the Amalgamation will be completed. Other assumptions include, but are not limited to, interest and exchange rates; economic conditions in Canada will continue to show modest improvement in the near to medium future; no material change to competitive environment; Amalco will be able to access sufficient qualified staff, potential clients willingness to pay the costs to implement the Spark System; there will be no material changes to the tax and other regulatory requirements governing Amalco; financing and funding requirements; general economic, political and market conditions; and changes in laws, rules and regulations applicable to Musgrove, RewardStream and Amalco.

Although Musgrove has attempted to identify important factors that could cause plans, actions, events or results to differ materially from those described in forward-looking statements in this Information Circular, and the documents incorporated by reference herein, there may be other factors that cause plans, actions, events or results not to be as anticipated, estimated or intended. There is no assurance that such statements will prove to be accurate as actual plans, results and future events could differ materially from those anticipated in such statements or information. Accordingly, readers should not place undue reliance on forward-looking statements in this Information Circular, nor in the documents incorporated by reference herein. All of the forward-looking statements made in this Information Circular, including all documents incorporated by reference herein, are qualified by these cautionary statements.

Certain of the forward-looking statements and other information contained herein concerning the referral services industry and Musgrove’s general expectations concerning the referral services industry, Musgrove, RewardStream and Amalco are based on estimates prepared by Musgrove and RewardStream using data from publicly available industry sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which Musgrove and RewardStream believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, this data is inherently imprecise. While Musgrove is not aware of any misstatement regarding any industry data presented herein, the mining industry involves risks and uncertainties that are subject to change based on various factors.

Musgrove Shareholders are cautioned not to place undue reliance on forward-looking statements. Musgrove undertakes no obligation to update any of the forward-looking statements in this Information Circular or incorporated by reference herein, except as required by law.

NOTE TO U.S. SECURITYHOLDERS

THE AMALCO SHARES OFFERED PURSUANT TO THIS CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Amalgamation involves the distribution of Amalco Shares to Musgrove Shareholders in exchange for their Musgrove Shares. Each of Musgrove, RewardStream and Amalco are entities incorporated and existing outside of the United States. The Amalgamation is subject to the disclosure requirements of a foreign jurisdiction, which are different from those of the United States. The Amalco Shares to be issued to Musgrove Shareholders in the United States pursuant to the Amalgamation have not been registered under the U.S. Securities Act or the securities laws of any state of the United States and are being issued to Musgrove Shareholders in the United States in reliance on the exemption from registration set forth in Rule 802 and exemptions provided under the securities laws of each applicable state of the United States. Rule 802 provides an exemption from registration under the U.S. Securities Act for offers and sales of securities issued in exchange for securities of a foreign subject company where:

•	The subject company (Amalco in this transaction) is a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act;

•	Shareholders in the United States hold no more than 10 percent (10%) of the securities that are the subject of the Amalgamation;

•	Shareholders in the United States participate in the Amalgamation on terms at least as favourable as those offered to any other holder of the subject securities;

•	An informational document in connection with the Amalgamation is published or disseminated to Musgrove Shareholders in the United States, complying with the disclosure requirements set forth in Rule 802, on a comparable basis to that provided to holders of the subject securities in the foreign subject company’s home jurisdiction; and

•	The informational document, including any amendments thereto, is furnished to the SEC on Form CB together with a Form F-X to appoint an agent for service of process in the United States.

This Information Circular will be filed with the SEC on Form CB.

The Amalco Shares will not be listed for trading on any United States stock exchange. Accordingly, the solicitations and transactions contemplated in this Information Circular are made in the United States for securities of a foreign issuer in accordance with foreign corporate and securities laws, and this Information Circular has been prepared solely in accordance with disclosure requirements applicable in such foreign jurisdiction. Musgrove Shareholders in the United States should be aware that such requirements are different from those of the United States applicable to registration statements under the U.S. Securities Act.

All financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. They may not be comparable to financial statements of United States companies.

Musgrove Shareholders in the United States should be aware that the disposition of their Musgrove Shares and the acquisition of Amalco Shares in the Amalgamation may have tax consequences both in the United States and Canada. Such tax consideration may not be fully described herein, and holders who are resident in or citizens of the United States are urged to consult their own tax advisors.

The enforcement by Musgrove Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Amalco, Musgrove and RewardStream are incorporated or organized outside of the United States, that some or all of the officers and directors of Amalco and Musgrove and the experts named herein may be resident in jurisdictions outside the United States, and that all or a substantial portion of the assets of Amalco and Musgrove are located outside of the United States. As a result, it may be difficult for Musgrove Shareholders in the United States to sue Amalco or Musgrove or their respective officers or directors in a foreign court for violations of U.S. securities laws. In addition, it may be difficult to compel a foreign company and its affiliates to subject themselves to the judgement of a U.S. court.

No offer or solicitation will be made and this document does not constitute an offer or solicitation to any person in any state in which such offer or solicitation is unlawful.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document and, if given or made, such information or representation must not be relied upon as having been authorized by Amalco or Musgrove.

Resale Restrictions on Amalco Shares

The securities to be issued pursuant to the Amalgamation will be unregistered “restricted securities” within the meaning of Rule 144 to the same extent and proportion that the securities exchanged by Musgrove Shareholders in the United States pursuant to the Amalgamation were restricted securities.

Holders of Musgrove Shares that are not restricted securities under Rule 144 will receive Amalco Shares that are unrestricted securities. Holders of Musgrove Shares that are not deemed to be affiliates of Amalco after completion of the Amalgamtion may freely re-sell their securities under U.S. securities laws. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer. Holders of Musgrove Shares that are restricted securities under Rule 144 will receive Amalco Shares that are restricted securities under Rule 144. Restricted securities may not be sold or transferred unless registered under the U.S. Securities Act or an exemption from registration is available.

Musgrove is not current in its Exchange Act filings with the SEC and the SEC has revoked Musgrove’s registration of its common shares pursuant to Section 12(j) of the Exchange Act. As a result, broker-dealers in the United States are prohibited from effecting transactions in, or inducing the purchase or sale of, our common shares in the United States and, as such, Musgrove Shares and Amalco Shares may not eligible for resale in the United States or through United States broker-dealers generally or under Rule 144 of the Securities Act until Amalco files a new registration statement with the SEC under the Exchange Act and that registration statement is declared effective.

Affiliates of Amalco

Holders of Musgrove Shares who are affiliates of Amalco within 90 days before the Amalgamation or who will be affiliates of Amalco after the Amalgamation will be subject to restrictions on resale imposed by the U.S. Securities Act with respect to the Amalco Shares issued pursuant to the Amalgamation. These affiliates may not resell their Amalco Shares unless such shares are registered under the U.S. Securities Act or an exemption from registration is available. In general, under Rule 144, persons who are affiliates of Amalco after the Amalgamation will be entitled to sell in the United States, during any three month period, a portion of the Amalco Shares that they receive in connection with the Amalgamation, provided that the number of such Amalco Shares sold does not exceed one percent of the then outstanding class of Amalco Shares subject to specific restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about Amalco.

Resale of Amalco Shares Pursuant to Regulation S

Subject to certain limitations, at any time that Amalco is a “foreign private issuer” (as defined in Rule 405 under the U.S. Securities Act), holders of Musgrove Shares holding restricted securities and holders of Musgrove Shares who are affiliates (solely by virtue of such holders status as an officer or director) of Amalco after the Amalgamation or of Amalco within 90 days before the Amalgamation may immediately resell the Amalco Shares they receive under the Amalgamation outside the United States without registration under the U.S. Securities Act pursuant to Regulation S. Generally, such persons may resell such securities in an “offshore transaction” if (i) no offer is made to a person in the United States, (ii) either (A) at the time the buyer’s buy order is originated, the buyer is outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer is outside the United States, or (B) the transaction is executed in, on or through a “designated offshore securities market” (which would include a sale through the TSX or TSX-V) if neither the seller nor any person acting on its behalf knows that the transaction has been pre-arranged with a buyer in the United States, and (iii) neither the seller, any affiliate of the seller or any person acting on any of their behalf engages in any “directed selling efforts” in the United States. For the purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the resale transaction. Certain additional restrictions will apply to a person who is an affiliate of Amalco after the Amalgamation or of Amalco within 90 days before the Amalgamation other than solely by virtue of such holder’s status as an officer or director. Amalco is under no obligation to remain a foreign private issuer.

Holders of Musgrove Shares are urged to consult with their own legal counsel to ensure that the resale of the Amalco Shares issued to them pursuant to the Amalgamation complies with applicable securities legislation.

INFORMATION CONTAINED IN THIS INFORMATION CIRCULAR

The information contained in this Information Circular is given as at May 30, 2016, except where otherwise noted and except that information in documents incorporated by reference is given as of the dates noted therein. No person has been authorized to give any information or to make any representation in connection with the Amalgamation and other matters described herein other than those contained in this Information Circular and, if given or made, any such information or representation should be considered not to have been authorized by Musgrove.

This Information Circular does not constitute the solicitation of an offer to purchase, or the making of an offer to sell, any securities or the solicitation of a proxy by any person in any jurisdiction in which such solicitation or offer is not authorized or in which the person making such solicitation or offer is not qualified to do so or to any person to whom it is unlawful to make such solicitation or offer. Neither delivery of this Information Circular nor any distribution of the securities referred to in this Information Circular shall, under any circumstance, create an implication that there has been no change in the information set forth therein since the date of this Information Circular.

Descriptions in this Information Circular of the terms of the Amalgamation Agreement are summaries of the terms of that document and are qualified in their entirety by such terms. Musgrove Shareholders should refer to the full text of the Amalgamation Agreement for complete details of those documents. The full text of the Amalgamation Agreement is available on SEDAR under Musgrove’s issuer profile at www.sedar.com.

Certain information in this Information Circular pertaining to RewardStream has been furnished by RewardStream. With respect to this information, the Musgrove Board has relied exclusively upon RewardStream, without independent verification by Musgrove. Although Musgrove does not have any knowledge that would indicate that such information is untrue or incomplete, neither Musgrove nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information including any of RewardStream’s financial statements, or for the failure by RewardStream to disclose events or information that may affect the completeness or accuracy of such information.

Unless stated otherwise or the context requires otherwise, all references to dollar amounts set forth in this Information Circular are references to Canadian dollars. References to “$” are to Canadian dollars, references to “US$” are references to United States dollars.

Musgrove Shareholders should be aware that the Amalgamation described herein may have tax consequences in the United States and Canada. The tax consequences in the United States, Canada and elsewhere may vary depending on a number of factors, including the residency of the Musgrove Shareholders. It is recommended that Musgrove Shareholders read this Information Circular and consult with their own legal, financial, tax and other professional advisors with respect to the matters to be acted on at the Meeting. No tax considerations for any relevant jurisdiction are addressed in this Information Circular, and no tax disclosure or opinion is provided to any Musgrove Shareholder, holder of other securities of Musgrove, or to any other person or party. No tax opinion or tax ruling has been sought or obtained with respect to the Amalgamation. The information provided in this Information Circular is qualified accordingly.

SUMMARY OF INFORMATION CIRCULAR

The following is a summary of information relating to Musgrove, RewardStream and Amalco assuming completion of the Amalgamation). This Summary should be read together with and is qualified in its entirety by the more detailed information and financial data and statements contained elsewhere in this Information Circular, including the Schedules hereto and documents incorporated into this Information Circular by reference. Capitalized terms in this Summary have the meanings set out in the “Glossary” or as set out in this Summary. The full text of the Amalgamation Agreement, which is incorporated by reference in this Information Circular, may be viewed on SEDAR under Musgrove’s issuer profile at www.sedar.com.

Meeting of Shareholders

The Meeting will be held at 10:00 a.m. (Vancouver time) on Friday, June 24, 2016 at Suite 1500 - 1140 West Pender Street, Vancouver, British Columbia.

The purpose of the Meeting is for Musgrove Shareholders to consider and vote upon the Amalgamation Resolution, the full text of which is set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular. Particulars of the subject matter relating to the Amalgamation are described in this Information Circular under the heading “The Amalgamation”.

Management of Musgrove and the Musgrove Board recommend that Musgrove Shareholders vote FOR the Amalgamation Resolution.

At the Meeting, Musgrove Shareholders are also being asked to consider and vote upon the Annual Resolutions, the full text of which are set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular, in respect of four items of business relating to the annual matters of Musgrove, being to fix the number of directors to serve on the Musgrove Board, to elect the directors to serve on the Musgrove Board, to appoint auditors and to re-approve the Musgrove Option Plan. Particulars of the subject matter of the Annual Resolutions are set out in Schedule “B” – “Annual Matters” to this Information Circular.

The completion of the Amalgamation or the approval of the Amalgamation Resolution is not conditional upon the approval of any Annual Resolutions. Even if the Amalgamation Resolution is approved, Musgrove Shareholders must also consider the Annual Resolutions.

Shareholders of record at the close of business on May 20, 2016 will be entitled to vote at the Meeting or any adjournment or postponement thereof. See “Part I – Proxy Related Information”.

Amalgamation

The Amalgamation will constitute a Change of Business under the policies of the Exchange.

The Amalgamation will involve the following steps:

1)	Each issued and outstanding Musgrove Share will be exchanged for 0.5 Amalco Shares;

2)	Each issued and outstanding RewardStream Share will be exchanged for 1.56 Amalco Shares;

3)

Each outstanding Musgrove Warrant which is outstanding and has not been exercised prior to the Effective Time, shall be converted into a Replacement Warrant in accordance with the calculations set out in more detail in “The Amalgamation – Amalgamation Agreement”;

4)

Each outstanding RewardStream Warrant which is outstanding and has not been exercised prior to the Effective Time, shall be converted into a Replacement Warrant in accordance with the calculations set out in more detail in “The Amalgamation – Amalgamation Agreement”; and

5)	All outstanding RewardStream Options will be cancelled. There are currently no Musgrove Options outstanding.

After completion of the minimum Private Placement and the issuance of Amalco Shares as partial payment of the Finder’s Fee, and conversion of Manado Note #2, the total Amalco Shares outstanding will be 35,663,930. The former shareholders of RewardStream will hold approximately 56.1% of the Amalco Shares outstanding, the former shareholders of Musgrove will hold approximately 19.7% of the Amalco Shares outstanding and the minimum Private Placement will represent approximately 16.8% of the Amalco Shares outstanding. The balance of Amalco Shares will be represented by shares issued pursuant to the conversion of Manado Note #2 and the Finder’s Fee.

The Amalco Shares will be issued to the RewardStream shareholders and the Musgrove Shareholders at a deemed value of $0.25 per Amalco Share.

Musgrove and RewardStream believe that the Amalgamation will result in the enhancement of value for their respective securityholders. The Amalgamation is subject, among other things, to Exchange and Musgrove Shareholder approval.

Musgrove Shareholders are encouraged to consult their own tax or other professional advisor with respect to the tax consequences of the Amalgamation. The tax consequences may vary depending on a number of factors, including the residency of the Musgrove Shareholders.

See “The Amalgamation”.

Conditions to Amalgamation Becoming Effective

Completion of the Amalgamation is subject to a number of conditions being fulfilled, including that the Amalgamation Resolution must be approved by not less than 66⅔% of the votes cast by Musgrove Shareholders present in person or by proxy at the Meeting and by the Exchange. Musgrove expects to receive final approval of the Amalgamation from the Exchange, subject to fulfillment of the general requirements of the Exchange, which are expected to be met in conjunction with the completion of the Amalgamation. It is a condition to the completion of the Amalgamation that the Amalco Shares be accepted for listing on the Exchange (subject only to the filing of documents within the times established by the Exchange). Approval of RewardStream shareholders must also be obtained for the Amalgamation. See “Part III – The Amalgamation”.

Private Placement

Closing of the Amalgamation is subject to completion of the minimum Private Placement for total gross proceeds of at least $1,500,000. The proceeds of the Private Placement will be used to pay costs of the Amalgamation, to fund the marketing efforts of Amalco and for general corporate purposes. The initial tranche of the Private Placement was completed on May 26, 2016 for gross proceeds of $1,000,000.

Finder’s Fee

In connection with the Amalgamation, Amalco will pay a finder’s fee (the “Finder’s Fee”) in the amount of 950,000 Amalco Shares and $35,000 to Northwest Marketing & Management Inc., an arm’s length party to Musgrove and RewardStream.

Description of Companies

Musgrove

Musgrove was incorporated under the Company Act (British Columbia) on March 29, 2000 with the name Access West Capital Corporation. On June 12, 2002, the Company changed its name to Journey Unlimited Omni Brand Corporation, and on November 04, 2005, to Journey Resources Corp. and on December 17, 2010 to Musgrove Minerals Corp.

Musgrove is engaged in the acquisition, exploration and development of mineral properties. Musgrove owns a 100% interest in a mining lease agreement in respect of certain mineral claims comprising the Musgrove Creek Gold Project located in Lemhi County, Idaho.

RewardStream

RewardStream was incorporated under the laws of British Columbia on March 23, 1999 and continued under the Canada Business Corporations Act on December 22, 1999. RewardStream was subsequently continued under the laws of British Columbia on October 21, 2015. The head office and records are located at 250 - 2985 Virtual Way, Vancouver, British Columbia, V5M 4X7.

RewardStream is engaged in the business of designing, administering and managing automated referral and recommendation marketing programs. Its current customers are primarily telecommunications providers, financial institutions and e-commerce companies. Their platform, however, is adaptable to different types and sizes of customers. Current customers include Koodo Mobile, Boost Mobile, Virgin Mobile, Rogers, TELUS Mobility, WIND Mobile, a major U.S. mobile phone company and First West Credit Union.

Shareholder Approval

At the Meeting, Musgrove Shareholders will be asked to consider and, if deemed advisable, pass the Amalgamation Resolution. To be effective, the Amalgamation Resolution must be approved at the Meeting by at least 66⅔% of the votes cast on the Amalgamation Resolution by the Musgrove Shareholders present in person or represented by proxy and entitled to vote at the Meeting. The complete text of the Amalgamation Resolution to be presented to the Meeting is set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular.

The Amalgamation Agreement provides that the Amalgamation Resolution must be approved as a condition precedent to the implementation of the Amalgamation.

Risk Factors

The risks, uncertainties and other factors, many of which are beyond the control of the Musgrove, RewardStream or Amalco, that could influence actual results include, but are not limited to: termination of Amalgamation Agreement; no certainty that all conditions precedent to the Amalgamation will be satisfied; Private Placement may not be completed; operating losses and future capital needs; possible failure to realize anticipated benefits of the Amalgamation; market acceptance; reliance on key customers; reliance on key suppliers; competition; need for continued improvement; growth management; intellectual property issues; personnel; foreign operations; price and volatility of public stock; foreign exchange; conflicts of interest; dividends; tax risks; dilution, and other factors beyond the control of the Musgrove, RewardStream or Amalco. For a detailed description of certain risk factors relating to the Amalgamation and Amalco, see “Part II - Risk Factors.”

Interests of Management in the Amalgamation

No Insider, promoter or Control Person of Musgrove and none of their Associates or Affiliates, before and after giving effect to the Amalgamation, has any interest in the Amalgamation other than that which arises from their holding of Amalco Shares as set out in “Part V - Information Concerning RewardStream – Principal Security Holders” and “Part VI – Information Concerning Amalco – Directors, Officers and Promoters”.

Arm’s Length Transaction

The Amalgamation is an Arm’s Length Transaction in accordance with the policies of the Exchange.

Available Funds and Principal Uses

After completion of the Amalgamation, Amalco will have available funds of up to $2,729,263 based on estimated working capital of Musgrove of $152,500 as at April 30, 2016, estimated working capital deficit of RewardStream of $(501,586) as at April 30, 2016, estimated gross profits of RewardStream for the next 12 months, the reduction of loan liability from conversion of Manado Note #2 and the net proceeds from the minimum Private Placement. The principal purpose of those funds will be used to develop and market the RewardStream products and general working capital purposes. See “Part VI – Information Concerning Amalco - Available Funds and Principal Purposes”.

Selected Pro Forma Consolidated Financial Information of Resulting Issuer

The following table sets out certain consolidated financial information as at February 29, 2016. The information is derived from the unaudited consolidated financial statements of Musgrove as at February 29, 2016, RewardStream’s unaudited condensed interim financial statements as at March 31, 2016, and the unaudited consolidated pro-forma financial statements of Amalco as at February 29, 2016 and should be read in conjunction with such statements:

	Musgrove As At February 29, 2016 (unaudited) ($)	RewardStream As At March 31, 2016 (unaudited) ($)	Pro Forma Adjustments(1) ($)	Resulting Issuer Pro Forma ($)
Working Capital (Deficit)	354,776	(444,162)	1,749,837	1,660,383
Current Assets	485,061	557,360	1,295,484	2,337,905
Total Assets	485,061	586,815	1,295,484	2,367,360
Current Liabilities	130,285	1,001,522	(454,353)	677,454
Total Liabilities	130,285	1,005,829	(454,353)	681,761
Shareholders’ Equity (Deficiency)	354,776	(419,014)	1,749,837	1,685,599

Note:

(1)	See note 3 of the pro forma financial statements of Amalco included in this Information Circular for details of the assumptions relied upon for these adjustments.

Listing and Market Price of Common Shares

The Common Shares of Musgrove are listed on the Exchange under the symbol “MGS”. The closing market price of the Common Shares on April 4, 2016, the trading date immediately preceding the announcement of the Amalgamation, was $0.12. See “Part II – Information Concerning Musgrove – Stock Exchange Price”.

Board of Directors

Assuming completion of the Amalgamation, the Amalco Board will be comprised of Ralph Turfus (Chairman), Rana Vig (Vice Chairman), Rob Goehring, Norman Brewster and Martin Bernholtz. For more information on the proposed Amalco Board, see “Part VI - Information Concerning Amalco – Directors and Officers.”

Conflicts of Interest

As set forth herein, certain senior officers and directors of Amalco will own or control a substantial percentage of the outstanding Amalco Shares upon completion of the Amalgamation. Certain conflicts may arise between such individuals’ interests as members of the management team and their interests as shareholders. Such conflicts could arise, for example, with respect to the payment of salaries and bonuses and other similar matters. Amalco’s directors and officers are subject to fiduciary obligations to act in the best interest of Amalco. Conflicts, if any, will be subject to the procedures and remedies of the BCBCA.

Sponsor

Musgrove has applied for an exemption from the Sponsorship requirements of the Exchange, however there can be no assurance that this waiver will be granted by the Exchange.

Letter of Transmittal

A Letter of Transmittal is being mailed, together with this Information Circular, to each person who was a registered Musgrove Shareholder on the record date of May 20, 2016. Each Musgrove Shareholder must forward a properly completed and signed Letter of Transmittal, with accompanying Musgrove Share certificates, in order to receive Amalco Shares pursuant to the Amalgamation. It is recommended that Musgrove Shareholders complete, sign and return the Letters of Transmittal with accompanying Musgrove Share certificates to the Depositary as soon as possible. See “Part III – The Amalgamation – Letters of Transmittal, Depositary and Exchange Procedures”.

Dissent Rights

Under the BCBCA, registered Musgrove Shareholders will have the right to dissent in connection with the Amalgamation and to have their Musgrove Shares cancelled in exchange for a cash payment equal to the fair value of the Musgrove Shares as applicable, as of the date of the Meeting. In order to validly dissent, any such registered Musgrove Shareholder must not vote its shares in favour of the Amalgamation, must provide written objection to the Amalgamation, and must otherwise comply with the dissent procedures provided in the BCBCA. See “Part I – The Meeting and Proxy Related Information – Rights of Dissent”.

Interests of Experts

To the knowledge of Musgrove and RewardStream, no person or company whose profession or business gives authority to a statement made by the person or company and who is named as having prepared or certified a part of this Information Circular or prepared or certified a report or valuation described or included in this Information Circular has a direct or indirect interest in the property of Musgrove, RewardStream or Amalco or in an Associate or Affiliate of Musgrove, RewardStream or Amalco.

Exchange Approval

Completion of the Amalgamation is subject to the approval of the Exchange. Musgrove has not yet obtained conditional approval of the Exchange for the Amalgamation described in this Information Circular and you are cautioned that such approval may not be obtained.

PART I – THE MEETING AND PROXY RELATED INFORMATION

THE MEETING

The Meeting will be held at Suite 1500 - 1140 West Pender Street, Vancouver, British Columbia, on June 24, 2016, at 10:00 a.m. (Vancouver time) for the purposes set forth in the Notice of Meeting.

The Record Date for the determination of Musgrove Shareholders entitled to receive notice of and to vote at the Meeting or any adjournment or adjournments thereof is May 20, 2016.

MANAGEMENT SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by management of Musgrove. The solicitation will be conducted by mail and may be supplemented by telephone or other personal contact to be made, without special compensation, by the directors, officers and employees of Musgrove. The cost of solicitation will be borne by Musgrove. Musgrove does not reimburse shareholders, nominees or agents for costs incurred in obtaining from their principals authorization to execute forms of proxy, except that Musgrove has requested brokers and nominees who hold stock in their respective names to furnish this proxy material to their customers, and Musgrove will reimburse such brokers and nominees for their related out of pocket expenses. No solicitation will be made by specifically engaged employees or soliciting agents. Musgrove will bear the cost of the solicitation.

No person has been authorized to give any information or to make any representation other than as contained in this Information Circular in connection with the solicitation of proxies. If given or made, such information or representations must not be relied upon as having been authorized by Musgrove. The delivery of this Information Circular shall not create, under any circumstances, any implication that there has been no change in the information set forth herein since the date of this Information Circular. This Information Circular does not constitute the solicitation of a proxy by anyone in any jurisdiction in which such solicitation is not authorized, or in which the person making such solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such an offer of solicitation.

APPOINTMENT AND REVOCATION OF PROXY

Appointment of Proxy

Registered shareholders are entitled to vote at the Meeting. A shareholder is entitled to one vote for each Musgrove Share that such shareholder holds on the record date of May 20, 2016 on the resolutions to be voted upon at the Meeting, and any other matter to come before the Meeting.

The persons named as proxyholders (the “Designated Persons”) in the enclosed form of proxy are directors and/or officers of Musgrove.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR OR ON BEHALF OF THAT SHAREHOLDER AT THE MEETING, OTHER THAN THE DESIGNATED PERSONS NAMED IN THE ENCLOSED FORM OF PROXY.

TO EXERCISE THE RIGHT, THE SHAREHOLDER MAY DO SO BY STRIKING OUT THE PRINTED NAMES AND INSERTING THE NAME OF SUCH OTHER PERSON AND, IF DESIRED, AN ALTERNATE TO SUCH PERSON, IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY. SUCH SHAREHOLDER SHOULD NOTIFY THE NOMINEE OF THE APPOINTMENT, OBTAIN THE NOMINEE’S CONSENT TO ACT AS PROXY AND SHOULD PROVIDE INSTRUCTION TO THE NOMINEE ON HOW THE SHAREHOLDER’S SHARES SHOULD BE VOTED. THE NOMINEE SHOULD BRING PERSONAL IDENTIFICATION TO THE MEETING.

In order to be voted, the completed form of proxy must be received by the Transfer Agent, Computershare Investor Services Inc., by facsimile (within North America at 1-866-7775, outside North America at 1-416-263-9524), by mail at their offices located at 100 University Avenue, 9th Floor, Toronto, ON, M5J 2T1 (Attention: Proxy Department) or by hand delivery at 510 Burrard Street, 2nd Floor, Vancouver, BC V6C 3B9 no later than 10:00 am (Vancouver time) on June 22, 2016.

A proxy may not be valid unless it is dated and signed by the shareholder who is giving it or by that shareholder’s attorney-in-fact duly authorized by that shareholder in writing or, in the case of a corporation, dated and executed by a duly authorized officer or attorney-in-fact for the corporation. If a form of proxy is executed by an attorney-in-fact for an individual shareholder or joint shareholders, or by an officer or attorney-in-fact for a corporate shareholder, the instrument so empowering the officer or attorney-in-fact, as the case may be, or a notarially certified copy thereof, must accompany the form of proxy.

Revocation of Proxies

A shareholder who has given a proxy may revoke it at any time before it is exercised by an instrument in writing: (a) executed by that shareholder or by that shareholder’s attorney-in-fact authorized in writing or, where the shareholder is a corporation, by a duly authorized officer of, or attorney-in-fact for, the corporation; and (b) delivered either: (i) to Musgrove at the address set forth above, at any time up to and including the last business day preceding the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (ii) to the Chairman of the Meeting prior to the vote on matters covered by the proxy on the day of the Meeting or, if adjourned or postponed, any reconvening thereof, or (iii) in any other manner provided by law.

Also, a proxy will automatically be revoked by either: (i) attendance at the Meeting and participation in a poll (ballot) by a shareholder, or (ii) submission of a subsequent proxy in accordance with the foregoing procedures. A revocation of a proxy does not affect any matter on which a vote has been taken prior to any such revocation.

VOTING OF PROXIES

A shareholder may indicate the manner in which the Designated Persons are to vote with respect to a matter to be voted upon at the Meeting by marking the appropriate space. If the instructions as to voting indicated in the proxy are certain, the Musgrove Shares represented by the proxy will be voted or withheld from voting in accordance with the instructions given in the proxy. If the shareholder specifies a choice in the proxy with respect to a matter to be acted upon, then the Musgrove Shares represented will be voted or withheld from the vote on that matter accordingly. The Musgrove Shares represented by a proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the Musgrove Shares will be voted accordingly.

IF NO CHOICE IS SPECIFIED IN THE PROXY WITH RESPECT TO A MATTER TO BE ACTED UPON, THE PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO THAT MATTER UPON THE DESIGNATED PERSONS NAMED IN THE FORM OF PROXY. IT IS INTENDED THAT THE DESIGNATED PERSONS WILL VOTE THE MUSGROVE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED IN THE PROXY.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to other matters which may properly come before the Meeting, including any amendments or variations to any matters identified in the Notice, and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of Musgrove is not aware of any such amendments, variations, or other matters to come before the Meeting.

In the case of abstentions from, or withholding of, the voting of the Musgrove Shares on any matter, the Musgrove Shares that are the subject of the abstention or withholding will be counted for determination of a quorum, but will not be counted as affirmative or negative on the matter to be voted upon.

ADVICE TO BENEFICIAL SHAREHOLDERS

The information set out in this section is of significant importance to those shareholders who do not hold shares in their own name. Shareholders who do not hold their shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of Musgrove as the registered holders of Musgrove Shares can be recognized and acted upon at the Meeting. If Musgrove Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Musgrove Shares will not be registered in the shareholder’s name on the records of Musgrove. Such Musgrove Shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Musgrove Shares are registered under the name of CDS & Co., being the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms. Beneficial Shareholders should ensure that instructions respecting the voting of their Musgrove Shares are communicated to the appropriate person well in advance of the Meeting.

Regulatory policies require Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. Beneficial Shareholders have the option of not objecting to their Intermediary disclosing certain ownership information about themselves to Musgrove (such Beneficial Shareholders are designated as non-objecting beneficial owners, or “NOBOs”) or objecting to their Intermediary disclosing ownership information about themselves to Musgrove (such Beneficial Shareholders are designated as objecting beneficial owners, or “OBOs”).

In accordance with the requirements of National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, Musgrove has elected to send the notice of meeting, this Information Circular and a request for voting instructions (a “VIF”), instead of a proxy (the notice of Meeting, Information Circular and VIF or proxy are collectively referred to as the “Meeting Materials”) directly to the NOBOs and indirectly through Intermediaries to the OBOs. The Intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to OBOs. Musgrove does not intend to pay an Intermediary to deliver the Meeting Materials to OBOs.

Meeting Materials sent to Beneficial Shareholders are accompanied by a VIF, instead of a proxy. By returning the VIF in accordance with the instructions noted on it, a Beneficial Shareholder is able to instruct the Intermediary (or other registered shareholder) how to vote the Beneficial Shareholder’s shares on the Beneficial Shareholder’s behalf. For this to occur, it is important that the VIF be completed and returned in accordance with the specific instructions noted on the VIF.

The majority of Intermediaries now delegate responsibility for obtaining instructions from Beneficial Shareholders to Broadridge Investor Communication Solutions (“Broadridge”) in Canada. Broadridge typically prepares a machine-readable VIF, mails these VIFs to Beneficial Shareholders and asks Beneficial Shareholders to return the VIFs to Broadridge, usually by way of mail, the Internet or telephone. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Musgrove Shares to be represented at the Meeting by proxies for which Broadridge has solicited voting instructions. A Beneficial Shareholder who receives a Broadridge VIF cannot use that form to vote Musgrove Shares directly at the Meeting. The VIF must be returned to Broadridge (or instructions respecting the voting of Musgrove Shares must otherwise be communicated to Broadridge) well in advance of the Meeting in order to have the Musgrove Shares voted. If you have any questions respecting the voting of Musgrove Shares held through an Intermediary, please contact that Intermediary for assistance.

In either case, the purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Musgrove Shares which they beneficially own. A Beneficial Shareholder receiving a VIF cannot use that form to vote Musgrove Shares directly at the Meeting. Beneficial Shareholders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered. Should a Beneficial Shareholder who receives a VIF wish to attend the Meeting or have someone else attend on their behalf, the Beneficial Shareholder may request a legal proxy as set forth in the VIF, which will grant the Beneficial Shareholder or their nominee the right to attend and vote at the Meeting.

Only registered shareholders have the right to revoke a proxy. A Beneficial Shareholder who wishes to change its vote must, at least seven days before the Meeting, arrange for its Intermediary to revoke its VIF on its behalf.

All references to shareholders in this Information Circular are to registered shareholders, unless specifically stated otherwise.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and Musgrove or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send these materials to you directly, Musgrove (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Musgrove is not using “notice-and-access” to send the Meeting Materials to shareholders, and paper copies of the Meeting Materials will be sent to registered shareholders and Beneficial Shareholders.

MATTERS TO BE ACTED UPON AT THE MEETING

At the Meeting, Musgrove Shareholders are being asked to consider and vote upon the Amalgamation Resolution, the full text of which is set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular, in respect of the Amalgamation. Particulars of the subject matter of the Amalgamation Resolution are set out under “Part III– The Amalgamation”.

At the Meeting, Musgrove Shareholders are also being asked to consider and vote upon the Annual Resolutions, the full text of which are set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular, in respect of four items of business relating to the annual matters of Musgrove, being to fix the number of directors to serve on the Musgrove Board, to elect the directors to serve on the Musgrove Board, to appoint auditors and to re-approve the Musgrove Option Plan. Particulars of the subject matter of the Annual Resolutions are set out in Schedule “B” – “Annual Matters” to this Information Circular.

RIGHTS OF DISSENT

Musgrove is subject to the provisions of the BCBCA. Under Section 272 and Section 301 of the BCBCA any shareholder has the right to dissent from the Amalgamation Resolution and, if such shareholder dissents in such manner as provided in the BCBCA, such shareholder is entitled to be paid an amount equal to the fair value of his or her Musgrove Shares determined immediately before the passing of such resolution. Any shareholder who wishes to dissent must provide Musgrove with a written notice of dissent at least two (2) days before the date on which the Amalgamation Resolution is to be passed. A notice of dissent must set out the number, class and series of Musgrove Shares in respect of which he or she dissents and (a) if such Musgrove Shares constitute all of the Musgrove Shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other Musgrove Shares as beneficial owner, a statement to that effect; or (b) if such shares constitute all the of the Musgrove Shares of which the shareholder is the registered owner but the shareholder owns other Musgrove Shares as beneficial owner, a statement to that effect and (i) the names of the registered owner of those other Musgrove Shares, (ii) the number, class and series of those other Musgrove Shares that are held by each of those registered owners, and (iii) a statement that notices of dissent are being, or have been sent in respect of all of those other Musgrove Shares; or (c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and (i) the name and address of the beneficial owner and (ii) a statement that the shareholder is dissenting in relation to all of the Musgrove Shares beneficially owned by the beneficial owner that are registered in the shareholder’s name. In accordance with the BCBCA, Musgrove shall then send a notice to the dissenter (as defined in the BCBCA) stating that Musgrove has acted, or intends to act (as the case may be) on the authority of the Amalgamation Resolution and advise the dissenter of the manner in which his or her dissent is to be completed under section 244 of the BCBCA. A dissenter who receives such a notice from Musgrove and wishes to proceed with the dissent is required within one (1) month after the date of such notice from Musgrove to send to Musgrove or its transfer agent (a) a written statement that the dissenter requires Musgrove to purchase all the Musgrove Shares in respect of which he or she dissents, (b) the certificates, if any, representing the Musgrove Shares in respect of which he or she dissents, and (c) if such dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a written statement (i) that is signed by the beneficial owner on whose behalf dissent is being exercised (ii) setting out whether or not the beneficial owner is the beneficial owner of other Musgrove Shares and if so the names of the registered owners of those other Musgrove Shares; the number, class and series of those other Musgrove Shares that are held by each of those registered owners; and that dissent is being exercised in respect of all of those other Musgrove Shares.

The foregoing is only a summary of the provisions affording dissent rights to shareholders under the BCBCA. For full details as to the manner in which the right of dissent is to be implemented, Section 301, Section 272 and Sections 237 to 247 (inclusive) of the BCBCA should be consulted. Notwithstanding the foregoing summary, it is strongly recommended that shareholders who wish to pursue rights of dissent consult their own legal advisors with respect to the relevant statutory provisions and the procedures to be followed as failure to comply strictly with the relevant procedures of the BCBCA may result in the loss of dissent rights. Shareholders should note that the exercise of dissent rights can be a complex, time consuming and expensive process. The full text of Sections 237-247 of the BCBCA is annexed as Schedule “H” to this Information Circular.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Musgrove is authorized to issue an unlimited number of Musgrove Shares without par value. As of the record date, being the close of business on May 20, 2016, a total of 14,075,365 Musgrove Shares were issued and outstanding. Each Musgrove Share carries the right to one vote at the Meeting.

To the knowledge of the directors and executive officers of Musgrove, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, Musgrove Shares carrying more than 10% of the voting rights attached to the outstanding Musgrove Shares.

APPROVAL OF RESOLUTIONS

To approve a motion for an ordinary resolution, a majority of the votes cast by shareholders in person or by proxy who are entitled to vote in respect of that resolution will be required. To approve a motion for a special resolution (for example, the Amalgamation Resolution), a majority of not less than two-thirds of the votes cast in person or by proxy by those shareholders who vote in respect of that resolution will be required.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

No director or executive officer of Musgrove, or any person who has held such a position since the beginning of the last completed financial year end of Musgrove, nor any Associate or Affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

ADDITIONAL INFORMATION

Additional information relating to Musgrove is available on SEDAR at www.sedar.com. Shareholders may contact Musgrove by mail at Suite 102, 15910 Fraser Highway, Surrey, BC V4N 0X9, to request copies of Musgrove’s consolidated financial statements and related Management’s Discussion and Analysis. Financial information is provided in Musgrove’s audited consolidated financial statements and Management’s Discussion and Analysis for the year ended November 30, 2015.

PART II – RISK FACTORS

There are a number of risk factors associated with the Amalgamation, Amalco and its business. Musgrove Shareholders should carefully consider each of the risks described below and all of the information in this Information Circular. The success of Amalco will depend on a number of things, including the expertise, ability, judgment, discretion, integrity and good faith of its management.

The risks and uncertainties below are not the only ones facing the Amalgamation and Amalco. Additional risks and uncertainties not presently known to Musgrove or that it currently considers immaterial may also impair Amalco’s business operations and cause the price of Amalco Shares to decline. If any of the following risks actually occur, Amalco’s business may be harmed and its financial condition may suffer significantly.

Risks Relating to the Amalgamation

Termination of Amalgamation Agreement

Each of Musgrove and RewardStream have the right to terminate the Amalgamation Agreement and the Amalgamation in certain circumstances. Accordingly, there is no certainty, nor can Musgrove provide any assurance, that the Amalgamation Agreement will not be terminated by either Musgrove or RewardStream before the completion of the Amalgamation. For further details, see “Part III – The Amalgamation – Termination”.

No Certainty That All Conditions Precedent to the Amalgamation Will be Satisfied

The completion of the Amalgamation is subject to a number of conditions precedent, certain of which are outside the control of Musgrove. There can be no certainty, nor can Musgrove provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. These conditions include approval of the Amalgamation by the Musgrove Shareholders. For further details, see “Part III – The Amalgamation – Conditions”.

Private Placement may not be Completed

The Private Placement may not be completed on terms agreed upon by the parties or at all. There can be no assurance that additional financing will be available on terms favourable to Musgrove, RewardStream or Amalco, or at all.

Risks and Uncertainties – Musgrove

Whether or not the Amalgamation is completed, Musgrove will continue to face many risks and uncertainties that it currently faces with respect to its business and affairs.

Risk and Uncertainties - Amalco

Operating Losses and Future Capital Needs

In the six months ended March 31, 2016, RewardStream incurred operating losses, and, upon completion of the Amalgamation, Amalco may incur continued operating losses for the balance of this fiscal year. Amalco will be targeting positive operating income in 2018. However, there can be no assurance that Amalco will achieve that target. Amalco may need to raise funds through public or private equity or debt financing if it continues to incur operating losses, or require substantial capital investment in order to respond to unanticipated competitive pressures or to take advantage of unanticipated opportunities. There can be no assurance that additional financing will be available on favourable terms or at all. If adequate funds are not available or are not available on acceptable terms, Amalco may not be able to continue to take advantage of market opportunities or to respond to competitive pressures or continue as a going concern. Such instability could have a material adverse effect on Amalco’s business, financial condition and results of operation. If additional funds are raised through the issuance of shares from treasury, control of Amalco may change and its shareholders may suffer additional dilution to their holdings.

Possible Failure to Realize Anticipated Benefits of the Amalgamation

There can be no assurance that the anticipated benefits of the Amalgamation will materialize. It is possible that the risks and uncertainties described in this Information Circular will arise and become material to such an extent that some or all of the anticipated benefits of the Amalgamation will never materialize or will be nullified.

Market Acceptance

Amalco’s success may depend upon the acceptance, and successful measurement, of online referrals as an alternative to general online advertising.

RewardStream believes that marketers spend significantly more on online advertising and lead generation compared to online referrals. Long-term growth of Amalco’s business will depend heavily on this distinction between online advertising and lead generation and online referrals narrowing, which may not happen in a manner or to the extent that we currently expect. If online referrals cease to be an acceptable alternative or supplement to online advertising and lead generation, Amalco’s business, financial condition and results of operations will be negatively impacted.

Because the online marketing industry is relatively new and rapidly evolving, it uses different methods than traditional media to gauge its effectiveness. Potential customers may have little or no experience using the Internet for advertising and marketing purposes and may allocate only limited portions of their advertising and marketing budgets to the Internet. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services. As a result, Amalco will need to continually evaluate changes to aspects of its business model to keep pace with the expectations of users and advertisers, and these changes may not yield the benefits we expect. In particular, Amalco is dependent on its clients’ adoption of new metrics to measure the success of online marketing campaigns. Amalco may also experience resistance from traditional advertising agencies who may be advising clients. Any lack of growth in the market for various online advertising models could have an adverse effect on Amalco’s business, financial condition and results of operations.

Reliance on Key Customers

RewardStream has contracts with its key customers. These contracts give the customers the right to terminate on notice. One of its major customers, a major U.S. mobile phone company has the right to terminate services on 90 days’ notice. Other customers have the option to terminate, for example, up to 90 days prior to the anniversary date of the contract otherwise the contract will be considered to have renewed for an additional year. The loss of one or more customers, particularly a major customer, may have a detrimental impact on the ability of Amalco to continue its operations.

Reliance on Key Suppliers

RewardStream also has contracts with key suppliers. For example, Tenzing Managed IT Services hosts RewardStream’s server infrastructure and QlikView provides business intelligence services to RewardStream. Tenzing has the right to terminate their service agreement with RewardStream on 120 days’ prior to the renewal date. QlikView may terminate their agreement for convenience on 60 days’ notice. If either of these suppliers were to terminate their agreement, Amalco would need to find an alternative supplier; the delay of which could impact its ability to provide service to its customers.

Competition

RewardStream competes and Amalco will compete with numerous other companies and individuals possessing greater financial resources and technical facilities than itself in offering of referral based marketing services, as well as the recruitment and retention of suitably qualified individuals.

Need For Continued Improvement

Amalco’s success depends on providing products and services that make using the internet a more useful and enjoyable experience for its users. Amalco’s competitors are constantly developing innovations in referral marketing services. As a result, Amalco will be required to continuously invest significant resources in research and development in order to enhance its referral systems. In addition, these new products and services may present new and difficult technology challenges, and Amalco may be subject to claims if users of these offerings experience service disruptions or failures or other quality issues. Amalco’s operating results would also suffer if its innovations are not responsive to the needs of its users, advertisers, and other network members; are not appropriately timed with market opportunities, or are not effectively brought to market. As referral technology continues to develop, Amalco’s competitors may be able to offer referral systems that are, or that are seen to be, substantially similar to or better than Amalco’s. This may force Amalco to compete in different ways and expend significant resources in order to remain competitive.

Growth Management

Amalco’s growth could strain its personnel and infrastructure resources, and if Amalco is unable to implement appropriate controls and procedures to manage its growth, Amalco may not be able to successfully implement its business plan.

Intellectual Property Issues

Although RewardStream is not aware of any potential violations of others’ intellectual property rights, Amalco may face claims, including from direct competitors or other companies, asserting that Amalco’s technology or the commercial use of such technology infringes or otherwise violates the intellectual property rights of others. RewardStream cannot be certain that its technologies and processes do not violate the intellectual property rights of others. If Amalco’s market profile grows it could become increasingly subject to such claims.

If Amalco were found to be infringing or otherwise violating the intellectual property rights of others, Amalco could face significant costs to implement work-around methods, and Amalco cannot provide any assurance that any such work-around would be available or technically equivalent to RewardStream’s technology. In such cases, Amalco might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all.

If Amalco is unable to work around such infringement or obtain a license on acceptable terms, Amalco might face substantial monetary judgments against it or an injunction against continuing to use or license such technology, which might cause Amalco to cease operations.

In addition, even if Amalco is not infringing or otherwise violating the intellectual property rights of others, Amalco could nonetheless incur substantial costs in defending itself in suits brought against Amalco for alleged infringement. Also, if Amalco is not able to enter into a license agreement in the future and it provides that Amalco will defend and indemnify its customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of such technologies, Amalco may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require Amalco’s management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than Amalco, which could potentially lead to Amalco settling claims against which it might otherwise prevail on the merits.

Personnel

Amalco’s success will depend largely upon the efforts, abilities, and decision-making of its executive officers and directors. The loss of any of these individual would have an adverse effect on Amalco’s business prospects. Amalco does not currently maintain “key-man” life insurance and there is no contract in place assuring the services of Amalco’s executive officers and directors for any length of time. In the event that Amalco should lose its officers or directors and Amalco is unable to find suitable replacements, Amalco may not be able to develop its business, in which case investors might lose all of their investment.

Foreign Operations

Amalco anticipates conducting its operations and offering its products and services in foreign jurisdictions and as such may be exposed to various levels of political, economic and other risks and uncertainties associated with operating in a foreign jurisdiction.

Additional Risk Factors

Price and Volatility of Public Stock

The trading price of Amalco Shares will be subject to change and could in the future fluctuate significantly, which might not necessarily be related to the financial condition, operating performance, underlying asset values or prospects of Amalco. The fluctuations could be in response to numerous factors beyond Amalco’s control, including: low trading volume and lack of liquidity in Amalco Shares; quarterly variations in results of operations; changes in securities analysts’ recommendations; announcements of acquisitions; changes in earnings estimates made by independent analysts; general fluctuations in the stock market; or revenue and results of operations below the expectations of public market securities analysts or investors. Any of these could result in a sharp decline in the market price of Amalco Shares. It may be anticipated that any market for Amalco Shares will be subject to market trends generally and the value of Amalco Shares on the Exchange may be affected by such volatility. In addition, stock markets have occasionally experienced extreme price and volume fluctuations. In recent years, the securities markets in Canada and the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur. It is likely that the market price for the shares of Amalco will be subject to market trends generally, notwithstanding the financial and operational performance of Amalco. These broad market fluctuations may cause a decline in the market price of Amalco Shares. When the market price of a company’s stock drops significantly, shareholders often institute securities class action lawsuits against that company. A lawsuit against Amalco could cause it to incur substantial costs and could divert the time and attention of Amalco’s management and other resources.

With the advent of the Internet, new avenues have been created for the dissemination of information. Amalco has no control over the information that is distributed and discussed on electronic bulletin boards and investment chat rooms. The intention of the people or organizations that distribute such information may not be in Amalco’s best interest and the best interests of its shareholders. This, in addition to other forms of investment information including newsletters and research publications, could result in a sharp decline in the market price of Amalco Shares.

Foreign Exchange

Exchange rate fluctuations in the spot market are beyond Amalco’s control and there can be no assurance that unmitigated exchange rate fluctuations would not have a material adverse effect on its business. Amalco will continually analyze the currency-related risks that it faces and may engage in mitigating transactions to limit its exposure to such risks, but there can be no assurance that any mitigating strategy will, if entered into, be successful.

Conflicts of Interest

Amalco’s officers and directors will own or control a substantial percentage of Amalco Shares upon completion of the Amalgamation. Certain conflicts may arise between such individuals’ interests as members of the management team and their interests as shareholders. Such conflicts could arise, for example, with respect to the payment of salaries and bonuses and other similar matters. Amalco’s directors and officers will be subject to fiduciary obligations to act in the best interest of Amalco. Conflicts, if any, will be subject to the procedures and remedies of the BCBCA.

Dividends

Amalco does not currently intend to pay any cash dividends on its shares in the foreseeable future and therefore its shareholders may not be able to receive a return on their shares unless they sell them. Amalco’s current policy is to retain earnings to reinvest in the company. Therefore, Amalco does not anticipate paying cash dividends to its shareholders in the foreseeable future. Amalco’s dividend policy will be reviewed from time to time by the Amalco Board in the context of Amalco’s earnings, financial condition and other relevant factors.

Tax Risks

Amalco will operate and will be subject to income tax and other forms of taxation (which are not based upon income) in numerous tax jurisdictions. Taxation laws and rates which determine taxation expenses may vary significantly in different jurisdictions, and legislation governing taxation laws and rates is also subject to change. Therefore, Amalco’s earnings may be impacted by changes in the proportion of earnings taxed in different jurisdictions, changes in taxation rates, changes in estimates of liabilities and changes in the amount of other forms of taxation. Amalco may have exposure to greater than anticipated tax liabilities or expenses. Amalco will be subject to income taxes and non-income taxes in a variety of jurisdictions and its tax structure is subject to review by both domestic and foreign taxation authorities. The determination of Amalco’s worldwide provision for income taxes and other tax liabilities will require significant judgment. Amalco believes that it will adequately provide for income taxes based on all of the information that is currently available.

Dilution

Amalco will be authorized to issue an unlimited number of common shares. Amalco may, in its sole discretion, issue additional shares from time to time, and the interests of the shareholders may be diluted thereby.

PART III – THE AMALGAMATION

The Amalgamation will constitute a Change of Business of Musgrove as it will redirect Musgrove’s resources and will change the nature of its business. Following completion of the Amalgamation, it is expected that Amalco will be listed as a Tier 2 technology issuer on the Exchange.

Musgrove Shareholders are encouraged to consult their own tax or other professional advisor with respect to the tax consequences of the Amalgamation. The tax consequences may vary depending on a number of factors, including the residency of the Musgrove Shareholders.

BACKGROUND TO THE AMALGAMATION

On April 20, 2016 Musgrove and RewardStream entered into the LOI, whereby Musgrove and RewardStream agreed to work toward a business combination and concurrent Exchange listing and equity financing. The obligations of Musgrove and RewardStream under the LOI were expressly subject to their concluding a definitive agreement.

On May 30, 2016, Musgrove and RewardStream entered into the Amalgamation Agreement which provides, among other things, that Musgrove and RewardStream intend to amalgamate.

On April 26, 2016, in accordance with the terms of the Amalgamation Agreement, Musgrove and RewardStream entered into the Loan Agreement. Under the terms of the Loan Agreement, Musgrove advanced $100,000 to RewardStream on April 26, 2016. The loan is secured by all of RewardStream’s present and after-acquired property, bears interest at rate of 10% per annum and is payable on or before November 30, 2016.

The Amalgamation, among other things, is subject to the approval of the Exchange, Musgrove Shareholder approval and approval of RewardStream shareholders.

After completion of the minimum Private Placement, the conversion of Manado Note #2 and the issuance of Amalco Shares as partial payment of the Finder’s Fee, the total Amalco Shares outstanding will be 35,663,930. The former shareholders of RewardStream will hold approximately 56.1% of the Amalco Shares outstanding, the former shareholders of Musgrove will hold approximately 19.7% of the Amalco Shares outstanding and the minimum Private Placement will represent approximately 16.8% of the Amalco Shares outstanding. The balance of Amalco Shares will be represented by shares issued pursuant to conversion of Manado Note #2 and the Finder’s Fee.

AMALGAMATION AGREEMENT

A summary of the principal terms of the Amalgamation Agreement is provided in this section. This summary does not purport to be complete and is qualified in its entirety by the full text of the Amalgamation Agreement which Musgrove has filed under its profile on SEDAR (www.sedar.com) and may also be obtained, free of charge, by Musgrove Shareholders upon request from the Chief Executive Officer of Musgrove Suite 102, 15910 Fraser Highway, Surrey, BC V4N 0X9. The Amalgamation Agreement contains covenants, representations and warranties of and from each of Musgrove and RewardStream and various conditions precedent, both mutual and with respect to each party to the Amalgamation Agreement. Capitalized terms not otherwise defined herein are defined under “Definitions” in the Amalgamation Agreement.

At the Effective Time of the Amalgamation, and upon the terms and subject to the conditions of the Amalgamation Agreement, among other things, Musgrove and RewardStream will amalgamate pursuant to Section 276 of the BCBCA and continue as one corporation under the terms and conditions set out in the Amalgamation Agreement.

If the Amalgamation Resolution is approved at the Meeting, approval of RewardStream shareholders is obtained, and the other conditions set out in the Amalgamation Agreement are satisfied or waived, then the following steps, among others, will be taken pursuant to the Amalgamation Agreement:

1)	Each issued and outstanding Musgrove Share will be exchanged for 0.5 Amalco Shares;

2)	Each issued and outstanding RewardStream Share will be exchanged for 1.56 Amalco Shares;

3)

Each outstanding Musgrove Warrant which is outstanding and has not been exercised prior to the Effective Time will be converted into a fully-vested Replacement Warrant to purchase from the Amalco the number of Amalco Shares (rounded down to the nearest whole share) equal to: (i) 0.5 multiplied by (ii) the number of Musgrove Shares subject to such Musgrove Warrants, as the case may be, immediately prior to the Effective Time. Such Replacement Warrant will provide for an exercise price per Amalco Share (rounded up to the nearest whole cent) equal to: (x) the exercise price per Musgrove Share, as the case may be, otherwise purchasable pursuant to such Musgrove Warrants immediately prior to the Effective Time; divided by (y) 0.5. The terms and conditions of a Replacement Warrant including the term to expiry, conditions to and manner of exercising, will be the same as the Musgrove Warrant for which it was exchanged;

4)

Each outstanding RewardStream Warrant which is outstanding and has not been exercised prior to the Effective Time will be converted into a fully-vested Replacement Warrant to purchase from the Amalco the number of Amalco Shares (rounded down to the nearest whole share) equal to: (i) 1.56 multiplied by (ii) the number of RewardStream Shares subject to such RewardStream Warrants, as the case may be, immediately prior to the Effective Time. Such Replacement Warrant will provide for an exercise price per Amalco Share (rounded up to the nearest whole cent) equal to: (x) the exercise price per RewardStream Share, as the case may be, otherwise purchasable pursuant to such RewardStream Warrants immediately prior to the Effective Time; divided by (y) 1.56. The terms and conditions of a Replacement Warrant including the term to expiry, conditions to and manner of exercising, will be the same as the RewardStream Warrant for which it was exchanged; and

5)	All outstanding RewardStream Options will be cancelled. There are currently no Musgrove Options outstanding.

Upon completion of the Amalgamation, Musgrove and RewardStream will amalgamate and continue as one corporation under the BCBCA, and unless and until otherwise determined in the manner permitted or required under the BCBCA or otherwise by law, with the following effects:

(a)	The name of Amalco will be “RewardStream Solutions Inc.”;

(b)	Amalco will be authorized to issue an unlimited number of Amalco Shares;

(c)

The number of directors of Amalco may be determined by ordinary resolution. The number of directors may be changed from time to time by ordinary resolution whether previous notice of that ordinary resolution has been given or not;

(d)	There will be no restrictions on the businesses that Amalco may carry on;

(e)	The directors of Amalco will be: Ralph Turfus (Chairman), Rana Vig (Vice Chairman), Rob Goehring, Norman Brewster and Martin Bernholtz;

(f)	The property of each of Musgrove and RewardStream will continue to be the property of Amalco;

(g)	Amalco will be liable for the obligations of each of Musgrove and RewardStream;

(h)	Any existing cause of action, claim or liability to prosecution against any of Musgrove or RewardStream shall be unaffected by the Amalgamation; and

(i)	The articles of Amalco shall be in the form attached to the Amalgamation Agreement.

Representations, Warranties and Covenants of Musgrove

The Amalgamation Agreement contains customary representations and warranties of the parties. The representations and warranties to be given by Musgrove are appropriate and in-line with transactions of this nature in respect of matters pertaining to, among other things, its corporate existence and power, certain of its subsidiaries, its capitalization, its authority to enter into and to perform its obligations under the Amalgamation Agreement, the non-violation of its constating documents, the non-violation of its contractual and other obligations in respect of its assets, its financial statements, its status as a “reporting issuer” in the applicable jurisdictions, its public record of disclosure documents, its financial books, records and accounts, the absence of any off-the-books accounts, the absence of any undisclosed liabilities, the absence of material changes, its employees, its material contracts, its compliance with applicable laws, the absence of litigation matters, its licenses for carrying out its business, its interests in any real property, its good and marketable title to or valid leasehold interest in all of its personal property, its insurance policies and certain tax matters.

In addition, the Amalgamation Agreement imposes certain obligations on Musgrove with respect to the conduct of business. Generally, Musgrove would be prohibited from taking any action except in the ordinary course of business, and except as otherwise permitted in the Amalgamation Agreement. In addition, the Amalgamation Agreement provides specific matters which are prohibited. Musgrove also covenants to use commercially reasonable efforts to cause the Private Placement to be completed.

The Amalgamation Agreement also requires Musgrove to comply promptly with all requirements imposed by applicable law with respect to the Amalgamation and fulfill all conditions to closing contained in the Amalgamation Agreement applicable to Musgrove.

Representations, Warranties and Covenants of RewardStream

The representations and warranties to be given by RewardStream are customary and appropriate for transactions of this nature in respect of matters pertaining to, among other things, its corporate existence and power, certain of its subsidiaries, its capitalization, its authority to enter into and to perform its obligations under the Amalgamation Agreement, the non-violation of its constating documents, the non-violation of its contractual and other obligations in respect of its assets, its financial statements, its financial books, records and accounts, the absence of any off-the-books accounts, the absence of any undisclosed liabilities, the absence of material changes, its employees, its employee benefit plans, its material contracts, its compliance with applicable laws, the absence of litigation matters, its licenses for carrying out its business, its interests in any real property, its good and marketable title to or valid leasehold interest in all of its personal property, its ownership of its intellectual property and the rights to use the licensed intellectual property, the absence of any intellectual property infringements, the registration of its intellectual property, its insurance policies and certain tax matters.

In addition, the Amalgamation Agreement imposes certain obligations on RewardStream with respect to the conduct of business. Generally, RewardStream would be prohibited from taking any action except in the ordinary course of business, and except as otherwise permitted in the Amalgamation Agreement. In addition, the Amalgamation Agreement provides specific matters which are prohibited. RewardStream covenants to, among other things, take all reasonable steps to obtain all necessary waivers, consents and approvals required to be obtained. RewardStream covenants and agrees to, among other things, apply for and use commercially reasonable efforts to obtain all regulatory approvals relating to RewardStream and fulfil all conditions to closing contained in the Amalgamation Agreement applicable to RewardStream. RewardStream’s covenants also include that it shall use commercially reasonable efforts to preserve and maintain intact its business organization, assets, authorizations, employees, goodwill and business relationships.

Conditions

The obligations of Musgrove and RewardStream to consummate the Amalgamation are subject to the satisfaction of certain conditions relating to, among other things:

1)	RewardStream obtaining shareholder approval of the Amalgamation;

2)	Musgrove receiving shareholder approval of the Amalgamation;

3)	Receipt of Exchange acceptance;

4)	Completion of the Private Placement. The initial tranche of the Private Placement was completed on May 26, 2016 for gross proceeds of $1,000,000;

5)	Musgrove advancing to RewardStream by way of a secured loan not less than $100,000, which has been advanced;

6)	Musgrove’s directors and officers agreeing to cancel any outstanding director or officer options prior to closing;

7)

The directors and officers of Musgrove and any RewardStream Shareholders not subject to Exchange escrow, entering into a voluntary pooling agreement. See “Part VI – Information Concerning Amalco – Escrowed Securities – Voluntary Pooling Agreement”;

8)	Completion of the Subsidiary Disposition;

9)	Musgrove entering into an agreement for the disposition of the Musgrove Creek Property following closing of the Amalgamation;

10)	Payment of all outstanding amounts owed to Musgrove directors and executive officers;

11)	Proceeds from the exercise of any warrants prior to closing be held by Musgrove for the use of Amalco;

12)	There being no dissents by RewardStream Shareholders that would in the aggregate require the payment of more than $10,000;

13)	RewardStream shall not have any options outstanding; and

14)	Other customary closing conditions.

Termination

The Amalgamation Agreement may be terminated at any time prior to the Effective Time in a number of circumstances, including:

•	By mutual written agreement of Musgrove and RewardStream.

•	By either Musgrove or RewardStream, if the Effective Time will not have occurred on or before October 31, 2016.

•	By Musgrove, if:

o

RewardStream fails to satisfy any condition for the benefit of Musgrove or for the benefit of both parties by the Effective Time, or such earlier time for satisfaction therefor specified in the Amalgamation Agreement; or

o	if a breach of any representation or warranty or failure to perform any covenant on the part of RewardStream has occurred.

•	By RewardStream, if:

o

Musgrove fails to satisfy any condition for the benefit of RewardStream or for the benefit of both parties by the Effective Time, or such earlier time for satisfaction therefor specified in the Amalgamation Agreement; or

o	if a breach of any representation or warranty or failure to perform any covenant on the part of Musgrove has occurred.

If either Musgrove or RewardStream wishes to terminate the Amalgamation Agreement (other than termination by mutual written agreement of Musgrove and RewardStream), it shall give notice of such termination to the other party, specifying in reasonable detail the basis for such party’s exercise of its termination right.

If the Amalgamation Agreement is terminated, it shall become void and be of no further force or effect party liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to any other party hereto, except that the provisions relating to termination, termination fees, notices and governing law and jurisdiction, and all related definitions, shall survive any termination of the Amalgamation Agreement.

In the event that the Amalgamation Agreement is terminated, no fees, expenses or other payments shall be payable by either party to the other.

APPROVALS

Musgrove Shareholder Approval

The Amalgamation Resolution must be approved by not less than 66⅔ of the votes cast by Musgrove Shareholders present in person or by proxy at the Meeting. Musgrove Shareholder approval is necessary to effect the Amalgamation. Notwithstanding the foregoing, the Amalgamation Resolution authorize the Musgrove Board, without further notice or approval of the Musgrove Shareholders to, subject to the terms of the Amalgamation Agreement, amend the Amalgamation and to decide not to proceed with the Amalgamation.

RewardStream Shareholder Approval

Under the requirements of the BCBCA, the shareholders of RewardStream must pass a resolution with respect to the Amalgamation by at least 66⅔% of the votes cast by RewardStream Shareholders present in person or by proxy at a special meeting of the RewardStream Shareholders. Notwithstanding the foregoing, the special resolution to be passed by the RewardStream Shareholders with respect to the Amalgamation authorizes the RewardStream Board, without further notice or approval of the RewardStream Shareholders to, subject to the terms of the Amalgamation Agreement, amend the Amalgamation Agreement and to decide not to proceed with the Amalgamation.

Approval of Exchange

The Amalgamation Agreement provides that receipt of all regulatory approvals including, without limitation, the approval of the Exchange, is a condition precedent to the Amalgamation becoming effective. Musgrove expects to receive final approval from the Exchange, subject to fulfillment of the general requirements of the Exchange, which are expected to be met in conjunction with the completion of the Amalgamation. It is a condition of the Amalgamation that Amalco Shares, to be issued to RewardStream, be accepted for listing on the Exchange. There is no guarantee that the requisite approvals will be granted on a timely basis or on conditions satisfactory to Musgrove or RewardStream.

Musgrove has applied to the Exchange for approval of the Amalgamation and conditional listing of the Amalco Shares. Once conditionally accepted by the Exchange, the Amalgamation will be subject to Musgrove fulfilling all of the requirements of the Exchange.

Approval by and Recommendation of the Musgrove Board

After careful consideration, including a thorough review of the Amalgamation Agreement, as well as a thorough review of other matters, the Musgrove Board unanimously determined that the Amalgamation is in the best interests of Musgrove. Accordingly, the Musgrove Board unanimously approved the Amalgamation Agreement and unanimously recommends that Musgrove Shareholders vote FOR the Amalgamation Resolution.

The decision of the Musgrove Board to approve the Amalgamation was reached after consideration of many factors, including principally the following:

1)	In the Musgrove Board’s view, the Amalgamation is expected to provide Musgrove Shareholders with greater potential value for their shareholdings;

2)	Musgrove Shareholders will be able to participate in the future growth potential of RewardStream; and

3)	Musgrove Shareholders who oppose the Amalgamation may, subject to compliance with certain conditions, dissent from the Amalgamation in accordance with the BCBCA.

Musgrove Shareholders are encouraged to consult their own tax or other professional advisor with respect to the tax consequences of the Amalgamation. The tax consequences may vary depending on a number of factors, including the residency of the Musgrove Shareholders.

Completion of the Amalgamation

The Amalgamation will be carried out pursuant to the BCBCA. The following procedural steps, among others, must be taken in order for the Amalgamation to become effective:

1)	The Amalgamation Resolution must be approved by at least two-thirds of the votes cast by Musgrove Shareholders present in person or represented by proxy at the Meeting;

2)	All conditions precedent to the Amalgamation, as set forth in the Amalgamation Agreement, must be satisfied or waived by the appropriate parties; and

3)	The Amalgamation application, certain affidavits, and the Articles of Amalgamation must be filed with the Registrar under the BCBCA.

LETTER OF TRANSMITTAL, DEPOSITARY AND EXCHANGE PROCEDURES

A Letter of Transmittal is being mailed, together with this Information Circular, to each person who was a registered holder of Musgrove Shares on the Record Date. Each registered Musgrove Shareholder must forward a properly completed and signed Letter of Transmittal, with accompanying Musgrove Share certificates, in order to receive the Amalco Shares to which such Musgrove Shareholder is entitled under the Amalgamation. It is recommended that Musgrove Shareholders who support the Amalgamation complete, sign and return the Letter of Transmittal with accompanying Musgrove Share certificates to the Depositary as soon as possible.

Any use of the mail to transmit a certificate for Musgrove Shares and a related Letter of Transmittal is at the risk of the Musgrove Shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

Whether or not Musgrove Shareholders forward the certificates representing their Musgrove Shares, upon completion of the Amalgamation on the Effective Date, Musgrove Shareholders will cease to be Musgrove Shareholders as of the Effective Date and will only be entitled to receive the Amalco Shares to which they are entitled under the Amalgamation or, in the case of Musgrove Shareholders who properly exercise dissent rights, the right to receive compensation in accordance with the dissent procedures. See “Part I – The Meeting and Proxy Related Information – Rights of Dissent”.

The instructions for exchanging certificates representing Musgrove Shares and depositing such share certificates with the Depositary are set out in the Letter of Transmittal. The Letter of Transmittal provides instructions with regard to lost certificates.

If the Amalgamation is not completed or proceeded with, any deposited certificates and all other ancillary documents will be returned to the depositing Musgrove Shareholder.

RewardStream and Musgrove expect to appoint Computershare Investor Services Inc. as Depositary for the purpose of exchanging the Musgrove Shares for the Amalco Shares to be delivered in accordance with the Amalgamation. The Depositary will receive reasonable and customary compensation for its services in connection with the Amalgamation, will be reimbursed for certain reasonable out of-pocket expenses and will be indemnified against certain liabilities, including liabilities under Securities Laws and expenses in connection therewith.

Upon delivery to the Depositary of a duly completed and validly executed Letter of Transmittal, together with a share certificate representing Musgrove Shares and all other required documents and assuming that the Amalgamation is completed: (i) the Musgrove Shareholders (other than the Musgrove Dissenting Shareholders) will be entitled to receive in exchange for each Musgrove Share formerly held by such holder 0.5 Amalco Shares promptly following the Effective Date and a share certificate representing the Amalco Shares registered in such holder’s name; and (ii) any share certificate representing Musgrove Shares so surrendered will be cancelled.

In the event of a transfer of ownership of Musgrove Shares that was not registered in the transfer records of Musgrove, written evidence of the book entry issuance of, or a share certificate representing, the number of Amalco Shares issuable to the registered holder may be registered in the name of and issued to, the transferee if the certificate representing such Musgrove Shares is presented to the Depositary, accompanied by a duly completed Letter of Transmittal and all documents required to evidence and effect such transfer.

Until so surrendered, each outstanding share certificate representing Musgrove Shares will be deemed from and after the Effective Time, for all purposes, to evidence only the right to receive upon such surrender the appropriate number of Amalco Shares for such shares pursuant to the Amalgamation. Musgrove Shareholders who hold Musgrove Shares registered in the name of a broker, investment dealer, bank, trust company or other intermediary should contact the intermediary for instructions and assistance in providing details for registration and delivery of the Amalco Shares. Such intermediaries generally hold their shares through one of two depositories, CDS & Co. (the registration name for The Canadian Depositary for Securities Limited) in Canada and Cede & Co. (which acts as nominee for The Depositary Trust Company) in the United States.

No holder of Musgrove Shares will be entitled to receive any consideration with respect to such Musgrove Shares other than any consideration to which such holder is entitled to receive in accordance with the Amalgamation.

If any share certificate representing Musgrove Shares which immediately before the Effective Time represented one or more outstanding Musgrove Shares to be exchanged pursuant to the Amalgamation has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such share certificate representing Musgrove Shares to be lost, stolen or destroyed, and providing any other documentation required by Computershare or the Depositary, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, the Amalco Shares deliverable in accordance with such holder’s Letter of Transmittal.

The Depositary will act as the agent of persons who have deposited Musgrove Shares for the purpose of receiving the Amalco Shares and transmitting such Amalco Share certificates to such persons.

FINDER’S FEE

In connection with the Amalgamation, Amalco will pay a finder’s fee (the “Finder’s Fee”) in the amount of 950,000 Amalco Shares and $35,000 to Northwest Marketing & Management Inc., an arm’s length party to Musgrove and RewardStream.

VALUATION REPORT

RewardStream has obtained the Valuation Report from Evans & Evans, Inc. “Evans & Evans”, dated October 6, 2015 (the “Valuation Report”), determining that the fair market value of the RewardStream Shares as at July 31, 2015 (the “Valuation Date”) is in the range of $5,700,000 to $6,300,000. In the view of Evans & Evans, the valuation range is reasonable given:

1)	Current annualized monthly recurring revenue of $1.4 million as of the Valuation Date;

2)	Experienced management team;

3)	Major clients secured by RewardStream such as Telus, a major U.S. mobile phone company, Sprint, Boost Mobile and Koodo;

4)	Financial institution clients secured by RewardStream to-date;

5)	The size and growth of the market the RewardStream is targeting; and

6)	The assessments outlined in the Valuation Report.

Given the nature and status of RewardStream at the Valuation Date as well as the approaches of valuation outlined in the Valuation Report, it is the view of the authors of the Valuation Report that that the most appropriate approaches in determining the range of the fair market value of RewardStream at the Valuation Date was an income approach, namely the Modified Discounted Cash Flow Method and a market approach, the Guideline Public Company Method.

In providing the Valuation Report, Evans & Evans had the following conditions:

•

The Valuation Report may be included in public disclosure documents in connection with the Amalgamation and may be submitted to the regulatory authorities and Musgrove’s shareholders. Evans & Evans shall review such a submission in order to ensure accuracy and consistency with the Valuation Report.

•	The Valuation Report may not be submitted to any tax authority in Canada or the U.S., or any U.S. or international stock exchanges.

•	The Valuation Report may not be relied upon in any legal proceedings aside from the approval process for the Amalgamation.

•

Evans & Evans will rely upon a letter of representation obtained from the officers and management of RewardStream wherein they confirm certain representations and warranties that they made to the authors of the Valuation Report, including a general representation that they have no information or knowledge of any material facts or information not specifically noted in the Valuation Report, which, in their view, would reasonably be expected to affect the assessments expressed herein.

•	Evans & Evans makes no recommendations, either expressed or implied, as to the suitability of Musgrove or RewardStream as described herein, or their securities, as an investment.

•

Evans & Evans has not verified the status of any of RewardStream’s officers and directors and shareholders potential legal affairs and/or matters and can, therefore, provide the reader no comfort or make any comments as to whether there are any off-balance sheet or contingencies, claims, possible claims, substantial commitments, or litigation pending or threatened against RewardStream, and/or any of the Directors/Officers of RewardStream.

•

Evans & Evans did rely only on the information, materials and representations provided to it by RewardStream. Evans & Evans did apply generally accepted valuation principles to the financial information it did receive from RewardStream.

•

The Valuation Report, and more specifically the assessments and views contained therein, is meant as an independent review of RewardStream as at July 31, 2015, respecting the date of the Valuation Report. The authors of the Valuation Report make no representations, conclusions, or assessments, expressed or implied, regarding RewardStream or events after the Valuation Date.

•	The information and assessments contained in the Valuation Report pertain only to the conditions prevailing at the time the Valuation Report was substantially completed in September 2015.

•

Evans & Evans has not carried out any audit procedures on historical expenditures or financial statements nor have the authors of the Valuation Report examined the financial accounts of RewardStream. Accordingly, the authors of the Valuation Report’s reliance on the historical financial statements are based solely on the representations of management of RewardStream and on management-prepared and audited financial statements.

•	The Valuation Report is not in any manner a tax opinion or a fairness opinion.

•

Evans & Evans as well as all of its Principals, Partners, staff or associates’ total liability for any errors, omissions or negligent acts, whether they are in contract or in tort or in breach of fiduciary duty or otherwise, arising from any professional services performed or not performed by Evans & Evans, its Principal, Partner, any of its directors, officers, shareholders or employees, shall be limited to the fees charged and paid for the Valuation Report. No claim shall be brought against any of the above parties, in contract or in tort, more than two years after the date of the Valuation Report.

In arriving at its conclusions, Evans & Evans have made the following assumptions:

•

As at the Valuation Date all assets and liabilities of RewardStream have been recorded in its accounts and financial statements and in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

•	There was no material change in the financial position RewardStream between the date of the most recent financial statements prior to the Valuation Date unless otherwise noted in the Valuation Report.

•	The financial forecast for RewardStream as provided by management represents management’s best estimate of the future economic performance of the assets held by RewardStream as at the Valuation Date.

•	The book value of RewardStream’s assets at the Valuation Date equaled their fair market value unless otherwise noted.

•

RewardStream and all of its related parties and principals had no contingent liabilities, unusual contractual arrangements, or substantial commitments, other than in the ordinary course of business, nor litigation pending or threatened, nor judgments rendered against, other than those disclosed by management and included in the Valuation Report that would affect the evaluation or comment.

•

RewardStream has complied with all government taxation, import and export and regulatory practices as well as all aspects of its contractual agreements that would have an effect on the Valuation Report, and there are no other material agreements entered into by RewardStream that are not disclosed in the Valuation Report.

The Chief Executive Officer and Chief Financial Officer of RewardStream have represented to Musgrove, among other things, that: (i) the information provided by RewardStream to Evans & Evans for the purpose of preparing the Valuation Report was, at the date such information was provided to Evans & Evans, and is fairly and reasonably presented and complete, true and correct in all material respects and did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the information not misleading in light of the circumstances under which such Information was provided; and (ii) since the dates on which such Information was provided to Evans & Evans, to the knowledge, information and belief of such officers after due inquiring, there has been no material change, financial or otherwise in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of RewardSream or any of its Affiliates, as the case may be, and no material change has occurred in such information or any part thereof that could have or could reasonably be expected to have a material effect on the Valuation Report.

The Valuation Report may be inspected at the offices of RewardStream at 250 – 2985 Virtual Way, Vancouver, BC V5M 4X7 up to and including the date of closing of the Amalgamation and for a period of 30 days thereafter.

PART IV - INFORMATION CONCERNING MUSGROVE

CORPORATE STRUCTURE

Name and Incorporation

Musgrove was incorporated under the Company Act (British Columbia) on March 29, 2000 with the name Access West Capital Corporation. On June 12, 2002, the Company changed its name to Journey Unlimited Omni Brand Corporation, and on November 04, 2005, to Journey Resources Corp., and on December 17, 2010 to Musgrove Minerals Corp.

Musgrove has an address at Suite 102, 15910 Fraser Highway, Surrey, BC V4N 0X9 and its registered office is located at Suite 300, 1168 Hamilton Street, Vancouver, British Columbia, Canada V6B 2S2.

GENERAL DEVELOPMENT OF BUSINESS

History

Musgrove is engaged in the acquisition, exploration and development of mineral properties.

Musgrove Creek Property

Pursuant to an option agreement dated November 30, 2005 (as amended on May 23, 2007) between Musgrove, Wave Exploration Corp. and Wave Mining Inc., Musgrove acquired a 100% interest in a mining lease agreement in respect of certain mineral claims comprising the Musgrove Creek Gold Project located in Lemhi County, Idaho (the “Musgrove Creek Property”).

Musgrove is required to pay annual lease payments to the underlying lessor of US$50,000 per year for the remaining life of the lease. On December 10, 2014, the schedule of annual lease payments was amended as follows:

Annual Lease Payments	Amount (US$)
June 12, 2013 (paid)	10,000
December 12, 2013 (paid)	10,000
June 12, 2014 (paid)	10,000
December 12, 2014 (paid)	10,000
June 12, 2015 (paid)	5,000
December 12, 2015 (paid)	5,000
June 12, 2016	10,000
December 12, 2016, and each anniversary thereof	10,000

The Musgrove Creek Property is subject to an underlying 2% production royalty and a lump sum payment of US$350,000 upon completion of a feasibility study. Musgrove is also required to incur minimum annual exploration expenditures of US$100,000 during the term of the lease. The minimum annual exploration expenditures were waived for the period of May 1, 2013 to April 30, 2019.

As at the year ended November 30, 2014, management fully impaired the Musgrove Creek Property as Musgrove does not have any plans to explore the property in the near future. However, Musgrove continues making annual lease payments in accordance with the above schedule in order to maintain the Musgrove Creek Property.

To date, Musgrove has not been able to identify a known body of commercial grade minerals on the Musgrove Creek Property. The ability of Musgrove to realize the costs it has incurred to date on the Musgrove Creek Property is dependent on Musgrove being able to identify a commercial mineral body, to finance its development costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the Musgrove Creek Property.

SELECTED CONSOLIDATED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND
ANALYSIS

Selected Financial Information

The following table sets forth selected financial information for Musgrove, summarized from its audited financial statements for the fiscal years ended November 30, 2015, 2014 and the fiscal years ended November 30, 2014 and 2013 and unaudited financial statements for the three months ended September 30, 2015. This selected financial information should be read in conjunction with Musgrove’s financial statements, including the notes thereto, which have been electronically filed with regulators by Musgrove and are available for viewing through the Internet at the SEDAR website (www.sedar.com) under Musgrove’s issuer profile and are included in “Schedule C – Financial Statements of Musgrove”.

	Three Months	Fiscal Year	Fiscal Year	Fiscal Year
	Ended	ended	ended	ended
	February 29,	November 30,	November 30,	November 30,
	2016	2015	2014	2013
Financial Data	(unaudited)	(audited)	(audited)	(audited)

Total expenses	$107,874	$202,855	$341,505	$258,577

Amounts deferred in connection with the Amalgamation	Nil	Nil	Nil	Nil

Management’s Discussion and Analysis

Musgrove’s management’s discussion and analysis provides an analysis of Musgrove’s financial results for the fiscal year ended November 30, 2015 and for the three months ended February 29, 2016 and should be read in conjunction with the financial statements for the relevant period and the notes thereto respectively. Musgrove’s audited financial statements for the fiscal years ended November 30, 2015 and 2014 and the fiscal years ended November 30, 2014 and 2013 and unaudited financial statements for the three months ended February 29, 2016 are set forth in Schedule A of this Information Circular and management’s discussion and analysis for the fiscal year ended November 30, 2015 and for the three months ended February 29, 2016 are set forth in Schedule B of this information Circular. See “Schedule C – Financial Statements Musgrove” and “Schedule D – Management’s Discussion and Analysis for Musgrove.”

Certain information included in Musgrove’s Management’s Discussion and Analysis is forward-looking and based upon assumptions and anticipated results that are subject to uncertainties. Should one or more of these uncertainties materialize or should the underlying assumptions prove incorrect, actual results may vary significantly from those expected. See “Forward-Looking Statements and Risks” for further detail.

DESCRIPTION OF THE SECURITIES

Securities

Musgrove is authorized to issue an unlimited number of Musgrove Shares without nominal or par value. As of the record date, being the close of business on May 20, 2016, a total of 14,075,365 Musgrove Shares were issued and outstanding. As at the date hereof, a total of 22,075,365 Musgrove Shares were issued and outstanding.

The holders of the Musgrove Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of Musgrove and each Musgrove Share shall confer the right to one vote in person or by proxy at all meetings of the shareholders of Musgrove. The holders of the Musgrove Shares, subject to the prior rights, if any, of any other class of shares of Musgrove, are entitled to receive such dividends in any financial year as the Musgrove Board may by resolution determine.

In the event of the liquidation, dissolution or winding-up of Musgrove, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of Musgrove, the remaining property and assets of Musgrove. The Musgrove Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

PRIOR SALES

Prior Sales

Musgrove has sold the following securities during the twelve-month period prior to the date of this Information Circular:

(a)

On May 26, 2016, Musgrove issued 8,000,000 units at a price of $0.125 per unit for gross proceeds of $1,000,000 in connection with closing the initial tranche of the Private Placement. Each unit consisted of one Musgrove Share and one-half of one Musgrove Warrant exercisable to acquire an additional Musgrove Share at a price of $0.25 for a period of 24 months.

(b)

On February 16, 2016, Musgrove issued 11,310,000 Musgrove Shares at a price $0.05 per share for total proceeds of $565,000. In connection with this private placement, Musgrove also issued 987,000 Musgrove Shares as finder’s fees.

Stock Exchange Price

The following table sets out the high and low monthly closing prices and the monthly volume traded of Musgrove’s Shares on the Exchange:

	High ($)	Low ($)	Volume (000s)
2016
April	0.12	0.11	500
March	0.28	0.12	2,900
February	0.33	0.07	8,200
January	0.14	0.07	3,900
2015
December	0.12	0.07	3,100
November	0.08	0.08	100
October	0.08	0.05	-
September	0.10	0.04	900
August	0.12	0.06	1,000
July	0.19	0.07	1,400
June	0.20	0.05	300
May	0.05	0.05	-
April	0.05	0.05	-
March	0.06	0.05	100
February	0.06	0.06	300
January	0.06	0.05	2,500
2014
December	0.07	0.05	1,500
November	0.10	0.06	1,000
October	0.09	0.09	200
September	0.14	0.09	800
August	0.24	0.13	1,000
July	0.24	0.12	600
June	0.17	0.14	100
May	0.28	0.15	3,000
April	0.30	0.17	1,600
March	0.15	0.02	500

	High ($)	Low ($)	Volume (000s)
February	0.03	0.03	200
January	0.05	0.02	-

ARM’S LENGTH TRANSACTION

The Amalgamation is an Arm’s Length Transaction in accordance with the policies of the Exchange.

LEGAL PROCEEDINGS

Musgrove is not currently a party to any legal proceedings, nor is Musgrove currently contemplating any legal proceedings. Management of Musgrove is currently not aware of any legal proceedings contemplated against Musgrove.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

The auditor of Musgrove is Dale Matheson Carr-Hilton Labonte LLP, at Suites 1500 & 1700, 1140 West Pender Street, Vancouver, BC V6E 4G1.

The registrar and transfer agent of the Musgrove Shares is Computershare Investor Services Inc., 510 Burrard Street, 3rd Floor, Vancouver, BC V3H 1S2.

MATERIAL CONTRACTS

The following are the contracts of Musgrove that can reasonably be regarded as being material to securityholders of Musgrove:

1.	Mineral Claim Option Agreement dated November 30, 2005 (as amended on May 23, 2007) between Musgrove, Wave Exploration Corp. and Wave Mining Inc. See “General Development of the Business”.

2.	Amalgamation Agreement dated May 30, 2016, between Musgrove and RewardStream Inc. See “Part III – The Amalgamation”.

3.	Loan Agreement dated April 26, 2016 between Musgrove and RewardStream Inc. See “Part III – The Amalgamation”.

4.	General Security Agreement dated April 26, 2016 between Musgrove and RewardStream. See “Part III –The Amalgamation”.

5.

Voluntary Pooling Agreement between certain shareholders of RewardStream to be entered into prior to closing of the Amalgamation. See “Part VI – Information Concerning Amalco – Escrowed Securities – Voluntary Pooling Agreement”.

6.

SSRR Pooling Agreement between certain shareholders of RewardStream to be entered into prior to closing of the Amalgamation. See “Part VI – Information Concerning Amalco – Escrowed Securities – SSRR Pooling Agreement”.

7.

Escrow Agreement to be entered into before closing among Musgrove, Computershare Investor Services Inc. and the Value Escrow Security Holders. See “Part VI – Information Concerning Amalco - Escrowed Securities”.

Copies of the material contracts described above may be inspected at the registered office of Musgrove located at Suite 300, 1168 Hamilton Street, Vancouver, BC, V6B 2S2, during normal business hours until closing of the Amalgamation and for a period of 30 days thereafter.

PART V - INFORMATION CONCERNING REWARDSTREAM

CORPORATE STRUCTURE

RewardStream was incorporated on March 23, 1999 under the Company Act (British Columbia) under the name “Groundswell Marketing Corporation.” RewardStream continued into the federal jurisdiction as a corporation under the Canada Business Corporations Act on December 22, 1999. RewardStream changed its name to “RewardStream Inc.” on June 21, 2000. On April 20, 2005, RewardStream completed a 4-for-1 share consolidation. RewardStream continued into British Columbia Corporation under the Business Corporations Act (British Columbia) and changed its name to “RewardStream Solutions Inc.” on October 22, 2015.

The head office and registered office of RewardStream is located at 250 – 2985 Virtual Way, Vancouver, BC V5M 4X7.

RewardStream does not have any subsidiaries.

GENERAL DEVELOPMENT OF THE BUSINESS

Overview

RewardStream is a provider of Software as a Service (“SaaS”) marketing technology that powers loyalty marketing programs, referral programs and source code licensing programs. RewardStream’s clients subscribe either to RewardStream’s proprietary Lifecycle Marketing Platform (“LMP”) or its Spark System (the “Spark System”) product to operate marketing programs that acquire, engage, optimize, and retain customers and sales channels.

Founded in early 1999, RewardStream pioneered the referral marketing space, having launched its first referral marketing specific software in 2003. RewardStream specializes in the tactical execution of referral marketing programs that help brands to acquire, engage, and retain their most valuable stakeholders – customers. By utilizing an innovative blend of marketing insight and proprietary technology, RewardStream turns an existing customer base into a powerful new sales channel for all of its clients.

RewardStream delivers a proprietary, real-time technology platform as the foundation of its client’s referral program. RewardStream has developed its software to deliver an enterprise-class referral marketing solution by embedding decades of best demonstrated practices into our product’s feature set, and continues to develop its platform with the latest techniques being used around the globe.

The Spark System lets marketers weave all types of referrals, whether email, mobile, social or word-of-mouth, into customer acquisition strategies with a powerful mix of software, promotion, and management tools. The Spark System makes it fast and easy for companies to engage and convert customers, activate employees, and mobilize brand influencers to spread the word about offers to friends and family.

See “Part IV – Information Concerning RewardStream – Narrative Description of Business – Principal Products and Services” and “Part IV – Information Concerning RewardStream – Narrative Description of Business – Future Developments”.

History

Since RewardStream’s incorporation, RewardStream has focused primarily on loyalty marketing services, with a transition to referral based marketing products and services in recent years. Over RewardStream’s last three fiscal years Reward Stream has focused on the development of its Spark System and the sale and delivery of such services to customers. The details of RewardStream’s activities over the last three years are set out below.

Fiscal Year Ended September 30, 2013

In fiscal 2013, RewardStream focused its activities on continuing to expand its LMP business and develop and test its Spark System. In early 2013, RewardStream closed a round of funding to continue the early development of the Spark System referral platform.

Fiscal Year Ended September 30, 2014

In fiscal 2014, RewardStream continued to work with the LMP source code customers, while also managing existing loyalty programs. RewardStream began to shift its focus from the loyalty segment to the Spark System. RewardStream began to build out a high growth strategic plan for the referral segment and wind down efforts dedicated to loyalty sales.

Fiscal Year Ended September 30, 2015

In fiscal 2015, RewardStream focused its activities on expanding sales of Spark. This included segmenting the Spark System product line to expand beyond enterprise clients and shift into the mid market, scaling operations to reduce the cost and time associated with onboarding clients. In addition, RewardStream has focused on building its management team and recruiting additional expertise with high-growth, SaaS business, as well as raising funds for growth.

Subsequent to Fiscal Year Ended September 30, 2015

Subsequent to fiscal 2015, RewardStream focused its activities on expanding sales of Spark and activities related to the Manado Amalgamation, including completion of a corporate continuance into British Columbia and obtaining shareholder approval of the Manado Amalgamation.

On September 8, 2015, RewardStream signed an amalgamation agreement (the “Manado Agreement”) with Manado Gold Corp. (“Manado”), a publicly traded company on the Exchange, to form a single amalgamated company (the “Manado Amalgamation”). Subsequent to this, on September 25, and November 13, 2015, RewardStream received loans in the amount of $200,000 (evidenced by “Manado Note #1”) and $300,000 (evidenced by “Manado Note #2”) (collectively “Manado Notes”), respectively, from Manado. The Manado Notes bear interest at a rate of 10% per annum, payable at maturity.

On March 4, 2016, RewardStream entered into a credit agreement with Code Consulting Limited (the “Code Loan”). Under the terms of the Code Loan, Code Consulting Limited agreed to lend up to $200,000 to RewardStream in tranches of $100,000. Concurrent with issuing each of the $100,000 tranches, RewardStream would also issue 40,816 warrants with an exercise price of $0.98 and a term of two years from the date of the advance. The loan had an interest rate of 10% per annum, compounded monthly and was secured against the assets of RewardStream. $100,000 of the Code Loan was advanced and RewardStream issued 40,816 warrants. On April 15, 2016, the Manado Amalgamation was not completed resulting in the Code Loan being in default. RewardStream repaid the outstanding balance and accrued interest from the funds received in the May 2, 2016 loan. See below and Non-Arm’s Length Party Transactions. On May 2, 2016, this loan and interest was repaid and the security over the assets of RewardStream was cancelled.

On April 8, 2016, RewardStream terminated the Manado Agreement due to Manado being unable to satisfy the conditions to closing set out in the Manado Agreement.

On April 18, 2016, RewardStream issued 1,085,123 warrants exercisable for common shares of RewardStream at $0.01 per common share and expiring on May 13, 2016. On May 18, 2016, RewardStream issued 1,076,962 common shares related to the exercise of these warrants for gross proceeds of $10,770.

On April 18, 2016, Manado, RewardStream, and a third party (the “Manado Note Acquiror”) entered into a Debt Assignment and Extension Agreement (“Manado Note Assignment Agreement”) in respect of the Manado Notes. Under the terms of the Manado Note Assignment Agreement, the Manado Note Acquiror acquired Manado Note #2 for $150,000 cash and received an option to acquire Manado Note #1 in exchange for the delivery to Manado of 400,000 Amalco Shares. Also pursuant to the Manado Note Assignment Agreement, Manado and the Manado Note Acquiror agreed to extend the maturity date of both Manado Notes to October 31, 2016.

On May 2, 2016, RewardStream entered into a credit agreement with the Ralph and Sharon Turfus Joint Spousal Trust. See Non-Arm’s Length Party Transactions below. The purpose of this credit agreement was to repay the Code Loan.

On May 19, 2016, the Ralph and Sharon Turfus Joint Spousal Trust purchased 256,410 common shares of RewardStream at a price of $0.39 per common share. See Non-Arm’s Length Party Transactions below.

Significant Acquisitions and Dispositions

Not Applicable.

NARRATIVE DESCRIPTION OF THE BUSINESS

Principal Products and Services

RewardStream has had three operating segments during its operating history, as described below, which have been RewardStream’s strategic business units. The following summary describes the operations of RewardStream’s reportable segments:

•

The loyalty segment included one-time custom development fees as well as recurring, monthly fee-based loyalty programs developed for clients to manage customer loyalty through various customer engagement programs, surveys and point redemption features. The loyalty segment was targeted primarily at large brands that required a “points” style program where customers could earn and redeem points based on their actions. The programs developed for Loyalty clients utilized RewardStream’s LMP as the underlying technology, with significant custom development for program rules, and user interface components. The market for Loyalty technology solutions had become commoditized over the years, with the largest players providing both the technology as well as the marketing agency services for ongoing program management. RewardStream is no longer pursuing new Loyalty sales as it had become difficult to compete with very large, incumbent providers with significant agency resources.

•

The source code segment includes licensing a copy of RewardStream’s proprietary LMP to entities that have the technical ability to further develop the source code to meet their business needs. The source code solution was sold “as-is, where-is” making it difficult to source potential clients and challenging to launch. The source code solution was never intended to be a product, and therefore lacked the required documentation, process and consulting resources to be sustainable. Source code revenue recognized during the years ended September 30, 2015 and 2014 pertained to contracts entered into in fiscal 2013. RewardStream did not enter into any new similar contracts during the current year and has discontinued this line of business.

•

The Spark System segment is comprised of both custom and Spark System referral sales. The Spark System referral marketing platform enables clients to acquire new customers through leads generated via referrals from existing customers. For enterprise class customers, the Custom segment includes professional services work to customize the Spark System platform for client-specific needs. The Spark System referral segment includes the productized and configurable solution for clients to engage their customers to generate sales leads through incentivized referrals, and is made up of monthly recurring revenue.

Information regarding the history of operations of each segment is included below. Segment income (loss) before income tax and operating expenses are used to measure performance, as management believes that such information is most relevant in managing the operations of each segment and evaluating the results of each segment relative to each other and other entities within these industries.

A breakdown of revenues and cost of sales for each reportable segment for the six months ended March 31, 2016 and for the years ended September 30, 2015, 2014 and 2013 is as follows:

	Six Months Ended March 31, 2016
	Loyalty	Referral/Spark	Source Code	Total
	($)	($)	($)	($)
Revenue	24,999	795,080	21,890	841,969
Cost of Sales	18,614	324,640	19,960	363,214
	6,385	470,440	1,930	478,755
Operating Expenses	45,739	1,461,414	25,701	1,532,854
Loss from Operations	(39,354)	(990,974)	(23,771)	(1,054,099)

	Year Ended September 30, 2015
	Loyalty	Referral/Spark	Source Code	Total
	($)	($)	($)	($)
Revenue	171,800	1,270,775	215,876	1,658,451
Cost of Sales	102,328	490,546	115,385	708,259
	69,472	780,229	100,491	950,192
Operating Expenses	454,791	2,890,319	573,432	3,918,542
Loss from Operations	(385,319)	(2,110,090)	(472,941)	(2,968,350)

	Year Ended September 30, 2014
	Loyalty	Referral/Spark	Source Code	Total
	($)	$	($)	($)
Revenue	227,830	1,382,750	249,110	1,859,690
Cost of Sales	107,074	776,910	174,809	1,058,793
	120,756	605,840	74,301	800,897
Operating Expenses	216,253	1,314,797	293,513	1,824,563
Loss from Operations	(95,497)	(708,957)	(219,212)	(1,023,666)

	Year Ended September 30, 2013
	Loyalty	Referral/Spark	Source Code	Total
	($)	$	($)	($)
Revenue	737,649	1,341,609	1,827,660	3,906,918
Cost of Sales	237,118	599,703	492,002	1,328,823
	500,531	741,906	1,335,658	2,578,095
Operating Expenses	428,614	635,308	1,143,749	2,207,671
Income from Operations	71,917	106,598	191,909	370,424

RewardStream has shifted its business model from primarily a one-time sale and professional services model to a scalable recurring, SaaS model. This has resulted in a short term decline in revenues. RewardStream plans to expand marketing and sales efforts, scale product and support functions with the intention of increasing revenues and becoming profitable. The SaaS approach coupled with the development of segmented product lines results in faster sales cycles, lower costs of onboarding new clients, a higher mix of recurring revenue, and ultimately higher margins.

The Spark Refer-a-Friend Program

RewardStream offers the Spark System referral marketing platform and services to enable companies to increase advocacy in customers, employees and partners through referral incentive programs. RewardStream helps businesses grow their revenues by facilitating, tracking and rewarding referrals from existing customers that acquire new customers through the blend of marketing insight and proprietary software.

The Spark System offers a combination of software, promotion and management tools for marketers to incorporate digital, mobile, and word-of-mouth referrals into their customer acquisition and brand awareness mix. The Spark System functions to offer organizations the ability to create referral marketing programs through incentives that increase customer advocacy, new customer acquisition and brand awareness. The Spark System was developed for professionals in Sales, Marketing and Customer Care. Loyalty, reward, incentive and engagement managers are among some of the key job roles targeted by RewardStream.

The Spark System is distributed as a SaaS-based service. RewardStream offers a consultative implementation approach, onboarding training for program use and the administrative dashboard. RewardStream also offers a dedicated account manager and data analyst team to provide analysis, benchmarking and program performance for Enterprise clients, and a growing set of self-service tools for midsized clients.

Integrations for the Spark System range from lightweight app to deep custom integration with Enterprise systems for security and compliance purposes.

Key Features of the Spark System

In management’s view, the following sets forth the key features of the Spark System:

•	Offers a fully-functioning referral management platform.
•	Includes social engagement tools for Facebook, Twitter and LinkedIn and other social channels with metrics for tracking engagement.
•	Facilitates an email marketing program with built-in templates and drip system functionality.
•	Offers voice referral capability, promotion management tools and a full-range of account management services.
•	Provides a wide range of reward options (coupons, gift certificates, credits, rebates, points, merchandise, retail gift cards & VISA reward cards).
•	Enables Enterprise integration with back-end customer call tracking systems.
•	Includes at-a-glance monitoring of core program metrics, such as visitor stats (via Google Analytics integration), registered members, referral impressions, referral actions, referrals by channel, referral responses and conversions.
•	Is a “closed-loop” referral program that identifies the customer making the referral, who they refer via what channel, who responds and ultimately, who makes a purchase.
•	Assigns domain experts to each account in order to create programs and perform regular performance reviews after implementation.
•	Allocates dedicated account managers to each account to execute quarterly reviews of data and analytics.

Product Development of the Spark System

Since 2012, RewardStream has focused its resources on the development and implementation of the Spark System. As of the date of this Information Circular, RewardStream has developed the Spark System and the system is currently used by a number of different industries.

RewardStream is constantly improving the Spark System. RewardStream is focusing on improving email messaging templates for more compelling calls-to-action, offering more flexibility in program structure for customization and developing a more streamlined workflow, specifically for the customer referral process. In addition, RewardStream continues to build out integrations into adjacent marketing platforms to further segment the Spark System product to address the needs of midsized and smaller clients.

Operations

Proposed Method of Providing Services

RewardStream provides the Spark System as a SaaS. SaaS is a software licensing and delivery model in which software is licensed on a subscription basis and is centrally hosted. It is sometimes referred to as “on-demand software”. SaaS is typically accessed by users using a thin client via a web browser or mobile device.

Specifically, the Spark System offers a technology platform that integrates with its client’s current software and social media platforms. In addition, the software provides an administrative portal to view a detailed referral workflow that includes views of rewards, customer referral status and promotion success metrics. Such portals are integrated with the client’s current infrastructure.

Specialized Skill and Knowledge

RewardStream currently retains employees and consultants with specialized skill and knowledge to market, distribute and deliver the Spark System. In particular, these employees and consultants have an understanding of the technological requirements to integrate the Spark System with the client’s current infrastructure.

Intellectual Property

RewardStream has not obtained any patents, patents applications or trademarks in connection with the Spark System. Although RewardStream plans to patent its Spark System, it has no plans to do so in the immediate future. In the meantime RewardStream protects its intellectual property primarily through a combination of trade secrets and copyright. See also “Risk Factors”.

Seasonality

Sales of the Spark System are not subject to seasonality fluctuations.

Changes to Contracts

RewardStream has contracts with its key customers. These contracts give the customers the right to terminate on notice. One if its major customers, a major U.S. mobile phone company has the right to terminate services on 90 days’ notice. Other customers have the option to terminate, for example, up to 90 days prior to the anniversary date of the contract otherwise the contract will be considered to have renewed for an additional year. The loss of one or more customers, particularly a major customer, may have a detrimental impact on the ability of RewardStream to continue its operations.

RewardStream also has contracts with key suppliers. For example, Tenzing Managed IT Services hosts RewardStream’s server infrastructure and QlikView provides business intelligence services to RewardStream. Tenzing has the right to terminate their service agreement with RewardStream on 120 days’ notice prior to the renewal date. QlikView may terminate their agreement for convenience on 60 days’ notice. If either of these suppliers were to terminate their agreement, RewardStream would need to find an alternative supplier; the delay of which could impact its ability to provide service to its customers.

Number of Employees

As of September 30, 2015 and 2014, RewardStream had 19 employees.

Regulatory Environment

RewardStream is also subject to a number of domestic and foreign laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and being tested in courts, and could be interpreted in ways that could harm RewardStream’s business. These may involve user privacy, libel, rights of publicity, data protection, content, intellectual property, distribution, electronic contracts and other communications, competition, protection of minors, consumer protection, taxation and online payment services. In particular, RewardStream is subject to laws regarding privacy and protection of user data. In addition, the application and interpretation of these laws and regulations is often uncertain, particularly in the new and rapidly-evolving industry in which they operate.

Foreign Operations

RewardStream conducts its operations from Canada. RewardStream anticipates conducting its operations and offering its products and services in foreign jurisdictions and as such may be exposed to various levels of political, economic and other risks and uncertainties associated with operating in a foreign jurisdiction.

Market for Products

Market Segment and Geographic Areas

RewardStream is targeting a market that has companies that spend, in aggregate, US$29 billion in direct response digital marketing (eMarketer, March 2014 – Link http://www.emarketer.com/Article.aspx?R=1010852).

The principal market for the Spark System includes, but is not limited to:

Financial Institutions (North America and UK)

•	Credit Unions
•	Banks,
•	Insurance,
•	Credit Card Issuers,
•	Prepaid Card and Mobile Wallet Providers.

Telecommunications (North America, UK and Australia)

•	Wireless,
•	Broadband,
•	Cable,
•	Security

Ecommerce (North America, UK, Europe and Australia)

•	Retail and E-Tail
•	Consumer Packaged Goods
•	Health and Wellness

Market Acceptance

RewardStream’s management believes that there is market acceptance for RewardStream’s products. RewardStream has provided its referral marketing services to companies such as a major U.S. mobile phone company, Virgin Mobile, Boost Mobile, TELUS (Koodo Mobile), Rogers Wireless, Cross Country Home Services, and First West Financial Services.

RewardStream believes that the market acceptance of the product will continue due to the technical barriers to establishing an efficient cost effective referral system in house, the challenge of maintaining connections to critical referral channels that have constantly changing programming interfaces (i.e. Facebook, Twitter, etc.), as well as the difficulty in having in-house built systems provide the deep analytics required to run an effective program.

Obsolescence

Given the Spark System is based on SaaS, a competitor could develop a product that would render the Spark System obsolete. There can be no assurance that such obsolescence will not occur, which will have a material adverse impact on RewardStream’s operations.

Marketing Plan and Strategies

Subject to completion of the Private Placement, RewardStream plans to increase its investment in direct and indirect sales. RewardStream will be expanding its client base through individual sales meetings and client referrals. RewardStream recognizes the need to create customer awareness and some of the promotion components that RewardStream is planning to implement are Interactive/ Internet Marketing, advertising, sales promotion, direct selling and public relations.

Competitive Conditions

RewardStream’s key competitors are the following:

1.

Extole: Founded in 2010, Extole provides a SaaS referral marketing software platform for enterprise clients, primarily in the retail and ecommerce space. Extole has raised approximately $50 million in venture capital to date. The Extole platform has a range of capabilities for user segmentation, program design, analytics and fraud detection. Extole’s platform also has direct application programming interface (API) integration, thus allowing their software to integrate with their customers’ websites or other software applications.

2.

Amplifinity: Amplifinity was founded in 2010 and has developed an enterprise referral marketing solution. The Amplifinity platform provides a horizontal set of features for a range of different customer types, and includes program design templates, analytics, content management options and promotional capabilities.

3.

Ambassador: Based in Detroit, Ambassador was founded in 2011. Like other solutions, Ambassador has fundamental program design, analytics, content management and referral channels. Ambassador also provides a set of integrations into existing services such as Hubspot and Zapier.

4.

Referral Candy: Based out of Singapore, Referral Candy provides a basic, email based referral platform for small businesses. The solution utilizes website code snippets for simple integration, and has limited options for configuration of program rules and rewards.

5.

Referral Saasquatch: Based in Victoria, BC, Referral Saasquatch’s product is a referral marketing solution primarily for small to medium sized businesses. Their platform is designed to integrate into an existing website, and is compatible with a number of existing recurring billing software systems to provide basic referrals.

RewardStream believes that its key differentiators are:

•	Broader customization
•	Flexible program rules and design
•	Security and fraud detection
•	Industry leading CASL spam compliance
•	Deep API integrations for Enterprise customers
•	Flexible platform for segmented product offerings
•	Extensive and flexible referral channels with deep platform integrations (Facebook, Twitter, Gmail, etc.)

The following table compares the different features and services provided by RewardStream’s competitors to the offerings of RewardStream.

Description	Spark	Extole	Ambassador	Amplifinity	ReferralCandy	Referral Saasquatch
Referrals (sent & received)	X	X	X	X	X	X
Email Connectors (E.g. Gmail)	X
Social Actions (Likes, Shares)	X	X	X	X	X	X
Social Broadcast Offer	X	X				X
Social Targeted Offer	X
Reward Choices	X			X
Dedicated referral page	X	X
Verbal Referrals	X			X
User Monthly Statement		X	X	X		X
Customized branded emails	X
Prospect Nurturing		X		X
Third Party Integrations	X	X	X	X	X	X

Future Developments

RewardStream is continually in the process of improving and expanding its Spark System and increasing its sales team. See “Part VI - Information Concerning Amalco – Narrative Description of the Business”

Bankruptcy and Similar Procedures

RewardStream does not have any bankruptcy, receivership or similar proceedings or any voluntary bankruptcy, receivership or similar proceedings within the three most recently completed financial years or completed during or proposed for the current financial year.

SELECTED FINANCIAL INFORMATION AND MANAGEMENT’S DISCUSSION AND ANALYSIS

The following sets forth the selected financial information of RewardStream for the fiscal years ended September 30, 2015, 2014 and 2013 and unaudited financial statements for the three and six months ended March 31, 2016. All amounts are expressed in Canadian dollars.

Annual Information	Three Months ended Mar 31, 2016 (unaudited) $	Six Months ended Mar 31, 2016 (unaudited) $	Fiscal Year ended Sept 30, 2015 (audited) $	Fiscal Year ended Sept 30, 2014 (audited) $	Fiscal Year ended Sept 30, 2013 (audited) $
Revenue	405,660	841,969	1,658,451	1,859,690	3,906,918
Cost of Sales	(189,847)	(363,214)	(708,259)	(1,058,793)	(1,328,823)
Gross Profit	215,813	478,755	950,192	800,897	2,578,095
Operating Expenses	(505,695)	(1,532,854)	(3,918,542)	(1,824,563)	(2,207,671)
Operating Income (Loss)	(289,882)	(1,054,099)	(2,968,350)	(1,023,666)	370,424
Other Income	1,534	3,428	124,621	28,130	5,101
Net Income (Loss)	(288,348)	(1,050,671)	(2,843,729)	(995,536)	375,525

Statement of Financial Position Information	March 31, 2016 (unaudited) $	September 30, 2015 (audited) $	September 30, 2014 (audited) $	September 30, 2013 (audited) $
Assets	586,815	859,977	1,396,894	2,210,135
Liabilities	1,005,828	833,981	548,964	427,167
Total Equity (Deficiency)	(419,014)	25,996	847,930	1,782,968

Quarterly Information

RewardStream is not a reporting issuer and has not prepared interim financial statements for its eight most recently completed fiscal quarters.

Foreign GAAP

Not Applicable.

Management’s Discussion and Analysis for Fiscal Years Ended September 30, 2015, 2014 and 2013 and the Three and Six Months Ended March 31, 2016

RewardStream’s management’s discussion and analysis provides an analysis of RewardStream’s financial results for the fiscal years ended September 30, 2015, 2014 and 2013 and the three and six months ended March 31, 2016, should be read in conjunction with the financial statements for the relevant period and the notes thereto respectively. RewardStreams’ audited financial statements for the fiscal years ended September 30, 2015, 2014 and 2013 are set forth in Schedule E of this Information Circular, and management’s discussion and analysis for the fiscal years ended September 30, 2015, 2014 and 2013 and the six months ended March 31, 2016 is set forth in Schedule F of this Information Circular.

Trends

Competitive Conditions

There is significant competition in providing software services. RewardStream competes with larger referral marketing firms, who may have greater financial capabilities, mid-tier technology referral marketing firms as well as smaller more specialized companies that concentrate their resources on particular segments.

Industry Trends

RewardStream anticipates that demand for referral services is increasing and will continue to do so. As a result of the effectiveness of other forms of digital marketing, subscription based companies with recurring revenues are seeking to decrease their marketing costs as well as increase their monthly sales numbers.

DESCRIPTION OF THE SECURITIES

RewardStream is authorized to issue an unlimited number of RewardStream Shares without par value and an unlimited number of preferred shares without par value. As at the date hereof, there are 12,813,235 RewardStream Shares issued and outstanding as fully paid and non-assessable. No preferred shares are issued and outstanding.

The holders of the RewardStream Shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of RewardStream and each RewardStream Share shall confer the right to one vote in person or by proxy at all meetings of the shareholders of RewardStream. The holders of the RewardStream Shares, subject to the prior rights, if any, of any other class of shares of RewardStream, are entitled to receive such dividends in any financial year as the RewardStream Board may by resolution determine. In the event of the liquidation, dissolution or winding-up of RewardStream, whether voluntary or involuntary, the holders of the RewardStream Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of RewardStream, the remaining property and assets of RewardStream. The RewardStream Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

CONSOLIDATED CAPITALIZATION

			Amount
			Outstanding as of
	Amount	Amount	the date of this
	Authorized or to	Outstanding as at	Information
Designation of Security	be Authorized	March 31, 2016	Circular
RewardStream Shares	Unlimited	11,479,863	12,813,235
RewardStream Warrants	Not Applicable	40,816(1)	149,715(2)
Stock Options	Not Applicable	1,822,508	-

Notes:

(1)	These warrants are exercisable at a price of $0.98 per RewardStream Share.
(2)	Includes 108,899 RewardStream Warrants exercisable at a price of $0.39 per RewardStream Share.

PRIOR SALES

RewardStream has sold the following securities during the twelve-month period prior to the date of this Information Circular:

(a)	On May 19, 2016, RewardStream issued 1,076,962 RewardStream Shares related to the exercise of warrants. See General Development of the Business above.

(b)

On May 18, 2016, the Ralph and Sharon Turfus Joint Spousal Trust purchased 256,410 RewardStream Shares for a price of $0.39 per common share for gross proceeds of $100,000. See Non-Arm’s Length Party Transactions below.

(c)	On December 11, 2015, RewardStream issued 767,286 RewardStream Shares at a price of $0.001 per share in settlement of the cancellation of 2,154,000 stock options.

(d)	On December 11, 2015, RewardStream issued 75,000 RewardStream Shares at a price of $0.1143 per share upon exercise of outstanding warrants.

(e)	On August 31, 2015, RewardStream issued 2,500,000 RewardStream Shares at a price of $0.001 per share to directors and management for total proceeds of $2,500.

See “Part IV – Information Concerning RewardStream – Non-Arm’s Length Party Transactions” for sales of securities to Non-Arm’s Length Parties.

STOCK EXCHANGE PRICE

None of the securities of RewardStream are, or have been, listed on any stock exchange or traded on any market.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

RewardStream’s executive compensation program during the most recently completed financial year ended September 30, 2015 was administered by the RewardStream Board. The RewardStream Board was solely responsible for determining the compensation to be paid to RewardStream’s executive officers and evaluating their performance. The RewardStream Board has not adopted any specific policies or objective for determining the amount or extent of compensation for directors or officers.

Significant Elements

The significant element of compensation awarded to the Named Executive Officers is a cash salary. RewardStream does not presently have a long-term incentive plan for its Named Executive Officers. There is no policy or target regarding allocation between cash and non-cash elements of RewardStream’s compensation program. The RewardStream Board is solely responsible for determining compensation to be paid to RewardStream’s Named Executive Officers. In addition, the RewardStream Board reviews annually the total compensation package of each of RewardStream’s executives on an individual basis.

RewardStream’s compensation payable to the Named Executive Officers is based upon, among other things, the responsibility, skills and experience required to carry out the functions of each position held by each Named Executive Officer and varies with the amount of time spent by each Named Executive Officer in carrying out his or her functions on behalf of RewardStream.

Employment and Consulting Agreements

RewardStream entered into an employment agreement with Rob Goehring dated July 1, 2014 whereby RewardStream agreed to pay Mr. Goehring an initial annual salary of $185,000 in consideration of him serving as Chief Executive Officer of RewardStream. Mr. Goehring may resign at any time with prior written notice not less than 90 days and RewardStream may terminate the agreement by providing Mr. Goehring with six months’ notice.

RewardStream entered into an employment agreement with Charles Abel dated July 20, 2015 whereby RewardStream agreed to pay Mr. Abel an initial annual salary of $135,000 in consideration of him serving as Vice President of Finance of RewardStream. RewardStream may terminate the agreement for any reason at any time.

RewardStream entered into an employment agreement with Neil Parker dated August 26, 2015 whereby RewardStream agreed to pay Mr. Parker an initial salary of $135,000 in consideration of him serving as Vice President of Product Management and Marketing of RewardStream. RewardStream may terminate the agreement for any reason at any time.

RewardStream entered into an employment agreement with Buzz Hemphill dated September 25, 2014 whereby RewardStream agreed to pay Mr. Hemphill an initial salary of $125,000 in consideration of him serving as Vice President of Sales of RewardStream. RewardStream may terminate the agreement for any reason at any time.

RewardStream entered into an employment agreement with Devin Redlich dated July 6, 2015 whereby RewardStream agreed to pay Mr. Redlich an initial salary of $135,000 in consideration of him serving as Vice President of Operations of RewardStream. RewardStream may terminate the agreement for any reason at any time.

RewardStream entered into an employment agreement with Kevin Campbell dated May 17, 2010 whereby RewardStream agreed to pay Mr. Campbell an initial salary of $38,000 in consideration of him serving as Junior Programmer of RewardStream. Effective August 1, 2014, Kevin Campbell was promoted to Senior Software Architect and his salary was increased to $90,000 per year. RewardStream may terminate the agreement for any reason at any time.

Summary Compensation Table

The following table sets forth information about compensation paid to, or earned by, RewardStream’s Named Executive Officers during the fiscal years ended September 30, 2015, 2014 and 2013:

Name and Principal Position	Year	Salary ($)	Share- Based Awards ($)	Option- Based Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)		Pension Value ($)	All Other Compen- sation ($)(6)	Total Compen- sation ($)
					Annual Incentive Plans(5)	Long- Term Incentive Plans
Ralph Turfus Executive Chairman	2015 2014 2013	- - -	- - -	6,049 18,148 17,650	- - -	- - -	- - -	- - -	6,049 18,148 17,650
Rob Goehring CEO	2015 2014 2013	185,000 46,250 -	- - -	32,704 8,153 -	50,000 6,598 -	- - -	- - -	3,460 825 -	271,164 61,826 -
James Christensen(1) Former CEO	2015 2014 2013	45,000 175,000 117,917	- - -	12,860 16,493 22,468	7,500 4,000 6,500	- - -	- - -	- 24,020 51,326	65,360 219,513 198,211
Peter Oxley(2) Former CEO	2015 2014 2013	- - 153,125	- - -	- - -	104,000 - 21,141	- - -	- - -	- 1,250 109,222	104,000 1,250 283,488
Blair Whelan(3) Former CTO	2015 2014 2013	84,808 135,000 129,375	- - -	- - -	- 15,674 13,596	- - -	- - -	1,137 7,677 19,910	85,945 158,351 162,881
Murray Hemphill VP Sales	2015 2014 2013	125,000 - -	- - -	8,275 - -	10,000 - -	- - -	- - -	2,204 - -	145,479 - -
Kevin Campbell	2015	90,000	-	486	6,000	-	-	3,399	99,885

Name and Principal Position	Year	Salary ($)	Share- Based Awards ($)	Option- Based Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)		Pension Value ($)	All Other Compen- sation ($)(6)	Total Compen- sation ($)
					Annual Incentive Plans(5)	Long- Term Incentive Plans
Senior Software Architect	2014 2013	73,333 60,750	- -	921 193	1,750 4,302	- -	- -	2,673 2,000	78,677 67,245
Devin Redlich VP Operations	2015 2014 2013	16,125 - -	- - -	- - -	- - -	- - -	- - -	736 - -	16,861 - -
Neil Parker VP Product Management and Marketing	2015 2014 2013	10,298 - -	- -	- -	- -	- -	- -	3,833 - -	14,131 - -
Charles Abel VP Finance	2015 2014 2013	11,278 - -	- -	- -	- -	- -	- -	- -	11,278 - -

Notes:

(1)	Blair Whelan resigned as CTO of RewardStream effective June 1, 2015.
(2)	James Christensen ceased to act as CEO of RewardStream effective June 30, 2014, but was retained as a consultant until the following fiscal year.
(3)	Peter Oxley ceased to act as CEO of RewardStream effective August 13, 2013.
(4)

The fair value of Option Based Awards was determined using the Black-Scholes method. The assumptions used in this method are disclosed in the financial statements for the periods ending September 30, 2015, 2014 and 2013 attached as Schedule E to this Information Circular. The amounts attributed to each year are based on the amount of options vested in that year multiplied by the fair value of the options granted.

(5)	The amounts in this column were considered earned in the year reported.
(6)

Amounts in this column include, commissions, company paid health care insurance premiums, payments for untaken vacation days and severance payments. For the most recently completed fiscal year, these amounts consisted entirely of company paid health care insurance premiums.

Incentive Plan Awards

RewardStream established the RewardStream Option Plan on January 1, 2000 as amended December 7, 2011, March 2, 2012 and May 7, 2014 whereby RewardStream may grant stock options to officers, directors, employees and consultants. The exercise price of the stock options is determined by the RewardStream Board (or a committee thereof) and will generally be at least equal to the fair value of the shares at the grant date. Any stock options that do not vest as the result of a grantee leaving RewardStream are forfeited and the RewardStream Shares underlying them are returned to the reserve. Stock options granted generally have a maximum term of five years.

The maximum number of options that may be issued under the RewardStream Option Plan is 4,660,915. As at September 30, 2015, there were 4,028,008 options issued and 632,907 options available for grant. All outstanding options under the RewardStream Option Plan will be cancelled prior to closing of the Amalgamation.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	4,028,008	$0.42	632,907
Total	4,028,008	$0.42	632,907

The following table sets forth all outstanding share based and option based awards to the Named Executive Officers as at September 30, 2015.

Name	Option Based Awards				Share Based Awards
	Number of Securities underlying unexercised options (#)	Option exercise price ($)	Option Expiration Date	Value of unexercised in-the-money options ($)(1)	Number of shares or units of shares that have not vested (#)	Market or payout value of share- based awards that have not vested ($)
Rob Goehring, CEO	488,254 325,504	0.50 0.50	June 30, 2019 June 30, 2019	31,267 20,845	284,926(2) 325,504	- -
Ralph Turfus, Executive Chairman	50,000 59,000 60,000 120,000	0.40 0.40 0.40 0.50	March 31, 2022 June 30, 2020 July 25, 2023 January 1, 2019	8,202 9,678 9,842 7,685	- - - -(3)	- - - -
Kevin Campbell Senior Software Architect	1,000 9,000	0.25 0.40	October 1, 2015 July 25, 2018	314 1,476	- -	- -
Murray Hemphill VP Sales	125,000	0.50	October 5, 2019	8,005	84,018(4)	-
Devin Redlich VP Operations	-	-	-	-	-	-
Neil Parker VP Product Management and Marketing	-	-	-	-	-	-
Charles Abel VP Finance	-	-	-	-	-	-

(1)

On October 6, 2015, RewardStream received a valuation report that estimated its value between $5,700,000 and $6,300,000. To estimate whether these options were ‘in-the-money’, RewardStream has used the mid-point of this valuation estimate divided by the 10,637,577 shares outstanding at September 30, 2015.

(2)	During the year ended September 30, 2015, 162,751 of these options vested.

(3)	During the year ended September 30, 2015, 30,000 of these options vested.
(4)	During the year ended September 30, 2015, 40,982 of these options vested.

Pension or Contribution Plan Benefits

As at September 30 2015, RewardStream had no outstanding pension plan or contribution plan benefits.

Deferred Compensation Plans

As at September 30, 2015, RewardStream had no deferred compensation plans.

Termination and Change of Control Benefits

RewardStream may terminate its employment agreement with Mr. Goehring by providing Mr. Goehring with six months notice. Otherwise, RewardStream has no contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer, at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change of control of RewardStream or a change in the Named Executive Officer’s responsibilities

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth the compensation paid to RewardStream’s directors for the fiscal year ended September 30, 2015:

Name	Fees Earned ($)	Share-based Awards ($)	Option- based Awards ($)(1),(2)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
Ralph Turfus	-	-	6,049	-	-	-	6,049
David Raffa(3)	-	-	-	-	-	-	-

Notes:

(1)

The fair value of Option Based Awards was determined using the Black-Scholes method. The assumptions used in this method are disclosed in the financial statements for the year ended September 30, 2015. The amounts attributed to each year are based on the amount of options vested in that year multiplied by the fair value of the options granted.

(2)	During the year ended September 30, 2015, 30,000 of these options vested.
(3)	Mr. Raffa resigned as a director of RewardStream effective October 31, 2014.

NON-ARM’S LENGTH PARTY TRANSACTIONS

Except as disclosed below and set forth under the section titled “Part IV – Information Concerning RewardStream – Executive Compensation”, RewardStream has not since its incorporation entered into any transactions with non-arm’s length parties and has not obtained assets or services from: (i) any director, officer or promoter of RewardStream, (ii) a 10% shareholder of RewardStream, or (iii) an Associate or Affiliate of the persons referred to in paragraphs (i) and (ii).

Fiscal Year Ended September 30, 2011

The following non-arm’s length transactions occurred during the fiscal year ended September 30, 2011:

-

William Whelan, a principal shareholder and former director loaned $100,000 to RewardStream. The loan bore interest at a rate of prime plus 3%. This loan and interest was fully repaid in fiscal year 2013. Mr. Whelan also loaned $150,000 to RewardStream. The loan bore a monthly interest rate of 1% compounded monthly. This loan and interest were fully repaid in fiscal year 2012.

-	RewardStream paid a total of $15,260 in consulting fess to two sons of Blair Whelan, former Chief Technical Officer of RewardStream.

Fiscal Year Ended September 30, 2012

The following non-arm’s length transactions occurred during the fiscal year ended September 30, 2012:

-	The RewardStream Board granted 37,500 warrants at an exercise price of $0.40 per share to Ralph Turfus, the Executive Chairman and a shareholder of RewardStream.

-	The RewardStream Board granted 37,500 warrants at an exercise price of $0.40 per share to David Raffa, a former director of RewardStream.

-	The RewardStream Board granted 59,000 stock options at an exercise price of $0.40 per share to Ralph Turfus, the Executive Chairman and a shareholder of RewardStream.

-	RewardStream paid a total of $49,731 in consulting fees and salary to three sons of Blair Whelan.

-	The RewardStream Board granted 1,000 stock options at an exercise price of $0.40 per share to a son of Blair Whelan. These options vested over 3 years.

-	The RewardStream Board granted 47,000 stock options at an exercise price of $0.40 per share to David Raffa, a director of RewardStream. These options vested immediately.

-

The RewardStream Board granted 286,500 stock options at an exercise price of $0.40 per share to Peter Oxley, a shareholder, and former director and Chief Executive Officer of RewardStream. These options were to vest over 3 years. Subsequent to this, as part of a separation agreement, these options were cancelled.

-	Arbutus Place Investments Ltd. a company controlled by Ralph Turfus, the Executive Chairman of RewardStream received 375,000 shares of RewardStream at a price of $0.40 per share.

-	William Whelan received 125,000 shares of RewardStream at a price of $0.40 per share.

Fiscal Year Ended September 30, 2013

The following non-arm’s length transactions occurred during the fiscal year ended September 30, 2013:

-

The RewardStream Board granted 320,000 stock options at an exercise price of $0.50 per share to James Christensen, a former CEO. 160,000 of the options vest over three years. The balance vest according to specific milestones.

-

The RewardStream Board granted 60,000 stock options at an exercise price of $0.40 per share to Ralph Turfus, the Executive Chairman and a shareholder of RewardStream. These options vested on a monthly basis until fully vested by December 31, 2013.

-	The RewardStream Board granted 15,000 stock options at an exercise price of $0.50 per share to Cherlene Mun, former Corporate Secretary of RewardStream. These options vest over 3 years.

-	A son of Blair Whelan was a full-time employee of RewardStream. The form of consideration consisted of salary, benefits and bonus. Total remuneration received was $63,273.

-	Another son of Blair Whelan was hired as a consultant to RewardStream during this fiscal year. The form of consideration consisted of fees for service. Total remuneration received was $14,862.

Fiscal Year Ended September 30, 2014

The following non-arm’s length transactions occurred during the fiscal year ended September 30, 2014:

-

The RewardStream Board granted a total of 813,758 stock options at an exercise price of $0.50 per share to Rob Goehring, the incoming CEO and a director. 488,254 of these options vest on a daily basis over 3 years. The balance of the options vest depending on the achievement of specific milestones.

-

The RewardStream Board approved the granting of 10,000 stock options per month to Ralph Turfus, Executive Chairman and shareholder, of RewardStream, for each month served as a fully engaged Executive Chairman, or 5,000 stock options per month for each month served as Chairman but not in a fully engaged executive capacity. In fiscal year 2014, Mr. Turfus received 120,000 options of RewardStream with an exercise price of $0.50 per share.

-	The RewardStream Board approved a director’s engagement agreement with David Raffa, a former director of RewardStream. Per the terms of this agreement, Mr. Raffa was paid $500 per month.

-	A son of Blair Whelan’s was a full-time employee of RewardStream. The form of consideration consisted of salary, benefits and bonus. Total remuneration received was $69,125.

-	Another son of Blair Whelan’s was hired as a consultant to RewardStream during this fiscal year. The form of consideration consisted of fees for service. Total remuneration received was $14,862.

Year Ended September 30, 2015

The following non-arm’s length transactions occurred during the year ended September 30, 2015.

-	Blair Whelan’s son was a full-time employee of RewardStream. The form of consideration consisted of salary, benefits and bonus. Total remuneration received was $67,399.

-	RewardStream issued shares to the following individuals on August 31, 2015:

Name and position	Number of RewardStream Shares	Consideration ($)
Robert Goehring, CEO	1,400,000	1,400
Ralph Turfus, Chairman	200,000	200
Murray Hemphill, VP Sales	200,000	200
Devin Redlich, VP Operations	200,000	200
Charles Abel, VP Finance	200,000	200
Neil Parker, VP Product Management and Marketing	200,000	200
Kevin Campbell, Senior Software Architect	100,000	100

Subsequent Events

The following non-arm’s length transactions occurred subsequent to September 30, 2015.

-	On December 11, 2015, RewardStream issued shares to the following individuals in exchange for the cancellation of outstanding options and the payment of $0.001 per share:

Name and relationship to RewardStream	Number and class of shares	Consideration ($)
David Raffa former director	90,940	91
Peter Oxley former director and CEO	238,723	239
William Whelan principal shareholder, former director	68,205	68

-	On December 11, 2015, Ralph Turfus exercised 37,500 warrants and David Raffa exercised 37,500 warrants at a price of $0.1143 for total proceed of $8,572.50

-

On April 18, 2016, RewardStream issued 130,575 warrants to the Ralph and Sharon Turfus Joint Spousal Trust (the “Turfus Trust”) with an exercise price of $0.01 and an expiry date of May 13, 2016. On May 19, 2016 RewardStream issued 130,575 RewardStream shares related to the exercise of these warrants.

-

On May 2, 2016, RewardStream entered into a credit agreement with Turfus Trust. Under the terms of the credit agreement, the Turfus Trust loaned RewardStream $102,093. This loan has an annual interest rate of 10% and was secured against the assets of RewardStream. The Turfus Trust also received 40,816 RewardStream Warrants with an exercise price of $0.39. The warrants expire on April 29, 2018. On May 18, 2016, the Ralph and Sharon Turfus Joint Spousal Trust purchased 256,410 RewardStream Shares for a price of $0.39 per RewardStream Share.

LEGAL PROCEEDINGS

RewardStream is not currently a party to any legal proceedings, nor is RewardStream currently contemplating any legal proceedings. Management of RewardStream is currently not aware of any legal proceedings contemplated against RewardStream.

MATERIAL CONTRACTS

The following are the contracts of RewardStream entered into within two years prior to the date of this Information Circular that can reasonably be regarded as being material to securityholders of Musgrove:

1.	Credit Agreement dated March 4, 2016, between RewardStream and Code Consulting Limited. See “Part V – Information Concerning RewardStream – Narrative Description of the Business”.

2.

Debt Assignment and Extension Agreement date April 18, 2016, between RewardStream, Manado and the Manado Note Acquiror. See “Part V – Information Concerning RewardStream – Narrative Description of the Business”.

3.	Credit Agreement and General Security Agreement dated May 2, 2016, between RewardStream and Turfus Trust. See “Part V – Information Concerning RewardStream – Non-Arm’s Length Party Transactions”.

4.	Amalgamation Agreement dated May 30, 2016, between Musgrove and RewardStream Inc. “Part III – The Amalgamation”.

5.	Loan Agreement dated April 26, 2016, between Musgrove and RewardStream Inc. “Part III – The Amalgamation”.

6.	General Security Agreement dated April 26, 2016 between RewardStream and Musgrove. “Part III –The Amalgamation”.

7.

Voluntary Pooling Agreement between certain shareholders of RewardStream to be entered into prior to closing of the Amalgamation. See “Part VI – Information Concerning Amalco – Escrowed Securities – Voluntary Pooling Agreement”.

8.

SSRR Pooling Agreement between certain shareholders of RewardStream to be entered into prior to closing of the Amalgamation. See “Part VI – Information Concerning Amalco – Escrowed Securities – SSRR Pooling Agreement”.

The above contracts may be inspected at the offices of RewardStream at 250 – 2985 Virtual Way, Vancouver, BC V5M 4X7, for a period expiring 30 days after closing of the Amalgamation.

PART VI - INFORMATION CONCERNING AMALCO

Information contained in this Part VI is forwarding looking in nature and assumes the completion of the Amalgamation. See “Cautionary Statement Regarding Forward Looking Statements”.

CORPORATE STRUCTURE

Following the completion of the proposed Amalgamation Amalco’s head office will be located at at 250 – 2985 Virtual Way, Vancouver, BC V5M 4X7 and its registered office at Suite 300, 1168 Hamilton Street, Vancouver, BC, V6B 2S2.

Amalco will be renamed RewardStream Solutions Inc. and will continue to be governed by the Business Corporations Act (British Columbia).

Intercorporate Relationship

Following completion of the Amalgamation, Amalco will not have any subsidiaries.

NARRATIVE DESCRIPTION OF THE BUSINESS

Upon completion of the Amalgamation, Amalco’s business will be that of RewardStream and Amalco will be listed as a Tier 2 technology issuer on the Exchange.

Business Objectives

Amalco’s primary business objective, following completion of the Amalgamation, is expanding its sales team and investing in product development.

Amalco intends to increase its sales and marketing efforts to increase sales. For the 12 months following the Amalgamation, Amalco intends to spend the following amounts on the following activities:

Activity	$
Salaries and commissions	331,647
Travel	21,000
Tradeshows and conferences	29,000
Marketing and promotion	14,000
Consultants	140,400
Overhead (telephones, supplies)	16,500
Total	552,547!Unexpected End of Formula

Milestones

In addition, Amalco is planning the following key activities with funding allocated as follows:

Activity	Expected completion	$
Launch first e-commerce integration	June 15, 2016	7,000
Launch Lite product	June 15, 2016	53,000
Complete two additional e-commerce integrations	August 31, 2016	15,000
Launch partnership network	November 30, 2016	36,000

Launch first e-commerce integration - This will entail hiring an outsource software development company to integrate RewardStream’s Spark product with an e-commerce provider. RewardStream anticipates that this will take approximately one month of development followed by one month of quality assurance testing.

Launch Lite product - Amalco anticipates hiring contract software developers to complete the preliminary development of this product. This will be augmented by internal development and quality assurance testing by Amalco’s staff.

Complete two additional e-commerce integrations - Amalco expects to hire an outsourced software development company to integrate the Spark product with two additional e-commerce providers. This will be followed by quality assurance testing by RewardStream.

Launch partnership network - Amalco plans to develop partnerships with other 3rd party software providers such as customer experience management and back office support systems. This will entail hiring business development personnel and expanding the marketing for the Spark product.

DESCRIPTION OF THE SECURITIES

Upon completion of the proposed Amalgamation, the share structure of Amalco will be the same as Musgrove. See “Part II - Information Concerning Musgrove – Description of the Securities”.

PRO FORMA CONSOLIDATED CAPITALIZATION

Pro Forma Consolidated Capitalization

The following table represents select particulars of the share and loan capital of Amalco following the completion of the Amalgamation.

Amount to be Outstanding After
Giving Effect to the Amalgamation,
		Amount to be Outstanding	the minimum Private Placement,
Designation of	Amount Authorized or to	After Giving Effect to the	conversion of Manado Note #2 and
Security	be Authorized	Amalgamation	Finder’s Fee
Common Shares	Unlimited	27,037,683(1)	35,663,930 (2)

Share Purchase Warrants	N/A	603,925(3)	3,603,925(4)

Options	N/A	-	-

Notes:

(1)	Includes 7,037,683 Amalco Shares issued to former holders of Musgrove Shares and 20,000,000 Alamco Shares issued to former RewardStream shareholders in connection with the Amalgamation.
(2)

Includes the amounts in item 1 above as well as 6,000,000 Musgrove Shares issued in connection with the minimum Private Placement, Amalco Shares issued pursuant to the conversion of Manado Note #2 and 950,000 Amalco Shares to be issued as partial payment of the Finder’s Fee. In connection with the conversion of Manado Note #2, Amalco will issue 1,276,247 Amalco Shares (expected principal and interest of $319,062 at June 30, 2016 at a conversion price of $0.25 per Amalco Share) plus an additional 400,000 Amalco Shares to the Manado Note Acquiror in consideration for the assumption of the Manado Notes and the extension of their terms to maturity.

(3)	Includes 233,555 Replacement Warrants issued to former holders of RewardStream Warrants and 370,370 Replacement Warrants issued to former holders of Musgrove Warrants.
(4)	Includes the amounts in item 3 above as well as 3,000,000 Replacement Warrants issued to former holders of Musgrove Warrants (issued in connection with the minimum Private Placement).

Fully Diluted Share Capital

The following table summarizes the securities of Amalco to be issued and outstanding following the completion of the Amalgamation:

Description	Number of Securities	Percentage of Total
Amalco Shares issued Amalgamation, minimum Private Placement, conversion of Manado Note #2 and Finder’s Fee	35,663,930	88.9%
Securities Reserved for Future Issue:
Warrants(1)	3,603,925	9%
Stock Options(2)	--	--
Manado Note #1(3)	861,315	2.1%
Total	40,129,170	100.0%

Notes:

(1)

63,673 exercisable at $0.63 per Amalco Share until March 4, 2018; 169,882 exercisable at $0.25 per Amalco Share exercisable until May 2, 2018; 370,370 exercisable at $0.72 per Amalco Share exercisable until August 18, 2017; 3,000,000 exercisable at $0.50 per Amalco Share exercisable until the date that is two years from closing of the Private Placement.

(2)	All outstanding stock options will be cancelled prior to closing of the Amalgamation.
(3)

It is expected that the principal sum plus accrued interest payable pursuant to Manado Note #1 will be converted to Amalco Shares within seven days of closing of the Amalgamation. In connection with the conversion of Manado Note #1, it is expected that Amalco will issue 861,315 Amalco Shares (expected principal and interest of $215,329 at June 30, 2016 at a conversion price of $0.25 per Amalco Share) to the Manado Note Acquiror.

AVAILABLE FUNDS AND PRINCIPAL PURPOSES

Funds Available

Upon completion of the Amalgamation, the business of RewardStream will be the business of Amalco. Amalco is expected to have estimated available funds of up to $2,729,263 based on estimated working capital of Musgrove of $152,500 as at April 30, 2016, estimated working capital deficit of RewardStream of $(501,586) as at April 30, 2016, estimated gross profits of RewardStream for the next 12 months, the reduction of loan liability from conversion of Manado Note #2 and the net proceeds from the minimum Private Placement of $1,380,000.

Dividends

The holders of Amalco Shares will be entitled to dividends, if, as and when declared by the Amalco Board. Amalco does not anticipate the payment of any dividends on the Amalco Shares for the foreseeable future.

Principal Purposes

It is Amalco’s intention to use the available funds for a period of 12 months after the completion of the Amalgamation as follows:

Estimated Amount Following Completion of Amalgamation
Sources of Funds	($)
Estimated working capital at April 30, 2016	(349,086)
Reduction of loan liability from conversion of Manado Note #2	319,062(1)
Projected gross profit for the next 12 months	1,414,287(2)
Net Proceeds from the minimum Private Placement	1,380,000(3)
Partial payment of the Finder’s Fee	35,000
Total Sources of Funds	2,729,263
Use of Funds
General and administrative expenses	1,170,975(4)
Sales, marketing and travel	552,547
Research and development	605,125
Remaining transaction costs: Exchange, professional and other fees	132,000
Unallocated working capital	268,616
Total Uses of Funds	2,729,263

Notes:

(1)	It is expected that the Manado Note #2 will be converted to Amalco Shares on closing of the Amalgamation.
(2)	Gross profit for the next 12 months is based on the forecasted gross profit for RewardStream.
(3)	Musgrove will pay commissions of up to 8% on the gross proceeds of the Private Placement.
(4)

General and administrative costs for the next 12 months following the completion of the Amalgamation are estimated to be $1,170,975 and consist of: (i) transfer agent and filing fees of $15,000, (ii) professional fees and shareholder communication costs of $165,000, (iii) office and miscellaneous expenses of $354,000, (iv) directors’ fees of $30,000, and (v) management salaries of $335,000. This latter amount is expected to be paid to Non- Arms’ Length Parties, comprised of proposed compensation to the CEO of $185,000, and proposed compensation to the CFO of $150,000.

PRINCIPAL SECURITYHOLDERS

No person or company is expected to beneficially own, directly or indirectly, or exercise control or direction over, Amalco Shares carrying more than 10% of the voting rights attached to the outstanding Amalco Shares upon closing of the Amalgamation.

DIRECTORS, OFFICERS AND PROMOTERS

Name, Address, Occupation and Security Holding

The following table sets out the names of the proposed directors and officers of Amalco, the municipalities of residence, their principal occupations during the past five years and the number of Amalco Shares which they will beneficially own, directly or indirectly, or exercise control or direction over, following completion of the Amalgamation, minimum Private Placement and Finder’s Fee.

Name, Municipality of Residence and Position	Principal Occupation for Past Five Years	Amalco Shares Held upon Completion of Amalgamation(2)	Percentage of Shares Held(4)
ROB GOEHRING British Columbia, Canada Chief Executive Officer and Director	Chief Executive Officer of RewardStream since July 2014, Chief Marketing Officer of Tio Networks, Inc. from April 2012 to July 2014, Co-founder and vice-president product management and marketing of Contigo Systems Inc. from January 2002 to April 2012.	2,384,000	6.7%
CHARLES ABEL British Columbia, Canada Chief Financial Officer and Corporate Secretary	VP of Finance of RewardStream since July 2015. VP of Finance for Contigo Systems sinceOctober 2008. CFO for 3TL Technologies Corp (TSX: TTM) March 2014 to January 2015.	352,000	1.0%
RALPH TURFUS(1) British Columbia, Canada Director	Special Partner of Yaletown Venture Partners since June 2009. Director of a number of private technology and software companies.	1,625,509	4.6%
RANA VIG(1) British Columbia, Canada Director	President of Musgrove Minerals Corp; Chief Executive Officer and Chariman of Continental Precious Minerals Inc.	325,375	0.9%
NORMAN BREWSTER Ontario, Canada Director	President & Chief Executive Officer of Cadillac Ventures Inc.	Nil	N/A
MARTIN BERNHOLTZ(1) Ontario, Canada Director	Chief Financial Officer Kerbel Group Inc.	63,500	0.2%
NEIL PARKER British Columbia, Canada VP Product Management and Marketing	Head of Product for Contractually from February 2014 to June 2015. VP of Product Marketing for Vision Critical from January 2013 to February 2014. VP and General Manager of Contigo Systems from October 2008 to November 2012.	344,000	1.0%
MURRAY (BUZZ) HEMPHILL British Columbia, Canada VP Sales	VP of Sales of PayByPhone Inc. from January 2005 to March 2013. VP Sales of Class Solutions Inc. from March 1997 to May 2004.	352,000	1.0%
DEVIN REDLICH British Columbia, Canada VP Operations and Service Delivery	VP of Operations of RewardStream since July 2015. Principal of Devin Redlich Consulting from September 2013 to July 2015. Executive VP of Operations of Tio Networks Corp. from November 2011 to September 2013. Director of Operations of Pardon Services Canada from February 2011 to November 2011. Director of Operations at Contigo Systems from March 2005 to August 2010.	352,000	1.0%
KEVIN CAMPBELL British Columbia, Canada Senior Software Architect	Software Developer at RewardStream since May 2010.	196,000	0.5%
Total Securities		5,994,384	16.9%

* Denotes less than 1%

Notes:

(1)	Member of Amalco’s audit committee. Amalco will not have any other board committees. Each director holds office until the next annual meeting of the shareholders.
(2)	These Amalco Shares are subject to escrow restrictions. See “Part VI – Information Concerning Amalco - Escrowed Securities”.
(3)

Assuming that no Musgrove Shares are purchased by any of the above directors and officers under the Private Placement. The percentages have been calculated without including any Musgrove Shares that may be issued upon the exercise of share purchase warrants and options issued to directors and officers.

(4)	Based on 35,663,930 Amalco Shares being issued and outstanding on completion of the Amalgamation, minimum Private Placement, conversion of Manado Note #2 and Finder’s Fee.

Management

The following is a brief description of the proposed directors and officers of Amalco following completion of the Amalgamation.

Rob Goehring, Chief Executive Officer and Director

Mr. Goehring, age 42, has served as the Chief Executive Officer of RewardStream since July 2014. Mr. Goehring is a seasoned technology executive with over 17 years of experience leading early stage, high growth, scalable companies. Mr. Goehring co-founded and served as Vice President products of Contingo Systems Inc. from January 2008 to April 2012. As the co-founder of Contigo Systems Inc., Mr. Goehring led marketing and product strategy for five different product launches. Mr. Goehring was also responsible for establishing RewardStream B2B channel partnerships where he built out channel marketing programs, tools and training for Contigo’s independent VAR channel.

Mr. Goehring was the Chief Marketing Officer of Tio Networks, Inc. from April 2012 to July 2014. As the Chief Marketing Officer at TIO Networks, Mr. Goehring led the B2B teams for Marketing, Sales and Account Management. He was also responsible for the strategy for TIO's cloud based digital wallet.

Mr. Goehring has a Masters of Business Administration (1997) from Simon Fraser University and a Bachelor of Business Administration (1996) from Simon Fraser University with a focus on Marketing and Management Information Systems.

Mr. Goehring will devote approximately 100% of his time to Amalco. Mr. Goehring will be an independent contractor of Amalco. Mr. Goehring has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Charles Abel, Chief Financial Officer and Corporate Secretary

Mr. Abel, age 47, has been the VP Finance for RewardStream since July 2015. Mr. Abel has held senior financial positions in private and public companies for over 15 years. Most recently as the VP of Finance for Contigo Systems (October 2008 – present) he led the financial and operational integration of the acquisition of Nero Global. Mr. Abel has also worked as the CFO for the public companies 3TL Technologies Corp (TSX:TTM) and Protox Therapeutics Inc. (TSX-V:PRX) where he assisted in listing both companies on the Exchange and raising public financing. Mr. Abel is a Certified Public Accountant (CPA-CGA) and has earned an MBA from Simon Fraser University.

Mr. Abel will devote approximately 100% of his time to Amalco. Mr. Abel will be an employee of Amalco. Mr. Abel has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Ralph Turfus, Director, Chairman of the Board

Mr. Turfus, age 70, B.A.Sc. M.A.Sc. M.B.A. P.Eng., serves as a Special Limited Partner at Yaletown Venture Partners Inc. since June 2009. Mr. Turfus founded Class Software (originally Escom Software) and served as its Chief Executive Officer for 28 years. He trained as an engineer and also spent seven years in the Canadian Air Force. He also created registration and booking software for municipal parks and recreation departments, clubs, colleges, and schools. Mr. Turfus is a hands-on angel investor and executive mentor, and is active in organizations that promote the region’s technology industry. He serves as the Chairman of Redlen Technologies Inc. He serves as a Director of Navarik Corp. He serves as Member of the Board of Advisors at Vivity Labs, Inc. Most recently, he has served as a Director of Endurance Wind Power, and of Fit Brains. In recognition of his business success and industry contributions he was named the B.C. Technology Industry Association's “Person of the Year” in 2006. Mr. Turfus has spent four decades in the ICT sector.

Mr. Turfus will devote approximately 10% of his time to Amalco, or such greater amount of time as is necessary to perform the work required in connection with the management of Amalco. Mr. Turfus will be an independent contractor of Amalco. Mr. Turfus has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Rana Vig, Director, Vice Chairman of the Board

Mr. Vig, age 53, is the Chief Executive Officer of Musgrove. He is an entrepreneur with over 29 years of business experience during which time he has been pivotal in launching five business ventures in the private sector. He is the former chair of British Columbia based Open Learning Agency, an active investor, and has served on several public company boards and committees. He is also active in numerous charitable and community organizations acting as chair, director and advisor to many.

Mr. Vig will devote approximately 50% of his time to Amalco, or such greater amount of time as is necessary to perform the work required in connection with the management of Amalco. Mr. Vig will be an independent contractor of Amalco. Mr. Vig has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Norman Brewster, Director

Mr. Brewster, age 69, is a director of Musgrove. He is currently the President, CEO and director of Cadillac Ventures Inc., a TSXV-listed company. In addition, he is a director of Tasca Resources (TSXV) and the Chairman of the board of directors of Black Widow Resources Inc. (TSXV). Mr. Brewster was co-founder and Executive Chairman of Iberian Minerals Corp., during his tenure he was part of the team that acquired, developed, and financed the Aguas Tenidas Cu., Zn., Pb. Deposit in Andalucia Spain to production .The company was subsequently acquired in a market bid by a subsidiary of Trafigura Beheer B.V. During his career Mr. Brewster has served on many public company boards. Mr. Brewster holds a B.Sc. and a B.Ed. from Acadia University. He is also a P. Geo with the Association of Professional Geoscientists of Ontario.

Mr. Brewster will devote approximately 10% of his time to Amalco, or such greater amount of time as is necessary to perform the work required in connection with the management of Amalco. Mr. Brewster will be an independent contractor of Amalco. Mr. Brewster has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Martin Bernholtz, Director

Mr. Bernholtz, age 58, is a director of Musgrove. He has 30 years of experience in finance and accounting. Since 1987, he has been the Chief Financial Officer of the Kerbel Group, an integrated real estate developer, property owner and constructor, where he has syndicated over 2,000 condominium units. In addition, during the past 25 years, Mr. Bernholtz has served on several public company and private company boards in the capacity as a director, chairman, audit chair, governance chair, compensation committee chair, and as a member and chair of various special committees. Currently he serves on the board of directors of SelectCore Ltd. (chairman) (TSXV), Titan Medical Inc. (director and audit chair) (TSXV) and as a trustee of Centurion Apartment REIT. Mr. Bernholtz's experience spans real estate, bio-technology and resources. He earned his Bachelor of Business Administration from York University in 1981 and became a Chartered Accountant (Ontario) in 1983. Several years early in Mr. Bernholtz's career his responsibilities, while in practice, focused on business valuation and litigation support.

Mr. Bernholtz will devote approximately 10% of his time to Amalco, or such greater amount of time as is necessary to perform the work required in connection with the management of Amalco. Mr. Bernholtz will be an independent contractor of Amalco. Mr. Bernholtz has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

The following key employees of RewardStream are expected to be appointed to similar positions in Amalco following completion of the Amalgamation.

Neil Parker, VP Product Management and Marketing

Mr. Parker, 48 has been a product management and marketing leader in high tech since the mid 1990s, and has brought successful products to market for BC companies like Glenayre, Infowave, Sierra Wireless, Dyaptive (acquired by JDSU), Contigo Systems, Vision Critical and Contractually. At Infowave Neil was instrumental in the successful launch of one of the world’s first mobile web enterprise solutions and helped grow implementations to thousands of devices worldwide. At Sierra Wireless, Mr. Parker worked alongside the company’s founders to create one of the industry’s first true smartphone devices. Most recently at Contractually, Mr. Parker led the product development and marketing teams to define and launch an industry leading SaaS contract management platform. Mr. Parker has an Arts Degree from Capilano College (1985).

Mr. Parker will devote approximately 100% of his time to Amalco. Mr. Parker will be an employee of Amalco. Mr. Parker has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Murray (Buzz) Hemphill, VP Sales

Mr. Hemphill, 46, has been the VP Sale of RewardStream since October 2014 and was VP Sales for PayByPhone, from January 2005 to March 2013. He was previously VP Sales of Class Software Solutions Ltd. Mr. Hemphill has a Bachelor of Commerce from UBC (1994).

Mr. Hemphill will devote approximately 100% of his time to Amalco. Mr. Hemphill will be an employee of Amalco. Mr. Hemphill has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Devin Redlich, VP Operations and Service Delivery

Mr. Redlich, 42, has been the VP Operations and Service Delivery of RewardStream since July 2015. Mr. Redlich has spent the past 18 years managing and preparing technology based organizations for scalability and growth in IT, Customer Support, Logistics, and Service Delivery. Most recently as Executive Vice President, Operations for TIO Networks (November 2011 to September 2015), Mr. Redlich led a complete re-architecting of a multi-datacenter service delivery environment, oversaw a multi-tiered customer support division including overseas call centers, and managed the operations and logistics of a nation-wide network of self-serve bill payment terminals. Mr. Redlich was an independent consultant from September 2013 to July 2015. Mr. Redlich was the Director, Operations for Pardon Services Canada from March 2011 to September 2011. Mr. Redlich holds a Bachelors degree in Computer Science (Networking) (1996) as well as a Masters of Business Administration from the University of British Columbia (2005).

Mr. Redlich will devote approximately 100% of his time to Amalco. Mr. Redlich will be an employee of Amalco. Mr. Redlich has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Kevin Campbell, Senior Software Architect

Mr. Campbell, 29 has worked for over 5 years at RewardStream where he designed, developed, and launched successful loyalty and referral marketing solutions. Mr. Campbell oversaw the design and implementation of RewardStream’s core platform improvements, websites, social media integrations, and API framework. Prior to RewardStream, Mr. Campbell worked at CAE and OpenText as a software engineer. Mr. Campbell has a bachelor’s degree in Mathematics & Engineering from Queen’s University (2008).

Mr. Campbell will devote approximately 100% of his time to Amalco. Mr. Campbell will be an employee of Amalco. Mr. Campbell has not entered into and does not plan to enter into a non-competition or non-disclosure agreement with Amalco.

Corporate Cease Trade Orders or Bankruptcies

Other than as set forth below, no proposed director, officer, Insider, Control Person or promoter of Amalco has, within the last 10 years, been a director, officer or promoter of any reporting issuer that, while such person was acting in that capacity, was the subject of a cease trade or similar order or an order that denied the company access to any statutory exemption for a period of more than 30 consecutive days or was declared a bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold assets of that person.

Penalties or Sanctions

No proposed director, officer, Insider, Control Person or promoter of Amalco has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body or self-regulating authority that would be likely to be considered important to a reasonable investor making an investment decision.

Personal Bankruptcies

No proposed director, officer, Insider, Control Person or promoter of Amalco, or a personal holding company of any such persons has, within the 10 years before the date of the prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the individual.

Conflicts of Interest

Other than as described in this Information Circular, there are no known conflicts of interest involving the directors. See “Summary of Information Circular” and “Part II – Information Concerning Musgrove – General Development of Business”.

There are potential conflicts of interest to which some of the proposed directors, officers, Insiders and promoters of Amalco will be subject in connection with the operations of Amalco. Some of the directors, officers, insiders and promoters are engaged in and will continue to be engaged in corporations or businesses which may be in competition with Amalco. Conflicts, if any, will be subject to the procedures and remedies as provided under the Business Corporations Act (British Columbia).

Other Reporting Issuer Experience

The following table sets out the proposed directors, officers and promoter(s) of Amalco that are, or have been within the last five years, directors, officers or promoters of other issues that are or were reporting issuers in any Canadian jurisdiction.

Name of
Exchange
or Market
(if
Name	Name of Reporting Issuer	applicable)	Position	Period
Charles Abel	3TL Technologies Corp.	TSX-V	CFO	Mar 2014 – Jan 2015

Martin Bernholtz	Continental Precious Minerals	TSX	Director	Nov 2013 – Current
	Titan Medical Inc.	TSX	Director	Apr 2008 – Current
	Lingo Media	TSX-V	Director	Sep 2013 – Current
	Covalon Technologies	TSX-V	Director	Feb 2006 – Current
	Selectcore Ltd	TSX-V	Director	Nov 2006 – Current
	KGIC Inc.	TSX-V	Director	Jul 2015 – Current
	Nanostruck Technologies Inc.	CSE	Director	Jun 2014 – Current

Norman	Tasca Resources Ltd.	TSX-V	Director	Jul 2013 – Feb 2015
Brewster	Continental Precious	TSX	Director	Nov 2013 – Current
	Black Widow Resources Inc.	TSX-V	Director	Feb 2013 – Current
	International Millennium Mining	TSX-V	Director	Jan 2005 – Dec 2012
	Renforth Resources Inc.	CSE	Director	Nov 2009 – Current
	Iberian Minerals Corp.	TSX-V	Director	May 2003 – Jan 2013
	Galantas Gold Corp	TSX-V	Director	Jun 2003 – Feb 2012
	Gensource Potash Corp	TSX-V	Director	Sep 2010 – Feb 2013
	Celeste Mining Corp	TSX-V	Director	Jan 2011 – Current
	Cadillac Ventures Inc.	TSX-V	Director / President	Dec 2007 – Current

Rana Vig	Continental Precious Minerals	TSX	Director / CEO	Mar 2103 – Feb 2016
	Cielo Waste Solutions Corp	CSE	Director	Apr 2011 – Dec 2011
	Orofino Minerals Inc.	TSX-V	Director	Oct 2011 – Feb 2013
	Maxtech Ventures Inc.	TSX_V	Director	Nov 2012 – Jul 2013
	Aan Ventures Inc.	CSE	Director	Nov 2010 – Apr 2013
	Global Hemp Group Inc.	CSE	Director	Jan 2011 – Feb 2013
	Chimata Gold Corp	TSX-V	Director	Apr 2012 –Apr 2014

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion describes Amalco’s anticipated compensation program for each person who will act as Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three most highly compensated executive officers (or three most highly compensated individuals acting in a similar capacity), other than the CEO and CFO, subsequent to Amalco completing the Amalgamation (each a “Named Executive Officer”).

Significant Elements

The significant elements of compensation awarded to the Named Executive Officers will be cash salary and stock options. Amalco does not anticipate having a long-term incentive plan for its Named Executive Officers. There is not expected to be a policy or target regarding allocation between cash and non-cash elements of Amalco’s compensation program. The Board of Directors will be solely responsible for determining compensation to be paid to Amalco’s Named Executive Officers. In addition, the Amalco Board will review annually the total compensation package of each of Amalco’s executives on an individual basis.

Cash Salary

Amalco’s anticipated compensation payable to the Named Executive Officers is based upon, among other things, the responsibility, skills and experience required to carry out the functions of each position held by each Named Executive Officer and varies with the amount of time spent by each Named Executive Officer in carrying out his or her functions on behalf of Amalco.

Option-Based Awards

Upon Completion of the Amalgamation, Amalco will adopt the Musgrove Option Plan. There will be no change to the Musgrove Option Plan as a result of completion of the Amalgamation, other than the fact that all outstanding options will be cancelled by both Musgrove and RewardStream prior to closing. See “Part II – Information Concerning Musgrove – Stock Option Plan”.

Summary Compensation Table

The following table provides a summary of compensation anticipated to be paid by Amalco to the CEO, CFO and the Named Executive Officers during the twelve month period following completion of the Amalgamation:

					Non-equity Incentive Plan Compensation ($)
Name and Principal Position	Year	Salary ($)	Share- based Awards ($)	Option- based Awards ($)	Annual Incentive Plans	Long-term Incentive Plans	Pension Value ($)	All Other Compen- sation(1) ($)	Total Compen- sation ($)
Rob Goehring, CEO	2016	185,000	-	-	-	-	-	-	185,000
Charles Abel CFO and Corporate Secretary	2016	150,000	-	-	-	-	-	-	150,000
Neil Parker VP of Product Management and Marketing	2016	150,000	-	-	-	-	-	-	150,000
Devin Redlich VP of Operations	2016	150,000	-	-	-	-	-	-	150,000

Notes:

(1)	Consists of sitting fees for serving as a director.

Termination and Change of Control Benefits

Amalco may terminate its agreement with Rob Goehring by providing him with six months’ notice. Otherwise Amalco does not anticipate on having any contracts, agreements, plans or arrangements that provide for payments to a Named Executive Officer, at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change of control of Amalco or a change in the Named Executive Officer’s responsibilities.

Compensation of Directors

The following table sets forth the compensation anticipated to be paid to Amalco’s directors for during the twelve month period following completion of the Amalgamation:

Name	Fees Earned ($)	Share-based Awards ($)	Option- based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
Ralph Turfus	-	-	-	-	-	-	-
Rana Vig	-	-	-	-	-	-	-
Norman Brewster	-	-	-	-	-	-	-
Martin Bernholtz	-	-	-	-	-	-	-

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No director, officer, promoter, member of management, proposed director of Amalco, nor any of their Associates or Affiliates, is or has been indebted to RewardStream or Musgrove or is expected to be indebted to Amalco following completion of the Amalgamation.

INVESTOR RELATIONS ARRANGEMENTS

Amalco does not anticipate entering into any written or oral agreement or understanding with any person to provide any promotional or investor relations services for Amalco.

OPTIONS TO PURCHASE SECURITIES

Stock Option Plan

Upon Completion of the Amalgamation, Amalco adopt the Musgrove Option Plan. There will be no change to the Musgrove Option Plan as a result of completion of the Amalgamation, other than the fact that all outstanding options will be cancelled by both Musgrove and RewardStream prior to closing. See “Part II – Information Concerning Musgrove – Stock Option Plan”.

ESCROWED SECURITIES

The following table, to the knowledge of Musgrove and RewardStream, as of the date of this Information Circular, sets out the number of Amalco Shares which will be held in escrow upon completion of the Amalgamation:

	Prior to Giving Effect to the		After Giving Effect to the
	Amalgamation, Private		Amalgamation, minimum Private
	Placement and Finder’s Fee		Placement and Finder’s Fee
	Number of
	Common		Number of Common	Percentage of
Name and Municipality of	Shares held	Percentage of	Shares to be held in	Shares(1)
Residence of Shareholder	in Escrow	Shares	Escrow
Rob Goehring	-	n/a	2,384,000	6.7%
Coquitlam, BC

Charles Abel	-	n/a	352,000	1.0%
North Vancouver, BC

Ralph Turfus	-	n/a	1,625,509	4.6%
West Vancouver, BC

Rana Vig	-	n/a	325,375	0.9%
Surrey, BC

Norman Brewster	-	n/a	NIL	N/A
Toronto, ON

Martin Bernholtz	-	n/a	63,500	0.2%
Toronto, ON

Devin Redlich	-	n/a	352,000	1.0%
Vancouver, BC

Kevin Campbell	-	n/a	196,000	0.5%
Vancouver, BC

Murray Hemphill	-	n/a	352,000	1.0%
Vancouver, BC

Neil Parker	-	n/a	344,000	1.0%
Vancouver, BC
Total	-	n/a	5,994,384	16.9%

Notes:

*Denotes less than 1%

(1) Assumes that there are 35,663,930 Amalco Shares issued and outstanding on completion of the Amalgamation, minimum Private Placement, conversion of Manado Note #2 and Finder’s Fee.

Value Escrow Shares

In connection with the Amalgamation, 5,994,384 Value Escrow Shares will be escrowed representing 16.9% of the issued and outstanding Amalco Shares, assuming completion of the minimum Private Placement. The Value Escrow Shares will be escrowed pursuant to the Value Escrow Agreement to be entered into before closing among Computershare Investor Services Inc., Amalco and the Value Escrow Security Holders.

Under the Value Escrow Agreement, 10% of the Value Escrowed Shares will be released from escrow on the issuance of the Final Exchange Bulletin (the “Initial Release”) and an additional 15% will be released on the dates that are 6 months, 12 months, 18 months, 24 months, 30 months and 36 months following the Initial Release. If Amalco subsequently meets the Exchange's Tier 1 initial listing requirements, the release of the Value Escrowed Shares will be accelerated. An accelerated escrow release will not commence until Amalco has made application to the Exchange for listing as a Tier 1 issuer and the Exchange has issued a bulletin that announces the acceptance for listing of Amalco on Tier 1 of the Exchange. The Exchange’s prior consent must be obtained before a transfer within escrow of escrowed Amalco Shares.

The information included is based on Musgrove’s belief that the Amalco Shares shown as escrowed will be required to be escrowed by the exchange as Value Escrow Shares. The possibility exists that the Exchange may require additional or fewer Amalco Shares to be escrowed or may require a different form of escrow agreement which would result the Amalco Shares being subject to a different escrow release.

SSRR Pooling Agreement

SSRR Pooling Shares issued to RewardStream shareholders at a price below $0.05 per Amalco Share that are not subject to the Escrow Agreement, will be subject to the SSRR Pooling Agreement on equivalent terms to the Value Escrow Agreement. The terms of the SSRR Pooling Agreement will allow for 10% of the SSRR Pooled Shares will be released upon trading of Amalco on the Exchange (the “Trading Date”) and an additional 15% will be released on the dates that are 6 months, 12 months, 18 months, 24 months, 30 months and 36 months following the Trading Date. The Exchange’s prior consent must be obtained before a transfer within the SSRR Pooling Agreement of pooled Amalco Shares.

Voluntary Pooling Agreement

All Amalco Shares that will be issued to RewardStream shareholders that are not subject to the Escrow Agreement or the SSRR Pooling Agreement, will be subject to the Voluntary Pooling Agreement. Under the Voluntary Pooling Agreement, 10% of the Voluntary Pooled Shares will be released upon trading of Amalco on the Exchange (the “Trading Date”) and an additional 22.5% will be released on the dates that are 90 days, 180 days, 270 days and 360 Days following the Trading Date. Amalco’s prior consent must be obtained before a transfer within pool of pooled Amalco Shares.

Manado Notes

All Amalco Shares issued on conversion of the Manado Notes will be escrowed pursuant to Exchange policies. 10% of such shares will be released from escrow on the issuance of the Final Exchange Bulletin and an additional 20% will be released on the dates that are 3 months, 6 months, 9 months and 12 months thereafter.

AUDITORS, TRANSFER AGENTS AND REGISTRARS

The auditor of Amalco will be Smythe LLP, Chartered Professional Accountants at 700 – 355 Burrard Street, Vancouver, British Columbia Canada V6C 2G8.

The registrar and transfer agent of the Amalco Shares will continue to be Computershare Investor Services Inc. at 2nd Floor, 510 Burrard Street, Vancouver, BC V6C 3B9.

PART V – GENERAL MATTERS

SPONSORSHIP

Musgrove has applied for an exemption from the Sponsorship requirements of the Exchange, however there can be no assurance that this waiver will be granted by the Exchange.

EXPERTS

The following persons or companies whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company are named in this Information Circular as having prepared or certified a report, valuation, statement or opinion in this Information Circular:

(a)	Evans & Evans, Inc. is the author of the Valuation Report dated October 6, 2015.

(b)

Dale Matheson Carr-Hilton Labonte LLP has provided an auditor’s report on Musgrove’s annual consolidated financial statements for the fiscal years ended November 30, 2015 and 2014 and the fiscal years ended November 30, 2014 and 2013, a copy of which is attached hereto as part of Schedule “C”.

(c)

Smythe LLP, Chartered Professional Accountants, has provided an auditor’s report on RewardStream’s annual financial statements for the fiscal years ended September 30, 2015, 2014 and 2013, a copy of which is attached hereto as part of Schedule “E”.

To the knowledge of management of Musgrove, as of the date hereof, no expert, nor any Associate or Affiliate of such person has any beneficial interest, direct or indirect, in the securities or property of the Musgrove, RewardStream or Amalco or of an Associate or Affiliate of any of them, and no such person is expected to be elected, appointed or employed as a director, senior officer or employee of Amalco or of an Associate or Affiliate thereof.

As of the date of this Information Circular, Dale Matheson Carr-Hilton Labonte LLP, have reported that they are independent of Musgrove in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

Smythe LLP is independent of RewardStream in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

OTHER MATERIAL FACTS

Musgrove is not aware of any other material facts relating to Musgrove, RewardStream or Amalco or to the Amalgamation that are not disclosed under the preceding items and are necessary in order for the Information Circular to contain full, true and plain disclosure of all material facts relating to Musgrove, RewardStream and Amalco, assuming the completion of the Amalgamation, other than those set forth herein.

BOARD APPROVAL

The contents of this Information Circular and the delivery of the Information Circular to securityholders of Musgrove have been approved by the Musgrove Board. Where information contained in this Information Circular rests particularly within the knowledge of a person other than Musgrove, Musgrove has relied upon information furnished by such person.

CERTIFICATE OF MUSGROVE MINERALS CORP.

Dated: May 30, 2016

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities of Musgrove Minerals Corp.

“Rana Vig” (signed)	“Larry Tsang” (signed)

RANA VIG	LARRY TSANG
Chief Executive Officer, President	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS
OF MUSGROVE MINERALS CORP.

“Martin Bernholtz” (signed)	“Norman Brewster” (signed)

MARTIN BERNHOLTZ	NORMAN BREWSTER
Director	Director

CERTIFICATE OF REWARDSTREAM SOLUTIONS INC.

Dated: May 30, 2016

The foregoing, as it relates to RewardStream Solutions Inc., constitutes full, true and plain disclosure of all material facts relating to the securities of RewardStream Solutions Inc.

“Robert Goehring” (signed)

ROBERT GOEHRING
Chief Executive Officer

ON BEHALF OF THE BOARD OF DIRECTORS
OF REWARDSTREAM SOLUTIONS INC.

“Robert Goehring” (signed)	“Ralph Turfus” (signed)

ROBERT GOEHRING	RALPH TURFUS
Director	Director

SCHEDULE “A” – RESOLUTIONS TO BE APPROVED AT THE MEETING

AMALGAMATION RESOLUTION

NOW THEREFORE BE IT RESOLVED BY SPECIAL RESOLUTION THAT:

1.

The amalgamation (the “Amalgamation”) under the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) involving Musgrove Minerals Corp. (“Musgrove”) pursuant to the amalgamation agreement (the “Amalgamation Agreement”) Musgrove and RewardStream Solutions Inc. dated May 30, 2016, all as more particularly described and to be set forth in the management information circular of Musgrove (the “Information Circular”) accompanied by the notice of the meeting (as the Amalgamation may be modified or amended in accordance with its terms), is hereby authorized, approved and adopted.

2.

The Amalgamation Agreement, the actions of the directors of Musgrove in approving the Amalgamation, and the actions of the officers of Musgrove in executing and delivering the Amalgamation Agreement, and any modifications or amendments thereto are hereby ratified and approved.

3.

Notwithstanding that this resolution has been passed (and the Amalgamation adopted) by the Musgrove Shareholders (as defined in the Amalgamation Agreement), the directors of Musgrove are hereby authorized and empowered, at their discretion, without further notice to or approval of the Musgrove Shareholders: (a) to amend or modify the Amalgamation Agreement to the extent permitted by the Amalgamation Agreement; and (b) subject to the terms of the Amalgamation Agreement, not to proceed with the Amalgamation.

4.

Any officer or director of Musgrove is hereby authorized and directed for and on behalf of Musgrove to execute, under the corporate seal of Musgrove or otherwise, and to deliver or cause to be delivered, such other documents as are necessary or desirable to give effect to the Amalgamation in accordance with the Amalgamation Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of amalgamation and any such other documents.

5.

Any officer or director of Musgrove is hereby authorized and directed for and on behalf of Musgrove to execute or cause to be executed and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as, in such person's opinion, may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

ANNUAL RESOLUTIONS

ELECTION OF DIRECTORS

NOW THEREFORE BE IT RESOLVED BY ORDINARY RESOLUTION THAT:

1.	The number of directors to serve on the board of directors of Musgrove for the ensuing year will be fixed at three (3).

2.

A total of three nominees will be proposed as directors for election by the Musgrove Shareholders at the annual and special meeting of Musgrove Shareholders for the current year, as set out in the Information Circular.

3.	If elected, each director will hold office until the next annual meeting of Musgrove Shareholders or until such person's successor is elected or appointed.

4.	Musgrove Shareholders can vote for all of these proposed directors, vote for some of them and withhold for others, or withhold for all of them.

A-1

APPOINTMENT OF AUDITORS RESOLUTION

NOW THEREFORE BE IT RESOLVED BY ORDINARY RESOLUTION THAT:

1.

Dale Matheson Carr-Hilton Labonte LLP be appointed as independent auditors of Musgrove for the fiscal year ending November 30, 2016 and that the directors of Musgrove be authorized to establish the remuneration of such auditors.

MUSGROVE OPTION PLAN RESOLUTION

NOW THEREFORE BE IT RESOLVED BY ORDINARY RESOLUTION THAT:

1.	The Musgrove Option Plan (as defined in the Amalgamation Agreement), as set out in the Information Circular, be and is hereby re-approved.

2.	Musgrove has the ability to continue granting Musgrove Options (as defined in the Information Circular) under the Musgrove Option Plan until the next annual general meeting.

3.

Any one director or officer of Musgrove be and is hereby authorized and directed to do all such acts and things and to execute and deliver all such documents, instruments and assurances as in the opinion of such director or officer may be necessary or desirable to give effect to the foregoing resolution, without limitation making including appropriate application to and filing with the TSX Venture Exchange.

A-2

SCHEDULE “B” – ANNUAL MATTERS

In addition to the Amalgamation Resolution being put to Musgrove Shareholders for approval at the Meeting, Musgrove Shareholders are being asked to consider and approve the Annual Resolutions set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular. Particulars of the subject matter of the Annual Resolutions are further discussed in this Schedule “B” – “Annual Matters”. Capitalized terms used but not otherwise defined in this Schedule “B” – “Annual Matters” shall have the meaning ascribed to them in the Information Circular. See “Glossary”.

The Annual Resolutions are being put to Musgrove Shareholders for approval in the event that the Amalgamation is not completed for any reason by October 31, 2016. If the Amalgamation is completed as anticipated, many of the matters contemplated in the Annual Resolutions and this Schedule “B” – “Annual Matters” may cease to be relevant.

The completion of the Amalgamation or approval of the Amalgamation Resolution described in greater detail in the Information Circular is not conditional upon the approval of any Annual Resolutions that Musgrove Shareholders are being asked to consider. Even if the Amalgamation Resolution is approved, Musgrove Shareholders must also consider the Annual Resolutions.

Management of Musgrove and the Musgrove Board recommend that Musgrove Shareholders, as applicable, vote FOR each of the Amalgamation Resolution and the Annual Resolutions, the full text of which are set out in Schedule “A” – “Resolutions to be Approved at the Meeting” to this Information Circular.

ELECTION OF DIRECTORS

The directors of the Company are elected annually and hold office until the next annual general meeting of the shareholders or until their successors are elected or appointed. Management proposes to nominate the persons listed below for election as directors of the Company to serve until their successors are elected or appointed. In the absence of instructions to the contrary, Proxies given pursuant to the solicitation by the Management will be voted for the nominees listed in this Information Circular. Management does not contemplate that any of the nominees will be unable to serve as a director. The number of directors of the Company was set at three (3) at the Company’s last annual general meeting. Shareholders will be asked at the Meeting to pass an ordinary resolution to set the number of directors for the ensuing year at three (3).

Pursuant to the Advance Notice Policy adopted by the Musgrove Board on May 12, 2014, any additional director nominations for the Meeting must have been received by the Company in compliance with the Advance Notice Policy no later than the close of business on May 24, 2016. As no such nominations were received by the Company prior to such date, management’s nominees for election as directors set forth below shall be the only nominees eligible to stand for election at the Meeting.

The following table sets out the names of the nominees for election as directors, the offices they hold within the Company, their occupations, the length of time they have served as directors of the Company, and the number of shares of the Company which each beneficially owns, directly or indirectly, or over which control or direction is exercised, as of the date of this Information Circular.

Unless otherwise directed, the persons named in the enclosed proxy form intend to VOTE FOR the election of each of the proposed nominees whose names are set out below. The proposal requires the approval of a majority of the votes cast at the Meeting.

Number of common shares
of the Company
Name, province or state			beneficially owned,
and country of residence		Served as director	directly or indirectly, or
and position, if any, held	Principal occupation	of the Company	controlled or directed at
in the Company	during the past five years	since	present(1)

Rana Vig(2)	CEO and President of the Company from	July 12, 2011	650,750
President, CEO and	July 2011 to present; From Nov 19, 2013 to
Director	Feb 1, 2016, Mr. Vig was also the CEO of
British Columbia, Canada	Continental Precious Minerals, a TSX listed
company.

Martin Bernholtz (2)	VP, Finance, Kerbel Group Inc.	April 16, 2012	127,000
Director
Ontario, Canada

Norman Brewster (2)	CEO and President of Cadillac Ventures Inc.	October 13, 2011	Nil
Director	from October 2007 to present.
Ontario, Canada

Notes:

(1)	The information as to common shares beneficially owned or controlled has been provided by the nominees themselves.

(2)	A member of the audit committee.

No proposed director is being elected under any arrangement or understanding between the proposed director and any other person or company.

Cease Trade Orders, Corporate and Personal Bankruptcies, Penalties and Sanctions

For purposes of the disclosure in this section, an “order” means a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, in each case that was in effect for a period of more than 30 consecutive days; and for purposes of item (a)(i) below, specifically includes a management cease trade order which applies to the directors or executive officers of the relevant company that was in effect for a period of more than 30 consecutive days.

To Musgrove’s knowledge, none of the proposed directors, including any personal holding company of a proposed director:

(a)

is, as at the date of the Circular, or has been, within the ten (10) years before the date of the Circular, a director, chief executive officer or chief financial officer of any company (including Musgrove) that:

(i)	was subject to an order that was issued while the proposed director was acting in the capacity as a director, chief executive officer or chief financial officer of the company; or

(ii)

was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as a director, chief executive officer or chief financial officer of the company; or

(b)

is, as at the date of the Circular, or has been, within the ten (10) years before the date of the Circular, a director or executive officer of any company (including Musgrove) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets;

(c)

has, within the ten (10) years before the date of the Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director;

(d)

has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority since December 31, 2000, or before December 31, 2000 if the disclosure of which would likely be important to a reasonable securityholder in deciding whether to vote for a proposed director, or

(e)

has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

STATEMENT OF EXECUTIVE COMPENSATION

The following information is presented in accordance with Form 51-102F6V, and sets forth the compensation for each of Rana Vig and Larry Tsang, who are respectively the President and Chief Executive Officer and the Chief Financial Officer and the most highly compensated executive officers as at November 30, 2015 whose total compensation was, individually, more than $150,000 for the financial year, and for the directors of Musgrove.

Summary Compensation Table

The following table provides a summary of compensation paid, directly or indirectly, for each of the two most recently completed financial years to the directors, and to the following named executive officers:

Table of compensation excluding compensation securities

Name and	Year	Salary, consulting fee,	Bonus	Committee or	Value of	Value of	Total
position		retainer or	($)	meeting fees	pre-	all other	compen-
		commission ($)		($)	requisites	compen-	sation ($)
					($)	sation ($)
Rana Vig
President, CEO &	2014	120,000	Nil	Nil	N/A	Nil	120,000
Director	2015	120,000	Nil	Nil	N/A	Nil	120,000
Larry Tsang	2014	7,725	Nil	Nil	N/A	Nil	7,725
CFO	2015	6,730	Nil	Nil	N/A	Nil	6,730
Martin Bernholtz	2014	9,000	Nil	Nil	N/A	Nil	9,000
Director	2015	Nil	Nil	Nil	N/A	Nil	Nil
Norman Brewster	2014	6,000	Nil	Nil	N/A	Nil	6,000
Director	2015	Nil	Nil	Nil	N/A	Nil	Nil

Stock Options and Other Compensation Securities

The following table provides a summary of all compensation securities granted or issued to each director and Named Executive Officer by Musgrove during the most recently completed financial year for services provided or to be provided, directly or indirectly, to Musgrove:

Compensation Securities

Name and	Type of	Number of	Date of	Issue,	Closing	Closing	Expiry
position	compensation	compensation	issue or	conversion	price of	price of	date
	security	securities,	grant	or exercise	security or	security or
		number of		price ($)	underlying	underlying
		underlying			security on	security at
		securities, and			date of	year end ($)
		percentage of			grant ($)
class
Rana Vig
President, CEO &
Director	Stock Options	Nil	N/A	N/A	N/A	N/A	N/A
Larry Tsang		Nil	N/A	N/A	N/A	N/A	N/A
CFO	Stock Options
Martin Bernholtz		Nil	N/A	N/A	N/A	N/A	N/A
Director	Stock Options
Norman Brewster		Nil	N/A	N/A	N/A	N/A	N/A
Director	Stock Options

No compensation security has been re-priced, cancelled and replaced, had its term extended, or otherwise been materially modified, in the most recently completed financial year, including the original and modified terms.

There were no compensation securities exercised by any director or Named Executive Officer of compensation securities during the most recently completed financial year.

Stock Option Plans and Other Incentive Plans

The Company adopted an incentive stock option plan (“SOP”) on April 7, 2006. The SOP provides that the Board of Directors of the Company may from time to time, in its discretion, and in accordance with the TSX-V policies, grant to directors, officers, employees and consultants of the Company, non-transferable stock options to purchase common shares. The Company’s most recent SOP was approved and confirmed by the Company’s shareholders at its Annual Genereal Meeting held October 24, 2015.

The maximum number of shares that may be issued upon the exercise of stock options granted under the SOP shall not exceed 10% of the issued and outstanding common shares of the Company at the time of grant, the exercise price of which, as determined by the board of directors in its sole discretion, shall not be less than the closing price of the Company’s shares traded through the facilities of the Exchange prior to the announcement of the option grant, or, if the shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the shares are listed or quoted for trading.

Employment, Consulting and Management Agreements

Effective December 1, 2015, the Company entered into a consulting agreement with Rana Vig, its CEO and president, whereby the CEO will provide consulting services for $60,000 per year, for a period of two years. The consulting agreement sets out terms and conditions of the arrangement with the CEO, as well as the duties and responsibilities of the CEO. Under the consulting agreement, the CEO receives an annual fee of $120,000 plus taxes, is entitled to participate in the Company’s Stock Option Plan from time to time and is recompensed for all costs reasonably incurred on behalf of the Company. The agreement was for an initial two year term, was renewed for an additional one year and currently remains in effect. The agreement may be terminated by either party giving a minimum 30 days’ notice, or in the event of default by either party. The consulting agreement also provides for entitlement of severance in the event of a change of control.

Oversight and Description of Director and Named Executive Officer Compensation

The primary goal of the Company’s executive compensation program is to attract and retain the key executives necessary for the Company’s long term success, to encourage executives to further the development of the Company and its operations, and to motivate top quality and experienced executives.

The key elements of the executive compensation program are: (i) base salary or fee; (ii) potential annual incentive award; and (iii) incentive stock options. The directors are of the view that all elements of the total program should be considered, rather than any single element.

The Company currently does not have a compensation committee in place and the Board intends to approve all compensation decisions in the near future, provided that Directors who are also officers are exempt from participating in such compensation discussions. The Company may establish a compensation committee in the future to assist the Board in fulfilling its responsibility to shareholders, potential shareholders and the investment community by reviewing and providing recommendations to the Board regarding executive compensation, succession plans for executive officers, and the Company’s overall compensation and benefits policies, plans and programs. Once the Compensation Committee is established, it will be responsible for determining all forms of compensation, including long-term incentive in the form of stock options, to be granted to the CEO, or such person acting in capacity of CEO of the Company, the directors and management, and for reviewing the recommendations respecting compensation of the other officers of the Company, to ensure such arrangements reflect the responsibilities and risks associated with each position. The Compensation Committee will also periodically review the compensation paid to directors, officers, and management based on such factors as: i) recruiting and retaining executives critical to the success of the Company and the enhancement of shareholder value; ii) providing fair and competitive compensation; iii) balancing the interests of management and the Company’s shareholders; and iv) rewarding performance, both on an individual basis and with respect to operations in general.

Long-term incentive in the form of options to purchase common shares of the Company are intended to align the interests of the Company’s directors and its executive officers with those of its shareholders, to provide a long term incentive that rewards these individuals for their contribution to the creation of shareholder value, and to reduce the cash compensation the Company would otherwise have to pay.

The Company has established a stock option plan. In general, the Company will provide a specific benefit or perquisite only when it provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value, such as ensuring the health of executives. The limited perquisites the Company provides its executives may include a fee for each board or Audit Committee meeting attended, to assist with their out-of-pocket costs, such benefits and perquisites as set out, respectively, in the “Table of compensation excluding compensation securities” above.

Pension Disclosure

The Company does not provide any pensions to its directors or Named Executive Officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information with respect to all compensation plans of Musgrove under which equity securities are authorized for issuance as of November 30, 2015:

Equity Compensation Plan Information

Plan Category	Number of securities to be	Weighted-average exercise	Number of securities
	issued upon exercise of	price of outstanding	remaining available for
	outstanding options,	options, warrants and	future issuance under
	warrants and rights(1)	rights(1)	equity compensation plans
(excluding those in column
(a)) (1)

	(a)	(b)	(c)
Equity compensation
plans approved by
securityholders(2)	3,333	$15/share	174,503
Equity compensation
plans not approved
by securityholders	N/A	N/A	N/A

Notes:

(1)	The foregoing information is presented as of November 30, 2015.

(2)

Represents the Musgrove Stock Option Plan, which reserves a number of Musgrove Shares equal to 10% of the then outstanding Musgrove Shares from time to time for issue pursuant to stock options (177,836 Musgrove Options as at November 30, 2015).

For further information on the Musgrove Stock Option Plan, refer to the heading “Re-Approval of the Musgrove Stock Option Plan”.

AUDIT COMMITTEE DISCLOSURE

The Company is required to have an audit committee (the “Audit Committee”) comprised of not less than three directors, a majority of whom are not officers, control persons or employees of the Company or an affiliate of the Company.

Audit Committee Charter

The text of the Audit Committee’s charter is attached as Exhibit “A” to this Schedule “B”.

Composition of Audit Committee and Independence

The Company’s current Audit Committee consists of Rana Vig, Martin Bernholtz and Norman Brewster.

National Instrument 52-110 - Audit Committees (“NI 52-110”) provides that a member of an audit committee is “independent” if the member has no direct or indirect material relationship with the Company, which could, in the view of the Company’s Board, reasonably interfere with the exercise of the member’s independent judgment. Martin Bernholtz and Norman Bewster are “independent” within the meaning of NI 52-110. As President and CEO, Rana Vig is not “independent” within the meaning of NI 52-110.

NI 52-110 provides that an individual is “financially literate” if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements. All of the members of the Audit Committee are “financially literate” as that term is defined. The following sets out the Audit Committee members’ education and experience that is relevant to the performance of his responsibilities as an audit committee member.

Relevant Education and Experience

Rana Vig is the Chief Executive Officer of the Corporation. In addition, he is also the Chief Executive Officer and a director of Continental Precious Minerals Inc., a publicly traded corporation listed on the TSX (the "TSX"). He is an entrepreneur with over 28 years of business experience during which time he has been pivotal in launching five business ventures in the private sector. He is the former chair of British Columbia based Open Learning Agency, an active investor, and has served on several public company boards and committees. He is also active in numerous charitable and community organizations acting as chair, director and advisor to many.

Martin Bernholtz has 30 years of experience in finance and accounting. He is the CFO the Kerbel Group (since 1987), an integrated real estate developer, property owner and constructor, where he has syndicated over 2,000 condominium units. In addition, during the past 25 years, Mr. Bernholtz has served on several public company and private company boards in the capacity as a director, chairman, audit chair, governance chair, compensation committee chair, and as a member and chair of various special committees. Currently he serves on the board of directors of SelectCore Ltd. (chairman) (TSXV), Musgrove Minerals Corp. (TSXV), Titan Medical Inc. (director and audit chair) (TSXV) and as a trustee of Centurion Apartment REIT. Mr. Bernholtz's experience spans real estate, bio-technology and resources. He earned his Bachelor of Business Administration from York University in 1981 and became a Chartered Accountant (Ontario) in 1983. Several years early in Mr. Bernholtz's career his responsibilities, while in practice, focused on business valuation and litigation support.

Norman Brewster is currently the President, Chief Executive Officer and director of Cadillac Ventures Inc., a TSXV-listed company. In addition, he is a director of Musgrove Minerals Corp. (TSXV), Tasca Resources (TSXV) and the Chairman of the board of directors of Black Widow Resources Inc. (TSXV). Mr. Brewster was co-founder and Executive Chairman of Iberian Minerals Corp., during his tenure he was part of the team that acquired, developed, and financed the Aguas Tenidas Cu., Zn., Pb. Deposit in Andalucia Spain to production .The company was subsequently acquired in a market bid by a subsidiary of Trafigura Beheer B.V. During his career Mr. Brewster has served on many public company boards. Mr. Brewster holds a B.Sc. and a B.Ed. from Acadia University. He is also a P. Geo with the Association of Professional Geoscientists of Ontario.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, the Audit Committee of the Company has not made any recommendations to nominate or compensate an external auditor which were not adopted by the Board.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company is not relying on an exemption from NI 52-110, in whole or in part, granted under Part 8 (Exemptions) of NI 52-110.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted any specific policies and procedures for the engagement of non-audit services.

Audit Fees

The following table sets forth the fees paid by the Company and its subsidiaries to Dale Matheson Carr-Hilton Labonte, LLP, Chartered Accountants, for services rendered in the last two fiscal years:

Nature of Services	Fees Paid to Auditor in Year ended
	November 30, 2015	November 30, 2014
Audit Fees (1)	$9,000	$10,000
Audit Related Fees (2)	Nil	Nil
Tax Fees (3)	$2,500	$2,500
All Other Fees (4)	Nil	Nil
Totals	$11,500	$12,500

Notes:

(1)

“Audit Fees” include fees necessary to perform the annual audit of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)

“Audit-Related Fees” include services that a traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3)

“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4)	“All Other Fees” include all other non-audit services.

Exemption in Section 6.1

The Company is a “venture issuer” as defined in NI 52-110 and is relying on the exemption in section 6.1 of NI 52-110 relating to Parts 3 (Composition of Audit Committee) and 5 (Reporting Obligations).

CORPORATE GOVERNANCE DISCLOSURE

National Instrument 58-101 - Disclosure of Corporate Governance Practices, requires all reporting issuers to provide certain annual disclosure of their corporate governance practices with respect to the corporate governance guidelines (the “Guidelines”) adopted in National Policy 58-201. These Guidelines are not prescriptive, but have been used by the Company in adopting its corporate governance practices. The Board and Management consider good corporate governance to be an integral part of the effective and efficient operation of Canadian corporations. The Company’s approach to corporate governance is set out below.

Board of Directors

Management is nominating three (3) individuals to the Board, all of whom are current directors of the Company.

The Guidelines suggest that the board of directors of every reporting issuer should be constituted with a majority of individuals who qualify as “independent” directors under NI 52-110, which provides that a director is independent if he or she has no direct or indirect “material relationship” with the Company. The “material relationship” is defined as a relationship which could, in the view of the Company’s Board, reasonably interfere with the exercise of a director’s independent judgement. Except for Mr. Parisotto, the Company’s President, CEO and Director, all of the other current members of the Board are considered “independent” within the meaning of NI 52-110.

The Board has a stewardship responsibility to supervise the management of and oversee the conduct of the business of the Company, provide leadership and direction to Management, evaluate Management, set policies appropriate for the business of the Company and approve corporate strategies and goals. The day-to-day management of the business and affairs of the Company is delegated by the Board to the CEO and the President. The Board will give direction and guidance through the President to Management and will keep Management informed of its evaluation of the senior officers in achieving and complying with goals and policies established by the Board.

The Board recommends nominees to the shareholders for election as directors, and immediately following each annual general meeting appoints an audit committee. The Board establishes and periodically reviews and updates the committee mandates, duties and responsibilities of each committee, elects a chairperson of the Board and establishes his or her duties and responsibilities, appoints the CEO, CFO and President of the Company and establishes the duties and responsibilities of those positions and on the recommendation of both the CEO and the President, appoints the senior officers of the Company and approves the senior management structure of the Company.

The Board exercises its independent supervision over management by its policies that (a) periodic meetings of the Board be held to obtain an update on significant corporate activities and plans; and (b) all material transactions of the Company are subject to prior approval of the Board. The Board shall meet not less than three times during each year and will endeavour to hold at least one meeting in each fiscal quarter. The Board will also meet at any other time at the call of the President, or subject to the Articles of the Company, of any director.

The mandate of the Board, as prescribed by the Business Corporations Act (British Columbia) (the “Act”), is to manage or supervise management of the business and affairs of the Company and to act with a view to the best interests of the Company. In doing so, the Board oversees the management of the Company’s affairs directly and through its committees.

Directorships

The following directors of the Company are also directors of other reporting issuers as stated:

Name Director	Directorships with Other Reporting Issuers
Rana Vig	None
SelectCore Ltd.,Titan Medical Inc. and Continental Precious Minerals Inc., Lingo
Martin Bernholtz	Media, Covalon Technologies, Nanostruck Technologies Inc.
Norman Brewster	Black Widow Resources Inc., Cadillac Ventures Inc., Celesete Copper Corp. and Renforth Resources Inc.

Orientation and Continuing Education

The Board’s practice is to recruit for the Board only persons with extensive experience in the mining and mining exploration business and in public company matters. Prospective new board members are provided a reasonably detailed level of background information, verbal and documentary, on the Company’s affairs and plans prior to obtaining their consent to act as a director.

The Board provides training courses to the directors as needed, to ensure that the Board is complying with current legislative and business requirements.

Ethical Business Conduct

To date, the Board has not adopted a formal written Code of Business Conduct and Ethics. However, the current limited size of the Company’s operations, and the small number of officers and consultants, allow the Board to monitor, on an ongoing basis, the activities of management and to ensure that the highest standard of ethical conduct is maintained. As the Company grows in size and scope, the Board anticipates that it will formulate and implement a formal Code of Business Conduct and Ethics.

Nomination of Directors

The Board has not adopted a formal process in respect to selecting new nominees to the Board. The Board expects that when the time comes to appoint new directors to the Board that the nominees would be recruited by the current Board, and the recruitment process would involve both formal and informal discussions among Board members and the CEO.

Assessments

The Board annually reviews its own performance and effectiveness as well as the effectiveness and performance of its committees. Effectiveness is subjectively measured by comparing actual corporate results with stated objectives. The contributions of individual directors are informally monitored by other Board members, bearing to mind the business strengths of the individual and the purpose of originally nominating the individual to the Board.

The Board monitors the adequacy of information given to directors, communication between Board and Management and the strategic direction and processes of the Board and its committees.

The Board believes its corporate governance practices are appropriate and effective for the Company, given its size and operations. The Company’s corporate governance practices allow the Company to operate efficiently, with checks and balances that control and monitor Management and corporate functions without excessive administration burden.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As of the date hereof, other than indebtedness that has been entirely repaid on or before the date of this Information Circular or “routine indebtedness” as defined in Form 51-102F5 of NI-51-102 none of:

(a)	the individuals who are, or at any time since the beginning of the last financial year of Musgrove were, a director or executive officer of Musgrove;

(b)	the proposed nominees for election as a director of Musgrove; or

(c)	any associates of the foregoing persons,

is, or at any time since the beginning of the most recently completed financial year has been, indebted to Musgrove or any subsidiary of Musgrove, or is a person whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee support agreement, letter of credit or other similar arrangement or understanding provided by Musgrove or any subsidiary of Musgrove.

FINANCIAL STATEMENTS AND COPIES OF MEETING MATERIALS

The audited financial statements of Musgrove as at and for the period ended November 30, 2015 (the “Musgrove Financial Statements”), together with the auditor’s report thereon, will be presented to Musgrove Shareholders at the Meeting. The Musgrove Financial Statements, together with the auditor’s report thereon and Musgrove’s MD&A for the year ended November 30, 2015, are being mailed only to those Musgrove Shareholders on the supplemental mailing list maintained by the Transfer Agent. Copies of the Musgrove Financial Statements, together with the auditor’s report thereon and Musgrove’s MD&A, Musgrove Notice of Meeting, Circular and Musgrove Proxy are available on SEDAR under Musgrove’s issuer profile at www.sedar.com, a copy of which may be obtained upon request from Rana Vig, President and CEO, 102-15910 Fraser Highway, Surrey, BC V4N 0X9 or e-mail to rana@musgroveminerals.com.

RE-APPROVAL OF THE STOCK OPTION PLAN

Shareholders are being asked to confirm approval of the Stock Option Plan which was initially adopted by the directors of the Company on April 7, 2006. There have been no changes to the Stock Option Plan since April 7, 2009. The Stock Option Plan is subject to approval by the Exchange.

The following information is intended as a brief description of the Stock Option Plan and is qualified in its entirety by the full text of the Stock Option Plan, which will be available for review at the Meeting.

1.

The maximum number of shares that may be issued upon the exercise of stock options granted under the Stock Option Plan shall not exceed 10% of the issued and outstanding common shares of the Company at the time of grant, the exercise price of which, as determined by the board of directors in its sole discretion, shall not be less than the closing price of the Company’s shares traded through the facilities of the Exchange prior to the announcement of the option grant, or, if the shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the shares are listed or quoted for trading.

2.

The board of directors shall not grant options to any one person in any 12 month period which will, when exercised, exceed 5% of the issued and outstanding shares of the Company or to any one consultant or to those persons employed by the Company who perform investor relations services which will, when exercised, exceed 2% of the issued and outstanding shares of the Company.

3.

Upon expiry of an option, or in the event an option is otherwise terminated for any reason, the number of shares in respect of the expired or terminated option shall again be available for the purposes of the Stock Option Plan. All options granted under the Stock Option Plan may not have an expiry date exceeding ten years from the date on which the board of directors grant and announce the granting of the option.

4.

If the option holder ceases to be a director of the Company or ceases to be employed by the Company (other than by reason of death), or ceases to be a consultant of the Company as the case may be, then the option granted shall expire on no later than the 90th day (except in the case of a person providing investor relations services, in which case the option will be exercisable for a period of 30 days) following the date that the option holder ceases to be a director, ceases to be employed by the Company or ceases to be a consultant of the Company, subject to the terms and conditions set out in the Stock Option Plan.

In accordance with the policies of the Exchange, a plan with a rolling 10% maximum must be confirmed by shareholders at each annual general meeting.

Accordingly, Musgrove Shareholders will be asked at the Musgrove Meeting to consider and, if deemed advisable, to pass with or without variation, an ordinary resolution to re-approve the Musgrove Stock Option Plan substantially in the form as set out in Schedule “B” – “Resolutions to be Approved at the Meeting” to this Information Circular.

APPOINTMENT AND REMUNERATION OF AUDITORS

Dale Matheson Carr-Hilton Labonte, LLP, Chartered Accountants (“DMCL”) will be nominated for re-appointment as auditor of the Company. DMCL was initially appointed as the Company’s auditor on April 16, 2012. Forms of proxies given pursuant to this solicitation will, on any poll, be voted as directed and, if there is no direction, for the re-appointment of DMCL as the auditor of the Company to hold office for the ensuing year with remuneration to be fixed by the directors.

Management recommends that Musgrove Shareholders vote IN FAVOUR of the re-appointment of DMCL as auditors of Musgrove for the ensuing year, until the close of the next annual general meeting of shareholders, at a remuneration to be fixed by the Board.

MANAGEMENT CONTRACTS

The management functions of Musgrove are not performed to any substantial degree by any person or company other than the directors and executive officers of Musgrove.

1.	PURPOSE

1.1            The Audit Committee is ultimately responsible for the policies and practices relating to integrity of financial and regulatory reporting, as well as internal controls to achieve the objectives of safeguarding of corporate assets; reliability of information; and compliance with policies and laws. Within this mandate, the Audit Committee’s role is to:

(a)             support the Board of Directors in meeting its responsibilities to shareholders;

(b)             enhance the independence of the external auditor;

(c)             facilitate effective communications between management and the external auditor and provide a link between the external auditor and the Board of Directors;

(d)             increase the credibility and objectivity of the Company’s financial reports and public disclosure.

1.2            The Audit Committee will make recommendations to the Board of Directors regarding items relating to financial and regulatory reporting and the system of internal controls following the execution of the Committee’s responsibilities as described herein.

1.3            The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

2.	MEMBERSHIP

2.1             Each member of the Audit Committee must be a director of the Company.

2.2.            The Audit Committee will consist of at least three members, the majority of whom are neither officers nor employees of the Company or any of its affiliates.

2.3.            The members of the Audit Committee will be appointed annually by and will serve at the discretion of the Board of Directors.

3.	AUTHORITY

3.1.             In addition to all authority required to carry out the duties and responsibilities included in this charter, the Audit Committee has specific authority to:

(a)             engage, and set and pay the compensation for, independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities;

(b)             communicate directly with management and any internal auditor, and with the external auditor without management involvement;

(c)             approve interim financial statements and interim MD&A on behalf of the Board of Directors.

4.	DUTIES AND RESPONSIBILITIES

4.1.             The duties and responsibilities of the Audit Committee include:

(a)             recommending to the Board of Directors the external auditor to be nominated by the Board of Directors;

(b)             recommending to the Board of Directors the compensation of the external auditor;

(c)             reviewing the external auditor’s audit plan, fee schedule and any related services proposals;

(d)             overseeing the work of the external auditor;

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(e)             ensuring that the external auditor is in good standing with the Canadian Public Accountability Board and will enquire if there are any sanctions imposed by the CPAB on the external auditor;

(f)             ensuring that the external auditor meets the rotation requirements for partners and staff on the Company’s audits;

(g)             reviewing and discussing with management and the external auditor the annual audited financia statements, including discussion of material transactions with related parties, accounting policies, as well as the external auditor’s written communications to the Committee and to management;

(h)             reviewing the external auditor’s report, audit results and financial statements prior to approval by the Board of Directors;

(i)             reporting on and recommending to the Board of Directors the annual financial statements and the external auditor’s report on those financial statements, prior to Board approval and dissemination of financial statements to shareholders and the public reviewing financial statements, MD&A and annual and interim earnings press releases prior to public disclosure of this information;

(j)             ensuring adequate procedures are in place for review of all public disclosure of financial information by the Company, prior to is dissemination to the public;

(k)             overseeing the adequacy of the Company’s system of internal accounting controls and internal audit process obtaining from the external auditor summaries and recommendations for improvement of such internal accounting controls;

(l)             ensuring the integrity of disclosure controls and internal controls over financial reporting;

(m)             resolving disputes between management and the external auditor regarding financial reporting;

(n)             establishing procedures for:

(i)             the receipt, retention and treatment of complaints received by the Company from employees and others regarding accounting, internal accounting controls or auditing matters and questionable practices relating thereto; and the confidential, anonymous submission by employees of the Company or concerns regarding questionable accounting or auditing matters.

(o)             reviewing and approving the Company’s hiring policies with respect to partners or employees (or former partners or employees) of either a former or the present external auditor;

(p)             pre-approving all non-audit services to be provided to the Company or any subsidiaries by the Company’s external auditor;

(q)             overseeing compliance with regulatory authority requirements for disclosure of external auditor services and Audit Committee activities.

4.2.             The Audit Committee will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

5.	MEETINGS

5.1.             The quorum for a meeting of the Audit Committee is a majority of the members of the Committee who are not officers or employees of the Company or of an affiliate of the Company.

5.2.             The members of the Audit Committee must elect a chair from among their number and may determine their own procedures.

5.3.             The Audit Committee may establish its own schedule that it will provide to the Board of Directors in advance.

5.4.             The external auditor is entitled to receive reasonable notice of every meeting of the Audit Committee and to attend and be heard thereat.

5.5.             A member of the Audit Committee or the external auditor may call a meeting of the Audit Committee.

B-10

5.6.             The Audit Committee will meet separately with the President and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company.

5.7.             The Audit Committee will meet with the external auditor of the Company at least once each year, at such time(s) as it deems appropriate, to review the external auditor’s examination and report.

5.8.             The chair of the Audit Committee must convene a meeting of the Audit Committee at the request of the external auditor, to consider any matter that the auditor believes should be brought to the attention of the Board of Directors or the shareholders.

6.	REPORTS

6.1.             The Audit Committee will record its recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors’ meeting at which those recommendations are presented.

7.	MINUTES

7.1.             The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors

SCHEDULE “C” – FINANCIAL STATEMENTS OF MUSGROVE

Audited financial statements for Musgrove for the fiscal years ended November 30, 2015 and 2014 and the fiscal years ended November 30, 2014 and 2013 and unaudited financial statements for the three months ended February 30, 2016 are attached to this Information Circular.

CONSOLIDATED FINANCIAL STATEMENTS

NOVEMBER 30, 2015

(Expressed in Canadian Dollars)

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Musgrove Minerals Corp.

We have audited the accompanying consolidated financial statements of Musgrove Minerals Corp., which comprise the consolidated statements of financial position as at November 30, 2015 and 2014, and the consolidated statements of comprehensive loss, changes in equity (deficiency) and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Musgrove Minerals Corp. as at November 30, 2015 and 2014, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 1 in the consolidated financial statements which describes certain conditions that indicate the existence of a material uncertainty that may cast significant doubt about the Musgrove Minerals Corp.’s ability to continue as a going concern.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, Canada
March 29, 2016

MUSGROVE MINERALS CORP.
Consolidated statements of financial position
(Expressed in Canadian Dollars)

	Note	November 30, 2015	November 30, 2014
		$	$
ASSETS
Current
Cash		7,035	139,442
GST receivable		2,664	16,290
Marketable securities	4	1,200	22,000
TOTAL ASSETS		10,899	177,732

LIABILITIES
Current
Payables and accrued liabilities	6	116,344	110,416
Short-term loans	7	1,205	1,205
		117,549	111,621

EQUITY (DEFICIENCY)
Share capital	8	16,513,350	16,513,350
Reserves	11	5,022,891	5,026,343
Deficit		(21,642,891)	(21,473,582)
		(106,650)	66,111
TOTAL LIABILITIES AND EQUITY (DEFICIENCY)		10,899	177,732

Subsequent events (Note 16)

APPROVED FOR ISSUANCEBY THEBOARD OF DIRECTORS

“Norman Brewster”	“Rana Vig”
Director	Director

– See Accompanying Notes to the consolidated financial statements –

MUSGROVE MINERALS CORP.
Consolidated statements of comprehensive loss
(Expressed in Canadian Dollars)

		Year ended November 30,
		2015	2014
	Note	$	$
EXPENSES
Amortization		-	1,056
Advertisement and promotion		8,500	14,589
Consulting	12	134,730	223,296
Directors' fees	12	-	33,000
Filing and transfer agent fees		13,586	25,467
Office		6,465	16,250
Professional fees		20,681	27,847
Property exploration	5	18,893	-
		(202,855)	(341,505)
Foreign exchange gain		612	2,617
Option payment received	5	80,000	-
Impairment - marketable securities	4	(17,800)	(90,000)
Impairment - exploration and evaluation assets		-	(226,297)
Loss from disposition of marketable securities	4	(30,000)	(142,500)
Interest income		-	691
Other income		734	6,603
		33,546	(448,886)
NET LOSS		(169,309)	(790,391)

Other Comprehensive income (loss):
Translation gain (loss)		(452)	26,528
Unrealized loss of marketable securities	4	(3,000)	(23,250)
COMPREHENSIVE LOSS FOR THE YEAR		(3,452)	(787,113)

Basic and diluted loss per share		$(0.10)	$(0.63)
Weighted Average number of outstanding shares		1,778,366	1,248,683

– See Accompanying Notes to the consolidated financial statements –

MUSGROVE MINERALS CORP.
Consolidated statement of changes in equity (deficiency)
(Expressed in Canadian Dollars)

					Reserves
				Investment
		Number of		revaluation	Translation	Option	Warrant		Equity
	Note	shares	Share capital	reserve	reserve	reserve	reserve	Deficit	(Deficiency)
			$	$	$	$	$	$	$
Balance at November 30, 2013		1,037,625	16,313,350	26,250	40,852	1,968,249	2,987,714	(20,683,191)	653,224
Issuance shares for cash	8	740,740	200,000	-	-	-	-	-	200,000
Unrealized loss on marketable securities	4	-	-	(23,250)	-	-	-	-	(23,250)
Translation gain		-	-	-	26,528	-	-	-	26,528
Loss for the year		-	-	-	-	-	-	(790,391)	(790,391)
Balance at November 30, 2014		1,778,365	16,513,350	3,000	67,380	1,968,249	2,987,714	(21,473,582)	66,111
Unrealized loss on marketable securities	4	-	-	(3,000)	-	-	-	-	(3,000)
Translation gain		-	-		(452)	-	-	-	(452)
Loss for the year		-	-	-	-	-	-	(169,309)	(169,309)
Balance at November 30, 2015		1,778,365	16,513,350	-	66,928	1,968,249	2,987,714	(21,642,891)	(106,650)

– See Accompanying Notes to the consolidated financial statements –

MUSGROVE MINERALS CORP.
Consolidated statements of cash flows
(Expressed in Canadian Dollars)

	Year ended November 30,
	2015	2014
	$	$
Operating activities
Net loss	(169,309)	(790,391)
Adjustments for non-cash items:
Amortization	-	1,056
Option payment received	(80,000)	-
Loss from disposition of marketable securities	30,000	142,500
Impairment of exploration and evaluation assets	-	226,297
Impairment of marketable securities	17,800	90,000
Other income	-	(6,603)
Changes in non-cash working capital items:
GST receivable	13,626	(13,005)
Payables and accrued liabilities	5,834	(75,333)
Cash flows used in operating activities	(182,049)	(425,479)

Investing activities
Acquisition of exploration and evaluation assets	-	(39,163)
Cash option payment received for exploration and evaluation assets	30,000	50,000
Proceeds received on disposal of marketable securities	20,000	132,500
Receipt of reclamation bond	-	5,859
Cash flows provided by investing activities	50,000	149,196

Financing activities
Proceeds from the issuance of shares	-	200,000
Cash flows provided by financing activities	-	200,000

Effect of foreign exchange on cash	(358)	1,250
Decrease in cash	(132,407)	(75,033)
Cash, beginning of year	139,442	214,475
Cash, end of year	7,035	139,442
Cash paid for taxes	-	-
Cash paid for interest	-	-
Non-cash transactions:
ExGen shares received (2015: 2,000,000 shares; 2014: 8,000,000 shares)	50,000	260,000

– See Accompanying Notes to the consolidated financial statements –

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

1.	Nature and Continuance of Operations

Musgrove Minerals Corp. (the “Company”) was incorporated under the laws of British Columbia, Canada on March 29, 2000. The Company’s office is located at Suite 2600-1066 West Hasting St., Vancouver, V6E 3X1. Its principal activity is the acquisition and exploration of mineral properties in the USA and Mexico. The Company’s common shares are traded on the TSX Venture Exchange (the “Exchange”) under the symbol “MGS”.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As at November 30, 2015, the Company had not advanced its properties to commercial production and is not able to finance day to day activities through operations. The Company’s continuation as a going concern is dependent upon the successful results from its mineral property exploration activities and its ability to attain profitable operations and generate funds from equity and/or debt financing that is sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance the Company’s operations over the next twelve months with cash on hand, loans from directors and companies controlled by directors and/or private placement of common shares. Should the Company be unable to continue as a going concern, the net realizable value and presentation of its assets may be materially less than the amounts on its consolidated statement of financial position.

During the year ended November 30, 2015, the Company consolidated its common shares on a three to one basis. All share and per share amounts have been retroactively restated to reflect this stock consolidation.

2.	Statement of Compliance with International Financial Reporting Standards

These consolidated financial statements have been prepared in accordance with accounting policies consistent with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These consolidated financial statements were authorized for issuance by the Board of Directors on March 28, 2016

3.	Significant Accounting Policies

Basis of preparation and consolidation

These consolidated financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. These consolidated financial statements are presented in Canadian dollars unless otherwise noted.

These consolidated financial statements include the accounts of the Company and its wholly- owned Mexican subsidiary, Minerales Jazz S.A. de C.V. (“Minerales Jazz”), its wholly owned USA subsidiary, Mugrove Minerals Corp. (“Musgrove USA”) and two inactive wholly-owned subsidiaries: Journey Unlimited Equipment Inc. (Canada) and Journey Unlimited Equipment Inc. (USA). All inter-company transactions and balances have been eliminated on consolidation.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

3.	Significant Accounting Policies (continued)

Significant accounting judgments and estimates

Significant estimates

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the recoverability of the carrying value of exploration and evaluation assets, fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets, decommissioning, restoration and similar liabilities and contingent liabilities.

Critical judgements

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	the assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	the classification of expenditures as exploration and evaluation expenditures or operating expenses;
-	the classification of financial instruments; and
-	the determination of the functional currency of the parent company and its subsidiaries.

Foreign currency translation

The functional currency of each entity is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in Canadian dollars which is the parent company’s functional and presentation currency. The functional currency of the Company’s operating subsidiaries in the USA and Mexico are the US dollar and the Mexican Peso respectively.

Transactions and balances

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined. Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

3.	Significant Accounting Policies (continued)

Foreign currency translation (continued)

Foreign operations

The financial results and position of foreign operations whose functional currency is different from the Company’s presentation currency are translated as follows: - assets and liabilities are translated at period-end exchange rates prevailing at that reporting date; and - income and expenses are translated at average exchange rates for the period. Exchange differences arising on translation of foreign operations are transferred directly to the Company’s foreign currency translation reserve in the statement of comprehensive loss. These differences are recognized in the profit or loss in the period in which the operation is disposed.

Exploration and evaluation expenditures

Costs incurred before the Company has obtained the legal rights to explore an area are expensed as incurred. Exploration and evaluation expenditures include the costs of acquiring licenses and costs associated with exploration and evaluation activity. Option payments are considered acquisition costs provided that the Company has the intention of exercising the underlying option. Property option agreements are exercisable entirely at the option of the optionee. Therefore, option payments (or recoveries) are recorded when payment is made (or received) and are not accrued. Exploration and evaluation expenditures are capitalized. The Company capitalizes costs to specific blocks of claims or areas of geological interest. Government tax credits received are recorded as a reduction to the cumulative costs incurred and capitalized on the related property.

Exploration and evaluation assets are tested for impairment if facts or circumstances indicate that impairment exists. Examples of such facts and circumstances are as follows:

-	the period for which the Company has the right to explore in the specific area has expired during the period or will expire in the near future, and is not expected to be renewed;
-	substantive expenditure on further exploration for and evaluation of mineral resources in the specific area is neither budgeted nor planned;
-	exploration for and evaluation of mineral resources in the specific area have not led to the discovery of commercially viable quantities of mineral resources and the entity has decided to discontinue such activities in the specific area; and
-	sufficient data exist to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale.

After technical feasibility and commercial viability of extracting a mineral resource are demonstrable, the Company stops capitalizing expenditures for the applicable block of claims or geological area of interest and tests the asset for impairment. The capitalized balance, net of any impairment recognized, is then reclassified to either tangible or intangible mine development assets according to the nature of the asset.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

3.	Significant Accounting Policies (continued)

Farms outs

The Company does not record any expenditure made by the farmee on its account. It also does not recognize any gain or loss on its exploration and evaluation farm out arrangements but reallocates any costs previously capitalized in relation to the whole interest as relating to the partial interest retained and any consideration received directly from the farmee is credited against costs previously capitalized. If the consideration exceeds amounts previously capitalized, any excess is recorded in the statement of comprehensive loss.

Share-based payments

The Company operates a stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes option pricing model. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a Company of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy. Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost. Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

3.	Significant Accounting Policies (continued)

Financial instruments (continued)

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for- sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value. These are included in current assets. Unrealized gains and losses are recognized in other comprehensive income, except for impairment losses and foreign exchange gains and losses on monetary assets..

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost.

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the Company commits to purchase the asset.

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether impairment has arisen.

The Company does not have any derivative financial assets and liabilities.

Impairment of assets

The carrying amount of the Company’s assets is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of loss and comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash- generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years. Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

3.	Significant Accounting Policies (continued)

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period. For all periods presented, diluted loss per share equals basic loss per share as the impact of outstanding options and warrants would be anti-dilutive.

Restoration and environmental obligations

The Company recognizes liabilities for statutory, contractual, constructive or legal obligations associated with the retirement of long-term assets, when those obligations result from the acquisition, construction, development or normal operation of the assets. The net present value of future restoration cost estimates arising from the decommissioning of plant and other site preparation work is capitalized to the related asset along with a corresponding increase in the restoration provision in the period incurred. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value.

The Company’s estimates of restoration costs could change as a result of changes in regulatory requirements, discount rates and assumptions regarding the amount and timing of the future expenditures. These changes are recorded directly to the related asset with a corresponding entry to the restoration provision. The Company’s estimates are reviewed annually for changes in regulatory requirements, discount rates, effects of inflation and changes in estimates.

Changes in the net present value, excluding changes in the Company’s estimates of restoration costs, are charged to the statement of comprehensive loss for the period.

The net present value of restoration costs arising from subsequent site damage that is incurred on an ongoing basis during production are charged to the statement of comprehensive loss in the period incurred.

The costs of restoration projects that were included in the provision are recorded against the provision as incurred. The costs to prevent and control environmental impacts at specific properties are capitalized in accordance with the Company’s accounting policy for exploration and evaluation assets.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

3.	Significant Accounting Policies (continued)

Equipment

Equipment is stated at historical cost less accumulated amortization and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of loss and comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

Amortization is calculated on a basis to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of equipment are as follows:

Computer equipment	55% Declining Balance

Income taxes

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax is provided on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and deferred tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Warrants

Proceeds from issuances by the Company of units consisting of shares and warrants are allocated based on the residual method, whereby the carrying amount of the warrants is determined based on any difference between gross proceeds and the estimated fair market value of the shares. If the proceeds from the offering are less than or equal to the estimated fair market value of shares issued, no value is assigned to the warrants.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

3.	Significant Accounting Policies (continued)

Accounting standards issued but not yet effective

IFRS 9 Financial Instruments – This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 introduces new requirements for the classification and measurement of financial assets, additional changes relating to financial liabilities, a new general hedge accounting standard which will align hedge accounting more closely with risk management. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted. The Company is currently evaluating the impact IFRS 9 will have on its consolidated financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

4.	Marketable Securities

As at November 30, 2014 and November 30, 2015 the Company’s marketable securities comprised of investments in common shares of Canadian companies. The Company designates its marketable securities as available for sale and the carrying value of such investment were marked to market on each reporting date.

During year ended November 30, 2015, Company received 2,000,000 common shares of ExGen Resources Inc. (Note 5) at fair value of $50,000, and then sold these shares for $20,000, realizing a loss of $30,000.

During the year ended November 30, 2014, the Company sold marketable securities with a cost of $275,000 for proceeds of $132,500, resulting in a loss of $142,500.

A summary of the Company’s marketable securities are as follows:

	As at November 30, 2015
		Accumulated
Cost	Unrealized gain	Impairment	Fair value
$	$	$	$
280,000	-	(278,800)	1,200

	As at November 30, 2015
		Accumulated
Cost	Unrealized gain	Impairment	Fair value
$	$	$	$
280,000	3,000	(261,000)	22,000

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

5.	Exploration and Evaluation Assets

		November 30,				November 30, 2014 and
		2013		Additions		November 30, 2015
	$		$		$
Empire Mine Property, U.S.A.
Acquisition Costs		192,321		-		192,321
Exploration Expenditures:
Administrative		46,979		-		46,979
Assay		13,072		-		13,072
Drilling		165,130		-		165,130
Field and exploration		561,572		-		561,572
Geological		352,434		-		352,434
Staking and maintenance fees		20,311		-		20,311
Option payments received		(363,730)		(303,397)		(667,127)
Impairment		(715,444)		-		(715,444)
Effect of change in foreign exchange		18,773		11,979		30,752
		291,418		(291,418)		-
Musgrove, U.S.A.
Acquisition		707,229		20,860		728,089
Exploration Expenditures:
Administrative		101,586		-		101,586
Assay		79,244		-		79,244
Drilling		433,931		-		433,931
Field and Exploration		87,066		-		87,066
Geochemical Survey		201,249		-		201,249
Geological		185,752		-		185,752
Staking and maintenance fees		112,030		18,303		130,333
Impairment		(1,740,000)		(226,297)		(1,966,297)
Effect of change in foreign exchange		5,748		13,299		19,047
		173,835		(173,835)		-
Total		465,253		(465,253)		-

Empire Mine Property, USA

On July 26, 2011, the Company exercised its options on exploration and lease agreements (the “Underlying Agreements”) to earn a 100% operating interest in certain mining claims at the Empire Mine Property in Idaho, U.S.A. The lease has a term of 12 years.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

5.	Exploration and Evaluation Assets (continued)

Under the terms of the Underlying Agreement, the Company is required to:

•	Make annual royalty payments of US$57,000;
•	Pay the annual holding fees to the Bureau of Land Management;
•	Make an advanced royalty payment of US$30,000 by June 1, 2012 (paid);
•	Complete metallurgical studies and laboratory analysis by September 1, 2013 (completed);
•	Upon the completion sufficient drilling to make the "initial reserves" calculation, make a payment of US$11,500 or issue the equivalent amount of the Company’s common shares;
•	Upon completion of resource calculations and delivering a copy to the underlying owners of the property, make a payment of US$31,500 or issue the equivalent amount of the Company’s common shares;
•	Complete a NI 43-101 report within 5 years; and make a payment of $51,500 or issue the equivalent amount of the Company’s common shares; and
•

Upon completion of a Record of Decision issued by the United States Forest Service or the completion of a Permit to Operate issued by the State of Idaho, make a payment of $125,000 or issue the equivalent amount of the Company’s common shares.

Upon commencement of commercial production, the property is subject to a 2.5 % Net Smelter Return (“NSR”) royalty which may be reduced to 1.5% for a payment of US$2,400,000.

During the year ended November 30, 2012, the Company entered into an option agreement with Konnex Resources Inc. (“Konnex”), a subsidiary of ExGen Resources Inc., formerly Boxxer Gold Corp. (“ExGen” or “Boxxer”), to grant Konnex the option to acquire 100% of the Company’s interest in its Empire Mine Property (the “Konnex Agreement”). Under the Konnex Agreement dated April 23, 2012, and as amended on February 7, 2013 and March 5, 2014, Konnex assumed all the property payments and commitments and is also required to make the following payments to the Company:

Cash payments	$
April 6, 2012 (received)	40,000
May 10, 2012 (received)	200,000
July 10, 2012 (received)	50,000
April 1, 2013 (received)	25,000
September 10, 2013 (received)	10,000
October 1, 2013 (received)	10,000
January 1, 2014 (received)	10,000
April 1, 2014 (received)	10,000
July 1, 2014 (received)	10,000
October 1, 2014 (received)	10,000
January 1, 2015 (received)	10,000
Payments from April 1, 2015 to January 1, 2017 received(i)	60,000
Total	445,000

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

5.	Exploration and Evaluation Assets (continued)

Empire Mine Property, USA (continued)

	Number of	Number of
Share issuances	ExGen Shares	Konnex Shares
November 9, 2012 (received, with a fair value of $Nil)	-	150,000
April 1, 2013 (received, with a fair value of $Nil)	-	1,000,000
October 30, 2013 (received, with a fair value of $40,000)	2,000,000	-
April 30, 2014 (received, with a fair value of $180,000)	6,000,000	-
Total	8,000,000	1,150,000

(i)During the year ended November 30, 2015, ExGen exercised its option to fully acquire the Empire Mine Property by paying $30,000 cash and issuing 2,000,000 common shares of ExGen with a fair value of $50,000. The Company recorded the $80,000 option payment received in its statement of comprehensive loss. The remaining obligations arising from the Underlying Agreement were passed onto ExGen when the Company received the option payment.

Musgrove Creek Property, USA

On June 13, 2007, the Company acquired the Musgrove Creek Property situated in the Cobalt Mining District, Lemhi County, Idaho, USA and under the terms of the option agreement, the Company assumed the underlying lease agreement dated June 12, 2003 with respect to certain mineral claims that comprise the Musgrove Creek Property.

For certain claims’ underlying the Musgrove Creek Property, the lease had a 10 year term and can be renewed for two successive terms of 10 years provided that the conditions of the lease are met. The Company is required to pay annual lease payments to the underlying lessor of US$50,000 per year for the remaining life of the lease. These claims are subject to an underlying 2% production royalty and a lump sum payment of US$350,000 upon completion of a feasibility study. The Company is also required to incur minimum annual exploration expenditures of US$100,000 during the term of the lease. Any excess expenditure incurred in previous years may be carried forward and credited to the subsequent years.

On December 10, 2014, the lease agreement was further amended as follows:

Annual lease payments	US$
June 12, 2013 (paid)	10,000
December 12, 2013 (paid)	10,000
June 12, 2014 (paid)	10,000
December 12, 2014 (paid)	10,000
June 12, 2015 (paid)	5,000
December 12, 2015	5,000
June 12, 2016 and	10,000
December 12, 2016, and each succeeding anniversary of such dates	10,000

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

5.	Exploration and Evaluation Assets (continued)

Musgrove Creek Property, USA (continued)

The minimum annual exploration expenditures were also waived for the period of May 1, 2013 to April 30, 2019.

During the year ended November 30, 2014, the Company redeemed a reclamation bond of $5,859 which was previously deposited in connection with this Musgrove Creek Property and fully impaired the property as they did not have any plans to further explore the property.

During the year ended November 30, 2015, the Company paid $18,893 (US$ 15,000) in annual lease payments as scheduled. As management is uncertain of the future plans and recoverability of Musgrove Creek, the Company expensed these lease payments in the statement of comprehensive loss.

6.	Payables and Accrued Liabilities

	November 30,	November 30,
	2015	2014
	$	$
Trade payables	47,134	62,706
Due to related parties (Note 12)	45,000	12,500
Accruals	24,210	35,210
	116,344	110,416

7.	Short-Term Loans

As at November 30, 2014 and 2015, the Company’s had loans outstanding of $1,205. These loans are unsecured, have no specified terms of repayment and do not bear interest.

8.	Share Capital

Authorized

Unlimited number of common shares without par value.

Issued and Outstanding

Year ended November 30, 2015:

a)	On June 15, 2015, the Company consolidated its common shares on a three to one basis. All share and per share amounts in the accompanying consolidated financial statements have been retroactively restated to reflect this stock consolidation.

b)	No shares were issued during the year ended November 30, 2015.

Year ended November 30, 2014:

a)	On August 18, 2014, the Company closed a private placement for issuance of 740,740 units at a price of $0.27 per unit for gross proceeds of $200,000. Each unit consisted of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one common share of the Company at $0.36 per share for a period of 3 years. No value was allocated to these warrants.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

9.	Stock Options

The Company has established a stock option plan which provides for the granting of incentive stock options up to a maximum of 10% of the Company’s issued and outstanding common shares. Terms of the options granted are subject to determination and approval by the Board of Directors.

As at November 30, 2014 and 2015 the Company had 3,333 options outstanding and exercisable with an exercise price of $15.00 expiring on February 15, 2016 which, subsequent to November 30, 2015, expired unexercised. As at November 30, 2015, the remaining life of the options was 0.21 years.

10.	Warrants

A continuity of the Company’s outstanding warrants is as follows:

Balance, November 30, 2013	433,333
Expired	(433,333)
Issuance on August 18, 2014	740,740
Balance, November 30, 2014 and 2015	740,740

As at November 30, 2015 the Company had 740,740 warrants outstanding and exercisable with an exercise price of $0.36 expiring on August 18, 2017.

11.	Reserves

Investment revaluation reserve

The investment revaluation reserve records unrealized gains and losses arising on available-for- sale financial assets, except for impairment losses and foreign exchange gains and losses on monetary assets.

Translation reserve

The foreign currency translation reserve records unrealized exchange differences arising on translation of foreign operations that have a functional currency other than the Company’s reporting currency.

Option reserve

The option reserve records items recognized as stock-based compensation expense until such time that the stock options are exercised, at which time the corresponding amount will be transferred to share capital. If the options expire unexercised, the amount recorded will remain in the account.

Warrant reserve

The warrant reserve records the fair value of warrants issued until such time that the warrants are exercised, at which time the corresponding amount will be transferred to share capital. If the warrants expire unexercised, the amount recorded will remain in the account.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

12.	Related Party Transactions

	Year ended November	Year ended November
	30, 2015	30, 2014
	$	$
Directors’ fees	-	33,000

Key personnel compensation:

	Year ended November	Year ended November
	30, 2015	30, 2014
	$	$
Consulting fees	120,000	127,725

As at November 30, 2015, $42,000 (2014 - $10,000) was owing to the Chief Executive Officer of the Company and $3,000 (2014 - $2,500) was owing to the Chief Financial Officer of the Company. The amounts owing to related parties do not bear interest, are unsecured and are due on demand.

13.	Financial Instruments

Classification of financial instruments Financial assets of the Company are as follows:

	November 30, 2015	November 30, 2014
	$	$
Loans and receivables:
Cash	7,035	139,442
Available-for-sale financial assets:
Marketable securities	1,200	22,000
	8,235	161,442

Financial liabilities of the Company are as follows:

	November 30, 2015	November 30, 2014
	$	$
Non-derivative financial liabilities:
Trade payables	47,134	62,706
Due to related parties	45,000	12,500
Short-term loans	1,205	1,205
	93,339	76,411

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

13.	Financial Instruments (continued)

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
•	Level 3 – Inputs that are not based on observable market data.

The following is an analysis of the Company’s financial assets measured at fair value as at November 30, 2014 and 2015:

	As at November 30, 2015
	Level 1	Level 2	Level 3
	$	$	$
Marketable securities	1,200	-	-

	As at November 30, 2014
	Level 1	Level 2		Level 3
	$	$	$	$
Marketable securities	22,000	-		-

The fair values of the Company’s other financial instruments approximate their carrying values due to their short terms to maturity.

14.	Capital Management

The Company's policy is to maintain a strong capital base so as to maintain investor and creditor confidence, safeguard the Company’s ability to support the exploration and development of its exploration and evaluation assets and to sustain future development of the business. The capital structure of the Company consists of share and working capital. There were no changes in the Company's approach to capital management during the year. The Company is not subject to any externally imposed capital requirements.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

15.	Income taxes

A reconciliation of the expected income tax recovery to the actual income tax recovery for the years ended November 30, 2015 and 2014 is as follows:

	Year ended	Year ended
	November 30,	November 30,
	2015	2014
	$	$
Net loss	(169,309)	(790,391)
Statutory tax rate	26%	26%
Expected income tax recovery	(44,033)	(205,502)
Permanent differences	-	53,594
Effect of change in tax rates	-	(73,206)
Adjustment to prior year provision versus statutory tax returns	1,080,806	-
Effect of foreign exchange, and other	(20,119)	-
Change in valuation allowance	(1,016,655)	225,114
Income tax recovery	-	-

The Company has the following deductible temporary differences for which no deferred tax asset has been recognized:

	November 30, 2015	November 30, 2014
	$	$
Deferred income tax assets
Non-capital losses carry-forward	2,559,924	2,489,346
Capital losses carry-forward	49,318	72,733
Equipment	9,224	9,224
Marketable securities	35,620	33,540
Mineral properties	879,722	1,929,272
Share issue costs	-	16,348
	3,533,808	4,550,554
	(3,533,808)	(4,550,554)
Net deferred income tax assets	-	-

As at November 30, 2015, the Company has Canadian non-capital losses of approximately $9,630,000 which expire between 2026 – 2035, US non-capital losses of approximately $588,000 which expire between 2031 – 2035, and Mexican non-capital losses of approximately $193,000 which expire between 2020 – 2023.

Tax attributes are subject to review, and potential adjustment, by tax authorities.

16.	Subsequent Events

a)	Effective December 1, 2015, the Company entered into a consulting agreement with its CEO and president, whereby the CEO will provide consulting services for $60,000 per year, for a period of 2 years.

Musgrove Minerals Corp
Notes to the consolidated financial statements
Year ended November 30, 2015
(Expressed in Canadian dollars)

b)	On February 16, 2016, the Company completed a private placement of 11,310,000 shares at $0.05 per share for total proceeds of $565,500 and issued 987,000 shares as finder’s fees.

CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED NOVEMBER 30, 2014

(Expressed in Canadian Dollars)

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of Musgrove Minerals Corp.

We have audited the accompanying consolidated financial statements of Musgrove Minerals Corp., which comprise the consolidated statements of financial position as at November 30, 2014 and 2013 and the consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Musgrove Minerals Corp. as at November 30, 2014 and 2013 and its financial performance and its cash flows for the years then ended, in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without modifying our opinion, we draw attention to Note 1 to the consolidated financial statements which describes matters and conditions that indicate the existence of a material uncertainty that may cast significant doubt about Musgrove Minerals Corp.’s ability to continue as a going concern.

DALE MATHESON CARR-HILTON LABONTE LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
5

MUSGROVE MINERALS CORP.
Consolidated statements of financial position
(Expressed in Canadian Dollars)

		November 30,	November 30,
	Note	2014	2013
ASSETS		$	$
Current
Cash		139,442	214,475
Marketable securities	4	22,000	150,250
GST receivable		16,290	3,285
		177,732	368,010
Non-current
Equipment	5	-	1,056
Exploration and evaluation assets	6	-	465,253
Reclamation bond	6	-	5,859
		-	472,168

TOTAL ASSETS		177,732	840,178

LIABILITIES
Current
Trade payables and accrued liabilities	7	110,416	185,749
Short-term loans	8	1,205	1,205
		111,621	186,954

EQUITY
Share capital	9	16,513,350	16,313,350
Reserves	12	5,026,343	5,023,065
Deficit		(21,473,582)	(20,683,191)
		66,111	653,224

TOTAL LIABILITIES AND EQUITY		177,732	840,178

Nature and continuance of operations (Note 1)

APPROVED FOR ISSUANCE BY THE BOARD OF DIRECTORS ON MARCH 27, 2015

“Norman Brewster”	“Rana Vig”
Director	Director

– See accompanying notes to the consolidated financial statements –

MUSGROVE MINERALS CORP.
Consolidated statements of comprehensive loss
(Expressed in Canadian Dollars)

		Year ended November 30,
	Note	2014	2013
		$	$
EXPENSES
Amortization	5	1,056	7,326
Advertisement and promotion		14,589	1,900
Consulting fees	13	223,296	172,100
Directors' fees	13	33,000	-
Filing and transfer agent fees		25,467	15,012
Professional fees		27,847	14,800
Miscellaneous property exploration		-	6,145
Office		16,250	27,595
Rent		-	10,757
Travel		-	2,942
LOSS BEFORE OTHER ITEMS		(341,505)	(258,577)

Foreign exchange gain	4	2,617	2,671
Gain (loss) from disposal of marketable securities		(142,500)	68,750
Interest income		691	12,940
Impairment on exploration and evaluation assets	6	(226,297)	(2,455,444)
Impairment of marketable securities		(90,000)	(171,000)
Other income		6,603	1,677
Write-off of IVA receivable	16	-	(13,265)

NET LOSS		(790,391)	(2,812,248)

OTHER COMPREHENSIVE LOSS
Net loss for the period		(790,391)	(2,812,248)
Other Comprehensive loss :
Translation gain		26,528	23,876
Unrealized gain (loss) of marketable securities	4	(23,250)	161,250
COMPREHENSIVE LOSS		(787,113)	(2,627,122)

Basic and diluted loss per share		(0.21)	(0.90)
Weighted average number of shares - Basic and diluted		3,746,051	3,112,875

– See accompanying notes to the consolidated financial statements –

MUSGROVE MINERALS CORP.
Consolidated statements of changes in equity
(Expressed in Canadian Dollars)

				Reserves
				Investment
		Number	Share	revaluation	Translation	Option	Warrant
	Note	of shares	capital	reserve	reserve	reserve	reserve	Deficit	Total
			$	$	$	$	$	$	$
Balance at November 30, 2012		3,112,875	16,313,350	(135,000)	16,976	1,968,249	2,987,714	17,870,943)	3,280,346
Translation gain		-	-	-	23,876	-	-	-	23,876
Unrealized gain on marketable securities		-	-	161,250	-	-	-	-	161,250
Net loss		-	-	-	-	-	-	(2,812,248)	(2,812,248)

Balance at November 30, 2013		3,112,875	16,313,350	26,250	40,852	1,968,249	2,987,714	(20,683,191)	653,224
Translation gain		-	-	-	26,528	-	-	-	26,528
Issuance of shares for cash	9	2,222,222	200,000	-	-	-	-	-	200,000
Unrealized loss on marketable securities		-	-	(23,250)	-	-	-	-	(23,250)
Net loss		-	-	-	-	-	-	(790,391)	(790,391)
Balance at November 30, 2014		5,335,097	16,513,350	3,000	67,380	1,968,249	2,987,714	(21,473,582)	66,111

– See accompanying notes to the consolidated financial statements –

MUSGROVE MINERALS CORP.
Consolidated statements of cash flows
(Expressed in Canadian Dollars)

	Year ended November 30,
	2014	2013
	$	$
Operating activities
Net loss	(790,391)	(2,812,248)
Adjustments for non-cash items:
Amortization	1,056	7,326
Loss (gain) from disposal of marketable securities	142,500	(68,750)
Interest income	-	(12,940)
Impairment of exploration and evaluation assets	226,297	2,455,444
Impairment of marketable securities	90,000	171,000
Other income	(6,603)	-
Write-off of IVA receivable	-	13,265
Changes in non-cash working capital items:
GST receivable	(13,005)	(620)
Prepaid expense	-	15,013
Trade payables and accrued liabilities	(75,333)	101,097
Cash flows used in operating activities	(425,479)	(131,413)

Investing activities
Acquisition of equipment	-	(1,457)
Additions to exploration and evaluation assets	(39,163)	(25,536)
Option payments received	50,000	45,000
Proceeds received on disposal of marketable securities	132,500	53,750
Proceeds received on sale of Vianey property	-	100,000
Receipt of reclamation bond	5,859	-
Cash flows provided by investing activities	149,196	171,757

Financing activities
Proceeds from the issuance of shares	200,000	-
Cash flows provided by financing activities	200,000	-

Effect of foreign exchange on cash	1,250	(644)

Increase(decrease) in cash	(75,033)	39,700
Cash, beginning	214,475	174,775
Cash, ending	139,442	214,475

Non-cash transactions:
200,000 Grand Peak shares received	-	100,000
8,000,000 Boxxer shares received	260,000	-

– See accompanying notes to the consolidated financial statements –

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

1.	Nature and continuance of operations

Musgrove Minerals Corp. (the “Company”) was incorporated under the laws of British Columbia, Canada on March 29, 2000. The Company’s office is located at Suite 2600-1066 West Hasting St., Vancouver, V6E 3X1. Its principal activity is the acquisition and exploration of mineral properties in the USA and Mexico. The Company’s common shares are traded on the TSX Venture Exchange (the “Exchange”) under the symbol “MGS”.

These consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, meaning it will continue in operation for the foreseeable future and will be able to realize assets and discharge liabilities in the ordinary course of operations. As at November 30, 2014, the Company had not advanced its properties to commercial production and is not able to finance day to day activities through operations. The Company’s continuation as a going concern is dependent upon the successful results from its mineral property exploration activities and its ability to attain profitable operations and generate funds from equity and/or debt financing that is sufficient to meet current and future obligations. These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern. Management intends to finance the Company’s operations over the next twelve months with cash on hand, loans from directors and companies controlled by directors and or private placement of common shares. Should the Company be unable to continue as a going concern, the net realizable value and presentation of its assets may be materially less than the amounts on its consolidated statement of financial position.

2.	Statement of compliance with International Financial Reporting Standards

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC).

3.	Significant accounting policies

Basis of preparation and consolidation

These consolidated financial statements of the Company have been prepared on an accrual basis and are based on historical costs, modified where applicable. These consolidated financial statements are presented in Canadian dollars unless otherwise noted.

These consolidated financial statements include the accounts of the Company and its wholly-owned Mexican subsidiary, Minerales Jazz S.A. de C.V. (“Minerales Jazz”), its wholly owned USA subsidiary, Mugrove Minerals Corp. (“Musgrove USA”) and two inactive wholly-owned inactive subsidiaries: Journey Unlimited Equipment Inc. (Canada) and Journey Unlimited Equipment Inc. (USA). All inter-company transactions and balances have been eliminated on consolidation.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

3.	Significant accounting policies (continued)

Significant accounting judgments and estimates

Significant estimates

The preparation of financial statements in accordance with IFRS requires the Company to make estimates and assumptions concerning the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Estimates and assumptions where there is significant risk of material adjustments to assets and liabilities in future accounting periods include the recoverability of the carrying value of exploration and evaluation assets, fair value measurements for financial instruments, the recoverability and measurement of deferred tax assets, decommissioning, restoration and similar liabilities and contingent liabilities.

Critical judgements

The preparation of financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	the assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	the classification of expenditures as exploration and evaluation expenditures or operating expenses;
-	the classification of financial instruments; and
-	the determination of the functional currency of the parent company and its subsidiaries.

Foreign currency translation

The functional currency of each entity is measured using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in Canadian dollars which is the parent company’s functional and presentation currency. The functional currency of the Company’s operating subsidiaries in the USA and Mexico subsidiaries are the US dollar and the Mexican Peso respectively.

Transactions and balances

Foreign currency transactions are translated into functional currency using the exchange rates prevailing at the date of the transaction. Foreign currency monetary items are translated at the period-end exchange rate. Non-monetary items measured at historical cost continue to be carried at the exchange rate at the date of the transaction. Non-monetary items measured at fair value are reported at the exchange rate at the date when fair values were determined. Exchange differences arising on the translation of monetary items or on settlement of monetary items are recognized in profit or loss in the statement of comprehensive loss in the period in which they arise, except where deferred in equity as a qualifying cash flow or net investment hedge.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

3.	Significant accounting policies

Foreign currency translation (continued)

Foreign operations

The financial results and position of foreign operations whose functional currency is different from the Company’s presentation currency are translated as follows: - assets and liabilities are translated at period-end exchange rates prevailing at that reporting date; and - income and expenses are translated at average exchange rates for the period. Exchange differences arising on translation of foreign operations are transferred directly to the Company’s foreign currency translation reserve in the statement of comprehensive loss. These differences are recognized in the profit or loss in the period in which the operation is disposed.

Exploration and evaluation expenditures

Costs incurred before the Company has obtained the legal rights to explore an area are expensed as incurred. Exploration and evaluation expenditures include the costs of acquiring licenses and costs associated with exploration and evaluation activity. Option payments are considered acquisition costs provided that the Company has the intention of exercising the underlying option. Property option agreements are exercisable entirely at the option of the optionee. Therefore, option payments (or recoveries) are recorded when payment is made (or received) and are not accrued. Exploration and evaluation expenditures are capitalized. The Company capitalizes costs to specific blocks of claims or areas of geological interest. Government tax credits received are recorded as a reduction to the cumulative costs incurred and capitalized on the related property.

Exploration and evaluation assets are tested for impairment if facts or circumstances indicate that impairment exists. Examples of such facts and circumstances are as follows:

-	the period for which the Company has the right to explore in the specific area has expired during the period or will expire in the near future, and is not expected to be renewed;
-	substantive expenditure on further exploration for and evaluation of mineral resources in the specific area is neither budgeted nor planned;
-

exploration for and evaluation of mineral resources in the specific area have not led to the discovery of commercially viable quantities of mineral resources and the entity has decided to discontinue such activities in the specific area; and

-

sufficient data exist to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale.

After technical feasibility and commercial viability of extracting a mineral resource are demonstrable, the Company stops capitalizing expenditures for the applicable block of claims or geological area of interest and tests the asset for impairment. The capitalized balance, net of any impairment recognized, is then reclassified to either tangible or intangible mine development assets according to the nature of the asset.

Farms outs

The Company does not record any expenditure made by the farmee on its account. It also does not recognize any gain or loss on its exploration and evaluation farm out arrangements but reallocates any costs previously capitalized in relation to the whole interest as relating to the partial interest retained and any consideration received directly from the farmee is credited against costs previously capitalized. If the consideration exceeds amounts previously capitalized, any excess is recorded in the statement of comprehensive loss.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

3.	Significant accounting policies (continued)

Share-based payments

The Company operates a stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The corresponding amount is recorded to the option reserve. The fair value of options is determined using a Black–Scholes pricing. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Financial instruments

The Company classifies its financial instruments in the following categories: at fair value through profit or loss, loans and receivables, held-to-maturity investments, available-for-sale and financial liabilities. The classification depends on the purpose for which the financial instruments were acquired. Management determines the classification of its financial instruments at initial recognition.

Financial assets are classified at fair value through profit or loss when they are either held for trading for the purpose of short-term profit taking, derivatives not held for hedging purposes, or when they are designated as such to avoid an accounting mismatch or to enable performance evaluation where a Company of financial assets is managed by key management personnel on a fair value basis in accordance with a documented risk management or investment strategy.

Such assets are subsequently measured at fair value with changes in carrying value being included in profit or loss.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market and are subsequently measured at amortized cost. They are included in current assets, except for maturities greater than 12 months after the end of the reporting period. These are classified as non-current assets.

Held-to-maturity investments are non-derivative financial assets that have fixed maturities and fixed or determinable payments, and it is the Company’s intention to hold these investments to maturity. They are subsequently measured at amortized cost. Held-to-maturity investments are included in non-current assets, except for those which are expected to mature within 12 months after the end of the reporting period.

Available-for-sale financial assets are non-derivative financial assets that are designated as available-for- sale or are not suitable to be classified as financial assets at fair value through profit or loss, loans and receivables or held-to-maturity investments and are subsequently measured at fair value. These are included in current assets. Unrealized gains and losses are recognized in other comprehensive income, except for impairment losses and foreign exchange gains and losses on monetary assets..

Non-derivative financial liabilities (excluding financial guarantees) are subsequently measured at amortized cost.

Regular purchases and sales of financial assets are recognized on the trade-date – the date on which the Company commits to purchase the asset.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

3.	Significant accounting policies (continued)

Financial instruments (continued)

Financial assets are derecognized when the rights to receive cash flows from the investments have expired or have been transferred and the Company has transferred substantially all risks and rewards of ownership.

At each reporting date, the Company assesses whether there is objective evidence that a financial instrument has been impaired. In the case of available-for-sale financial instruments, a significant and prolonged decline in the value of the instrument is considered to determine whether impairment has arisen.

The Company does not have any derivative financial assets and liabilities.

Impairment of assets

The carrying amount of the Company’s assets (which include equipment and exploration and evaluation assets) is reviewed at each reporting date to determine whether there is any indication of impairment. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its recoverable amount. Impairment losses are recognized in the statement of loss and comprehensive loss.

The recoverable amount of assets is the greater of an asset’s fair value less cost to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the cash- generating unit to which the asset belongs.

An impairment loss is only reversed if there is an indication that the impairment loss may no longer exist and there has been a change in the estimates used to determine the recoverable amount, however, not to an amount higher than the carrying amount that would have been determined had no impairment loss been recognized in previous years. Assets that have an indefinite useful life are not subject to amortization and are tested annually for impairment.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company. Diluted loss per share is calculated by the treasury stock method. Under the treasury stock method, the weighted average number of common shares outstanding for the calculation of diluted loss per share assumes that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period. For all periods presented, diluted loss per share equals basic loss per share as the impact of outstanding options and warrants would be anti-dilutive.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

3.	Significant accounting policies (continued)

Restoration and environmental obligations

The Company recognizes liabilities for statutory, contractual, constructive or legal obligations associated with the retirement of long-term assets, when those obligations result from the acquisition, construction, development or normal operation of the assets. The net present value of future restoration cost estimates arising from the decommissioning of plant and other site preparation work is capitalized to the related asset along with a corresponding increase in the restoration provision in the period incurred. Discount rates using a pre-tax rate that reflect the time value of money are used to calculate the net present value.

The Company’s estimates of restoration costs could change as a result of changes in regulatory requirements, discount rates and assumptions regarding the amount and timing of the future expenditures. These changes are recorded directly to the related asset with a corresponding entry to the restoration provision. The Company’s estimates are reviewed annually for changes in regulatory requirements, discount rates, effects of inflation and changes in estimates.

Changes in the net present value, excluding changes in the Company’s estimates of restoration costs, are charged to the statement of comprehensive loss for the period.

The net present value of restoration costs arising from subsequent site damage that is incurred on an ongoing basis during production are charged to the statement of comprehensive loss in the period incurred.

The costs of restoration projects that were included in the provision are recorded against the provision as incurred. The costs to prevent and control environmental impacts at specific properties are capitalized in accordance with the Company’s accounting policy for exploration and evaluation assets.

Equipment

Equipment is stated at historical cost less accumulated amortization and accumulated impairment losses.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognized. All other repairs and maintenance are charged to the statement of loss and comprehensive loss during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in profit or loss.

Amortization is calculated on a basis to write off the cost of the assets to their residual values over their estimated useful lives. The amortization rates applicable to each category of equipment are as follows:

Computer equipment	55% Declining Balance
Furniture and fixtures	20% Declining Balance
Leasehold improvements	20% Straight Line
Vehicle	30% Declining Balance

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

3.	Significant accounting policies (continued)

Income taxes

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred income tax is provided using the balance sheet method on temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Warrants

Proceeds from issuances by the Company of units consisting of shares and warrants are allocated based on the residual method, whereby the carrying amount of the warrants is determined based on any difference between gross proceeds and the estimated fair market value of the shares. If the proceeds from the offering are less than or equal to the estimated fair market value of shares issued, no value is assigned to the warrants.

Accounting standards issued but not yet effective

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for accounting periods beginning after December 1, 2014 or later periods and have not been early adopted in these consolidated financial statements:

IFRS 9 Financial Instruments – This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 introduces new requirements for the classification and measurement of financial assets, additional changes relating to financial liabilities, a new general hedge accounting standard which will align hedge accounting more closely with risk management. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted. The Company is currently evaluating the impact IFRS 9 will have on its consolidated financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

4.	Marketable securities

As at November 30, 2013 and 2014 the Company’s marketable securities comprised of investments in common shares of Canadian companies. The Company designates its marketable securities as available for sale and the carrying value of such investment were marked to market on each reporting date. A summary of the Company’s marketable securities are as follows:

	As at November 30, 2014
		Accumulated
Cost	Unrealized gain	Impairment	Fair value
$	$	$	$
280,000	3,000	(112,000)	22,000

	As at November 30, 2013
		Accumulated
Cost	Unrealized gain	Impairment	Fair value
$	$	$	$
295,000	26,250	(171,000)	150,250

During the year ended November 30, 2014, the Company disposed various marketable securities with a cost of $275,000 (2013 - $Nil) for the proceeds of $132,500 (2013 - $68,750) and recorded a loss of $142,500 (2013 – gain of $68,750) on the disposal.

5.	Equipment

	Computer	Furniture and	Leasehold
	equipment	fixtures	improvements	Vehicle	Total
	$	$	$	$	$
Cost:
At November 30, 2012	14,296	7,291	6,547	5,887	34,021
Additions	1,456	-	-	-	1,456
At November 30, 2013 and 2014	15,752	7,291	6,547	5,887	35,477

Amortization:
At November 30, 2012	11,899	5,133	5,948	4,115	27,095
Charge for the year	2,797	2,158	599	1,772	7,326
At November 30, 2013	14,696	7,291	6,547	5,887	34,421
Charge for the year	1,056	-	-	-	1,056
At November 30, 2014	15,752	7,291	6,547	5,887	35,477

Net book value:
At November 30, 2013	1,056	-	-	-	1,056
At November 30, 2014	-	-	-	-	-

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

6.	Exploration and evaluation assets

	November		November		November
	30, 2012	Additions	30, 2013	Additions	30, 2014
	$	$	$	$	$
Empire Mine Property, U.S.A.
Acquisition Costs	192,321	-	192,321	-	192,321
Exploration Expenditures:
Administrative	46,979	-	46,979	-	46,979
Assay	13,072	-	13,072	-	13,072
Drilling	165,130	-	165,130	-	165,130
Field and exploration	561,572	-	561,572	-	561,572
Geological	352,434	-	352,434	-	352,434
Staking and maintenance fees	6,929	13,382	20,311	-	20,311
Option payments received	(318,730)	(45,000)	(363,730)	(303,397)	(667,127)
Impairment	-	(715,444)	(715,444)	-	(715,444)
Effect of change in foreign exchange	-	18,773	18,773	11,979	30,750
	1,019,707	(728,289)	291,418	(291,418)	-
Musgrove, U.S.A.
Acquisition	696,995	10,234	707,229	20,860	728,089
Exploration Expenditures:
Administrative	101,586	-	101,586	-	101,586
Assay	79,244	-	79,244	-	79,244
Drilling	433,931	-	433,931	-	433,931
Field and Exploration	87,066	-	87,066	-	87,066
Geochemical Survey	201,249	-	201,249	-	201,249
Geological	185,752	-	185,752	-	185,752
Staking and maintenance fees	110,110	1,920	112,030	18,303	130,333
Impairment	-	(1,740,000)	(1,740,000)	(226,297)	(1,740,000)
Effect of change in foreign exchange	-	5,748	5,748	13,300	19,048
	1,895,933	12,154	173,835	(173,835)	-
Total	2,915,640	(716,135)	465,253	(465,253)	-

Empire Mine Property, USA

On July 26, 2011, the Company exercised its options on exploration and lease agreements (the “Underlying Agreements”) to earn a 100% operating interest in certain mining claims at the Empire Mine Property in Idaho, U.S.A. The lease has a term of 12 years.

Under the terms of the Underlying Agreement, the Company is required to:

•	Make annual royalty payments of US$57,000;
•	Pay the annual holding fees to the Bureau of Land Management;
•	Make an advanced royalty payment of US$30,000 by June 1, 2012 (paid);
•	Complete metallurgical studies and laboratory analysis by September 1, 2013 (completed);

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

6.	Exploration and evaluation assets (continued) Empire Mine Property, USA (continued)

•	Upon the completion sufficient drilling to make the "initial reserves" calculation, make a payment of US$11,500 or issue the equivalent amount of the Company’s common shares;
•	Upon completion of resource calculations and delivering a copy to the underlying owners of the property, make a payment of US$31,500 or issue the equivalent amount of the Company’s common shares;
•	Complete a NI 43-101 report within 5 years; and make a payment of $51,500 or issue the equivalent amount of the Company’s common shares; and
•

Upon completion of a Record of Decision issued by the United States Forest Service or the completion of a Permit to Operate issued by the State of Idaho, make a payment of $125,000 or issue the equivalent amount of the Company’s common shares.

Upon commencement of commercial production, the property is subject to a 2.5 % Net Smelter Return (“NSR”) royalty which may be reduced to 1.5% for a payment of US$2,400,000.

During the year ended November 30, 2012, the Company entered into an option agreement with Konnex Resources Inc. (“Konnex”), a subsidiary of Boxxer Gold Corp. (“Boxxer”), to grant Konnex the option to acquire 100% of the Company’s interest in its Empire Mine Property (the “Konnex Agreement”). Under the Konnex Agreement dated April 23, 2012, and as amended on February 7, 2013 and March 5, 2014, Konnex assumed all the property payments and commitments and is also required to make the following payments to the Company:

Cash payments	$
April 6, 2012 (received)	40,000
May 10, 2012 (received)	200,000
July 10, 2012 (received)	50,000
April 1, 2013 (received)	25,000
September 10, 2013 (received)	10,000
October 1, 2013 (received)	10,000
January 1, 2014 (received)	10,000
April 1, 2014 (received)	10,000
July 1, 2014 (received)	10,000
October 1, 2014 (received)	10,000
January 1, 2015 (received)	10,000
$7,500 on April 1, July 1, October 1 of 2015, totaling	22,500
$7,500 on January 1, April 1, July 1, October 1 of 2016, totaling	30,000
January 1, 2017	7,500
Total	445,000

	Number of	Number of
Share issuances	Boxxer Shares	Konnex Shares
November 9, 2012 (received, with a fair value of $Nil)	-	150,000
April 1, 2013 (received, with a fair value of $Nil)	-	1,000,000
October 30, 2013 (received, with a fair value of $80,000)	2,000,000	-
April 30, 2014 (received, with a fair value of $180,000)	6,000,000	-
Total	8,000,000	1,150,000

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

6.	Exploration and evaluation assets (continued)

Empire Mine Property, USA (continued)

Konnex shall also pay $100,000 to the Company no later than 30 days after the completion of a NI 43-101 compliant pre-feasibility study.

Upon the completion of a NI 43-101 compliant Bankable Feasibility Study (“BFS”), Konnex shall make an additional cash payment of $250,000 per each 100,000,000 pounds of copper reserves as determined by the BFS to the Company no later than 30 days after the completion of the BFS.

Pursuant to the amendments made to the Konnex Agreement to reduce the future option payments, the Company impaired the Empire Mine Property and recorded an impairment charge of $715,444 on the property during the year ended November 30, 2013.

Musgrove Creek Property, USA

On June 13, 2007, the Company acquired the Musgrove Creek Property situated in the Cobalt Mining District, Lemhi County, Idaho, USA and under the terms of the option agreement, the Company assumed the underlying lease agreement dated June 12, 2003 with respect to certain mineral claims that comprise the Musgrove Creek Property.

For certain claims’ underlying the Musgrove Creek Property, the lease has a 10 year term and can be renewed for two successive terms of 10 years provided that the conditions of the lease are met. The Company is required to pay annual lease payments to the underlying lessor of US$50,000 per year for the remaining life of the lease. These claims are subject to an underlying 2% production royalty and a lump sum payment of US$350,000 upon completion of a feasibility study. The Company is also required to incur minimum annual exploration expenditures of US$100,000 during the term of the lease. Any excess expenditure incurred in previous years may be carried forward and credited to the subsequent years.

On December 10, 2014, the lease agreement was further amended as follows:

Annual lease payments	US$
June 12, 2013 (paid)	10,000
December 12, 2013 (paid)	10,000
June 12, 2014 (paid)	10,000
December 12, 2014 (paid subsequent to the year ended November 30, 2014)	10,000
June 12, 2015	5,000
December 12, 2015	5,000
June 12, 2016	10,000
December 12, 2016 and each year thereafter until the end of the lease agreement	10,000

The minimum annual exploration expenditures were also waived for the period of May 1, 2013 to April 30, 2019.

During the year ended November 30, 2013, management assessed that the property was impaired and recorded a $1,740,000 impairment charge on the property. During the year ended November 30, 2014, management fully impaired the property as they did not have any plans to explore the property in the near future.

During the year ended November 30, 2014, the Company redeemed a reclamation bond of $5,859 which was previously deposited in connection with this Musgrove Creek Property.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

7.	Trade payables and accrued liabilities

	November 30,	November 30,
	2014	2013
	$	$
Trade payables	62,706	52,804
Due to related parties (Note 13)	12,500	105,235
Accruals	35,210	27,710
	110,416	185,749

8.	Short-term loans

As at November 30, 2013 and 2014, the Company’s had loans outstanding of $1,205. These loans are unsecured, have no specified terms of repayment and do not bear interest.

9.	Share capital

Authorized

Unlimited number of common shares without par value.

Issued and Outstanding

On March 5, 2014, the Company consolidated its outstanding shares on a five to one basis. All share and per share amounts have been retroactively restated to reflect the stock consolidation.

On August 18, 2014, the Company closed a private placement for issuance of 2,222,222 units at a price of $0.09 per unit for gross proceeds of $200,000. Each unit consisted of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one common share of the Company at $0.12 per share for a period of 3 years. No value was allocated to these warrants.

10.	Stock options

The Company has established a stock option plan which provides for the granting of incentive stock options up to a maximum of 10% of the Company’s issued and outstanding common shares. Terms of the options granted are subject to determination and approval by the Board of Directors.

The continuity of the Company’s stock option is as follows:

Balance, November 30, 2011	81,510
Expired	(1,260)
Balance, November 30, 2012	80,250
Expired	(70,250)
Balance, November 30, 2013, and 2014	10,000

As at November 30, 2014 the Company had 10,000 options outstanding and exercisable with an exercise price of $5.00 and a remaining life of 1.28 years.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

11.	Warrants

A continuity of the Company’s outstanding warrants is as follows:

Balance, November 30, 2012	1,490,016
Expired	(190,016)
Balance, November 30, 2013	1,300,000
Expired	(1,300,000)
Issuance on August 18, 2014	2,222,222
Balance, November 30, 2014	2,222,222

As at November 30, 2014 the Company had 2,222,222 outstanding and exercisable with an exercise price of $0.12 and a remaining life of 2.5 years.

12.	Reserves

Option reserve

The option reserve records items recognized as stock-based compensation expense until such time that the stock options are exercised, at which time the corresponding amount will be transferred to share capital. If the options expire unexercised, the amount recorded will remain in the account.

Warrant reserve

The warrant reserve records the fair value of warrants issued until such time that the warrants are exercised, at which time the corresponding amount will be transferred to share capital. If the warrants expire unexercised, the amount recorded will remain in the account.

Translation reserve

The foreign currency translation reserve records unrealized exchange differences arising on translation of foreign operations that have a functional currency other than the Company’s reporting currency.

Investment revaluation reserve

The investment revaluation reserve records unrealized gains and losses arising on available-for- sale financial assets, except for impairment losses and foreign exchange gains and losses on monetary assets.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

13.	Related party transactions

	Year ended November	Year ended November
	30, 2014	30, 2013
	$	$
Directors’ fees	33,000	-

Key Personnel Compensation:

	Year ended November	Year ended November
	30, 2014	30, 2013
	$	$
Consulting fees	127,725	172,100

As at November 30, 2014, $10,000 (2013 - $100,000) was owing to the Chief Executive Officer of the Company and $2,500 (2013 - $5,235) was owing to the Chief Financial Officer of the Company. The amounts owing to related parties do not bear interest, are unsecured and are due on demand.

14.	Financial instruments

Classification of financial instruments Financial assets of the Company are as follows:

	November 30, 2014	November 30, 2013
	$	$
Loans and receivables:
Cash	139,442	214,475
Reclamation bond	-	5,859
Available for sale financial assets:
Marketable securities	22,000	150,250
	159,442	365,310

Financial liabilities of the Company are as follows:

	November 30, 2014	November 30, 2013
	$	$
Non-derivative financial liabilities:
Trade payables	62,706	52,804
Due to related parties	12,500	105,235
Short-term loans	1,205	1,205
	76,411	159,244

Fair value

The fair value of the Company’s financial assets and liabilities approximates the carrying amount due to their short-term nature.

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

14.	Financial instruments (continued)

•	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
•	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
•	Level 3 – Inputs that are not based on observable market data.

The following is an analysis of the Company’s financial assets measured at fair value as at November 30, 2013 and 2014:

	As at November 30, 2013
	Level 1	Level 2	Level 3
	$	$	$
Marketable securities	150,250	-	-

	As at November 30, 2014
	Level 1	Level 2	Level 3
	$	$	$
Marketable securities	22,000	-	-

15.	Segmented information

Operating segments

The Company operates in a single reportable operating segment – the acquisition, exploration and development of mineral properties.

Geographic segments

The following non-current assets are located in the following countries:

	As at November 30, 2013
	Canada	USA	Total
	$	$	$
Equipment	1,056	-	1,056
Exploration and evaluation assets	-	465,253	465,253
Reclamation bond	-	5,859	5,859
	1,056	471,112	472,168

16.	Write-off of IVA receivable

During the year ended November 30, 2013, management determined that $13,265 in value added taxes filed by Minerales Jazz would unlikely be collected and wrote off the amount.

17.	Capital management

The Company's policy is to maintain a strong capital base so as to maintain investor and creditor confidence, safeguard the Company’s ability to support the exploration and development of its exploration and evaluation assets and to sustain future development of the business. The capital structure of the Company consists of share and working capital. There were no changes in the Company's approach to capital management during the year. The Company is not subject to any externally imposed capital requirements.

MUSGROVE MINERALS CORP.
Notes to the consolidated financial statements
Year ended November 30, 2014
(Expressed in Canadian dollars)

18.	Income taxes

A reconciliation of the expected income tax recovery to the actual income tax recovery for the years ended November 30, 2014 and 2013 is as follows:

	Year ended	Year ended
	November 30, 2014	November 30, 2013
	$	$

Net loss	(790,391)	(2,812,248)
Statutory tax rate	25%	25%
Expected income tax recovery	(205,502)	(703,062)
Permanent differences	53,594	(75,543)
Change in valuation allowance	225,114	996,829
Effect of change in tax rates	(73,206)	(218,224)
Income tax recovery	-	-

The Company has the following deductible temporary differences for which no deferred tax asset has been recognized:

	November 30, 2014	November 30, 2013
	$	$
Deferred income tax assets
Non-capital losses carry-forward	2,489,346	2,339,345
Capital losses carry-forward	72,733	50,780
Equipment	9,224	8,505
Marketable securities	33,540	18,094
Mineral properties	1,929,272	1,867,141
Share issue costs	16,348	41,575
	4,550,554	4,325,440
Valuation allowance	(4,550,554)	(4,325,440)
Net deferred income tax assets	-	-

As at November 30, 2014, the Company has Canadian non-capital losses of approximately -$9,720,526 which may be applied to reduce Canadian taxable income of future years, which expire as follows:

$
2015	505,062
2026	974,623
2027	809,236
2028	1,314,813
2029	1,090,591
2030	2,241,760
2031	1,420,839
2032	644,769
2033	278,627
2034	440,216
9,720,526

CONDENSED CONSOLIDATED INTERIM
FINANCIAL STATEMENTS

THREE MONTHS ENDED
FEBRUARY 29, 2016

(Unaudited - Expressed in Canadian Dollars)

MUSGROVE MINERALS CORP.
Condensed consolidated interim statements of financial position
(Expressed in Canadian dollars)

		February 29,	November 30,
	Note	2016	2015
		(Unaudited)
ASSETS
Current
Cash		386,771	7,035
Marketable securities		5,000	1,200
Prepaid		83,459	-
GST receivables		9,831	2,664
TOTAL ASSETS		485,061	10,899

LIABILITIES
Current
Payables and accrued liabilities	4	129,080	116,344
Short-term loans		1,205	1,205
		130,285	117,549

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Share capital	5	17,078,850	16,513,350
Reserves		5,026,691	5,022,891
Deficit		(21,750,765)	(21,642,891)
		354,776	(106,650)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		485,061	10,899

Subsequent Events (Note 8)

APPROVED FOR ISSUANCE BY THE BOARD OF DIRECTORS

“Norman Brewster”	“Rana Vig”
Director	Director

– See Accompanying Notes to the condensed consolidated interim financial statements –

MUSGROVE MINERALS CORP.
Condensed consolidated interim statements of comprehensive loss
(Unaudited - expressed in Canadian dollars)

Three months ended,		February 29, 2016	Februrary 28, 2015
	Note	$	$
EXPENSES
Advertisement and promotion		-	8,500
Consulting	7	46,394	31,800
Filing and transfer agent fees		14,390	1,340
Professional fees		10,308	2,000
Property exploration		7,075	12,000
Office		29,707	1,178
LOSS BEFORE OTHER ITEMS		(107,874)	(56,818)
Foreign exchange gain		-	2,859
NET LOSS		(107,874)	(53,959)

Basic and diluted loss per share		(0.03)	(0.03)

Weighted Average number of outstanding shares		3,554,599	1,778,366

COMPREHENSIVE LOSS
Net loss for the period		(107,874)	(53,959)
Other Comprehensive loss :
Unrealized gain (loss) of marketable securities		5,000	(7,000)
Comprehensive loss for the period		(102,874)	(60,959)

– See Accompanying Notes to the condensed consolidated interim financial statements –

MUSGROVE MINERALS CORP.
Condensed consolidated interim statements of changes in equity
(Unaudited - expressed in Canadian dollars)

				Reserves
				Investment					Equity
		Number of		revaluation	Translation	Option	Warrant		attributed to
	Note	shares	Share capital	reserve	reserve	reserve	reserve	Deficit	shareholders
			$	$	$	$	$	$	$
Balance at November 30, 2014		1,778,366	16,513,350	3,000	67,380	1,968,249	2,987,714	(21,473,582)	66,111
Translation gain from subsidiaries		-	-	-	-	-	-	-	-
Unrealized loss on marketable securities		-	-	(7,000)	-	-	-	-	(7,000)
Loss for the period		-	-	-	-	-	-	(53,959)	(53,959)
Balance at February 28, 2015		1,778,366	16,513,350	(4,000)	67,380	1,968,249	2,987,714	(21,527,541)	5,152

				Reserves
									Equity
				Investment					(deficiency)
		Number of		revaluation	Translation	Option	Warrant		attributed to
	Note	shares	Share capital	reserve	reserve	reserve	reserve	Deficit	shareholders
			$	$	$	$	$	$	$
Balance at November 30, 2015		1,778,366	16,513,350	-	66,928	1,968,249	2,987,714	(21,642,891)	(106,650)
Loss for the period		-	-	-	-	-	-	(107,874)	(107,874)
Issuance shares for cash	5	12,296,999	565,500	-	-	-	-	-	565,500
Unrealized gain on marketable securities		-	-	3,800	-	-	-	-	3,800
Balance at February 29, 2016		14,075,365	17,078,850	3,800	66,928	1,968,249	2,987,714	(21,750,765)	354,776

– See Accompanying Notes to the condensed consolidated interim financial statements

MUSGROVE MINERALS CORP.
Condensed consolidated interim statements of cash flows
(Unaudited - expressed in Canadian dollars)

	February 29,	February 28,
Three months ended,	2016	2015
	$	$
Operating activities
Net loss	(107,874)	(53,959)
Changes in non-cash working capital items:
Receivable and prepaid	(90,626)	2,997
Payables and accrued liabilities	12,736	(9,968)
Cash flows used in operating activities	(185,764)	(60,930)

Financing activities
Proceeds from shares issuance	565,500	-
Cash flows provided by investing activities	565,500	-
Increase(decrease) in cash	379,736	(60,930)
Cash and cash equivalent, beginning of period	7,035	139,442
Cash and cash equivalent, end of period	386,771	78,512

See Accompanying Notes to the condensed consolidated interim financial statements –

Musgrove Minerals Corp.
Notes to the condensed interim consolidated financial statements
Three months ended February 29, 2016
(Unaudited - expressed in Canadian dollars)

1.	Nature and Continuance of Operations

Musgrove Minerals Corp. (the “Company”) was incorporated under the laws of British Columbia, Canada on March 29, 2000. The Company’s office is located at Suite 2600-1066 West Hasting St., Vancouver, V6E 3X1. Its principal activity is the acquisition and exploration of mineral properties in the USA and Mexico. The Company’s common shares are traded on the TSX Venture Exchange (the “Exchange”) under the symbol “MGS”.

2.	Statement of Compliance with International Financial Reporting Standards

These condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standards (“IAS”) 34 “Interim Financial Reporting” (“IAS 34”) using accounting policies consistent with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

These condensed consolidated interim financial statements for three months ended February 29, 2016 (the “Interim Financial Statements”) are intended to provide users with an update in relation to events and transactions that are significant to an understanding of the changes in financial position and performance of the Company since the end of the last annual reporting period. Certain disclosures required in annual financial statements have been condensed or omitted. It is therefore recommended that these Interim Financial Statements be read in conjunction with the Company’s consolidated financial statements for the most recent year ended November 30, 2015.

These Interim Financial Statements were authorized for issuance by the Board of Directors on April 29, 2016.

3.	Exploration and Evaluation Assets

Musgrove Creek Property, USA

On June 13, 2007, the Company acquired the Musgrove Creek Property situated in the Idaho, USA and under the terms of the option agreement, the Company assumed the underlying lease agreement dated June 12, 2003 with respect to certain mineral claims that comprise the Musgrove Creek Property.

The Company is required to pay annual lease payments to the underlying lessor of US$50,000 per year for the remaining life of the lease. These claims are subject to an underlying 2% production royalty and a lump sum payment of US$350,000 upon completion of a feasibility study. The Company is also required to incur minimum annual exploration expenditures of US$100,000.

4.	Payables and Accrued Liabilities

	February 29,	November 30,
	2016	2015
	$	$
Trade payables	60,785	47,134
Due to related parties (Note 7)	3,780	45,000
Accruals	64,515	24,210
	129,080	116,344

Musgrove Minerals Corp.
Notes to the condensed interim consolidated financial statements
Three months ended February 29, 2016
(Unaudited - expressed in Canadian dollars)

5.	Share Capital

During the three months ended February 29, 2016, the Company issued 11,310,000 common shares at $0.05/share for gross proceeds of $565,500. The Company issued 987,000 common shares as finder’s fees.

6.	Warrants

As at February 29, 2016 the Company had 740,740 warrants outstanding and exercisable with an exercise price of $0.36 expiring on August 18, 2017. There were no warrants issued, exercised, or expired during three months ended February 29, 2016.

The foreign currency translation reserve records unrealized exchange differences arising on translation of foreign operations that have a functional currency other than the Company’s reporting currency.

7.	Related Party Transactions

Key personnel compensation:

Three months ended	February 29, 2016	February 28, 2015
	$	$
Consulting fees	17,228	31,800

On December 1, 2015, the Company entered into a Services Agreement (the "Services Agreement") with Rana Vig, the CEO of the Company, for $60,000 per annum (the "Fee").

As at February 29, 2016, $Nil (November 30, 2015 - $42,000) was owing to the Chief Executive Officer of the Company and $3,780 (November 30, 2015 - $4,300) was owing to the Chief Financial Officer of the Company. The amounts owing to related parties do not bear interest, are unsecured and are due on demand.

8.	Subsequent Events

On April 14, 2016, the Company dissolved its wholly owned subsidiary, Musgrove Minerals Corp.

On April 20, 2016, the Company entered into a letter of intent to acquire (the “Transaction”) all of the outstanding shares of RewardStream Solutions Inc. (“RewardStream”). Upon completion, the Transaction will result in both a change of business for Musgrove and a reverse takeover within the meaning of the policies of the Exchange. In connection with the Transaction, Musgrove will consolidate its shares on a 2:1 basis (the “Consolidation”). The Transaction is subject to the parties successfully negotiating and entering into a definitive agreement.

On April 27, 2016, the Company loaned $100,000 to RewardStream in connection with this Transaction. The loan is interest bearing at 10% per annum and is repayable on November 30, 2016. This loan is secured by all the assets of RewardStream.

SCHEDULE “D” – MANAGEMENT DISCUSSION AND ANALYSIS OF MUSGROVE

Management Discussion and Analysis for Musgrove for the fiscal year ended November 30, 2015 and fiscal quarter ended February 29, 2016 are attached to this Information Circular.

Musgrove Minerals Corp.

Management Discussion and Analysis
Year Ended November 30, 2015

Date and Subject of the Report

The following Management’s Discussion & Analysis (“MD&A”) is intended to assist in the understanding of the trends and significant changes in the financial condition and results of the operation of Musgrove Minerals Corp. (“Musgrove” or the “Company”) for the year ended November 30, 2015. This MD&A is presented in Canadian Dollars and has been prepared effective as of March 28, 2016.

This MD&A should be read in conjunction with the Company’s audited consolidated financial statements for the same year which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and presented in Canadian Dollars.

The Company consolidated its common shares on a three to one basis on June 15, 2015. All share and per-share amounts in this MD&A have been adjusted to reflect this stock consolidation.

Additional information relating to the Company is available on the SEDAR website at www.sedar.com

FORWARD LOOKING STATEMENTS

Except for statements of historical fact relating to the Company, certain information contained herein constitutes forward]looking statements. Forward looking statements are generally, but not always, identified by the use of forward looking terminology such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “projects”, “potential”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will be taken”, “occur” or “be achieved”.

Forward looking statements are based on the opinions and estimates of management on the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward looking statements. These factors include the inherent risks involved in the exploration and acquisition of resources properties, the uncertainties involved in interpreting drilling results and other geological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, changes in and the effect of government policies, the ability to obtain required permits, delays in exploration projects and the possibility of adverse development in the financial markets, uncertainties relating to the availability and costs of financing needed in the future, and other factors described in this report. Although the Company believes the expectations expressed in its forward looking statements are based on reasonable assumptions, there can be no assurance that such forward looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on such statements.

The Company reviews its forward looking statements on an ongoing basis and updates this information when circumstances require it.

The following table outlines certain significant forward-looking statements contained in this MD&A and provides the material assumptions used to develop such forward-looking statements and material risk factors that could cause actual results to differ materially from the forward looking statements.

Forwarding looking statements	Assumptions	Risk factors
Management considers to raise more cash from equity financing in the next twelve months in order to eliminate the working capital deficiency and to finance the Company’s operations.	Based on the past history of the Company, the Company was able to raise funds when needed through either private placement or debt financing	Change in interest rate, support by related parties, change in condition of capital market

Overall Performance

The Company was incorporated under the laws of British Columbia, Canada on March 29, 2000. The Company’s office is located at Suite 2600-1066 West Hasting St., Vancouver, V6E 3X1. The Company’s common shares are traded on the TSX Venture Exchange under the symbol MGS and on the OTC market (Symbol: MGSGF) and Frankfurt (Symbol JL4M).

The Company is an exploration stage company with its principal business being the acquisition, exploration, and development of mineral properties. The Company has interests in various mineral properties in the USA.

The Company is an exploration stage company, has had recurring losses since inception, and has been financing the Company’s operations through debt and equity financing in the past. Management realizes that current resources on hand are not adequate for the Company neither to meet its long term business objective nor to conduct any significant exploration activities on the existing mineral properties. It is management’s assessment that raising money from the current depressed capital market will be difficult. In order to preserve the cash on hand, management had decided to curtail the Company’s operations and will not conduct significant exploration activities until the Company has resources to finance such exploration activities.

Discussion of Operations

The Company is an exploration stage company which does not have mineral properties in production. As a result, the Company has not earned revenue from its operation since inception, and does not expect to earn revenue from its operation in the near future.

Musgrove Creek Gold Property, U.S.A.

Located in a historic gold mining district, Musgrove Creek is an advanced gold exploration project in Lemhi County, Idaho, approximately 15 miles (24 km) southwest of the Beartrack gold deposit.

The Company is required to pay annual lease payments to the underlying lessor of US$50,000 per year for the remaining life of the lease. On December 10, 2014, the annual lease was amended as follows:

Annual lease payments	US$
June 12, 2013 (paid)	10,000
December 12, 2013 (paid)	10,000
June 12, 2014 (paid)	10,000
December 12, 2014 (paid)	10,000
June 12, 2015 (paid)	5,000
December 12, 2015	5,000
June 12, 2016 and	10,000
December 12, 2016, and each succeeding anniversary of such dates	10,000

These claims are subject to an underlying 2% production royalty and a lump sum payment of US$350,000 upon completion of a feasibility study. The Company is also required to incur minimum annual exploration expenditures of US$100,000 (“Annual Requirement”) during the term of the lease. The minimum annual exploration expenditures were also waived for the period of May 1, 2013 to April 30, 2019.

As at the year ended November 30, 2014, management fully impaired the property as they did not have any plans to explore the property in the near future. However, the Company continues making annual lease payments in accordance with the above schedule in order to keep the property.

Empire Mine Property, U.S.A.

The Empire mine project (“Empire Mine Property”), which consists of 26 patented mining claims, six mill-site claims and 21 unpatented mining claims, is a polymetallic skarn deposit containing copper, zinc, gold and silver. The project is located in the Alder Creek mining district in Custer County, Idaho, approximately three miles west of Mackay, Idaho.

The Company entered into option agreement with Konnex Resources Inc. (“Konnex”), a subsidiary of ExGen Resources Inc., formerly Boxxer Gold Corp. (“ExGen or Boxxer”), to grant Konnex the option to acquire 100% of the Company’s interest in its Empire Mine Property (the “Konnex Agreement”). Under the Konnex Agreement dated April 23, 2012, and as amended on February 7, 2013 and March 5, 2014, Konnex assumed all the property payments and commitments under the Underlying Agreements and is also required to make the following payments:

Cash payments	$
April 6, 2012 (received)	40,000
May 10, 2012 (received)	200,000
July 10, 2012 (received)	50,000
April 1, 2013 (received)	25,000
September 10, 2013 (received)	10,000
October 1, 2013 (received)	10,000
January 1, 2014 (received)	10,000
April 1, 2014 (received)	10,000
July 1, 2014 (received)	10,000
October 1, 2014 (received)	10,000
January 1, 2015 (received)	10,000
Payments from April 1, 2014 to January 1, 2017 totaling(i)	60,000
Total	445,000

	Number of	Number of
Share issuances	ExGen Shares	Konnex Shares
November 9, 2012 (received, with a fair value of $Nil)	-	150,000
April 1, 2013 (received, with a fair value of $Nil)	-	1,000,000
October 30, 2013 (received, with a fair value of $40,000)	2,000,000	-
April 30, 2014 (received, with a fair value of $180,000)	6,000,000	-
April 19, 2015 (received with a fair value of $50,000) (i)	2,000,000
Total	10,000,000	1,150,000

(i)On April 11, 2015, the Company received a notice from ExGen to exercise its option to fully acquire the Empire Mine Property by paying $30,000 cash and issuance of 2,000,000 common shares of ExGen with a fair value of $50,000 (totalling $80,000 option payment were received). The remaining obligations arising from Empire Mine Property have been passed to ExGen when the Company received these $80,000 option payments.

Selected Annual Information

	2015 $	2014 $	2013 $
Total assets	15,699	177,132	840,178
Total long term debt	-	-	-
Total revenue	-	-	-
Loss from continued operation	(169,309)	(790,391)	(2,812,248)
Impairment on exploration and assets	(Nil)	(226,297)	(2,455,444)
Loss per share, basic and diluted	(0.10)	(0.63)	(2.70)

The Company is an exploration stage company, has had recurring losses since inception, and has been financing the Company’s operations through debt and equity financing in the past. It is management’s assessment that raising money from the current depressed capital market will be difficult. As a result management started to curtail the Company’s activities in order to minimize expenditures and conserve cash. Management intends to continue its efforts to minimize the Company’s activities and also the exploration expenditures until the Canadian capital market improves and the Company is able to obtain further equity or debt financing to finance its long term business objectives.

The Company’s losses were comprised of administrative expenditures and gain/loss from non-recurring events. The net loss in 2013 was high as the Company wrote down its mineral properties in fiscal 2013 and recorded an impairment charge of $2,455,444 (2014 - $226,297; 2015 - $Nil).

Summary of Quarterly Results

Following is a summary of the Company’s quarterly results in the last eight recent quarters:

	2015				2014
	Nov 30	August 31	May 31	Feb 28	Nov 30	August 31	May 31	Feb 28
	$	$	$	$	$	$	$	$
Revenues	-	-	-	-	-	-	-	-
Loss	(58,397)	(43,453)	(13,500)	(53,959)	(456,872)	(221,259)	(83,618)	(28,642)
Loss per share, basic
and diluted (ii)	(0.03)	(0.02)	(0.01)	(0.03)	(0.33)	(0.18)	(0.09)	(0.03)

(ii)loss per shares have been restated throughout these eight quarters to account for the 3-1 shares consolidation completed in June 2015

The Company is in the business of acquisition and exploration of mineral properties and its operating results are not subject to seasonal variations. Losses in the last eight quarters are mainly due to incurring administrative expenses to support the Company’s operation. Other factors that affect the losses among these eight quarters are losses from the disposition and impairment write down of mineral properties/subsidiaries, and gain from settlement with creditors for various payables. Management expects these incidental events may affect the Company’s results in the future. The loss in the quarter ending November 30, 2014 was high because an impairment charge of $2,455,444 was taken during this quarter.

Results of Operations

Year ended November 30, 2015 (“Fiscal 2015”)

The Company’s loss in Fiscal 2015 169,309 (Fiscal 2014– loss of $790,391), an improvement of $621,082. The improvement was mainly a combined result of $138,650 decrease in operating expenses (Fiscal 2015 - $202,855; Fiscal 2014 - $341,505), decrease of loss from disposition of marketable securities of $112,500 (Fiscal 2015 - $30,000; Fiscal 2014- $142,500), decrease of impairment (marketable securities) of $72.200 (Fiscal 2015 - $17,800; 2014 - $90,000), decrease of impairment on exploration and evaluation assets of $226,297 (Fiscal 2015 - $Nil; Fiscal 2014 - $226,297) which were partially offset by an increase of income of $80,000 from the option payment in connection with the Empire Mine (Fiscal 2015 - $80,000; Fiscal 2014 - $Nil)

Major operating expenses in Fiscal 2015 were $18,893 in property exploration (Fiscal 2014 – $Nil), $20,681 in professional fees (Fiscal 2014 - $27,847), $134,730 in consulting fees (Fiscal 2014 -$223,296). In Fiscal 2015, the Company expensed the mineral property annual lease payments (vs capitalizing it during 2014) for the underlying mineral property option as all the exploration and evaluation assets have been fully impaired in prior years. As a result property exploration expenditure increased as the same payments incurred in prior years were capitalized as the Company’s exploration and evaluation assets instead.

During the quarter ended May 31, 2015, the Company received a notice from Ex-Gen to exercise its option to fully acquire the Empire Mine Property by paying $30,000 cash and issuance of 2,000,000 common shares of ExGen (at fair value of $50,000), totalling $80,000. The Company disposed these 2,000,000 ExGen shares at $20,000 (incurred a loss of $30,000) subsequently. As a result, both the loss from disposition of marketable securities and income from option payment increased from the same period in the last year.

As at November 30, 2015, the Company had $7,035 cash (November 30, 2014 - $139,442), $116,344 accounts payable and accrued liabilities (November 30, 2014 - $110,416), and $16,513,350 share capital (November 30, 2014 - $16,513,350).

The decrease of cash is mainly a combined result of using $182,049 in operating activities which was partly offset by the receipt of $30,000 for option (Empire Mine) payment and disposition of marketable securities of $20,000.

Three months ended November 30, 2015 (“2015 Q4”)

The Company’s loss in 2015 Q4 was $58,397 (2014 Q4– loss of $456,872), an improvement of $398,475. The improvement was mainly a result of $72,749 decrease in operating expenses (2015 Q4 - $37,737; 2014 Q4- $110,486), a decrease of loss from disposition of marketable securities of $40,000 (2015 Q4 - $Nil; 2014 Q4- $40000), a decrease of impairment of marketable securities of $72,200 (2015 Q4 - $17,800; 2014 Q4 - $90,000). and a decrease of impairment of exploration and evaluation assets of $226,297 (2015Q4 - $Nil; 2014 Q4 - $226,297). Impairment charges have been incurred as needed and depended on metal price, the Company’s ability to finance and complete the exploration program, and the fair value of the marketable securities. All of these factors are beyond the control of the Company.

Major operating expenses in 2015 Q4 were $Nil in directors’ fees (2014 Q4 – $30,000l), $4,831 in professional fees (2014 Q4 - $13,178), $31,500 in consulting fees (2014 Q4 -$39,471). Operating expenses in 2015 Q4 were generally lower/similar to 2014 Q4.

Share Data

As at the date of this MD&A, the Company has 14,075,366 common shares outstanding, Nil stock options and 740,740 share purchase warrants that are convertible to the Company’s common shares on a one-to-one basis.

Liquidity and Capital Resources

Financing of operations has been achieved primarily by equity and debt financing. On November 30, 2015, the Company had a cash balance of $7,035 and a working capital deficiency of $106,650. The Company is not subject to external working capital requirements. Management is considering to raise more cash from equity financing in the next twelve months in order to eliminate the working capital deficiency and to finance the Company’s operations. On February 16, 2016, the Company completed a private placement of 11,310,000 shares at $0.05 per share for total proceeds of $565,500 and issued 987,000 shares as finder’s fees. The Company intends to use the proceeds as its working capital.

Management realizes the capital resources on hand are not adequate to support the Company in meeting its business objective on a long term basis. Management may be required to finance the Company’s operation by additional equity or debt financing or new farm-out/joint venture arrangement. While the Company was able to raise financing when needed in the past, there is no guarantee that the Company can do so in the future.

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Company’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet its liquidity requirements. Management plans to raise more funding through debt or equity financing in the future to improve its liquidity.

Transactions Between Related Parties

Transactions with related parties are as follows:

	Year ended November	Year ended November
	30, 2015	30, 2014
	$	$
Directors’ fees	-	33,000

Key personnel compensation:

	Year ended November	Year ended November
	30, 2015	30, 2014
	$	$
Consulting fees (CEO)	120,000	127,725

As at November 30, 2015, $42,000 (2014 - $10,000) was owing to the Chief Executive Officer of the Company and $3,000 (2014 - $2,500) was owing to the Chief Financial Officer of the Company. The amounts owing do not bear interest, are unsecured and are due on demand.

Off-Balance Sheet Arrangements

The Company does not have off-balance sheet arrangements.

Proposed Transactions

The Company does not have proposed transactions that may have material impacts to the Company.

Changes in Accounting Policies including Initial Adoption

The Company has not adopted new accounting standards since its recent year ended November 30, 2014.

The following new standards, amendments and interpretations that have not been early adopted in these consolidated financial statements, is not expected to have a material effect on the Company’s future results and financial position: IFRS 9 Financial Instruments (new; to replace IAS 39 and IFRIC 9); and Amendments to IAS 32 Financial Instruments: Presentation.

Financial Instruments

The Company’s financial instruments have not significantly changed since its recent year ended November 30, 2014.

Accounting standards issued but not yet effective

IFRS 9 Financial Instruments – This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 introduces new requirements for the classification and measurement of financial assets, additional changes relating to financial liabilities, a new general hedge accounting standard which will align hedge accounting more closely with risk management. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted. The Company is currently evaluating the impact IFRS 9 will have on its consolidated financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

Risk and Uncertainties

The exploration for mineral deposits is highly speculative activities and is subject to significant risks. The Company’s ability to realize its investments in exploration projects is dependent upon the discovery or acquisition of mineral resources and mineral reserves, and the economic viability of developing its properties. The market price of minerals and/or metals is volatile and cannot be controlled. There is no assurance that the Company’s mineral exploration activities will be successful. The exploration of mineral resources and mineral reserves involves many risks in which even a combination of experience, knowledge and careful evaluation may not be able to overcome.

Financial Disclosure Controls and Procedures

Venture issuers are not required to include representations relating to the establishment and maintenance of disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as defined in National Instrument 52-109 Certification of Disclosure in Issuer’s Annual and Interim Filings (“NI 52- 109”). In particular, the Company’s certifying officers are not making any representations relating to the establishment and maintenance of:

i) controls and other procedures designed to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

ii) a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Company’s generally accepted accounting principles.

The Company’s certifying officers are responsible for ensuring that processes are in place to provide them with sufficient knowledge to support the representations they make. Investors should be aware that inherent limitations on the ability of the Company are certifying officers to design and implement on a cost effective basis.

Officers and Directors

Rana Vig, President, CEO and Director
Larry Tsang, CFO
Martin Bernholtz, Director
Norman Brewster, Director

Musgrove Minerals Corp.

Management Discussion and Analysis
Three Months Ended February 29, 2016

Date and Subject of the Report

The following Management’s Discussion & Analysis (“MD&A”) is intended to assist in the understanding of the trends and significant changes in the financial condition and results of the operation of Musgrove Minerals Corp. (“Musgrove” or the “Company”) for three months ended February 29, 2016. This MD&A is presented in Canadian Dollars and has been prepared effective as of April 29, 2016.

This MD&A should be read in conjunction with the Company’s unaudited condensed consolidated interim financial statements for the same period and the audited annual consolidated financial statements for the recent year ended November 30, 2015 which have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and presented in Canadian Dollars.

The Company consolidated its common shares on a three to one basis on June 15, 2015. All share and per-share amounts in this MD&A have been adjusted to reflect this stock consolidation.

Additional information relating to the Company is available on the SEDAR website at www.sedar.com

FORWARD LOOKING STATEMENTS

Except for statements of historical fact relating to the Company, certain information contained herein constitutes forward looking statements. Forward looking statements are generally, but not always, identified by the use of forward looking terminology such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “projects”, “potential”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will be taken”, “occur” or “be achieved”.

Forward looking statements are based on the opinions and estimates of management on the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward looking statements. These factors include the inherent risks involved in the exploration and acquisition of resources properties, the uncertainties involved in interpreting drilling results and other geological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, changes in and the effect of government policies, the ability to obtain required permits, delays in exploration projects and the possibility of adverse development in the financial markets, uncertainties relating to the availability and costs of financing needed in the future, and other factors described in this report. Although the Company believes the expectations expressed in its forward looking statements are based on reasonable assumptions, there can be no assurance that such forward looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on such statements.

The Company reviews its forward looking statements on an ongoing basis and updates this information when circumstances require it.

The following table outlines certain significant forward-looking statements contained in this MD&A and provides the material assumptions used to develop such forward-looking statements and material risk factors that could cause actual results to differ materially from the forward looking statements.

Forwarding looking statements	Assumptions	Risk factors
Management considers to raise more cash from equity financing in the next twelve months in order to eliminate the working capital deficiency and to finance the Company’s operations.	Based on the past history of the Company, the Company was able to raise funds when needed through either private placement or debt financing	Change in interest rate, support by related parties, change in condition of capital market

Overall Performance

The Company was incorporated under the laws of British Columbia, Canada on March 29, 2000. The Company’s office is located at Suite 2600-1066 West Hasting St., Vancouver, V6E 3X1. The Company’s common shares are traded on the TSX Venture Exchange (“TSXV”) under the symbol MGS.

The Company is an exploration stage company with its principal business being the acquisition, exploration, and development of mineral properties. The Company has interests in various mineral properties in the USA.

The Company is an exploration stage company, has had recurring losses since inception, and has been financing the Company’s operations through debt and equity financing in the past. Management realizes that current resources on hand are not adequate for the Company neither to meet its long term business objective nor to conduct any significant exploration activities on the existing mineral properties. It is management’s assessment that raising money from the current depressed capital market will be difficult. In order to preserve the cash on hand, management had decided to curtail the Company’s operations and will not conduct significant exploration activities until the Company has resources to finance such exploration activities.

Outlook

The Company has entered into a letter of intent dated April 20, 2016 to acquire (the “Transaction”) all of the outstanding shares of RewardStream Solutions Inc. (“RewardStream”). Upon completion, the Transaction will result in both a change of business for Musgrove and a reverse takeover within the meaning of the policies of the TSXV. In connection with the Transaction, Musgrove will consolidate its shares on a 2:1 basis (the “Consolidation”). There are currently 14,075,365 Musgrove shares and warrants for 740,740 Musgrove shares outstanding which will result in approximately 7,037,682 post-Consolidation Musgrove shares and warrants for 370,370 post-Consolidation Musgrove shares. The Transaction is subject to the parties successfully negotiating and entering into a definitive agreement in respect of the Transaction (the “Definitive Agreement”) on or before May 15, 2016 or such other date as Musgrove and RewardStream may agree. Execution of the Definitive Agreement is subject to a number of conditions including completion of due diligence review by each of Musgrove and RewardStream.

The completion of the Transaction is subject to the approval of the TSXV, the shareholders of the Company and RewardStream. As of the date of this report, the Transaction is not completed.

More details of this letter of intent are available from the Company’s press release filed on www.sedar.com under the profile of the Company.

Discussion of Operations

The Company is an exploration stage company which does not have mineral properties in production. As a result, the Company has not earned revenue from its operation since inception, and does not expect to earn revenue from its operation in the near future.

Musgrove Creek Gold Property, U.S.A.

Located in a historic gold mining district, Musgrove Creek is an advanced gold exploration project covering nearly 1,500 acres in Lemhi County, Idaho, approximately 15 miles (24 km) southwest of the Beartrack gold deposit.

The Company is required to pay annual lease payments to the underlying lessor of US$50,000 per year for the remaining life of the lease. On December 10, 2014, the annual lease was amended as follows:

Annual lease payments	US$
June 12, 2013 (paid)	10,000
December 12, 2013 (paid)	10,000
June 12, 2014 (paid)	10,000
December 12, 2014 (paid)	10,000
June 12, 2015 (paid)	5,000
December 12, 2015 (paid)	5,000
June 12, 2016 and	10,000
December 12, 2016, and each succeeding anniversary of such dates	10,000

These claims are subject to an underlying 2% production royalty and a lump sum payment of US$350,000 upon completion of a feasibility study. The Company is also required to incur minimum annual exploration expenditures of US$100,000 (“Annual Requirement”) during the term of the lease. The minimum annual exploration expenditures were also waived for the period of May 1, 2013 to April 30, 2019.

As at the year ended November 30, 2014, management fully impaired the property as they did not have any plans to explore the property in the near future. However, the Company continues making annual lease payments in accordance with the above schedule in order to keep the properties.

Empire Mine Property, U.S.A.

The Empire mine project (“Empire Mine Property”), which consists of 26 patented mining claims, six mill-site claims and 21 unpatented mining claims, is a polymetallic skarn deposit containing copper, zinc, gold and silver. The project is located in the Alder Creek mining district in Custer County, Idaho, approximately three miles west of Mackay, Idaho.

During the year ended November 30, 2012, the Company entered into an option agreement with Konnex Resources Inc. (“Konnex”), a subsidiary of ExGen Resources Inc., formerly Boxxer Gold Corp. (“ExGen” or “Boxxer”), to grant Konnex the option to acquire 100% of the Company’s interest in its Empire Mine Property (the “Konnex Agreement”). Under the Konnex Agreement dated April 23, 2012, and as amended on February 7, 2013 and March 5, 2014, Konnex assumed all the property payments and commitments and is also required to make various payments to the Company.

On April 11, 2015, the Company received a notice from ExGen to exercise its option to fully acquire the Empire Mine Property by paying $30,000 cash and issuance of 2,000,000 common shares of ExGen with a fair value of $50,000 (totalling $80,000 option payment were received). The remaining obligations arising from Empire Mine Property have been passed to ExGen when the Company received these $80,000 option payments. The remaining obligations arising from the Underlying Agreement were passed onto ExGen when the Company received the option payment. As a result, the Company did not own this property at the year ended November 30, 2015 and the period ended February 29, 2016.

Summary of Quarterly Results

Following is a summary of the Company’s quarterly results in the last eight recent quarters:

	2016	2015				2014
	Feb 29	Nov 30	August 31	May 31	Feb 28	Nov 30	August 31	May 31
	$	$	$	$	$	$	$	$
Revenues	-	-	-	-	-	-	-	-
Loss	(107,874)	(58,397)	(43,453)	(13,500)	(53,959)	(456,872)	(221,259)	(83,618)
Loss per share, basic
and diluted (ii)	(0.03)	(0.03)	(0.02)	(0.01)	(0.03)	(0.33)	(0.18)	(0.09)

(ii)loss per shares have been restated throughout these eight quarters to account for the 3-1 shares consolidation completed in June 2015

The Company is in the business of acquisition and exploration of mineral properties and its operating results are not subject to seasonal variations. Losses in the last eight quarters are mainly due to incurring administrative expenses to support the Company’s operation. Other factors that affect the losses among these eight quarters are losses from the disposition and impairment write down of mineral properties/subsidiaries, and gain from settlement with creditors for various payables. Management expects these incidental events may affect the Company’s results in the future. The loss in the quarter ending November 30, 2014 was high because an impairment charge was taken during that quarter.

Results of Operations

Three months ended February 29, 2016 (“2016 Q1”)

The Company’s loss in 2016 Q1 was 107,874 (2015 Q1– loss of $53,959), an increase of $53,915. The increase was mainly a result of $51,056 increase in operating expenses (2016 Q1 - $107,874; 2015 Q1 - $56,818)

Major operating expenses in 2016 Q1 were $14,390 in filing and transfer agent fees (2014 Q1 – $1,340), $10,308 in professional fees (2015 Q1 - $2,000), $46,394 in consulting fees (2015 Q1 -$31,800). In 2016 Q1, the Company has been actively securing equity financing and new business partner for acquisition and merge. As a result, operating expenses are generally higher. Management expects the operating expenses in the remaining 2016 will increase as the Company progress to the completion of the Transaction discussed in the section “Outlook”.

As at February 29, 2016, the Company had $386,771 cash (November 30, 2015 - $7,035), $129,080 accounts payable and accrued liabilities (November 30, 2015 - $116,344), and $17,078,850 share capital (November 30, 2015 - $16,513,350).

The increase of cash is mainly a combined result of receipt of $565,500 from issuance of shares which was partly offset by the use of $185,764 in operating activities

Share Data

As at the date of this MD&A, the Company has 14,075,365 common shares outstanding, Nil stock options and 740,740 share purchase warrants that are convertible to the Company’s common shares on a one-to-one basis.

Liquidity and Capital Resources

Financing of operations has been achieved primarily by equity and debt financing. On February 29, 2016, the Company had a cash balance of $386,771 and a working capital of $354,776. The Company is not subject to external working capital requirements. However, the Company may be required to raise money in the range of $1.5 million to $2 million to fulfil a condition precedent listed in the definitive agreement in connection with the Transaction (see the section “Outlook”). While the Company was able to raise financing when needed in the past, there is no guarantee that the Company can do so in the future.

Liquidity risk arises through the excess of financial obligations over available financial assets due at any point in time. The Company’s objective in managing liquidity risk is to maintain sufficient readily available reserves in order to meet its liquidity requirements.

Transactions Between Related Parties

Key personnel compensation:

Three months ended	February 29, 2016	November 30,
		2015
	$	$
Consulting fees	17,228	31,800

Effective December 1, 2015, the Company entered into a consulting agreement with its CEO and president, whereby the CEO will provide consulting services for $60,000 per year, for a period of 2 years.

As at February 29, 2016, $Nil (November 30, 2015 - $42,000) was owing to the Chief Executive Officer of the Company and $3,780 (November 30, 2015 - $4,300) was owing to the Chief Financial Officer of the Company. The amounts owing to related parties do not bear interest, are unsecured and are due on demand.

Off-Balance Sheet Arrangements

The Company does not have off-balance sheet arrangements.

Proposed Transactions

Other than the Transaction discussion in the section “Outlook”, the Company does not have proposed transactions that may have material impacts to the Company.

Changes in Accounting Policies including Initial Adoption

The Company has not adopted new accounting standards since its recent year ended November 30, 2015.

The following new standards, amendments and interpretations that have not been early adopted in these consolidated financial statements, is not expected to have a material effect on the Company’s future results and financial position: IFRS 9 Financial Instruments (new; to replace IAS 39 and IFRIC 9); and Amendments to IAS 32 Financial Instruments: Presentation.

Accounting standards issued but not yet effective

IFRS 9 Financial Instruments – This new standard is a partial replacement of IAS 39 “Financial Instruments: Recognition and Measurement”. IFRS 9 introduces new requirements for the classification and measurement of financial assets, additional changes relating to financial liabilities, a new general hedge accounting standard which will align hedge accounting more closely with risk management. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. IFRS 9 is effective for annual periods beginning on or after January 1, 2018 with early adoption permitted. The Company is currently evaluating the impact IFRS 9 will have on its consolidated financial statements.

Other accounting standards or amendments to existing accounting standards that have been issued but have future effective dates are either not applicable or are not expected to have a significant impact on the Company’s consolidated financial statements.

Financial Instruments

The Company’s financial instruments have not significantly changed since its recent year ended November 30, 2015.

More details of the Company’s financial instruments are available in the Note 13 of the Company’s consolidation financial statements for the recent year ended November 30, 2015.

Risk and Uncertainties

The exploration for mineral deposits is highly speculative activities and is subject to significant risks. The Company’s ability to realize its investments in exploration projects is dependent upon the discovery or acquisition of mineral resources and mineral reserves, and the economic viability of developing its properties. The market price of minerals and/or metals is volatile and cannot be controlled. There is no assurance that the Company’s mineral exploration activities will be successful. The exploration of mineral resources and mineral reserves involves many risks in which even a combination of experience, knowledge and careful evaluation may not be able to overcome.

Financial Disclosure Controls and Procedures

Venture issuers are not required to include representations relating to the establishment and maintenance of disclosure controls and procedures (DC&P) and internal control over financial reporting (ICFR), as defined in National Instrument 52-109 Certification of Disclosure in Issuer’s Annual and Interim Filings (“NI 52- 109”). In particular, the Company’s certifying officers are not making any representations relating to the establishment and maintenance of:

i) controls and other procedures designed to provide reasonable assurance that information required to be disclosed by the Company in its annual filings, interim filings or other reports filed or submitted under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and

ii) a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the Company’s generally accepted accounting principles.

The Company’s certifying officers are responsible for ensuring that processes are in place to provide them with sufficient knowledge to support the representations they make. Investors should be aware that inherent limitations on the ability of the Company are certifying officers to design and implement on a cost effective basis.

Officers and Directors

Rana Vig, President, CEO and Director
Larry Tsang, CFO
Martin Bernholtz, Director
Norman Brewster, Director

SCHEDULE “E” – FINANCIAL STATEMENTS OF REWARDSTREAM

Audited financial statements for RewardStream for the fiscal years ended September 30, 2015, 2014 and 2013 and unaudited financial condensed interim statements for the six months ended March 31, 2016 are attached to this Information Circular.

E-1

REWARDSTREAM INC.

FINANCIAL STATEMENTS

FOR THE YEAR ENDED

SEPTEMBER 30, 2014

(EXPRESSED IN CANADIAN DOLLARS)

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF REWARDSTREAM INC.

We have audited the accompanying financial statements of RewardStream Inc., which comprise the statement of financial position as at September 30, 2014, and the statements of operations and comprehensive income (loss), changes in equity and cash flows for the year then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of RewardStream Inc. as at September 30, 2014, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to note 1 in the financial statements, which indicates the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Chartered Accountants

Vancouver, British Columbia
December 18, 2014

E-2

REWARDSTREAM INC.
STATEMENTS OF FINANCIAL POSITION
EXPRESSED IN CANADIAN DOLLARS
AS AT SEPTEMBER 30

	2014	2013
ASSETS (note 7)

CURRENT ASSETS
Cash	$446,397	$1,257,810
Accounts receivable (note 12)	414,585	488,076
Investment tax credits receivable (notes 7 and 10)	445,664	345,000
Prepaid expenses	31,268	36,467

	1,337,914	2,127,353
DEPOSITS	18,665	24,665
EQUIPMENT (note 5)	40,315	58,117

	$1,396,894	$2,210,135
LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities (note 12)	$221,926	$159,614
Deferred revenue	65,865	202,632
Current portion of finance lease obligations (note 6)	5,724	17,160
Loan payable (notes 7 and 12)	254,167	-

	547,682	379,406
CLIENT DEPOSITS	-	42,714
FINANCE LEASE OBLIGATIONS (note 6)	1,282	5,047

	548,964	427,167
EQUITY

SHARE CAPITAL (note 8)	4,774,912	4,774,912
SHARE-BASED COMPENSATION RESERVE	1,232,978	1,172,480
DEFICIT	(5,159,960)	(4,164,424)

	847,930	1,782,968

	$1,396,894	$2,210,135

On behalf of the Board:
“Ralph Turfus” (signed)	“Rob Goehring” (signed)
Mr. Ralph Turfus, Director	Mr. Rob Goehring, Director

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 3

REWARDSTREAM INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30

	2014	2013

REVENUE (note 15)	$1,859,690	$3,906,918
COST OF SALES (note 9)	1,058,793	1,328,823

	800,897	2,578,095

EXPENSES
Sales and marketing (note 9)	426,278	907,091
General and administrative (note 9)	1,176,326	799,870
Research and development, net of investment tax credit (notes 9 and 10)	141,567	397,222
Share-based compensation (notes 8 and 9)	60,498	79,319
Depreciation (note 5)	19,894	24,169

	1,824,563	2,207,671

INCOME (LOSS) FROM OPERATIONS	(1,023,666)	370,424

OTHER INCOME
Foreign exchange gain	28,013	4,576
Interest income	117	525

	28,130	5,101

NET INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS) FOR YEAR	$(995,536)	$375,525

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 4

REWARDSTREAM INC.
STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

	SHARE CAPITAL
			Share-Based
			Compensation
	Number of Shares	Amount	Reserve	Deficit	Total Equity

Balance at September 30, 2012	8,137,577	$4,774,912	$1,093,161	$(4,539,949)	$1,328,124

Share-based compensation	-	-	79,319	-	79,319

Net income for year	-	-	-	375,525	375,525

Balance at September 30, 2013	8,137,577	4,774,912	1,172,480	(4,164,424)	1,782,968

Share-based compensation	-	-	60,498	-	60,498

Net loss for year	-	-	-	(995,536)	(995,536)

Balance at September 30, 2014	8,137,577	$4,774,912	$1,232,978	$(5,159,960)	$847,930

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 5

REWARDSTREAM INC.
STATEMENTS OF CASH FLOWS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30

	2014	2013

CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES
Net income (loss) for the year	$(995,536)	$375,525
Items not involving cash:
Depreciation of equipment	19,894	24,169
Interest expense	4,167	-
Share-based compensation	60,498	79,319

	(910,977)	479,013
Changes in non-cash working capital items:
Accounts receivable	73,491	(111,610)
Investment tax credits receivable	(100,664)	(5,952)
Prepaid expenses and deposits	11,199	78,809
Accounts payable and accrued liabilities	62,312	(95,213)
Deferred revenue	(136,767)	180,882
Client deposits	(42,714)	-

	(1,044,120)	525,929

FINANCING ACTIVITIES
Repayment of finance lease obligations, net	(15,201)	(16,397)
Proceeds from (repayment of) loan payable	250,000	(30,000)

	234,799	(46,397)

INVESTING ACTIVITY
Acquisition of equipment	(2,092)	(17,823)

INCREASE (DECREASE) IN CASH DURING THE YEAR	(811,413)	461,709
CASH, BEGINNING OF YEAR	1,257,810	796,101

CASH, END OF YEAR	$446,397	$1,257,810

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid - long-term debt	$-	$300
Interest paid - finance lease obligations	$1,318	$2,819

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 6

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

1.	NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

RewardStream Inc. (the “Company”) is a provider of Software as a Service (“SaaS”) marketing technology that powers loyalty marketing programs, referral programs and source code licensing programs. The Company’s clients subscribe either to the Company’s proprietary Lifecycle Marketing Platform (“LMP”) or its Spark™ product to operate marketing programs that acquire, engage, optimize, and retain customers and sales channels.

The Company was incorporated under the laws of British Columbia on March 23, 1999 and continued under the Canada Business Corporations Act on December 22, 1999. The head office and records are located at 250 - 2985 Virtual Way, Vancouver, British Columbia, V5M 4X7.

These financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company realized a net loss of $995,536 for the year ended September 30, 2014 (2013 - net income of $375,525). As at September 30, 2014, the Company had an accumulated deficit of $5,159,960 (2013 - $4,164,424). In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period.

The Company's continued existence is dependent upon its ability to raise additional capital, obtain financing, meet sales targets, stabilizing revenue sources and realizing positive cash flows from operations. Failure to do so would have an adverse effect on the financial position of the Company and its ability to continue as a going concern. These factors raise significant doubt about the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments that would be necessary, should the Company be unable to continue as a going concern. Such adjustments could be material.

2.	BASIS OF PRESENTATION

a)	Statement of compliance

These annual financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board (“IASB”).

b)	Approval of the financial statements

These financial statements were approved and authorized for issue by the Board of Directors on December 18, 2014.

c)	Basis of measurement

These financial statements have been prepared on a historical cost basis, except for certain financial instruments that have been measured at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The accounting polices set out in note 3 have been applied consistently by the Company for all periods presented.

CONFIDENTIAL	Page 7

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

3.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies.

a)	Investment tax credits

Investment tax credits are recorded using the cost reduction approach. Investment tax credits related to current research and development expenditures are included in the statement of operations and comprehensive income (loss) as a reduction of the expense to which it relates.

Investment tax credits are accrued on qualified expenditures when there is reasonable assurance that the credits will be realized. The investment tax credits are subject to review and audit by the Canada Revenue Agency (“CRA”). Although the Company has used its best judgment and understanding of the related income tax legislation in determining the amounts and timing of investment tax credits, it is possible that the amounts could change by a material amount depending on any future review and audit by the CRA.

b)	Depreciation

Equipment is carried at cost less accumulated depreciation. Depreciation is recognized in profit or loss over the estimated useful lives of the related asset. Additions during the year are depreciated on a prorated basis:

Computer equipment	30% - 55%	declining-balance method
Furniture and equipment	20%	declining-balance method
Leasehold improvements	20%	5 years straight-line

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

c)	Impairment of non-financial assets

Impairment tests on non-financial assets, including equipment, are undertaken annually at the financial year-end and whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

Where it is not possible to estimate the recoverable amount of an individual asset, the impairment test is carried out on the asset’s cash-generating unit (“CGU”), which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.

An impairment loss is charged to profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease. Where an impairment loss subsequently reverses, the carrying amount of the asset (the CGU) is increased to the revised estimate of its recoverable amount, but to an amount that does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or CGU) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

CONFIDENTIAL	Page 8

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)	Income taxes

The Company uses the balance sheet method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax assets also result from unused loss carry-forwards and other deductions. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is possible that future taxable profits will be available against which they can be utilized.

e)	Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount can be made. Provisions for warranties, legal claims, onerous leases and other onerous commitments are recognized at the best estimate of the expenditure required to settle the Company's liability at the reporting date. Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

f)	Allowance for doubtful accounts

The Company records an allowance for doubtful accounts related to accounts receivable that are considered to be uncollectible. The allowance is based on the Company’s knowledge of the financial condition of its customers, the aging of the receivables, the current business environment and historical experience. A change to these factors could impact the estimated allowance and the provision for bad debts.

g)	Revenue recognition

The Company derives revenue from the sale of perpetual software licenses, software license subscriptions and professional services fees.

Revenue is recognized as it is earned in accordance with the following:

(i)

The Company’s multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“professional services”) are sold together. The Company has established the fair value of the undelivered element based on the contracted price included in the original multiple-element sales arrangement, as substantiated by similar contractual terms offered to other customers (the vendor-specific objective evidence or “VSOE”). The revenue allocation is based on the VSOE of fair value of the professional services. Revenues related to professional services is recognized as the respective services are rendered.

CONFIDENTIAL	Page 9

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)	Revenue recognition (Continued)

(ii)

The Company recognizes revenue from the sale of perpetual software licenses upon the transfer of title to the customer, so long as persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is reasonably assured. The Company uses the residual method to recognize revenue on delivered elements when a license agreement includes one or more elements to be delivered at a future date if evidence of the fair value of all undelivered elements exists. If an undelivered element for the arrangement exists under the license arrangement, revenue related to the undelivered element is deferred based on the fair value of the undelivered element. If fair value cannot be determined for all undelivered elements, all revenue is deferred until sufficient evidence exists or as elements are delivered. If there is an acceptance period, revenues are recognized upon the earlier of customer acceptance or the expiration of the acceptance period.

(iii)	Revenue associated with software license subscriptions is recognized over the term of the contract.

(iv)	Any consideration received in advance of services being rendered is recorded as deferred revenue and subsequently recognized as it is earned.

h)	Research and development expenditures

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. Expenditures capitalized may include the cost of materials, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditures are recognized in profit or loss as incurred.

Expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss when incurred.

Research and development expenditures are reduced by any related investment tax credits.

i)	Foreign currency translation

The financial statements are presented in Canadian dollars, which is also the functional currency of the Company. Transactions in currencies other than the functional currency are translated into Canadian dollars on the following bases:

•	Monetary assets and liabilities at the rate of exchange in effect at the statement of financial position date;

•	Non-monetary assets and liabilities at the rates of exchange in effect on the respective dates of transactions; and

CONFIDENTIAL	Page 10

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Foreign currency translation (Continued)

•	Revenues and expenses (excluding depreciation, which is translated at the same rate as the related asset), at the exchange rates in effect on the date of the transaction.

Gains and losses arising from this translation of foreign currency are included in the determination of net income (loss).

j)	Financial instruments

(i)	Financial assets

The Company classifies its financial assets in the following categories: held-to-maturity, fair value through profit or loss (“FVTPL”), loans and receivables, and available-for-sale ("AFS"). The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of financial assets at recognition.

Held-to-maturity

Held-to-maturity financial assets are recognized on a trade-date basis and are initially measured at fair value and subsequently measured at amortized cost, using the effective interest rate method. The Company has no assets classified as held-to-maturity.

Financial assets at FVTPL

Financial assets at FVTPL are initially recognized at fair value with changes in fair value recorded through profit or loss. Cash is included in this category of financial assets.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are classified as current assets or non-current assets based on their maturity date. Loans and receivables are carried at amortized cost using the effective interest rate method, less any impairment. Accounts receivable is included in this category of financial assets.

AFS financial assets

AFS financial assets are non-derivatives that are either designated as AFS or not classified in any of the other financial asset categories. Changes in the fair value of AFS financial assets are recognized as other comprehensive income and classified as a component of equity. The Company has no assets classified as AFS.

CONFIDENTIAL	Page 11

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

j)	Financial instruments (Continued)

(ii)	Financial liabilities

The Company classifies its financial liabilities in the following category:

Other financial liabilities

Other financial liabilities are non-derivatives and are recognized initially at fair value, net of transaction costs incurred, and are subsequently stated at amortized cost. Any difference between the amounts originally received, net of transaction costs, and the redemption value is recognized in the statement of operations over the period to maturity using the effective interest method.

Other financial liabilities are classified as current or non-current based on their maturity date. Other financial liabilities include accounts payable and accrued liabilities, loan payable and finance lease obligation.

(iii)	Fair value hierarchy

Fair value measurements of financial instruments are required to be classified using a fair value hierarchy that reflects the significance of inputs in making the measurements. The levels of the fair value hierarchy are defined as follows:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 – Inputs for the asset or liability that are not based on observable market data.

k)	Equity instruments

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from equity.

l)	Impairment of financial assets

Financial assets, other than those classified as FVTPL, are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been negatively affected.

For financial assets carried at amortized cost, the amount of the impairment loss recognized in profit or loss is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

CONFIDENTIAL	Page 12

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)	Impairment of financial assets (Continued)

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance accounts are recognized in profit or loss.

m)	Share-based compensation

The Company has a stock option plan that is described in note 8 and grants stock options to the Company’s directors, officers and employees. An individual is classified as an employee when the individual is an employee for legal or tax purposes, or provides services similar to those performed by an employee.

The fair value of the options is measured at grant date, using the Black-Scholes option pricing model, and is recognized over the vesting period. For directors and employees, the fair value of the options is measured at the date of grant. Share-based payments to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The offset to the recorded cost is to share-based compensation reserve. Consideration received on the exercise of stock options is recorded as share capital and the recorded amount to share-based compensation reserve is transferred to share capital. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Where the terms and conditions of options are modified, the increase in the fair value of the options, measured immediately before and after the modification, is charged to profit or loss.

The Black-Scholes option pricing model requires management to make estimates, which are subjective and may not be representative of actual results. Changes in assumptions can affect estimates of fair values.

n)	Use of estimates and judgments

The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.

CONFIDENTIAL	Page 13

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)	Use of estimates and judgments (Continued)

Significant areas requiring the use of management estimates and judgments include:

•	The collectability of accounts receivable;
•	The determination of qualified expenditures to calculate investment tax credits receivable;
•	The useful lives of equipment and depreciation methods used;
•	The completeness of deferred revenue;
•	The accounting for leases as finance lease;
•	The utilization of deferred income tax assets;
•	The completeness of accrued liabilities; and
•	The assumptions used in calculating share-based compensation expense.

The Company bases its estimates and judgments on current facts and various other factors that it believes to be reasonable under the circumstances. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates and could affect future results of operations and cash flows.

4.	NEW ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

A number of new standards, and amendments to standards and interpretations, are not yet effective for the year ended September 30, 2014, and have not been applied in preparing these financial statements.

Offsetting Financial Assets and Financial Liabilities (Amendments to IAS 32)

Amends IAS 32 Financial Instruments: Presentation to clarify certain aspects because of diversity in application of the requirements on offsetting, focused on four main areas:

•	the meaning of “currently has a legally enforceable right of set-off”;
•	the application of simultaneous realization and settlement;
•	the offsetting of collateral amounts; and
•	the unit of account for applying the offsetting requirements.

Applicable to the Company’s annual periods beginning on October 1, 2014.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 provides a single, principles based five-step model to be applied to all contracts with customers. The five steps in the model are as follows:

•	Identify the contract with the customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contracts
•	Recognize revenue when (or as) the entity satisfies a performance obligation.

CONFIDENTIAL	Page 14

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

4.	NEW ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE (Continued)

Guidance is provided on topics such as the point in which revenue is recognized, accounting for variable consideration, costs of fulfilling and obtaining a contract and various related matters. New disclosures about revenue are also introduced.

Applicable to the Company’s annual periods beginning on or after October 1, 2017.

IFRS 9 Financial Instruments (2014)

This is a finalized version of IFRS 9, which contains accounting requirements for financial instruments, replacing IAS 39 Financial Instruments: Recognition and Measurement. The standard contains requirements in the following areas:

•

Classification and measurement. Financial assets are classified by reference to the business model within which they are held and their contractual cash flow characteristics. The 2014 version of IFRS 9 introduces a “fair value through other comprehensive income” category for certain debt instruments. Financial liabilities are classified in a similar manner to under IAS 39; however, there are differences in the requirements applying to the measurement of an entity's own credit risk.

•

Impairment. The 2014 version of IFRS 9 introduces an “expected credit loss” model for the measurement of the impairment of financial assets, so it is no longer necessary for a credit event to have occurred before a credit loss is recognized.

•

Hedge accounting. Introduces a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures.

•	Derecognition. The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

Applicable to the Company’s annual periods beginning on October 1, 2018.

CONFIDENTIAL	Page 15

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

5.	EQUIPMENT

	Computer	Furniture and	Leasehold
	Equipment	Equipment	Improvements	Total
Cost
Balance, September 30, 2012	$597,529	$102,586	$6,907	$707,022
Additions	28,660	4,239	-	32,899
Balance, September 30, 2013	626,189	106,825	6,907	739,921
Additions	2,092	-	-	2,092
Balance, September 30, 2014	$628,281	$106,825	$6,907	$742,013
Accumulated Depreciation
Balance, September 30, 2012	$564,388	$88,438	$4,809	$657,635
Charge for the year	18,352	3,719	2,098	24,169
Balance, September 30, 2013	582,740	92,157	6,907	681,804
Charge for the year	16,960	2,934	-	19,894
Balance, September 30, 2014	$599,700	$95,091	$6,907	$701,698
Carrying Value
September 30, 2013	$43,449	$14,668	$-	$58,117
September 30, 2014	$28,581	$11,734	$-	$40,315

Included in computer equipment as at September 30, 2014 is leased computer equipment with a net carrying value of $22,874 (2013 - $30,137).

6.	FINANCE LEASE OBLIGATIONS

The Company finances certain computer equipment using finance leases. The liability recorded under the finance lease represents the minimum lease payments payable, net of imputed interest.

CONFIDENTIAL	Page 16

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

6.	FINANCE LEASE OBLIGATIONS (Continued)

The Company’s obligations under finance leases consist of:

	2014	2013

Dell finance lease payable in monthly instalments of $67, including interest at 9.99% per annum	$5,104	$6,829

Apple finance lease payable in monthly instalments ranging from $107 to $215, including interest, ranging from 9.61% to 9.66% per annum	2,430	16,951
	7,534	23,780
Less: Interest	528	1,573
	7,006	22,207
Less: Current portion	5,724	17,160
	$1,282	$5,047

Minimum repayments over the next three years are as follows:

2015	$5,724
2016	514
2017	768
$7,006

7.	LOAN PAYABLE

On September 2, 2014, the Company received a Scientific Research and Development Loan (the “Loan”) from three unrelated individuals for a total of $250,000 at an interest rate of 20%, calculated and compounded monthly. The Loan is secured by a general security agreement on the assets of the Company. The Company is required to file its SR&ED claim by no later than November 30, 2014 (completed).

On December 15, 2014, the Company received its SR&ED payment of $445,664 (note 10) of which $264,899 was used to repay the Loan and the balance of accrued interest and Loan fees.

8.	SHARE CAPITAL

a)	Authorized:

•	unlimited common shares, without par value; and

•	20,000,000 preferred shares, without par value.

b)	Issued and outstanding:

There were no share issuances during the years ended September 30, 2014 or 2013.

CONFIDENTIAL	Page 17

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

8.	SHARE CAPITAL (Continued)

c)	Stock options

The Company has established a stock option plan (the “Plan”), whereby the Company may grant stock options to officers, directors, employees and consultants. The exercise price of the stock options is determined by the Board of Directors (or a committee thereof) and will generally be at least equal to the fair value of the shares at the grant date. Any stock options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. Stock options granted generally have a maximum term of five years.

The maximum number of options that may be issued under the Plan is 4,660,915.

Activity under the Plan for the years ended September 30, 2014 and 2013 is as follows:

	2014		2013
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price
Balance, beginning of year	2,728,000	$0.37	3,232,975	$0.25
Options granted	1,102,758	$0.50	444,000	$0.49
Options cancelled	(21,600)	$(0.45)	(632,150)	$(0.23)
Options forfeited	(21,900)	$(0.45)	(291,825)	$(0.39)
Options expired	(26,750)	$(0.19)	(25,000)	$(0.75)
Balance, end of year	3,760,508	$0.42	2,728,000	$0.37

Company stock options outstanding and exercisable at September 30, 2014 and 2013 are as follows:

	2014			2013
	Exercise
Expiry (Years)	Price	Outstanding	Exercisable	Outstanding	Exercisable

2014 - 2022	$0.15	1,412,500	1,412,500	1,437,500	1,437,500
2015	$0.25	230,000	230,000	231,000	231,000
2014 - 2022	$0.40	674,250	648,917	682,750	636,925
2017 - 2018	$0.50	1,403,758	258,930	335,000	68,500
2018	$0.53	40,000	40,000	40,000	40,000
2014	$0.75	-	-	1,750	1,750

		3,760,508	2,590,347	2,728,000	2,415,675

CONFIDENTIAL	Page 18

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

8.	SHARE CAPITAL (Continued)

c)	Stock options (continued)

The weighted average remaining contractual life of options outstanding at September 30, 2014 is 6.47 (2013 - 3.83) years.

The Company applies the fair value method using the Black-Scholes option pricing model to account for options granted to employees, directors and non-employees. The Black- Scholes option pricing model requires management to make certain estimates. These estimates include volatility. The Black-Scholes option pricing model was calculated based on the following weighted average assumptions:

	2014	2013

Expected life (years)	5.00	5.68
Interest rate	1.55%	1.44%
Volatility	66%	70%
Dividend yield	0%	0%
Fair value	$0.20	$0.49

During the year ended September 30, 2014, the Company recorded an amount of $60,498 (2013 - $79,319) in recognition of share-based compensation.

Due to the lack of historical pricing information for the Company, the expected volatility is based on an average of historical prices of a comparable group of companies within the same industry. The risk-free rate of return is the yield on a zero-coupon Canadian treasury bill of a term consistent with the assumed option life. The expected average option term is the average expected period to exercise, based on the historical activity patterns for each individually vesting tranche.

Companies are required to utilize an estimated forfeiture rate when calculating the expense for the reporting period. Based on the best estimate, management applied the estimated forfeiture rate of 22.40% (2013 - 24.89%) in calculating the fair value of share-based compensation.

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

d)	Common stock reserved

At September 30, 2014, the Company has reserved common shares for issuance as follows:

Number of Shares
Reserved shares available for grant	900,407
Exercise of options	3,760,508
4,660,915

CONFIDENTIAL	Page 19

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

9.	RELATED PARTY TRANSACTIONS

Compensation costs for key management personnel were recorded at their exchange amounts, as agreed upon by transacting parties.

The compensation costs for key management personnel are as follows:

	2014	2013
Wages and benefits	$630,220	$363,547
Termination benefits	40,033	102,485
Share-based compensation	35,562	57,186
	$705,815	$523,218

Incurred wages and benefits of $630,220 (2013 - $363,547), termination benefits of $40,033 (2013 - $102,485), and share-based compensation of $35,562 (2013 - $57,186) are included in the following:

•	Cost of sales $nil (2013 - $107,517);
•	Sales and marketing $10,000 (2013 - $41,059);
•	General and administrative $427,064 (2013 - $150,802); and
•	Research and development $268,751 (2013 - $223,840).

10.	RESEARCH AND DEVELOPMENT

	2014	2013
Research and development	$628,762	$750,711
Investment tax credit (“ITC”)	(487,195)	(353,489)
	$141,567	$397,222

As of September 30, 2014, the Company has an accrued ITC receivable of $445,664 (2013 - $345,000) (note 7).

11.	INCOME TAXES

The following table reconciles the amount of income tax recoverable on application of the statutory Canadian federal and provincial income tax rates:

	2014	2013
Income (loss) before income taxes	$(995,536)	$375,525
Statutory tax rate	13.5%	13.5%
Expected income tax	(134,397)	50,696
Items not deductible for tax purposes	9,291	12,406
Change in timing differences	(240,346)	(30,279)
Unused (used) tax losses and tax offsets not recognized	365,452	(32,823)
Total income tax	$-	$-

CONFIDENTIAL	Page 20

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

11.	INCOME TAXES (Continued)

Deferred income tax assets and liabilities

The Company's net deferred income tax liabilities are:

	2014	2013
Deferred income tax assets
Equipment	$5,162	$4,259
Total deferred income tax assets	5,162	4,259
Deferred income tax liabilities
Investment tax credits receivable	(5,162)	(4,259)
Total deferred income tax liabilities	(5,162)	(4,259)
Net deferred income tax liabilities	$-	$-

Deferred income taxes result primarily from temporary differences in the recognition of certain revenue and expense items for financial and income tax reporting purposes. In assessing the realization of the Company's deferred income tax assets, management considers whether it is more likely than not that some portion of all of the deferred income tax assets will not be realized. The ultimate realization of deferred income assets is dependent upon the generation of taxable income during the periods in which those temporary differences become deductible. Due to uncertainty surrounding realization of the deferred income tax assets in the future, the Company has not recognized the benefits of its deferred income tax assets.

Significant unrecognized tax benefits and unused tax losses for which no deferred tax asset is recognized as of September 30 are as follows:

	2014	2013

Non-capital losses	$733,960	$-
Equipment	34,360	75,756
Finance lease obligations	2,694	22,207
ITC receivable	1,995,766	1,700,745

	$2,766,780	$1,798,708

The Company has $733,960 (2013 - $nil) in operating losses that will expire in 2034 and may be carried forward to apply against future years’ income for Canadian income tax purposes.

CONFIDENTIAL	Page 21

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

12.	FINANCIAL INSTRUMENTS

The carrying values of cash, accounts receivable, loan payable, finance lease obligations, and accounts payable and accrued liabilities approximate their fair values due to their short-term nature.

Financial assets and liabilities measured at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to their fair value measurement. Certain non-financial assets and liabilities may also be measured at fair value on a non-recurring basis.

Management has implemented and monitors compliance with risk management policies. The

Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and consider the implications of market conditions in relation to the Company’s activities.

There are no changes in the Company’s objective, policies and processes for managing the risks and the methods used to measure the risks during the year ended September 30, 2014.

a)	Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations.

The Company’s cash is held at a large Canadian financial institution in interest-bearing accounts. The Company’s amounts receivable consist of amounts from large customers. Accounts receivable from four customers comprise 89% (2013 - 77%) of the total accounts receivable balance, and therefore the Company is subject to risk due to the potential of one of these major customers not paying their balance.

The Company does not anticipate any default as it transacts with creditworthy customers, and management does not expect any losses from non-performance by these customers. As such, a provision for doubtful accounts has not been recorded at September 30, 2014 and 2013.

CONFIDENTIAL	Page 22

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

12.	FINANCIAL INSTRUMENTS (Continued)

a)	Credit risk (Continued)

The following table summarizes the four largest receivable balances from the Company’s customers:

		61 to 90	Greater than
2014	0 to 60 days	days	90 days	Total
Customer 1	$251,325	$-	$-	$251,325
Customer 2	79,994	-	-	79,994
Customer 3	24,798	-	-	24,798
Customer 4	6,516	6,404	-	12,920
	$362,633	$6,404	$-	$369,037

		61 to 90	Greater than
2013	0 to 60 days	days	90 days	Total
Customer 1	$182,775	$-	$-	$182,775
Customer 2	118,878	-	-	118,878
Customer 3	41,795	-	-	41,795
Customer 4	33,074	-	-	33,074
	$376,522	$-	$-	$376,522

b)	Liquidity risk

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company's objective to managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The accounts payable and accrued liabilities are typically due in 30 days. The Company uses cash to settle its financial obligations as they fall due. The ability to do this relies on the Company collecting its accounts receivable in a timely manner and by maintaining sufficient cash on hand through working capital management.

The following table summarizes information about the Company’s financial obligations:

	2014	2013
Accounts payable and accrued liabilities	$221,926	$159,614
Loan payable	254,167	-
	$476,093	$159,614

The aging of accounts payable is as follows:

	2014	2013
Accounts payable
0 to 60 days	$147,419	$132,614

CONFIDENTIAL	Page 23

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

12.	FINANCIAL INSTRUMENTS (Continued)

c)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Company’s operations, income or the value of the financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the returns. The Company is exposed to market risk as follows:

(i)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company is not exposed to significant interest rate risk due to the short term to maturity of its financial instruments. The Company had no interest rate swap or financial contracts in place as at September 30, 2014 and 2013.

(ii)	Foreign currency risk

The Company is exposed to foreign currency risk to the extent expenditures incurred or funds received and balances maintained by the Company are denominated in currencies other than the Canadian dollar (primarily United States dollars (“USD”)). The Company has monetary assets of $507,969 (2013 - $624,112) and monetary liabilities of $2,050 (2013 - $140,336) denominated in USD. For the year ended September 30, 2014, the Company’s sensitivity analysis suggests that a change in the absolute rate of exchange in USD by 5% will increase or decrease net income (loss) by approximately $25,000 (2013 - $38,000). There will be no impact on other comprehensive income (loss). The Company has not entered into any foreign currency contracts to mitigate this risk.

13.	CAPITAL MANAGEMENT

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern. The Company’s assets are collateral for the outstanding SR&ED loan which is repayable within two days of the Company receiving the 2014 ITC (note 7). As at September 30, 2014, the Company considers capital to consist of all components of equity. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue common shares, or dispose of assets or adjust the amount of cash on hand.

In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The annual and updated budgets are approved by the Board of Directors.

At this stage of the Company’s development, in order to maximize ongoing operational development efforts, the Company does not pay dividends.

CONFIDENTIAL	Page 24

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

14.	COMMITMENTS

The Company leases its premises and certain equipment under long-term leases. The leases expire between 2015 and 2017. The minimum annual lease commitments during the next three years are:

2015	$301,455
2016	268,454
2017	22,266
$592,175

Rent expense for the current year amounted to $242,897 (2013 - $232,054).

15.	SEGMENTED INFORMATION

The Company has three operating segments, as described below, which are the Company’s strategic business units and one geographic segment. The following summary describes the operations of the Company’s reportable segments:

a)

The Loyalty segment includes recurring, monthly fee-based loyalty programs and custom solutions developed for clients to manage customer loyalty through various customer engagement programs, surveys and point redemption features.

b)

The Referrals segment is comprised of both Custom and Spark™ referrals. The Custom segment includes custom solutions developed for clients to engage their customers to generate sales leads through different program incentives. The Spark™ referral segment includes the productized and configurable solution for clients to engage their customers to generate sales leads through incentivized referrals.

c)	The Source Code segment includes licensing a copy of the Company’s proprietary

Lifecycle Marketing Platform to entities that have the technical ability to further develop the source code to meet their business needs. Source code revenue recognized during the year ended September 30, 2014 pertained to contracts entered into in fiscal 2013. The Company did not entered into any new similar contracts during the current year.

Information regarding the operations of each segment is included below. Segment income (loss) before income tax and operating expenses are used to measure performance, as management believes that such information is most relevant in managing the operations of each segment and evaluating the results of each segment relative to each other and other entities within these industries.

CONFIDENTIAL	Page 25

REWARDSTREAM INC.
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2014 AND 2013

15.	SEGMENTED INFORMATION (continued)

A breakdown of revenues and cost of sales for each reportable segment for the years ended September 30, 2014 and 2013 is as follows:

	2014
	Loyalty	Referral	Source Code	Total
Revenue	$227,830	$1,382,750	$249,110	$1,859,690
Cost of goods sold	107,074	776,910	174,809	1,058,793
	120,756	605,840	74,301	800,897
Operating expenses	216,253	1,314,797	293,513	1,824,563
Loss from operations	$(95,497)	$(708,957)	$(219,212)	$(1,023,666)

	2013
	Loyalty	Referral	Source Code	Total
Revenue	$737,649	$1,341,609	$1,827,660	$3,906,918
Cost of goods sold	237,118	599,703	492,002	1,328,823
	500,531	741,906	1,335,658	2,578,095
Operating expenses	428,614	635,308	1,143,749	2,207,671
Income from operations	$71,917	$106,598	$191,909	$370,424

16.	EVENTS AFTER THE REPORTING PERIOD

Subsequent to September 30, 2014, the Company entered into a settlement agreement (the “Agreement”) with an employee that was terminated during the year. As part of the Agreement, any severance and bonus payable to the former employee as at September 30, 2014 was settled by agreeing to the following:

a)	The Company is to pay the former employee an upfront payment of $15,000 (paid); and
b)	The Company is to retain the former employee as a sales consultant for a minimum of six months at $5,000 per month.

CONFIDENTIAL	Page 26

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
FINANCIAL STATEMENTS
FOR THE YEAR ENDED
SEPTEMBER 30, 2015
(EXPRESSED IN CANADIAN DOLLARS)

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF REWARDSTREAM SOLUTIONS INC.
(formerly RewardStream Inc.)

We have audited the accompanying financial statements of RewardStream Solutions Inc., which comprise the statements of financial position as at September 30, 2015 and 2014, and the statements of operations and comprehensive loss, changes in equity and cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of RewardStream Solutions Inc. as at September 30, 2015 and 2014, and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to note 1 in the financial statements, which indicates the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

Chartered Professional Accountants

Vancouver, British Columbia
December 9, 2015

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
STATEMENTS OF FINANCIAL POSITION
EXPRESSED IN CANADIAN DOLLARS
AS AT SEPTEMBER 30

	2015	2014

ASSETS (note 8)

CURRENT ASSETS
Cash	$273,472	$446,397
Accounts receivable (note 13)	115,145	414,585
Investment tax credits receivable (notes 8 and 11)	403,616	445,664
Prepaid expenses	14,978	31,268
	807,211	1,337,914

DEPOSITS	18,665	18,665
EQUIPMENT (note 6)	34,101	40,315

	$859,977	$1,396,894

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities (note 13)	$211,704	$221,926
Deferred revenue	85,784	65,865
Current portion of finance lease obligations (note 7)	4,666	5,724
Loans payable (notes 8 and 13)	526,176	254,167
	828,330	547,682

FINANCE LEASE OBLIGATIONS (note 7)	5,651	1,282

	833,981	548,964

EQUITY

SHARE CAPITAL (note 9)	6,618,213	4,774,912
SHARE-BASED COMPENSATION RESERVE (note 9)	1,411,472 8	1,232,97
DEFICIT	(8,003,689)	(5,159,960)
	25,996	847,930

	$859,977	$1,396,894

On behalf of the Board:

“Ralph Turfus” (signed)	“Rob Goehring” (signed)

Mr. Ralph Turfus, Director	Mr. Rob Goehring, Director

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 3

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30

	2015	2014

REVENUE (note 16)	$1,658,451	$1,859,690
COST OF SALES (note 16)	708,259	1,058,793
	950,192	800,897

EXPENSES
Sales and marketing (note 10)	553,341	426,278
General and administrative (notes 8, 10, and 15)	1,288,243	1,176,326
Research and development, net of investment tax credits (notes 10 and 11)	45,156	141,567
Share-based compensation (notes 9 and 10)	2,019,295	60,498
Depreciation (note 6)	12,507	19,894
	3,918,542	1,824,563

LOSS FROM OPERATIONS	(2,968,350)	(1,023,666)

OTHER INCOME
Foreign exchange gain	128,566	28,013
Write-down of equipment (note 6)	(3,945)	-
Interest income	-	117
	124,621	28,130

NET LOSS AND COMPREHENSIVE LOSS FOR THE YEAR	$(2,843,729)	$(995,536)

LOSS PER SHARE, BASIC AND DILUTED	$(0.34)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,343,056	8,137,577

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 4

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
STATEMENTS OF CHANGES IN EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

	SHARE CAPITAL

			Share-Based
	Number of		Compensation
	Shares	Amount	Reserve	Deficit	Total Equity

Balance at September 30, 2013	8,137,577	$4,774,912	$1,172,480	$(4,164,424)	$1,782,968
Share-based compensation	-	-	60,498	-	60,498
Net loss for the year	-	-	-	(995,536)	(995,536)

Balance at September 30, 2014	8,137,577	4,774,912	1,232,978	(5,159,960)	847,930
Shares issued	2,500,000	1,843,301	-	-	1,843,301
Share-based compensation	-	-	178,494	-	178,494
Net loss for the year	-	-	-	(2,843,729)	(2,843,729)

Balance at September 30, 2015	10,637,577	$6,618,213	$1,411,472	$(8,003,689)	$25,996

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 5

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
STATEMENTS OF CASH FLOWS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30

	2015	2014

CASH PROVIDED BY (USED IN): OPERATING ACTIVITIES
Net loss for the year	$(2,843,729)	$(995,536)
Items not involving cash:
Depreciation	12,507	19,894
Write-down of equipment	3,945	-
Interest expense (note 8)	36,908	4,167
Share-based compensation	2,019,295	60,498

	(771,074)	(910,977)
Changes in non-cash working capital items:
Accounts receivable	299,440	73,491
Investment tax credits receivable	42,048	(100,664)
Prepaid expenses and deposits	16,290	11,199
Accounts payable and accrued liabilities	(10,222)	62,312
Deferred revenue	19,919	(136,767)
Client deposits	-	(42,714)

	(403,599)	(1,044,120)

FINANCING ACTIVITIES
Proceeds from issuance of common shares	2,500	-
Repayment of finance lease obligations	(6,927)	(15,201)
Proceeds from loans payable, net of repayment	235,101	250,000

	230,674	234,799

INVESTING ACTIVITY
Acquisition of equipment	-	(2,092)

DECREASE IN CASH DURING THE YEAR	(172,925)	(811,413)
CASH, BEGINNING OF YEAR	446,397	1,257,810

CASH, END OF YEAR	$273,472	$446,397

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid - finance lease obligations	$805	$-
Interest paid - loans payable	$15,27	5$1,318

The accompanying notes are an integral part of these financial statements.

CONFIDENTIAL	Page 6

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

1.	NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

RewardStream Solutions Inc. (formerly RewardStream Inc.) (the “Company” or “Solutions”) is a provider of Software as a Service marketing technology that powers loyalty marketing programs, referral programs and source code licensing programs. The Company’s clients subscribe either to the Company’s proprietary Lifecycle Marketing Platform (“LMP”) or its Spark™ product to operate marketing programs that acquire, engage, optimize, and retain customers and sales channels.

The Company was incorporated under the laws of British Columbia on March 23, 1999 and continued under the Business Corporations Act (Canada) on December 22, 1999. The head office and records are located at 250 - 2985 Virtual Way, Vancouver, British Columbia, V5M 4X7.

These financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company realized a net loss of $2,843,729 for the year ended September 30, 2015 (2014 - $995,536). As at September 30, 2015, the Company had an accumulated deficit of $8,003,689 (2014 - $5,159,960). In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period.

The Company's continued existence is dependent upon its ability to complete the Amalgamation Agreement (note 2), raise additional capital, obtain financing, meet sales targets, stabilizing revenue sources and realizing positive cash flows from operations. Failure to do so would have an adverse effect on the financial position of the Company and its ability to continue as a going concern. These factors raise significant doubt about the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

2.	AMALGAMATION AGREEMENT

On September 8, 2015, the Company signed an Amalgamation Agreement (the “Agreement”) with Manado Gold Corp. (“Manado”), a publicly traded company on the TSX Venture Exchange, to form a single amalgamated company (the “Amalgamation”), RewardStream Solutions Inc. Manado was incorporated on August 13, 2010 in British Columbia, and its business is the acquisition, exploration and development of mineral properties located in Canada. Prior to the completion of the Amalgamation, Manado will complete the disposition of all of its mineral properties to its subsidiary, Manado Mining Corp. (the “Subsidiary”).

Under the terms of the Agreement, the Company’s shareholders will receive three and one-half common share of Solutions for each common share of the Company, and Manado’s shareholders will receive one common share of Solutions for every four common shares of Manado. Upon completion of the Amalgamation, the Company will be the continuing entity and the shareholders of the Company will control approximately 65% of Solutions.

The completion of the Amalgamation is subject to a number of conditions, including:

a)	Completion of the transfer of Manado’s mineral properties to the Subsidiary and the assumption by the Subsidiary of all obligations related to Manado’s mineral properties;

CONFIDENTIAL	Page 7

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

2.	AMALGAMATION AGREEMENT (Continued)

b)	Completion of two private placements, including:

(i)

Manado to raise up to $600,000 (the “Initial Private Placement”) by issuing 12,000,000 units of Manado at a price of $0.05 per unit, with each unit consisting of one common share and one purchase warrant of Manado exercisable at $0.075 per share for a period of two years from the date of issuance. Manado will pay commissions or finder’s fees where permitted of up to 10% of the gross proceeds. The Initial Private Placement will be completed prior to closing to provide an unsecured loan from Manado to the Company of $500,000 (note 8) and to pay costs of the re-organization; and

(ii)

Manado to raise additional funds concurrent with the Amalgamation (the “Concurrent Private Placement”) for a minimum of $1,500,000 by issuing 21,428,572 units of Manado at $0.07 per unit. Each unit consists of one common share and one purchase warrant of Manado exercisable at $0.10 per warrant for a period of two years from the date of issuance. The proceeds of the Concurrent Private Placement will be used to fund the marketing efforts of Solutions and for general corporate purposes.

c)	Shareholder and regulatory approvals.

d)	The Company will cancel all outstanding stock options.

Finder’s fees of 900,000 post-Amalgamation common shares and $35,000 cash are payable on the closing of the Amalgamation.

On November 10, 2015, the shareholders of the Company approved the Amalgamation.

3.	BASIS OF PRESENTATION

a)	Statement of compliance

These annual financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board.

b)	Approval of the financial statements

These financial statements were approved and authorized for issue by the Board of Directors on December 9, 2015.

c)	Basis of measurement

These financial statements have been prepared on a historical cost basis, except for certain financial instruments that have been measured at fair value. In addition, these financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The accounting polices set out in note 4 have been applied consistently by the Company for all periods presented.

CONFIDENTIAL	Page 8

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies:

a)	Investment tax credits

Investment tax credits are recorded using the cost reduction approach. Investment tax credits related to current research and development expenditures are included in the statement of operations and comprehensive loss as a reduction of the expense to which it relates.

Investment tax credits are accrued on qualified expenditures when there is reasonable assurance that the credits will be realized. The investment tax credits are subject to review and audit by the Canada Revenue Agency (“CRA”). Although the Company has used its best judgment and understanding of the related income tax legislation in determining the amounts and timing of investment tax credits, it is possible that the amounts could change by a material amount depending on any future review and audit by the CRA.

b)	Depreciation

Equipment is carried at cost less accumulated depreciation. Depreciation is recognized in profit or loss over the estimated useful lives of the related asset. Additions during the year are depreciated on a prorated basis:

Computer equipment	30% - 55%	declining-balance method
Furniture and equipment	20%	declining-balance method

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

c)	Impairment of non-financial assets

Impairment tests on non-financial assets, including equipment, are undertaken annually at the financial year-end and whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. Where the carrying value of an asset exceeds its recoverable amount, which is the higher of value in use and fair value less costs to sell, the asset is written down accordingly.

Where it is not possible to estimate the recoverable amount of an individual asset, the impairment test is carried out on the asset’s cash-generating unit (“CGU”), which is the lowest group of assets in which the asset belongs for which there are separately identifiable cash inflows that are largely independent of the cash inflows from other assets.

An impairment loss is charged to profit or loss, unless the relevant asset is carried at a revalued amount, in which case the impairment loss is treated as a revaluation decrease. Where an impairment loss subsequently reverses, the carrying amount of the asset (the CGU) is increased to the revised estimate of its recoverable amount, but to an amount that does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or CGU) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

CONFIDENTIAL	Page 9

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)	Income taxes

The Company uses the statement of financial position method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax assets also result from unused loss carry-forwards and other deductions. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be utilized.

e)	Provisions

Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events where it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount can be made. Provisions for warranties, legal claims, onerous leases and other onerous commitments are recognized at the best estimate of the expenditure required to settle the Company's liability at the reporting date. Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax discount rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the obligation. The increase in the provision due to passage of time is recognized as interest expense.

f)	Allowance for doubtful accounts

The Company records an allowance for doubtful accounts related to accounts receivable that are considered to be uncollectible. The allowance is based on the Company’s knowledge of the financial condition of its customers, the aging of the receivables, the current business environment and historical experience. A change to these factors could impact the estimated allowance and the provision for bad debts.

g)	Revenue recognition

The Company derives revenue from the sale of perpetual software licenses, software license subscriptions and professional services fees.

Revenue is recognized as it is earned in accordance with the following:

(i)

The Company’s multiple-element sales arrangements include arrangements where software licenses and the associated post contract customer support (“professional services”) are sold together. The Company has established the fair value of the undelivered element based on the contracted price offered to other customers (the vendor-specific objective evidence or “VSOE”). The revenue allocation is based on the VSOE of fair value of the professional services. Revenues related to professional services are recognized as the respective services are rendered.

CONFIDENTIAL	Page 10

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)	Revenue recognition (Continued)

(ii)

The Company recognizes revenue from the sale of perpetual software licenses upon the transfer of title to the customer, so long as persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is reasonably assured. Revenue associated with software license subscriptions is recognized over the term of the contract.

Any consideration received in advance of services being rendered is recorded as deferred revenue and subsequently recognized as it is earned.

h)	Research and development expenditures

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditures are capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. Expenditures capitalized may include the cost of materials, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditures are recognized in profit or loss as incurred.

Expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss when incurred.

Research and development expenditures are reduced by any related investment tax credits.

i)	Foreign currency translation

The financial statements are presented in Canadian dollars, which is also the functional currency of the Company. Transactions in currencies other than the functional currency are translated into Canadian dollars on the following bases:

•	Monetary assets and liabilities at the rate of exchange in effect at the statement of financial position date;

•	Non-monetary assets and liabilities at the rates of exchange in effect on the respective dates of transactions; and

•	Revenues and expenses (excluding depreciation, which is translated at the same rate as the related asset), at the exchange rates in effect on the date of the transaction.

Gains and losses arising from this translation of foreign currency are included in the determination of net loss.

CONFIDENTIAL	Page 11

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

j)	Financial instruments

(i)	Financial assets

The Company classifies its financial assets in the following categories: held-to- maturity, fair value through profit or loss (“FVTPL”), loans and receivables, and available-for-sale ("AFS"). The classification depends on the purpose for which the financial assets were acquired. Management determines the classification of financial assets at recognition.

Transaction costs associated with FVTPL financial assets are expensed as incurred, while transaction costs associated with all other financial assets are included in the initial carrying amount of the asset.

Held-to-maturity

Held-to-maturity financial assets are recognized on a trade-date basis and are initially measured at fair value and subsequently measured at amortized cost, using the effective interest rate method. The Company has no assets classified as held-to-maturity.

Financial assets at FVTPL

Financial assets at FVTPL are initially recognized at fair value with changes in fair value recorded through profit or loss. Cash is included in this category of financial assets.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are classified as current assets or non-current assets based on their maturity date. Subsequently, loans and receivables are carried at amortized cost using the effective interest rate method, less any impairment. Accounts receivable is included in this category of financial assets.

AFS financial assets

AFS financial assets are non-derivatives that are either designated as AFS or not classified in any of the other financial asset categories. Changes in the fair value of AFS financial assets are recognized as other comprehensive income and classified as a component of equity. The Company has no assets classified as AFS.

CONFIDENTIAL	Page 12

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

j)	Financial instruments (Continued)

(ii)	Financial liabilities

The Company classifies its financial liabilities in the following category:

Other financial liabilities

Other financial liabilities are non-derivatives and are recognized initially at fair value, net of transaction costs incurred, and are subsequently stated at amortized cost. Any difference between the amounts originally received, net of transaction costs, and the redemption value is recognized in the statement of operations and comprehensive loss over the period to maturity using the effective interest method.

Other financial liabilities are classified as current or non-current based on their maturity date. Other financial liabilities include accounts payable and accrued liabilities, loan payable and finance lease obligation.

(iii)	Fair value hierarchy

Fair value measurements of financial instruments are required to be classified using a fair value hierarchy that reflects the significance of inputs in making the measurements. The levels of the fair value hierarchy are defined as follows:

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Inputs for the asset or liability that are not based on observable market data.

k)	Impairment of financial assets

Financial assets, other than those classified as FVTPL, are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been negatively affected.

For financial assets carried at amortized cost, the amount of the impairment loss recognized in profit or loss is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

CONFIDENTIAL	Page 13

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

k)	Impairment of financial assets (Continued)

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance accounts are recognized in profit or loss.

l)	Equity instruments

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from equity. Equity instruments are to be valued at either the fair value of the goods or services received or at the fair value of the equity instruments granted.

The proceeds from the issuance of units are allocated between common shares and warrants based on the residual value method. Under this method, the proceeds are allocated first to share capital based on the fair value of the common shares at the time the units are priced and any residual value is allocated to the warrants reserve. Consideration received for the exercise of warrants is recorded in share capital, and any related amount recorded in warrants reserve is transferred to share capital.

m)	Share-based compensation

The Company has a stock option plan that is described in note 9 that grants stock options to the Company’s directors, officers and employees. An individual is classified as an employee when the individual is an employee for legal or tax purposes, or provides services similar to those performed by an employee.

The fair value of the options is measured at grant date, using the Black-Scholes option pricing model, and is recognized over the vesting period. For directors and employees, the fair value of the options is measured at the date of grant. Share-based payments to non-employees are measured at the fair value of the goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. The offset to the recorded cost is to share-based compensation reserve. Consideration received on the exercise of stock options is recorded as share capital and the recorded amount to share-based compensation reserve is transferred to share capital. The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

Where the terms and conditions of options are modified, the increase in the fair value of the options, measured immediately before and after the modification, is charged to profit or loss.

CONFIDENTIAL	Page 14

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)	Use of estimates and judgments

The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.

Significant areas requiring the use of management estimates include:

•	The collectability of accounts receivable

Accounts receivable are recorded at the estimated recoverable amount, which involves the estimate of uncollectible accounts.

•	The determination of qualified expenditures to calculate investment tax credits receivable

Amounts recorded for investment tax credits receivable are calculated based on the expected eligibility and tax treatment of qualifying Scientific Research and Experimental Development (“SR&ED”) expenditures recorded in the Company’s financial statements.

•	The determination of the fair value of common shares issued

Common shares issued are valued at either the fair value of the goods or services received or at the fair value of the equity instruments granted. The Company has estimated the fair value of the equity instruments issued during the year.

•	The assumptions used in calculating share-based compensation expense

The fair value of share options granted is measured using the Black-Scholes option pricing model. Measurement inputs include share price on measurement date, exercise price of the option, expected volatility, expected life of the options, expected dividends and the risk-free rate. The Company estimates volatility based on historical share price of comparable companies excluding specific time frames in which volatility was affected by specific transactions that are not considered to be indicative of the entities’ expected share price volatility. The expected life of the options is based on historical experience and general option holder behavior. Dividends were not taken into consideration as the Company does not expect to pay dividends. Management also makes an estimate of the number of options that will forfeit and the rate is adjusted to reflect the actual number of options that actually vest.

CONFIDENTIAL	Page 15

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

4.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)	Use of estimates and judgments (Continued)

Significant areas requiring the use of management judgments include:

•	The completeness of deferred revenue

Deferred revenue consists primarily of deferred software implementation contracts. Management has determined that the implementation revenue should be recognized based on the completion of the services implementation contract at year-end. Management applies judgment when determining the completion applicable to fixed- fee service contracts.

•	The utilization of deferred income tax assets

The extent to which deferred tax assets can be recognized is based on an assessment of the probability of the Company’s future taxable income against which the deferred tax assets can be utilized. In addition, significant judgment is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

•	The going concern assumption

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but is not limited to, 12 months from the end of the reporting period. The Company is aware that material uncertainties related to events or conditions may cast significant doubt upon the Company’s ability to continue as a going concern.

The Company bases its estimates and judgments on current facts and various other factors that it believes to be reasonable under the circumstances. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates and could affect future results of operations and cash flows.

o)	Loss per share

The Company presents the basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. Diluted loss per share is determined by adjusting the loss attributable to common shareholders and the weighted average number of common shares outstanding for the effects of all dilutive potential common shares.

CONFIDENTIAL	Page 16

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

5.	NEW ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

A number of new standards, and amendments to standards and interpretations, are not yet effective for the year ended September 30, 2015, and have not been applied in preparing these financial statements.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 provides a single, principles based five-step model to be applied to all contracts with customers. The five steps in the model are as follows:

•	Identify the contract with the customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contracts
•	Recognize revenue when (or as) the entity satisfies a performance obligation.

Guidance is provided on topics such as the point in which revenue is recognized, accounting for variable consideration, costs of fulfilling and obtaining a contract and various related matters. New disclosures about revenue are also introduced.

Applicable to the Company’s annual period beginning October 1, 2018.

IFRS 9 Financial Instruments (2014)

This is a finalized version of IFRS 9, which contains accounting requirements for financial instruments, replacing IAS 39 Financial Instruments: Recognition and Measurement. The standard contains requirements in the following areas:

•

Classification and measurement. Financial assets are classified by reference to the business model within which they are held and their contractual cash flow characteristics. The 2014 version of IFRS 9 introduces a “fair value through other comprehensive income” category for certain debt instruments. Financial liabilities are classified in a similar manner to under IAS 39; however, there are differences in the requirements applying to the measurement of an entity's own credit risk.

•

Impairment. The 2014 version of IFRS 9 introduces an “expected credit loss” model for the measurement of the impairment of financial assets, so it is no longer necessary for a credit event to have occurred before a credit loss is recognized.

•

Hedge accounting. Introduces a new hedge accounting model that is designed to be more closely aligned with how entities undertake risk management activities when hedging financial and non-financial risk exposures.

•	Derecognition. The requirements for the derecognition of financial assets and liabilities are carried forward from IAS 39.

Applicable to the Company’s annual period beginning October 1, 2018.

CONFIDENTIAL	Page 17

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

6.	EQUIPMENT

	Computer	Furniture and
	Equipment	Equipment	Total

Cost
Balance, September 30, 2013	$626,189	$106,825	$733,014
Additions	2,092	-	2,092

Balance, September 30, 2014	628,281	106,825	735,106
Write-downs	(437,559)	-	(437,559)
Additions	10,238	-	10,238

Balance, September 30, 2015	$200,960	$106,825	$307,785

Accumulated Depreciation
Balance, September 30, 2013	$582,740	$92,157	$674,897
Charge for the year	16,960	2,934	19,894

Balance, September 30, 2014	599,700	95,091	694,791
Write-downs	(433,614)	-	(433,614)
Charge for the year	10,160	2,347	12,507

Balance, September 30, 2015	$176,246	$97,438	$273,684

Carrying Value
September 30, 2014	$28,581	$11,734	$40,315
September 30, 2015	$24,714	$9,387	$34,101

Included in computer equipment as at September 30, 2015 is leased computer equipment with a net carrying value of $24,714 (2014 - $22,874).

As at September 30, 2015, the Company estimated that certain computer equipment had a recoverable value of $nil, resulting in a write-down of $3,945 (2014 - $nil).

CONFIDENTIAL	Page 18

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

7.	FINANCE LEASE OBLIGATIONS

The Company finances certain computer equipment using finance leases. The liability recorded under the finance lease represents the minimum lease payments payable, net of imputed interest.

The Company’s finance lease obligations consist of:

	2015	2014

Dell finance lease payable in monthly instalments ranging from $36 to $149, including interest, ranging from 9.99% to 10.1% per annum	$11,702	$5,104

Apple finance lease payable in monthly instalments ranging from $107 to $215, including interest, ranging from 9.61% to 9.66% per annum	-	2,430
	11,702	7,534
Less: Interest	1,385	528
	10,317	7,006
Less: Current portion	4,666	5,724
	$5,651	$1,282

Minimum repayments over the next three years are as follows:

2016	$4,666
2017	5,111
2018	540
$10,317

8.	LOANS PAYABLE

On September 2, 2014, the Company received a SR&ED loan (the “Loan”) from three unrelated individuals (the “Lenders”) for a total of $250,000 at an interest rate of 20%, calculated and compounded monthly. The Company was required to file its SR&ED claim for the year ended September 30, 2014 by no later than November 30, 2014 (completed). Included in general and administrative expenses is an interest expense of $12,500 for the year ended September 30, 2015 (2014 - $2,389).

On December 15, 2014, the Company received its 2014 SR&ED claim of $445,664 (note 11), of which $264,889 was used to repay the Loan and the balance of accrued interest.

CONFIDENTIAL	Page 19

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

8.	LOANS PAYABLE (Continued)

On May 1, 2015, the Company received another SR&ED loan (“Loan #2”) from the Lenders for a total of $300,000 at an interest rate of 20%, calculated and compounded monthly. Included in general and administrative expenses is interest expense of $25,847 for the year ended September 30, 2015 (2014 - $nil). Loan #2 is secured by a general security agreement on the assets of the Company. The Company is required to file its SR&ED claim for the year ended September 30, 2015 by no later than November 30, 2015 (completed) (note 11). The maturity date of Loan #2 is within two days of the earliest of: (1) the date the Company receives the 2015 SR&ED payment; and (2) the date that the Lenders terminate the loan in the event the Company does not receive the 2015 SR&ED claim.

On September 25, 2015, pursuant to the Amalgamation (note 2), the Company received a $200,000 loan from Manado. The loan is unsecured and bears interest at a rate of 10% per annum, and is due six months from issuance. Included in general and administrative expenses is interest expense of $329 for the year ended September 30, 2015 (2014 - $nil).

9.	SHARE CAPITAL

a)	Authorized:

•	unlimited common shares, without par value; and
•	20,000,000 preferred shares, without par value.

b)	Issued and outstanding:

On August 31, 2015, the Company issued 2,500,000 common shares to directors and key management of the Company for gross proceeds of $2,500. The fair value of common shares issued was estimated to be $1,843,301. The difference between the fair value and gross proceeds was recorded as a share-based compensation expense of $1,840,801.

There were no share issuances during the year ended September 30, 2014.

c)	Stock options

The Company has established a stock option plan (the “Plan”), whereby the Company may grant stock options to officers, directors, employees and consultants. The exercise price of the stock options is determined by the Board of Directors (or a committee thereof) and will generally be at least equal to the fair value of the shares at the grant date. Any stock options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. Stock options granted generally have a maximum term of five years.

The maximum number of options that may be issued under the Plan is 4,660,915. As at September 30, 2015, there were 632,907 options available for grant (2014 - 900,407).

CONFIDENTIAL	Page 20

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

9.	SHARE CAPITAL (Continued)

c)	Stock options (Continued)

Activity under the Plan for the years ended September 30, 2015 and 2014 are as follows:

	2015		2014
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

Balance, beginning of year	3,760,508	$0.42	2,728,000	$0.37
Options granted	440,000	$0.25	1,102,758	$0.50
Options cancelled	(110,000)	($0.01)	(21,600)	($0.45)
Options forfeited	-	-	(21,900)	($0.45)
Options expired	(62,500)	($0.15)	(26,750)	($0.19)
Balance, end of year	4,028,008	$0.42	3,760,508	$0.42

Company stock options outstanding and exercisable at September 30, 2015 and 2014 are as follows:

	2015			2014
Expiry	Exercise
(Years)	Price	Outstanding	Exercisable	Outstanding	Exercisable

2014 - 2022	$0.15	1,350,000	1,350,000	1,412,500	1,412,500
2015	$0.25	125,000	125,000	230,000	230,000
2014 - 2022	$0.40	994,250	994,250	674,250	648,917
2017 - 2018	$0.50	1,518,758	1,116,587	1,403,758	258,930
2018	$0.53	40,000	40,000	40,000	40,000
		4,028,008	3,625,837	3,760,508	2,590,347

The weighted average remaining contractual life of options outstanding at September 30, 2015 is 5.06 (2014 - 6.47) years.

CONFIDENTIAL	Page 21

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

9.	SHARE CAPITAL (Continued)

c)	Stock options (Continued)

The Company applies the fair value method using the Black-Scholes option pricing model to account for options granted to employees, directors and non-employees. The Black- Scholes option pricing model requires management to make certain estimates. These estimates include volatility. The Black-Scholes option pricing model was calculated based on the following weighted average assumptions:

	2015	2014

Expected life (years)	6.08	5.00
Interest rate	1.27%	1.55%
Volatility	67%	66%
Dividend yield	0%	0%
Fair value	$0.26	$0.20

During the year ended September 30, 2015, the Company recorded an amount of $178,494 (2014 - $60,498) in recognition of share-based compensation.

Due to the lack of historical pricing information for the Company, the expected volatility is based on an average of historical prices of a comparable group of companies within the same industry. The risk-free rate of return is the yield on a zero-coupon Canadian treasury bill of a term consistent with the assumed option life. The expected average option term is the average expected period to exercise, based on the historical activity patterns for each individually vesting tranche.

Companies are required to utilize an estimated forfeiture rate when calculating the expense for the reporting period. Based on the best estimate, management applied the estimated forfeiture rate of 22.40% (2014 - 22.40%) in estimating the fair value of share- based compensation to be recognized.

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

d)	Warrants

During the year ended September 30, 2012, the Company issued 75,000 warrants with an exercise price of $0.40 expiring March 31, 2020.

CONFIDENTIAL	Page 22

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

10.	RELATED PARTY TRANSACTIONS

Related party transactions not otherwise described in these financial statements are shown below.

The remuneration of the Company’s directors and other members of key management, individuals who have the authority and responsibility for planning, directing and controlling the activities of the Company, are as follows:

	2015	2014
Wages and benefits	$657,725	$630,220
Termination benefits	-	40,033
Share-based compensation	57,056	35,562
	$714,781	$705,815

Wages and benefits of $657,725 (2014 - $630,220), and termination benefits of $nil (2014 - $40,033) are included in the following expenses:

•	Sales and marketing $153,845 (2014 - $10,000);
•	General and administrative $386,665 (2014 - $391,502); and
•	Research and development $117,215 (2014 - $268,751).

During the year ended September 30, 2015, the Company paid wages and benefits of $62,769 (2014 - $14,862) to a family member of the Company’s former Chief Technology Officer.

11.	RESEARCH AND DEVELOPMENT

	2015	2014

Research and development	$448,772	$628,762
Investment tax credit (“ITC”)	(403,616)	(487,195)
	$45,156	$141,567

As of September 30, 2015, the Company has an accrued ITC receivable of $403,616 (2014 - $445,664) (note 8). Subsequent to September 30, 2015, the Company received the full amount.

CONFIDENTIAL	Page 23

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

12.	INCOME TAXES

The following table reconciles the amount of income tax recoverable on application of the statutory Canadian federal and provincial income tax rates:

	2015	2014
Loss before income taxes	$(2,843,729)	$(995,536)
Statutory tax rate	13.5%	13.5%
Expected income tax recovery	(383,903)	(134,397)
Items not deductible for tax purposes	273,096	9,291
Change in timing differences	5,912	(240,346)
Unused tax losses and tax offsets not recognized	104,895	365,452
Total income tax	$-	$-

Deferred income tax assets and liabilities

The Company's net deferred income tax balances are:

	2015	2014
Deferred income tax assets
Equipment	$4,323	$4,259
Total deferred income tax assets	4,323	4,259
Deferred income tax liabilities
Investment tax credits receivable	(4,323)	(4,259)
Total deferred income tax liabilities	(4,323)	(4,259)
Net deferred income tax liabilities	$-	$-

The ultimate realization of deferred income assets is dependent upon the generation of taxable income during the periods in which those temporary differences become deductible. Due to uncertainty surrounding realization of the deferred income tax assets in the future, the Company has not recognized the benefits of its deferred income tax assets other than an amount to offset deemed income tax liabilities. Significant unrecognized tax benefits and unused tax losses for which no deferred tax asset is recognized as of September 30 are as follows:

	2015	2014

Non-capital losses	$1,221,000	$734,000
Equipment	30,000	34,000
Cumulative eligible capital	30,000	2,700
Research and development losses	2,290,000	1,996,000

	$3,571,000	$2,766,700

CONFIDENTIAL	Page 24

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

12.	INCOME TAXES (Continued)

The Company has accumulated losses for Canadian tax purposes of approximately $1,221,000 that expire in various years as follows:

Available to	Amount
2034	$734,000
2035	487,000
$1,221,000

Research and development losses carry forward indefinitely.

13.	FINANCIAL INSTRUMENTS

The carrying values of cash, accounts receivable, loans payable, finance lease obligations, and accounts payable and accrued liabilities approximate their fair values due to their short-term nature.

Financial assets and liabilities measured at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to their fair value measurement. Certain non-financial assets and liabilities may also be measured at fair value on a non-recurring basis.

Management has implemented and monitors compliance with risk management policies. The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and consider the implications of market conditions in relation to the Company’s activities.

There are no changes in the Company’s objective, policies and processes for managing the risks and the methods used to measure the risks during the year ended September 30, 2015.

a)	Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations.

The Company’s cash is held at a large Canadian financial institution in interest-bearing accounts. The Company’s accounts receivable consist of amounts from large customers. Accounts receivable from four customers comprise 67% (2014 - 89%) of the total accounts receivable balance, and therefore the Company is subject to risk due to the potential of one of these major customers defaulting on the balance owing.

The Company does not anticipate any default as it transacts with creditworthy customers, and management does not expect any losses from non-performance by these customers. As such, a provision for doubtful accounts has not been recorded at September 30, 2015 and 2014.

CONFIDENTIAL	Page 25

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

13.	FINANCIAL INSTRUMENTS (Continued)

a)	Credit risk (Continued)

The following table summarizes the four largest receivable balances from the Company’s customers:

			Greater
	0 to 60	61 to 90	than 90
2015	days	days	days	Total
Customer 1	$23,100	$-	$-	$23,100
Customer 2	19,773	-	-	19,773
Customer 3	15,708	-	-	15,708
Customer 4	14,501	-	-	14,501
	$73,082	$-	$-	$73,082

			Greater
	0 to 60	61 to 90	than 90
2014	days	days	days	Total
Customer 1	$251,325	$-	$-	$251,325
Customer 2	79,994	-	-	79,994
Customer 3	24,798	-	-	24,798
Customer 4	6,516	6,404	-	12,920
	$362,633	$6,404	$-	$369,037

b)	Liquidity risk

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company's objective to managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The accounts payable and accrued liabilities are typically due in 30 days. The Company uses cash to settle its financial obligations as they fall due. The ability to do this relies on the Company collecting its accounts receivable in a timely manner and by maintaining sufficient cash on hand through working capital management.

The following table summarizes information about the Company’s financial obligations:

	2015	2014
Accounts payable and accrued liabilities	$211,704	$221,926
Loans payable	526,176	254,167
	$737,880	$476,093

CONFIDENTIAL	Page 26

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

13.	FINANCIAL INSTRUMENTS (Continued)

b)	Liquidity risk (Continued)

The aging of accounts payable is as follows:

	2015	2014
Accounts payable
0 to 90 days	$163,781	$147,419

c)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Company’s operations, income or the value of the financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the returns. The Company is exposed to market risk as follows:

(i)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company is not exposed to significant interest rate risk due to the short term to maturity of its financial instruments. The Company had no interest rate swap or financial contracts in place as at September 30, 2015 and 2014. Interest rate risk is minimal as loans have a fixed interest rate.

(ii)	Foreign currency risk

The Company is exposed to foreign currency risk to the extent expenditures incurred or funds received and balances maintained by the Company are denominated in currencies other than the Canadian dollar (primarily United States dollars (“USD”)). The Company has monetary assets of $95,839 (2014 - $507,969) and monetary liabilities of $4,802 (2014 - $2,050) denominated in USD. For the year ended September 30, 2015, the Company’s sensitivity analysis suggests that a change in the absolute rate of exchange in USD by 10% (2014 - 5%) will increase or decrease net loss and comprehensive loss by approximately $9,000 (2014 - $25,000). The Company has not entered into any foreign currency contracts to mitigate this risk.

14.	CAPITAL MANAGEMENT

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern. The Company’s assets are collateral for Loan #2, which is repayable within two days of the Company receiving the 2015 SR&ED tax credits (note 8). As at September 30, 2015, the Company considers capital to consist of all components of equity. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue common shares, or dispose of assets or adjust the amount of cash on hand.

CONFIDENTIAL	Page 27

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

14.	CAPITAL MANAGEMENT (Continued)

In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The annual and updated budgets are approved by the Board of Directors.

At this stage of the Company’s development, in order to maximize ongoing operational development efforts, the Company does not pay dividends.

15.	COMMITMENTS

The Company leases its premises and certain equipment under long-term leases. The leases expire between 2016 and 2018. The minimum annual lease commitments during the next three years are:

2016	$261,676
2017	26,451
2018	2,459
$290,586

Recorded in general and administrative expense is rent expense for the current year which amounted to $246,469 (2014 - $242,897).

16.	SEGMENTED INFORMATION

The Company has three operating segments, as described below, which are the Company’s strategic business units and one geographic segment. The following summary describes the operations of the Company’s reportable segments:

a)

The Loyalty segment includes recurring, monthly fee-based loyalty programs and custom solutions developed for clients to manage customer loyalty through various customer engagement programs, surveys and point redemption features.

The Referrals segment is comprised of both Custom and Spark™ referrals. The Custom segment includes custom solutions developed for clients to engage their customers to generate sales leads through different program incentives. The Spark™ referral segment includes the productized and configurable solution for clients to engage their customers to generate sales leads through incentivized referrals.

b)

The Source Code segment includes licensing a copy of the Company’s proprietary LMP to entities that have the technical ability to further develop the source code to meet their business needs. Source code revenue recognized during the years ended September 30, 2015 and 2014 pertained to contracts entered into in fiscal 2013, amended in January 2015. The Company did not enter into any new similar contracts during the current year.

Information regarding the operations of each segment is included below. Segment income (loss) before income tax and operating expenses are used to measure performance, as management believes that such information is most relevant in managing the operations of each segment and evaluating the results of each segment relative to each other and other entities within these industries.

CONFIDENTIAL	Page 28

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE YEARS ENDED SEPTEMBER 30, 2015 AND 2014

16.	SEGMENTED INFORMATION (Continued)

A breakdown of revenues and cost of sales for each reportable segment for the years ended September 30, 2015 and 2014 is as follows:

	2015
	Loyalty	Referral	Source Code	Total
Revenue	$171,800	$1,270,775	$215,876	$1,658,451
Cost of goods sold	102,328	490,546	115,385	708,259
	69,472	780,229	100,491	950,192
Operating expenses	454,791	2,890,319	573,432	3,918,542
Loss from operations	$(385,319)	$(2,110,090)	$(472,941)	$(2,968,350)

	2014
	Loyalty	Referral	Source Code	Total
Revenue	$227,830	$1,382,750	$249,110	$1,859,690
Cost of goods sold	107,074	776,910	174,809	1,058,793
	120,756	605,840	74,301	800,897
Operating expenses	216,253	1,314,797	293,513	1,824,563
Loss from operations	$(95,497)	$(708,957)	$(219,212)	$(1,023,666)

17.	EVENT AFTER THE REPORTING PERIOD

On November 13, 2015, the Company received the second installment of its loan from Manado for proceeds of $300,000 (note 2). The loan is unsecured and bears interest at a rate of 10% per annum and is due six months from issuance.

CONFIDENTIAL	Page 29

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
CONDENSED INTERIM FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(EXPRESSED IN CANADIAN DOLLARS)
(UNAUDITED)

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION
EXPRESSED IN CANADIAN DOLLARS
(UNAUDITED)

	March 31, 2016	September 30, 2015
As at	(unaudited)	(audited)
ASSETS (notes 8 and 16)
CURRENT ASSETS
Cash	$115,433	$273,472
Accounts receivable (note 12)	148,064	115,145
Investment tax credits receivable (notes 8 and 11)	255,224	403,616
Prepaid expenses and deposits	38,639	14,978
	557,360	807,211
DEPOSITS	-	18,665
EQUIPMENT (note 6)	29,455	34,101
	$586,815	$859,977

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities (note 12)	$348,061	$211,704
Deferred revenue	31,139	85,784
Current portion of finance lease obligations (note 7)	4,106	4,666
Loans payable (notes 8 and 12)	618,216	526,176
	1,001,522	828,330

FINANCE LEASE OBLIGATIONS (note 7)	4,307	5,651
	1,005,829	833,981

EQUITY (DEFICIENCY)
SHARE CAPITAL (note 9)	7,192,506	6,618,213
RESERVES (note 9)	1,442,840	1,411,472
DEFICIT	(9,054,360)	(8,003,689)
	(419,014)	25,996

	$586,815	$859,977

On behalf of the Board:

"Ralph Turfus" (signed)	"Rob Goehring" (signed)

Mr. Ralph Turfus, Director	Mr. Rob Goehring, Director

The accompanying notes are an integral part of these condensed interim financial statements.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
CONDENSED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
EXPRESSED IN CANADIAN DOLLARS
FOR THE THREE AND SIX MONTHS ENDED MARCH 31
(UNAUDITED)

	Three months ended		Six months ended
		March 31,		March 31,
	2016	2015	2016	2015
REVENUE (note 15)	$405,660	$470,356	$841,969	$860,673
COST OF SALES (note 15)	189,847	181,948	363,214	362,401

	215,813	288,408	478,755	498,272

EXPENSES
Sales and marketing (note 10)	141,809	144,733	259,565	266,882
General and administrative (notes 8, 10, and 14)	333,638	393,537	649,492	674,689
Research and development, net of investment tax credits (notes 10 and 11)	15,119	13,256	28,554	25,680
Share-based compensation (notes 9 and 10)	12,752	120,087	590,597	151,309
Depreciation (note 6)	2,377	2,917	4,646	5,833
	505,695	674,530	1,532,854	1,124,393

LOSS FROM OPERATIONS	(289,882)	(386,122)	(1,054,099)	(626,121)

OTHER INCOME
Foreign exchange gain	1,534	97,534	3,428	114,752

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD	$(288,348)	$(288,588)	$(1,050,671)	$(511,369)

LOSS PER SHARE, BASIC AND DILUTED	$(0.03)	$(0.04)	$(0.09)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	11,479,863	8,137,577	11,148,472	8,137,577

The accompanying notes are an integral part of these condensed interim financial statements.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
CONDENSED INTERIM STATEMENTS OF CHANGES IN EQUITY (DEFICIENCY)
EXPRESSED IN CANADIAN DOLLARS
(UNAUDITED)

	SHARE CAPITAL		RESERVES
			Share-Based
	Number of Shares	Amount	Compensation	Warrant	Deficit	Total Equity
			Reserve	Reserve

Balance at September 30, 2014	8,137,577	$4,774,912	$1,232,978	$-	$(5,159,960)	$847,930
Share-based compensation	-	-	151,309	-	-	151,309
Net loss for the period	-	-	-	-	(511,369)	(511,369)
Balance at March 31, 2015	8,137,577	$4,774,912	$1,384,287	$-	$(5,671,329)	$487,870

Balance at September 30, 2015	10,637,577	$6,618,213	$1,411,472	$-	$(8,003,689)	$25,996

Exchange of options for common shares	767,286	565,720	-	-	-	565,720
Exercise of warrants	75,000	8,573	-	-	-	8,573
Share-based compensation	-	-	25,644	5,724	-	31,368
Net loss for the period	-	-	-	-	(1,050,671)	(1,050,671)
Balance at March 31, 2016	11,479,863	$7,192,506	$1,437,116	$5,724	$(9,054,360)	$(419,014)

The accompanying notes are an integral part of these condensed interim financial statements.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
STATEMENTS OF CASH FLOWS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31
(UNAUDITED)

	2016	2015

CASH PROVIDED BY (USED IN): OPERATING ACTIVITIES
Net loss for the period	$(1,050,671)	$(511,369)
Items not involving cash:
Depreciation	4,646	5,833
Interest expense	23,610	-
Share-based compensation	590,597	151,309

	(431,818)	(354,227)
Changes in non-cash working capital items:
Accounts receivable	(32,919)	203,544
Investment tax credits receivable	148,392	216,125
Prepaid expenses and deposits	(4,996)	10,886
Accounts payable and accrued liabilities	136,357	30,776
Deferred revenue	(54,645)	(6,543)

	(239,629)	100,561

FINANCING ACTIVITIES
Receipt of cash from exercise of warrants and option exchange	9,340	-
Repayment of finance lease obligations	(1,904)	(4,176)
Loans received	400,000	-
Repayment of loans payable	(325,846)	(254,167)

	81,590	(258,343)

DECREASE IN CASH DURING THE PERIOD	(158,039)	(157,782)
CASH, BEGINNING OF PERIOD	273,472	446,397

CASH, END OF PERIOD	$115,433	$288,615

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid - finance lease obligations	$484	$211
Interest paid - loans payable	$12,982	$10,732

The accompanying notes are an integral part of these condensed interim financial statements.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

1.	NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

RewardStream Solutions Inc. (formerly RewardStream Inc.) (the “Company”) is a provider of Software as a Service (“SaaS”) marketing technology that powers loyalty marketing programs, referral programs and source code licensing programs. The Company’s clients subscribe either to the Company’s proprietary Lifecycle Marketing Platform (“LMP”) or its Spark™ product to operate marketing programs that acquire, engage, optimize and retain customers and sales channels.

The Company was incorporated under the laws of British Columbia on March 23, 1999 and continued under the Canada Business Corporations Act on December 22, 1999. The Company was subsequently continued under the laws of British Columbia on October 21, 2015. The head office and records are located at 250 - 2985 Virtual Way, Vancouver, British Columbia, V5M 4X7.

These condensed interim financial statements have been prepared on the going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company realized a net loss of $1,050,671 for the six month period ended March 31, 2016 (March 31, 2015 - $511,369). As at March 31, 2016, the Company had an accumulated deficit of $9,054,360 (September 30, 2015 - $8,003,689). In assessing whether the going concern assumption is appropriate, management takes into account all available information about the future, which is at least, but not limited to, twelve months from the end of the reporting period.

The Company's continued existence is dependent upon its ability to complete the Transaction (note 16), raise additional capital, obtain financing, meet sales targets, stabilizing revenue sources and realizing positive cash flows from operations. Failure to do so would have an adverse effect on the financial position of the Company and its ability to continue as a going concern. These factors raise significant doubt about the Company’s ability to continue as a going concern.

These condensed interim financial statements do not include any adjustments that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material.

2.	AMALGAMATION AGREEMENT

On September 8, 2015, the Company signed an Amalgamation Agreement (the “Agreement”) with Manado Gold Corp. (“Manado”), a publicly traded company on the TSX Venture Exchange, to form a single amalgamated company (the “Amalgamation”), RewardStream Solutions Inc. (“Solutions”). Manado was incorporated on August 13, 2010 in British Columbia, and its business is the acquisition, exploration and development of mineral properties located in Canada. Prior to the completion of the Amalgamation, Manado will complete the disposition of all of its mineral properties to its subsidiary, Manado Mining Corp. (the “Subsidiary”).

Under the terms of the Agreement, the Company’s shareholders will receive three and one half common shares of Solutions for each common share of the Company, and Manado’s shareholders will receive one common share of Solutions for every four common shares of Manado. Upon completion of the Amalgamation, the Company will be the continuing entity and the shareholders of the Company will control approximately 65% of Solutions.

The completion of the Amalgamation is subject to a number of conditions, including:

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

2.	AMALGAMATION AGREEMENT (Continued)

a)	Completion of the transfer of Manado’s mineral properties to the Subsidiary and the assumption by the Subsidiary of all obligations related to Manado’s mineral properties;

b)	Completion of two private placements, including:

(i)

Manado to raise up to $600,000 (the “Initial Private Placement”) by issuing 12,000,000 units of Manado at a price of $0.05 per unit, with each unit consisting of one common share and one purchase warrant of Manado exercisable at $0.075 per share for a period of two years from the date of issuance. Manado will pay commissions or finder’s fees where permitted of up to 10% of the gross proceeds. The Initial Private Placement will be completed prior to closing to provide an unsecured loan from Manado to the Company of $500,000 (note 8) and to pay costs of the re-organization; and

(ii)

Manado to raise additional funds concurrent with the Amalgamation (the “Concurrent Private Placement”) for a minimum of $1,500,000 by issuing 21,428,572 units of Manado at $0.07 per unit. Each unit consists of one common share and one half purchase warrant of Manado exercisable at $0.10 per warrant for a period of two years from the date of issuance. The proceeds of the Concurrent Private Placement will be used to fund the marketing efforts of Solutions and for general corporate purposes.

c)	Shareholder and regulatory approvals.

d)	The Company will cancel all outstanding stock options.

Finder’s fees of 900,000 post-Amalgamation common shares and $35,000 cash are payable on the closing of the Amalgamation.

On November 10, 2015, the shareholders of the Company approved the Amalgamation.

On April 8, 2016, the Company terminated the Agreement with Manado as Manado had not completed the Concurrent Private Placement.

On April 20, 2016, the Company entered into a letter of intent with Musgrove Minerals Corp. (“Musgrove”) whereby Musgrove will acquire all of the outstanding shares of the Company (note 16).

3.	BASIS OF PRESENTATION

a)	Statement of compliance

These condensed interim financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board (“IASB”) and in compliance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting. The notes presented in these condensed interim financial statements include only significant events and transactions occurring since our last fiscal year-end and are not fully inclusive of all matters required to be disclosed in our annual audited financial statements. Accordingly, these condensed

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

3.	BASIS OF PRESENTATION (continued)

a)	Statement of compliance (continued)

interim financial statements should be read in conjunction with our most recent annual audited financial statements for the year ended September 30, 2015.

b)	Approval of the condensed interim financial statements

These condensed interim financial statements were approved and authorized for issue by the Board of Directors on May 30, 2016.

c)	Basis of measurement

These condensed interim financial statements have been prepared on a historical cost basis, except for certain financial instruments that have been measured at fair value. In addition, these condensed interim financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

4.	SIGNIFICANT ACCOUNTING POLICIES

All significant accounting policies have been applied on a basis consistent with those followed in the most recent annual financial statements. These condensed interim financial statements have been prepared in accordance with the accounting policies based on IFRS standards issued and effective as of October 1, 2015.

Use of estimates and judgments

The preparation of these condensed interim financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.

Significant areas requiring the use of management estimates include:

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

•	The collectability of accounts receivable

Accounts receivables are recorded at the estimated recoverable amount, which involves the estimate of uncollectible accounts.

•	The determination of qualified expenditures to calculate investment tax credits receivable

Amounts recorded for investment tax credits receivable are calculated based on the expected eligibility and tax treatment of qualifying scientific research and experimental development expenditures recorded in the Company’s condensed interim financial statements.

•	The determination of the fair value of the common shares issued

The common shares issued are valued at either the fair value of the goods or services received or at the fair value of the equity instruments granted. The Company has estimated the fair value of the equity instruments issued during the period.

4.	SIGNIFICANT ACCOUNTING POLICIES (continued)

•	The assumptions used in calculating share-based compensation expense

The fair value of share options granted is measured using the Black-Scholes option pricing model. Measurement inputs include share price on measurement date, exercise price of the option, expected volatility, expected life of the options, expected dividends and the risk-free rate. The Company estimates volatility based on historical share price of comparable companies excluding specific time frames in which volatility was affected by specific transactions that are not considered to be indicative of the entities’ expected share price volatility. The expected life of the options is based on historical experience and general option holder behavior. Dividends were not taken into consideration as the Company does not expect to pay dividends. Management also makes an estimate of the number of options that will forfeit and the rate is adjusted to reflect the actual number of options that actually vest.

Significant areas requiring the use of management judgments include:

•	The completeness of deferred revenue

Deferred revenue consists primarily of deferred software implementation contracts. Management has determined that the implementation revenue should be recognized based on the completion of the services implementation contract at period-end. Management applies judgment when determining the completion applicable to fixed-fee service contracts.

•	The going concern assumption

The assessment of whether the going concern assumption is appropriate requires management to take into account all available information about the future, which is at least, but is not limited to, 12 months from the end of the reporting period. The Company is aware that material uncertainties related to events or conditions may cast significant doubt upon the Company’s ability to continue as a going concern.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

The Company bases its estimates and judgments on current facts and various other factors that it believes to be reasonable under the circumstances. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates and could affect future results of operations and cash flows.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

5.	NEW ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE (continued)

A number of new standards, and amendments to standards and interpretations, are not yet effective for the period ended March 31, 2016, and have not been applied in preparing these condensed interim financial statements. The Company is assessing the impact of these standards on its condensed interim financial statements.

IFRS 15 Revenue from Contracts with Customers

IFRS 15 provides a single, principles based five-step model to be applied to all contracts with customers. The five steps in the model are as follows:

•	Identify the contract with the customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contracts
•	Recognize revenue when (or as) the entity satisfies a performance obligation.

Guidance is provided on topics such as the point in which revenue is recognized, accounting for variable consideration, costs of fulfilling and obtaining a contract and various related matters. New disclosures about revenue are also introduced.

Applicable to the Company’s annual period beginning October 1, 2018.

IFRS 9 Financial Instruments (2014)

IFRS 9 will replace IAS 39 Financial Instruments: Recognition and Measurement and IFRIC 9

Reassessment of Embedded Derivatives. The final version of this new standard supersedes the requirements of earlier versions of IFRS 9 and is applicable to the Company’s annual period beginning October 1, 2018.

The main features introduced by this new standard compared with predecessor IFRS are as follows:

•	Classification and measurement of financial assets:

Debt instruments are classified and measured on the basis of the entity's business model for managing the asset and its contractual cash flow characteristics as either: “amortized cost”, “fair value through other comprehensive income”, or “fair value through profit or loss” (default). Equity instruments are classified and measured as “fair value through profit or loss” unless upon initial recognition elected to be classified as “fair value through other comprehensive income”.

•	Classification and measurement of financial liabilities:

When an entity elects to measure a financial liability at fair value, gains or losses due to changes in the entity’s own credit risk is recognized in other comprehensive income (as opposed to previously profit or loss). This change may be adopted early in isolation of the remainder of IFRS 9.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

5.	NEW ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE (continued)

•	Impairment of financial assets:

An expected credit loss impairment model replaced the incurred loss model and is applied to financial assets at “amortized cost” or “fair value through other comprehensive income”, lease receivables, contract assets or loan commitments and financial guarantee contracts. An entity recognizes twelve-month expected credit losses if the credit risk of a financial instrument has not increased significantly since initial recognition and lifetime expected credit losses otherwise.

•	Hedge accounting:

Hedge accounting remains a choice, however, is now available for a broader range of hedging strategies. Voluntary termination of a hedging relationship is no longer permitted. Effectiveness testing now needs to be performed prospectively only. Entities may elect to continue to applying IAS 39 hedge accounting on adoption of IFRS 9 (until the IASB has completed its separate project on the accounting for open portfolios and macro hedging).

6.	EQUIPMENT

		Furniture
	Computer	and
	Equipment	Equipment	Total

Cost

Balance, September 30, 2014	628,281	106,825	735,106
Write-downs	(437,559)	-	(437,559)
Additions	10,238	-	10,238

Balance, September 30, 2015 and March 31, 2016	$200,960	$106,825	$307,785
Accumulated Depreciation

Balance, September 30, 2014	599,700	95,091	694,791
Write-downs	(433,614)	-	(433,614)
Charge for the year	10,160	2,347	12,507
Balance, September 30, 2015	$176,246	$97,438	$273,684
Charge for the period	3,707	939	4,646
Balance, March 31, 2016	$179,953	$98,377	$278,330
Carrying Value
September 30, 2015	$24,714	$9,387	$34,101
March 31, 2016	$21,007	$8,448	$29,455

Included in computer equipment is leased computer equipment with a net carrying value of $21,007 (September 30, 2015 - $24,714).

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

7.	FINANCE LEASE OBLIGATIONS

The Company finances certain computer equipment using finance leases. The liability recorded under the finance lease represents the minimum lease payments payable, net of imputed interest.

The Company’s obligations under finance leases as at March 31, 2016 and September 30, 2015 consist of:

	March 31,	September 30,
	2016	2015

Dell finance lease payable in monthly instalments ranging from $36 to $149, including interest, ranging from 9.99% to 10.1% per annum	$8,897	$10,894

Less: Interest	484	577
	8,413	10,317
Less: Current portion	4,106	4,666
	$4,307	$5,651

Minimum repayments are as follows:

2015	$2,002
2016	4,316
2017	2,095
$8,413

8.	LOANS PAYABLE

On September 2, 2014, the Company received a Scientific Research and Experimental Development (“SR&ED”) loan (the “Loan”) from three unrelated individuals for a total of $250,000 at an interest rate of 20%, calculated and compounded monthly. The Loan was secured by a general security agreement on the assets of the Company. Included in general and administrative expenses is an interest expense of $10,732 for the period ended March 31, 2015.

On December 15, 2014, the Company received its 2014 SR&ED payment of $445,664 and repaid the Loan and accrued interest.

On May 1, 2015, the Company received another SR&ED loan (“Loan #2”) from the same three unrelated individuals (the “Lenders”) for a total of $300,000 at an interest rate of 20%, calculated and compounded monthly. Included in general and administrative expenses is an interest expense of $12,982 for the period ended March 31, 2016. Loan #2 was secured by a general security agreement on the assets of the Company.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

8.	LOANS PAYABLE (Continued)

On December 9, 2015, the Company received its 2015 SR&ED payment of $403,616 and repaid the Loan #2 and accrued interest.

On September 25, and November 13, 2015, pursuant to the Amalgamation (note 2), the Company received $200,000 and $300,000 loans, respectively, from Manado. The loans are unsecured and bear interest at a rate of 10% per annum, and are due six months from issuance. Included in general and administrative expenses is interest expense of $21,563 for the period ended March 31, 2016. Subsequent to March 31, 2016, the Company, Manado and a third party entered into a Loan Debt Assignment and Extension Agreement (note 16).

On March 4, 2016, the Company entered into a credit agreement with Code Consulting Limited (“Code”) (the “Credit Agreement”). Under the terms of the Credit Agreement, Code agreed to lend up to $200,000 to the Company in two advances of $100,000. The loan bears interest at 10% per annum compounded monthly. Code is also entitled to receive 40,816 warrants of the Company for each $100,000 advanced. The warrants are exercisable at a price of $0.98 and expire on March 4, 2018. The loan is payable in full on June 12, 2016 and is secured by a general security agreement on the assets of the Company (the “Security”). Interest on the outstanding balance shall accrue at 20% per annum upon the occurrence of an event of default. The loan is in default if the Company fails to make any payment of principal or interest when due or if the Company fails to complete the Amalgamation by April 15, 2016. On an event of default, Code, may demand payment of all monies owed and the Company may within 30 days of such demand redeem the Security by paying Code all amounts owed (note 16). On March 4, 2016, the Company received an advance of $100,000 and issued 40,816 warrants. The Company has bifurcated the loan into its components using a discounted cash flow model with an estimated fair value interest rate of 20% to estimate the fair value of the liability component of $94,276. The residual amount of $5,724 was recorded to warrant reserves. Included in general and administrative expenses is accretion and interest expense of $2,048 for the period ended March 31, 2016.

9.	SHARE CAPITAL

a)	Authorized:

•	unlimited common shares, without par value; and

•	20,000,000 preferred shares, without par value.

b)	Issued and outstanding:

On December 11, 2015, the Company approved the exchange of 2,154,500 options for 767,286 common shares of the Company to certain option holders for a share subscriptions receivable of $767. The fair value of the common shares was estimated to be $565,720. The difference between the fair value and gross proceeds was recorded as share-based compensation expense of $564,953.

c)	Stock options

The Company has established a stock option plan (the “Plan”), whereby the Company may grant stock options to officers, directors, employees and consultants. The exercise price of the stock options is determined by the Board of Directors (or a committee thereof) and will generally be at least equal to the fair value of the shares at the grant date. Any stock options that do not vest as the result of a grantee leaving the Company

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

9.	SHARE CAPITAL (Continued)

c)	Stock options (continued)

are forfeited and the common shares underlying them are returned to the reserve. Stock options granted generally have a maximum term of five years.

The maximum number of options that may be issued under the Plan is 4,660,915. As at March 31, 2016, there were 2,838,407 options available for grant.

Activity under the Plan for the period ended March 31, 2016 is as follows:

		Weighted
	Number of	Average
	Options	Exercise
		Price

Balance, September 30, 2015	4,028,008	$0.42
Options cancelled	(2,154,500)	$0.24
Options expired	(51,000)	$0.25
Balance, March 31, 2016	1,822,508	$0.48

Activity under the Plan for the year ended September 30, 2015 is as follows:

		Weighted
	Number of	Average
	Options	Exercise
		Price

Balance, September 30, 2014	3,760,508	$0.42
Options granted	440,000	$0.25
Options cancelled	(110,000)	($0.01)
Options expired	(62,500)	($0.15)
Balance, September 30, 2015	4,028,008	$0.35

Company stock options outstanding and exercisable at March 31, 2016 are as follows:

	Exercise
Expiry (Years)		Outstanding	Exercisable
	Price

2015	$0.25	74,000	74,000
2014 - 2022	$0.40	189,750	189,750
2017 - 2018	$0.50	1,518,758	1,136,817
2018	$0.53	40,000	40,000
		1,822,508	1,440,567

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

9.	SHARE CAPITAL (Continued)

c)	Stock options (continued)

Company stock options outstanding and exercisable at September 30, 2015 are as follows:

	Exercise
Expiry (Years)		Outstanding	Exercisable
	Price

2014 - 2022	$0.15	1,350,000	1,350,000
2015	$0.25	125,000	125,000
2014 - 2022	$0.40	994,250	994,250
2017 - 2018	$0.50	1,518,758	1,116,587
2018	$0.53	40,000	40,000
		4,028,008	3,625,837

The weighted average remaining contractual life of options outstanding at March 31, 2016 is 3.01 (September 30, 2015 - 5.06) years.

The Company applies the fair value method using the Black-Scholes option pricing model to account for options granted to employees, directors and non-employees. The Black-Scholes option pricing model requires management to make certain estimates. These estimates include volatility. The Black-Scholes option pricing model was calculated based on the following weighted average assumptions:

	Six months ended	Year ended September
	March 31, 2016	30, 2015
Expected life (years)	N/A	5.00
Interest rate	N/A	1.55%
Volatility	N/A	66%
Dividend yield	N/A	0%

During the period ended March 31, 2016, the Company recorded $25,644 (2014 - $151,309) in recognition of share-based compensation for stock options.

Due to the lack of historical pricing information for the Company, the expected volatility is based on an average of historical prices of a comparable group of companies within the same industry. The risk-free rate of return is the yield on a zero-coupon Canadian treasury bill of a term consistent with the assumed option life. The expected average option term is the average expected period to exercise, based on the historical activity patterns for each individually vesting tranche.

Companies are required to utilize an estimated forfeiture rate when calculating the expense for the reporting period. Based on the best estimate, management applied the estimated forfeiture rate of 22.40% (2014 - 22.40%) in calculating the fair value of share-based compensation.

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in these assumptions can materially affect the fair value estimate.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

9.	SHARE CAPITAL (Continued)

d)	Warrants

During the year ended September 30, 2012, the Company issued 75,000 warrants with an exercise price of $0.40 expiring on March 31, 2020. On December 11, 2015, the Company amended the exercise price of these warrants to $0.1143 and the warrants were exercised for cash of $8,573.

On March 4, 2016 issued 40,816 warrants in connection with the loan from Code Consulting Limited (Note 8). The Company recorded $5,724 to warrant reserve related to the issuance of these warrants.

10.	RELATED PARTY TRANSACTIONS

The compensation costs for key management personnel are as follows:

	2016	2015
Wages and benefits	$325,212	$313,860
Share-based compensation	20,617	31,414
	$345,829	$345,274

Incurred wages and benefits of $325,212 (2015 - $313,860) are included in the following:

•	Sales and marketing $62,500 (2015 - $60,070);
•	General and administrative $195,212 (2015 - $170,616); and
•	Research and development $67,500 (2015 - $83,174)

11.	RESEARCH AND DEVELOPMENT

During the six months ended March 31, 2016 and 2015, the Company incurred the following research and development expenditures net of the investment tax credits:

Six months ended March 31	2016	2015
Research and development	$283,778	$255,219
Investment tax credit (“ITC”)	(255,224)	(229,539)
	$28,554	$25,680

As of March 31, 2016, the Company has an accrued ITC receivable of $255,224 (September 30, 2015 - $403,616) (note 8).

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

12.	FINANCIAL INSTRUMENTS

The carrying values of cash, accounts receivable, loan payable, finance lease obligations, and accounts payable and accrued liabilities approximate their fair values due to their short-term nature. The fair value of the loan payable to Code Consulting (note 8) is categorized as level 2.

Financial assets and liabilities measured at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to their fair value measurement. Certain non-financial assets and liabilities may also be measured at fair value on a non-recurring basis.

Management has implemented and monitors compliance with risk management policies. The Company’s risk management policies are established to identify and analyze the risks faced by the Company, to set appropriate risk limits and controls, and to monitor risks and consider the implications of market conditions in relation to the Company’s activities.

There are no changes in the Company’s objective, policies and processes for managing the risks and the methods used to measure the risks during the period ended March 31, 2016.

a)	Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations.

The Company’s cash is held at a large Canadian financial institution in interest-bearing accounts. The Company’s amounts receivable consist of amounts from large customers. Accounts receivable from four customers comprise 93% (September 30, 2015 - 67%) of the total accounts receivable balance, and therefore the Company is subject to risk due should one of these major customers not paying their balance.

The Company does not anticipate any default as it transacts with creditworthy customers, and management does not expect any losses from non-performance by these customers. As such, a provision for doubtful accounts has not been recorded at March 31, 2016 and September 30, 2015. The following table summarizes the four largest receivable balances from the Company’s customers as at March 31, 2016 and September 30, 2015:

			Greater than
March 31, 2016	0 to 60 days	61 to 90 days		Total
			90 days
Customer 1	$84,588	$-	$-	$84,588
Customer 2	20,204	-	-	20,204
Customer 3	18,375	-	-	18,375
Customer 4	9,450	-	-	9,450
	$132,617	$-	$-	$132,617

			Greater than
September 30, 2015	0 to 60 days	61 to 90 days		Total
			90 days
Customer 1	$23,100	$-	$-	$23,100
Customer 2	19,773	-	-	19,773
Customer 3	15,708	-	-	15,708
Customer 4	14,501	-	-	14,501
	$73,082	$-	$-	$73,082

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

12.	FINANCIAL INSTRUMENTS (Continued)

b)	Liquidity risk

Liquidity risk is the risk that the Company will be unable to meet its financial obligations as they fall due. The Company's objective to managing liquidity risk is to ensure that it has sufficient liquidity available to meet its liabilities when due. The accounts payable and accrued liabilities are typically due in 30 days and the loans are due in fiscal 2016. The Company uses cash to settle its financial obligations as they fall due. The ability to do this relies on the Company collecting its accounts receivable in a timely manner and by maintaining sufficient cash on hand through working capital management.

The following table summarizes information about the Company’s financial obligations as at March 31, 2016 and September 30, 2015:

	March 31,	September 30,
	2016	2015
Accounts payable and accrued liabilities	$348,061	$211,704
Loan payable	618,216	526,176
	$966,277	$737,880

c)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates and interest rates, will affect the Company’s operations, income or the value of the financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the returns. The Company is exposed to market risk as follows:

(i)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The Company is not exposed to significant interest rate risk due to the short term to maturity of its financial instruments. The Company had no interest rate swap or financial contracts in place as at March 31, 2016 and September 30, 2015.

(ii)	Foreign currency risk

The Company is exposed to foreign currency risk to the extent expenditures incurred or funds received and balances maintained by the Company are denominated in currencies other than the Canadian dollar (primarily United States dollars (“USD”)). As at March 31, 2016, the Company has monetary assets of $140,064 (September 30, 2015 - $95,839) and monetary liabilities of $15,739 (September 30, 2015 - $ 4,802) denominated in USD. For the period ended March 31, 2016, the Company’s sensitivity analysis suggests that a change in the absolute rate of exchange in USD by 7% will increase or decrease net loss by approximately $8,600 (September 30, 2015 - $9,000). There will be no impact on other comprehensive loss. The Company has not entered into any foreign currency contracts to mitigate this risk.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

13.	CAPITAL MANAGEMENT

The Company’s objective when managing capital is to safeguard the Company’s ability to continue as a going concern. As at March 31, 2016, the Company’s assets were collateral for the outstanding Credit Agreement (note 8). As at September 30, 2015, the Company’s assets were collateral for the outstanding SR&ED loans which have been repaid (note 8). As at March 31, 2016, the Company considers capital to consist of all components of equity and loans payable. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue common shares, or dispose of assets or adjust the amount of cash on hand.

In order to facilitate the management of its capital requirements, the Company prepares annual expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. The annual and updated budgets are approved by the Board of Directors.

At this stage of the Company’s development, in order to maximize ongoing operational development efforts, the Company does not pay dividends.

14.	COMMITMENTS

The Company leases its premises and certain equipment under long-term leases. The leases expire between 2016 and 2017. The minimum annual lease commitments during the next three years are:

2016	$130,971
2017	26,451
2018	2,459
$159,881

Rent expense for the current six month period amounted to $127,877 (2014 - $124,940).

15.	SEGMENTED INFORMATION

The Company has three operating segments, as described below, which are the Company’s strategic business units and one geographic segment. The following summary describes the operations of the Company’s reportable segments:

(i)

The Loyalty segment includes recurring, monthly fee-based loyalty programs and custom solutions developed for clients to manage customer loyalty through various customer engagement programs, surveys and point redemption features.

(ii)

The Referrals segment is comprised of both Custom and Spark™ referrals. The Custom segment includes custom solutions developed for clients to engage their customers to generate sales leads through different program incentives. The Spark™ referral segment includes the productized and configurable solution for clients to engage their customers to generate sales leads through incentivized referrals.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

15.	SEGMENTED INFORMATION (continued)

(iii)

The Source Code segment includes licensing a copy of the Company’s proprietary Lifecycle Marketing Platform to entities that have the technical ability to further develop the source code to meet their business needs. Source code revenue recognized during the period ended March 31, 2016 pertained to contracts entered into in fiscal 2013. The Company did not entered into any new similar contracts during the current period.

Information regarding the operations of each segment is included below. Segment income (loss) before income tax and operating expenses are used to measure performance, as management believes that such information is most relevant in managing the operations of each segment and evaluating the results of each segment relative to each other and other entities within these industries.

A breakdown of revenues and cost of sales for each reportable segment for the periods ended March 31, 2016 and 2015 is as follows:

	2016
			Source
	Loyalty	Referral		Total
			Code

Revenue	$24,999	$795,080	$21,890	$841,969
Cost of goods sold	18,614	324,640	19,960	363,214
	6,385	470,440	1,930	478,755
Operating expenses	45,739	1,461,414	25,701	1,532,854
Loss from operations	$(39,354)	$(990,974)	$(23,771)	$(1,054,099)

	2015
			Source
	Loyalty	Referral		Total
			Code

Revenue	$91,923	$603,122	$165,628	$860,673
Cost of goods sold	50,298	242,153	69,950	362,401
	41,625	360,969	95,678	498,272
Operating expenses	122,940	842,864	158,589	1,124,393
Loss from operations	$(81,315)	$(481,895)	$(62,911)	$(626,121)

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

16.	EVENTS AFTER THE REPORTING PERIOD

On April 8, 2016, the Company received $35,000 as a promissory note payable. The note is unsecured, bears interest at 5% per annum and is payable on demand.

On April 15, 2016, the Amalgamation was not completed resulting in the Credit Agreement (note 8) being in default. The Company repaid the outstanding balance and accrued interest from the funds received in the May 2016 loan with a related party (see below).

On April 18, 2016, the Company issued 1,085,123 warrants exercisable for common shares of the Company at $0.01 per common share and expire on May 13, 2016. On May 18, 2016, RewardStream issued 1,076,962 common shares related to the exercise of these warrants for gross proceeds of $10,770.

On April 18, 2016, Manado, the Company, and a third party entered into a Loan Debt Assignment and Extension Agreement for the loans that Manado made to the Company as described in Note 8. Under the terms of this agreement the third party purchased the $300,000 loan for $150,000 cash paid to Manado and also received an option to purchase the $200,000 loan for 400,000 shares of the Resulting Issuer (see below). This option is exercisable until the earlier of seven business days following the amalgamation of the Company and Musgrove and October 31, 2016. The term of the loans were extended until October 31, 2016.

On April 20, 2016, the Company entered into a letter of intent with Musgrove. The terms of the letter of intent are as follows:

•

Musgrove will acquire all of the outstanding shares of the Company (the “Transaction”). The Company and Musgrove will amalgamate into one company (the “Resulting Issuer”). The current shareholders of the Company will receive an aggregate of 20,000,000 shares of the Resulting Issuer.

•

Musgrove will consolidate its common shares on a 2:1 basis (the “Consolidation”). There are currently 14,075,366 Musgrove common shares and 740,740 Musgrove share purchase warrants outstanding which will result in approximately 7,037,683 post- Consolidation Musgrove shares and 370,370 post-Consolidation Musgrove share purchase warrants.

•	The parties successfully negotiating and entering into a definitive agreement in respect of the Transaction on or before May 15, 2016.

•	Sale or other disposition by Musgrove of its mineral properties.

REWARDSTREAM SOLUTIONS INC.
(FORMERLY REWARDSTREAM INC.)
NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS
EXPRESSED IN CANADIAN DOLLARS
FOR THE SIX MONTHS ENDED MARCH 31, 2016 WITH 2015 COMPARATIVES
(UNAUDITED)

16.	EVENTS AFTER THE REPORTING PERIOD (continued)

•

Completion of a part and parcel private placement (the “Private Placement”) consisting of between 12,000,000 and 16,000,000 units of Musgrove at a price of $0.125 per unit (on a pre-Consolidation basis) for gross proceeds of between $1,500,000 and $2,000,000. Each unit will consist of one common share and one-half of one common share purchase warrant of Musgrove. Each full warrant will be exercisable to purchase an additional common share at a price of $0.25 per share (on a pre-Consolidation basis) for a period of two years from the date of issuance. All securities issuable pursuant to the Private Placement will be subject to a four-month hold period from the date of issuance. The warrants will be subject to an accelerated expiry if the 10 trailing-day volume weighted average price of the Musgrove shares on the TSX-Venture Exchange (the “TSX-V”) exceeds $0.375 (on a pre-Consolidation basis). Musgrove will pay commissions or finders’ fees of up to 10% of the gross proceeds.

•	Termination of all the Company option agreements.

•

The entry by the Company shareholders into such escrow agreements as may be required by the TSX-V and the entry of the Company shareholders who are not required to be escrowed into pooling agreements providing for releases of shares over a one-year period.

•	Subject to TSX-V approval, the advance of at least $100,000 by way of secured loans to the Company from Musgrove.

•	Regulatory approvals, including the TSX-V, and approval by the shareholders of Musgrove and the Company.

•	The payment by Musgrove of all amounts owed to Musgrove directors and officers.

•	Musgrove will pay a finder’s fee consisting of $35,000 cash and 950,000 common shares of the Resulting Issuer.

On April 26, 2016, the Company entered into a loan agreement with Musgrove. Under the terms of the agreement, Musgrove loaned $100,000 to the Company. The loan has an annual interest rate of 10%, compounded monthly, and is payable on November 30, 2016. The loan is secured by the assets of the Company.

On May 2, 2016, the Company entered into a loan agreement with a related party. Under the terms of the agreement, the related party loaned $102,093 to the Company so that it could repay the defaulted Credit Agreement (note 8). The loan has an annual interest rate of 15%, compounded monthly, and is payable on October 31, 2016. The loan is secured by the assets of the Company. The related party also received 108,899 warrants with an exercise price of $0.2625, exercisable until May 2, 2018.

On May 19, 2016, a related party purchased 256,410 common shares of RewardStream at a price of $0.39 per common share.

SCHEDULE “F” – MANAGEMENT DISCUSSION AND ANALYSIS OF REWARDSTREAM

Management Discussion and Analysis for RewardStream for the fiscal years ended September 30, 2015, 2014 and 2013 and fiscal quarter ended March 31, 2016 are attached to this Information Circular.

MANAGEMENT DISCUSSION AND ANALYSIS

RewardStream Solutions Inc. (“RewardStream” or the “Company”)

Year ended September 30, 2015

Dated - December 10, 2015

This management’s discussion and analysis (MD&A) was prepared in accordance with National Instrument 51-102, Continuous Disclosure Obligations, and should be read in conjunction with the audited financial statements and accompanying notes for the year ended September 30, 2015. The audited financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are reported in Canadian dollars.

This MD&A contains forward-looking statements. Forward-looking statements are based on current expectations that involve a number of risks and uncertainties, which could cause actual events or results to differ materially from those reflected in the MD&A. Forward-looking statements are based on the estimates and opinions of RewardStream’s management at the time the statements were made.

OVERVIEW

The Company was incorporated under the laws of British Columbia on March 23, 1999 and continued under the Canada Business Corporations Act on December 22, 1999. RewardStream continued into British Columbia Corporation under the Business Corporations Act (British Columbia) and changed its name to “RewardStream Solutions Inc.” on October 22, 2015.

RewardStream has developed and sold marketing software products for over 15 years to large and well-known clients. For the past two years, the Company has shifted its focus from a loyalty-based product to a referral marketing solution. The referral product, Spark system (“Spark”), is designed to address the current challenges in marketing and take advantage of the significant expansion of social media. The Company has also sold a license to its software called the Source Code product.

Spark is a software as a service (“SaaS”) product that enables organizations of any size to quickly and easily launch a revenue generating referral marketing solution. Spark gives marketers an end-to-end solution to create and monitor the effectiveness of a referral product. Spark offers multiple options for the referral program including a standalone website or integration in existing websites or other e-commerce or back office platforms.

Since its launch, Spark has been used in major telecommunication companies such as AT&T, Sprint and Telus mobility and financial institutions such as Envision.

By raising up to $2 million in financing, RewardStream intends to leverage its past success to build a sales and marketing program to grow sales. The Company will also use these proceeds to expand its product line and add staff to address customer growth.

The Company has assembled a team of senior managers with expertise in sales, marketing, product development, finance and operations to ensure the successful execution of the Company’s business plan.

PROPOSED AMALGAMATION TRANSACTION

On September 8, 2015, the Company signed an Amalgamation Agreement (the “Agreement”) with Manado Gold Corp. (“Manado”), a publicly traded company on the TSX Venture Exchange, to form a single amalgamated company (the “Amalgamation”), (“Amalco”). Manado was incorporated on August 13, 2010 in British Columbia, and its business is the acquisition, exploration and development of mineral properties located in Canada. Prior to the completion of the Amalgamation, Manado will complete the disposition of all of its mineral properties to its subsidiary, Manado Mining Corp. (the “Subsidiary”).

Under the terms of the Agreement, the Company’s shareholders will receive three and one half common shares of Amalco for each common share of the Company, and Manado’s shareholders will receive one common share of Amalco for every four common shares of Manado. Upon completion of the Amalgamation, the Company will be the continuing entity and the shareholders of the Company will control approximately 65% of Amalco.

The completion of the Amalgamation is subject to a number of conditions, including:

a)	Completion of the transfer of Manado’s mineral properties to the Subsidiary and the assumption by the Subsidiary of all obligations related to Manado’s mineral properties;

b)	Completion of two private placements, including:

(i)

Manado to raise up to $600,000 (the “Initial Private Placement”) by issuing 12,000,000 units of Manado at a price of $0.05 per unit, with each unit consisting of one common share and one purchase warrant of Manado exercisable at $0.075 per share for a period of two years from the date of issuance. Manado will pay commissions or finder’s fees where permitted of up to 10% of the gross proceeds. The Initial Private Placement will be completed prior to closing to provide an unsecured loan from Manado to the Company of $500,000 and to pay costs of the re-organization; and

Manado to raise additional funds concurrent with the Amalgamation (the “Concurrent Private Placement”) for a minimum of $1,500,000 by issuing 21,428,572 units of Manado at $0.07 per unit. Each unit consists of one common share and one half purchase warrant of Manado exercisable at $0.10 per warrant for a period of two years from the date of issuance. The proceeds of the Concurrent Private Placement will be used to fund the marketing efforts of Solutions and for general corporate purposes.

c)	Shareholder and regulatory approvals.

d)	The Company will cancel all outstanding stock options.

finder’s fees of 900,000 post-Amalgamation common shares and $35,000 cash are payable on the closing of the Amalgamation.

On November 10, 2015, the shareholders of the Company approved the Amalgamation.

On September 29, 2015, Manado advanced $200,000 of the Initial Private Placement to the Company. The Company intends to use these funds to continue operations, and fund increased marketing efforts for its products.

On November 13, 2015, the Company received the second installment of its loan from Manado for proceeds of $300,000. The loan is unsecured and bears interest at a rate of 10% per annum and is due 6 months from issuance. The Company intends to use these funds to continue operations, and fund increased marketing efforts for its products.

MAIN PERFORMANCE INDICATORS

Management considers that the main indicators of the Company’s performance are the following: revenue, gross profit, net and comprehensive income/loss, EBITDA and adjusted EBITDA. EBITDA and Adjusted EBITDA are provided as a supplementary earnings measure to assist readers in determining the ability of the Company to generate cash from operations and to cover financial charges. They are also widely used for business valuation purposes. These measures do not have a standardized meaning prescribed by IFRS and may not be comparable to similar measures presented by other companies. EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA to which the Company adds stock-based compensation and other one-time items that do not result in any use of operating cash flows by the Company. The Company believes that EBITDA and adjusted EBITDA are a means to better communicate the results of operations that are more reflective of cash flows. For example, adjusted EBITDA removes share-based compensation and other one-time items that do not impact cash-flow.

OVERALL PERFORMANCE

Revenues have decreased by 11% to $1,658,451 in 2015 from 2014 and by 52% from $3,906,918 in 2013 to $1,859,690 in 2014. Gross profit declined by 69% from $2,578,095 in 2013 to $800,897 in 2014 and increased by 19% in 2015 to $950,192.

Operating expenses declined by 17% from 2013 to 2014 and, in 2015, increased by 115% to $3,918,542 from 2014.

Net and comprehensive income declined by 365% from a net and comprehensive income of $375,525 in 2013 to a loss of $995,536 in 2014. Net and comprehensive loss further increased by 186% to a loss of $2,843,729 in 2015. EBITDA declined by 350% from 2013 to 2014 to $(998,288) in 2014 and further declined by 192% in 2015 to $(2,918,559). Adjusted EBITDA declined by 296% from 2013 to 2014 to $(937,790). Adjusted EBITDA increased by 4% from 2014 to 2015 to $(899,264).

Total assets declined to $1,396,894 in 2014 from $2,210,135 in 2013. Total assets further decreased by 38% in 2015 from 2014 to $859,977. Working capital decreased by $957,715 from 2013 to 2014 and then declined by a further $811,351 from 2014 to 2015 to $(21,119) in 2015.

For the year ended September 30:	2015 (audited) $	2014 (audited) $	2013 (audited) $
Revenue	1,658,451	1,859,690	3,906,918
Gross profit	950,192	800,897	2,578,095
Net and comprehensive income (loss)	(2,843,729)	(995,536)	375,525
EBITDA	(2,918,559)	(998,288)	399,939
Adjusted EBITDA	(899,264)	(937,790)	479,258
Basic and diluted earnings (loss) per share	(0.34)	(0.12)	(basic) 0.05 (fully diluted) 0.04
Total assets	859,977	1,396,894	2,210,135
Long term financial liabilities	5,651	1,282	47,761
Dividends declared	-	-	-

Reconciliation of EBITDA and adjusted EBITDA

For the year ended September 30:	2015 $	2014 $	2013 $
Income (loss) from operations	(2,968,350)	(1,023,666)	370,424
Interest	37,284	5,484	5,346
Current income taxes	-	-	-
Future income taxes	-	-	-
Depreciation	12,507	19,894	24,169
EBITDA	(2,918,559)	(998,288)	399,939
Share-based compensation	2,019,295	60,498	79,319
Adjusted EBITDA	(899,264)	(937,790)	479,258

Revenues

Revenue decreased by 52% or $2,047,228 from 2013 to 2014 and then further declined by 11% from 2014 to 2015 to $1,658,451. The variance in revenue for fiscal year 2013 over fiscal years 2014 and 2015 was related to the sale of the Company’s Source Code product. This product is not recurring revenue and was sold to two customers. The revenue from Source Code was $1,827,660 in 2013, $249,110 in 2014 and $215,876 in 2015. The Company has also had steadily declining sales of its loyalty product from 2013 to 2015 as it shifted its focus to the referral based, Spark product.

Gross profit

The Company’s gross profit declined by $1,777,198 from 2013 to 2014 mainly due to the non-recurring nature of sales of the Source Code product and decline in loyalty product. From 2014 to 2015 gross margin increased by $149,295. This change was due to the lower cost of sales, due to lower salary and hosting related expenses, relative to revenue for the referral product.

Operating expenses

Operating expenses declined by $383,108 from 2013 to 2014 due to a significant reduction in marketing expenses in 2014 compared to 2013. Operating expenses increased by $2,093,979 from 2015 to 2014. A small portion of this increase is due to increased general and administrative expenses related to the Company preparing for the Amalgamation and financing. By far the majority of the increase is due to the share-based compensation expense. This expense relates to the fair value of the 2,500,000 shares issued to members of the Company’s board and management team. These shares were issued as incentive to management as the requirements of the Amalgamation are to cancel all of the Company’s stock options prior to the Amalgamation. The fair value of these shares was determined to be $1,843,301.

Net and comprehensive income/loss

From 2013 to 2014 the Company had a decline in income by $1,371,061 to a loss of $995,536 for 2014. These year over year changes were mainly due to the sale of the Source Code product and declining sales of the loyalty product as mentioned above. From 2014 to 2015, net and comprehensive loss increased to $2,843,729. The majority of this increase in loss was as a result of the share-based compensation expense as discussed above.

EBITDA

EBITDA decreased by $1,398,227 from 2013 to 2014. Again, these changes were mainly due to the changes in sales of the Source Code product and declining sales of the loyalty product. In 2015, EBITDA decreased by $1,920,154. This decrease in EBITDA in 2015 from 2014 was due to the share-based compensation expense as discussed above.

Adjusted EBITDA

Adjusted EBITDA declined by $1,417,048 from 2013 to 2014. This was due to similar reasons for the changes in EBITDA. In 2015, the adjusted EBITDA increased by $38,526. This demonstrates that the shift of the Company’s efforts to its referral product is beginning to offset the decline in its historical product sales.

Assets

The Company’s assets declined by $813,241 from 2013 to 2014. The changes in assets were due to an increase in cash in 2013 due to sales of the Source Code product. In 2014, the decline in assets was due to the decline in cash due to the Company not generating sufficient cash flow from revenue or other sources to match expenditures. In 2015, the Company’s assets declined by $536,917. This decline in assets was mainly due to reductions in accounts receivable and cash. At the end of fiscal 2014, there was a large amount owing from the Source Code customers that was one-time revenue that explains the decline in accounts receivable from 2014 to 2015.

LIQUIDITY

Liquidity is the risk of the Company not being able to meet its financial obligations as they become due. The Company manages its liquidity risk through budgeting, ongoing management and forecasting of operating cash flows, reviews of trade receivables, management of cash, and use of equity financings when appropriate.

The Company is primarily reliant on payment from customers to meet its financial obligations. The Company extends credit to its customers by allowing payment terms of 30 days on issuance of an invoice. There are risks that a customer will not pay within these terms or at all. Delayed or default of payment by customers may make it difficult for the Company to meet financial obligations. One of the methods the Company uses to mitigate this risk, is to negotiate similar payment terms with its suppliers. The Company also sells its services to customers in US dollars, but the majority of the Company’s expenses are in Canadian dollars. Thus the Company is subject to the risks associate with the changes of the value of the Canadian dollar relative to the US dollar.

To further manage liquidity, the Company has engaged in short-term borrowing. The Company currently has outstanding loans with Manado and three unrelated individuals. The terms of these loans are disclosed more fully in the Company’s financial statements. The Company expects to repay these loans as they come due.

The Company had cash of $273,472 and accounts receivable of $115,145, as at September 30, 2015. As at September 30, 2014, the Company had cash of $446,397 and accounts receivable of $414,585 as compared to a cash balance of $1,257,810 and accounts receivable of $488,076 at September 30, 2013.

The Company’s working capital as at September 30, 2015 was $(21,119) and had a working capital ratio of 0.97. At September 30, 2014, the Company’s working capital was $790,232 and a working capital ratio of 2.4. This is compared to 2013 where working capital was $1,747,947 and a working capital ratio of 5.6.

Due to historical losses, the Company will be dependent on outside financing to continue operations until it is able to achieve positive cash flow. The Company has historically been able to secure financing from outside parties (see above). However, there is no guarantee that cash generated from external financing or operations will be sufficient to sustain the Company’s operations for the foreseeable future. In order to maintain sufficient liquidity, the Company may be required to issue additional shares, incur more debt or reduce operating costs.

COMMITMENTS

The Company leases its premises and certain equipment under long-term leases. The leases expire between 2015 and 2017. The minimum annual lease commitments during the next three years are:

2016	$261,676
2017	26,451
2018	2,459
$290,586

RELATED PARTY TRANSACTIONS

During the fiscal years ended September 30, 2015, 2014 and 2013, the Company was charged the following by officers and directors of the Company:

	2015	2014	2013
Wages and benefits	$657,725	$630,220	$363,547
Termination benefits	-	40,033	102,485
Share-based compensation	57,056	35,562	57,186
	$714,781	$705,815	$523,218

The above amounts were allocated to general and administrative and research and development expenses. The CEO and CTO were full time employees and directors of the Company during these periods. Certain compensation was paid to additional directors of the Company in exchange for them providing business advisory services that would normally be expected of a director of a company of similar size to the Company.

FINANCIAL INSTRUMENTS

The type and nature of financial instruments are disclosed in the financial statements of the Company. All of these financial instruments are currently reported at their carrying value as the Company believes that this approximates their fair value due to their short-term nature. As discussed in the financial statements, the Company is exposed to certain risks associate with these financial instruments. These include credit, liquidity and market risk. The Company does not anticipate any significant credit risk with its customers as it has not had any default on payment from any of its customers. Therefore, it has not recorded any allowance for bad debt. Liquidity risk and its management has been previously discussed above (see Liquidity). Market risk includes interest rate and foreign currency risk. Due to the short-term nature of its borrowing, the Company does not believe that it is exposed to significant interest rate risk and has therefore, not undertaken any action to mitigate this risk. As mentioned above, the Company is exposed to foreign currency risk as it relates to the US and Canadian dollar. To mitigate this risk, the Company actively monitors the exchange rate of these two currencies and consults with experts in foreign currency. The Company has not historically used foreign currency contracts to mitigate this risk. However, should the need arise, the Company will consider the use of such contracts. The changes in foreign currency with respects to the financial instruments are recorded in the Company’s statement of comprehensive loss under foreign exchange gain.

DISCLOSURE OF OUTSTANDING SHARE DATA

As at September 30, 2015, and at the date of this MD&A, the Company had 10,637,577 outstanding shares, 4,028,008 outstanding stock options and 75,000 outstanding warrants. Assuming full conversion of outstanding options, there would have been 14,740,585 outstanding common shares.

MANAGEMENT DISCUSSION AND ANALYSIS

RewardStream Solutions Inc. (“RewardStream” or the “Company”)

Six month period ended March 31, 2016

Dated - May 30, 2016

This management’s discussion and analysis (MD&A) was prepared in accordance with National Instrument 51-102, Continuous Disclosure Obligations, and should be read in conjunction with the audited financial statements and accompanying notes for the year ended September 30, 2015 and with the condensed interim financial statements for the six months ended March 31, 2016. These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and are reported in Canadian dollars.

Certain information included in this MD&A contains forward-looking statements or forward-looking information within the meaning of applicable Canadian securities laws, including, without limitation, in respect of the Company’s priorities, plans and strategies and the Company’s anticipated financial and operating performance and prospects. All statements and information, other than statements of historical fact, included in or incorporated by reference into this MD&A are forward-looking statements and forward-looking information, including, without limitation, statements regarding activities, events or developments that we expect or anticipate may occur in the future. Such forward-looking statements and information can be identified by the use of forward-looking words such as "will", "expect", "intend", "plan", "estimate", "anticipate", "believe" or "continue" or similar words and expressions or the negative thereof. There can be no assurance that the plans, intentions or expectations upon which such forward-looking statements and information are based will occur or, even if they do occur, will result in the performance, events or results expected.

We caution readers of this MD&A not to place undue reliance on forward-looking statements and information contained herein, which are not a guarantee of performance, events or results and are subject to a number of risks, uncertainties and other factors that could cause actual performance, events or results to differ materially from those expressed or implied by such forward-looking statements and information. These factors include: the Company’s ability to complete the Transaction as described below, or obtain shareholder approval for the Transaction or TSXV acceptance of the Transaction; the ability to retain or add customers, complete product development plans, retain key staff; changes in priorities, plans, strategies and prospects; general economic, industry, business and market conditions; changes in law; the ability to implement business plans and strategies, and to pursue business opportunities; rulings by courts or arbitrators, proceedings and investigations; disruptions or changes in the credit or securities markets; inflationary pressures; and various other events, conditions or circumstances that could disrupt RewardStream’s priorities, plans, strategies and prospects. Readers are cautioned that all forward-looking statements and information involve risks and uncertainties. RewardStream undertakes no obligation to publicly release the results of any revisions to forward-looking statements and information that may be made to reflect events or circumstances after the above-stated date or to reflect the occurrence of unanticipated events.

OVERVIEW

The Company was incorporated under the laws of British Columbia on March 23, 1999 and continued under the Canada Business Corporations Act on December 22, 1999. RewardStream continued into British Columbia Corporation under the Business Corporations Act (British Columbia) and changed its name to RewardStream Solutions Inc. on October 22, 2015.

RewardStream is a provider of Software as a Service (“SaaS”) marketing technology that powers loyalty marketing programs, referral programs and source code licensing programs. RewardStream’s clients subscribe either to RewardStream’s proprietary Lifecycle Marketing Platform (“LMP”) or its Spark System (the “Spark System”) product to operate marketing programs that acquire, engage, optimize, and retain customers and sales channels.

The Spark System lets marketers weave all types of referrals, whether email, mobile, social or word-of-mouth, into customer acquisition strategies with a powerful mix of software, promotion, and management tools. The Spark System makes it fast and easy for companies to engage and convert customers, activate employees, and mobilize brand influencers to spread the word about offers to friends and family.

Over the past 12 months RewardStream has shifted its business model from primarily a one-time sale and professional services model to a scalable recurring, SaaS model. This has resulted in a short term decline in revenues.

By raising up to $2 million in financing, RewardStream plans to expand marketing and sales efforts, scale product and support functions with the intention of increasing revenues and becoming profitable. The SaaS approach coupled with the development of segmented product lines results in faster sales cycles, lower costs of onboarding new clients, a higher mix of recurring revenue, and ultimately higher margins.

The Company has assembled a team of senior managers with expertise in sales, marketing, product development, finance and operations to ensure the successful execution of the Company’s business plan.

PROPOSED AMALGAMATION TRANSACTION

On September 8, 2015, the Company signed an Amalgamation Agreement (the “Agreement”) with Manado Gold Corp. (“Manado”), a publicly traded company on the TSX Venture Exchange, to form a single amalgamated company (the “Amalgamation”), (“Amalco”). Manado was incorporated on August 13, 2010 in British Columbia, and its business is the acquisition, exploration and development of mineral properties located in Canada. Prior to the completion of the Amalgamation, Manado will complete the disposition of all of its mineral properties to its subsidiary, Manado Mining Corp. (the “Subsidiary”).

Under the terms of the Agreement, the Company’s shareholders will receive three and one half common shares of Amalco for each common share of the Company, and Manado’s shareholders will receive one common share of Amalco for every four common shares of Manado. Upon completion of the Amalgamation, the Company will be the continuing entity and the shareholders of the Company will control approximately 65% of Amalco.

The completion of the Amalgamation is subject to a number of conditions, including:

a)	Completion of the transfer of Manado’s mineral properties to the Subsidiary and the assumption by the Subsidiary of all obligations related to Manado’s mineral properties;

b)	Completion of two private placements, including:

(i)

Manado to raise up to $600,000 (the “Initial Private Placement”) by issuing 12,000,000 units of Manado at a price of $0.05 per unit, with each unit consisting of one common share and one purchase warrant of Manado exercisable at $0.075 per share for a period of two years from the date of issuance. Manado will pay commissions or finder’s fees where permitted of up to 10% of the gross proceeds. The Initial Private Placement will be completed prior to closing to provide an unsecured loan from Manado to the Company of $500,000 and to pay costs of the re-organization; and

Manado to raise additional funds concurrent with the Amalgamation (the “Concurrent Private Placement”) for a minimum of $1,500,000 by issuing 21,428,572 units of Manado at $0.07 per unit. Each unit consists of one common share and one half purchase warrant of Manado exercisable at $0.10 per warrant for a period of two years from the date of issuance. The proceeds of the Concurrent Private Placement will be used to fund the marketing efforts of Solutions and for general corporate purposes.

c)	Shareholder and regulatory approvals.

d)	The Company will cancel all outstanding stock options.

finder’s fees of 900,000 post-Amalgamation common shares and $35,000 cash are payable on the closing of the Amalgamation.

On November 10, 2015, the shareholders of the Company approved the Amalgamation.

On September 29, 2015, Manado advanced $200,000 of the Initial Private Placement to the Company. The Company used these funds to continue operations, and fund increased marketing efforts for its products.

On November 13, 2015, the Company received the second installment of its loan from Manado for proceeds of $300,000. The loan is unsecured and bears interest at a rate of 10% per annum and is due 6 months from issuance. The Company used these funds to continue operations, and fund increased marketing efforts for its products.

On April 8, 2016, the Company terminated the Agreement with Manado as Manado had not completed the Concurrent Private Placement.

On April 20, 2016, the Company entered into a letter of intent with Musgrove Minerals Corp. (“Musgrove”). The terms of the letter of intent are as follows:

•

Musgrove will acquire all of the outstanding shares of the Company (the “Transaction”). The Company and Musgrove will amalgamate into one company (the “Resulting Issuer”). The current shareholders of the Company will receive an aggregate of 20,000,000 shares of the Resulting Issuer.

•

Musgrove will consolidate its common shares on a 2:1 basis (the “Consolidation”). There are currently 14,075,366 Musgrove common shares and 740,740 Musgrove share purchase warrants outstanding which will result in approximately 7,037,683 post-Consolidation Musgrove shares and 370,370 post-Consolidation Musgrove share purchase warrants.

•	The parties successfully negotiating and entering into a definitive agreement in respect of the Transaction on or before May 15, 2016.

•	Sale or other disposition by Musgrove of its mineral properties.

•

Completion of a part and parcel private placement (the “Private Placement”) consisting of between 12,000,000 and 16,000,000 units of Musgrove at a price of $0.125 per unit (on a pre- Consolidation basis) for gross proceeds of between $1,500,000 and $2,000,000. Each unit will consist of one common share and one-half of one common share purchase warrant of Musgrove. Each full warrant will be exercisable to purchase an additional common share at a price of $0.25 per share (on a pre-Consolidation basis) for a period of two years from the date of issuance. All securities issuable pursuant to the Private Placement will be subject to a four- month hold period from the date of issuance. The warrants will be subject to an accelerated expiry if the 10 trailing-day volume weighted average price of the Musgrove shares on the TSX- Venture Exchange (the “TSX-V”) exceeds $0.375 (on a pre-Consolidation basis). Musgrove will pay commissions or finders’ fees of up to 10% of the gross proceeds.

•	Termination of all the Company option agreements.

•

The entry by the Company shareholders into such escrow agreements as may be required by the TSX-V and the entry of the Company shareholders who are not required to be escrowed into pooling agreements providing for releases of shares over a one-year period.

•	Subject to TSX-V approval, the advance of at least $100,000 by way of secured loans to the Company from Musgrove.

•	Regulatory approvals, including the TSX-V, and approval by the shareholders of Musgrove and the Company.

•	The payment by Musgrove of all amounts owed to Musgrove directors and officers.

•	Musgrove will pay a finder’s fee consisting of $35,000 cash and 950,000 common shares of the Resulting Issuer.

MAIN PERFORMANCE INDICATORS

Management considers that the main indicators of the Company’s performance are the following: revenue, gross profit, net and comprehensive income/loss, EBITDA and adjusted EBITDA. EBITDA and Adjusted EBITDA are provided as a supplementary earnings measure to assist readers in determining the ability of the Company to generate cash from operations and to cover financial charges. They are also widely used for business valuation purposes. These measures do not have a standardized meaning prescribed by IFRS and may not be comparable to similar measures presented by other companies. EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA to which the Company adds share-based compensation and other one-time items that do not result in any use of operating cash flows by the Company. The Company believes that EBITDA and adjusted EBITDA are a means to better communicate the results of operations that are more reflective of cash flows. For example, adjusted EBITDA removes share-based compensation and other one-time items that do not impact cash-flow.

OVERALL PERFORMANCE

Revenues have decreased by 2% or by $18,704 in the six months ended March 31 in 2016 compared to the same period in 2015. Revenues decreased by 14% or by $64,696 in the three months ended March 31, 2016 compared to the same period in 2015. Cost of sales were effectively unchanged in the six months ended March 31, 2016 and increased by 4% or by $7,899 in the three months ended March 31, 2016 compared to the same period in 2015. Gross profit decreased by 4% or by $19,517 for six months ended March 31, 2016 compared to the same period in 2015. Gross profit decreased by 25% or by $72,595 in the three months ended March 31, 2016 compared to the same period in 2015.

Operating expenses increased by $408,461 or by 36% in six months ended March 31, 2016 compared to the same period in 2015. Operating expenses decreased by 25% or by $168,835 in the three months ended March 31, 2016 compared to the same period in 2015.

Net and comprehensive loss increased by $539,302 or 105%, EBITDA decreased by 66% or ($402,739), Adjusted EBITDA increased by $36,549 or 8% in the six months ended March 31, 2016 compared to the same period in 2015. In the three months ended March 31, 2016, net and comprehensive loss was effectively unchanged, EBITDA increased by 29% or $110,531 and Adjusted EBITDA increased by $3,196 or 1% compared to the three months ended March 31, 2015.

Total assets decreased by $273,162 or 32% and working capital decreased by $423,042 as at March 31, 2016 compared to March 31, 2015.

	For the three months ended:		For the six months ended:
	March 31, 2016 (unaudited)	March 31, 2015 (unaudited)	March 31, 2016 (unaudited)	March 31, 2015 (unaudited)
Revenue	405,660	470,356	841,969	860,673
Cost of sales	189,847	181,948	363,214	363,401
Gross profit	215,813	288,408	478,755	498,272
Net loss and comprehensive loss	(288,348)	(288,588)	(1,050,671)	(511,369)
EBITDA	(272,674)	(383,205)	(1,012,295)	(609,556)
Adjusted EBITDA	(259,922)	(263,118)	(421,698)	(458,247)
Basic and diluted loss per share	(0.03)	(0.04)	(0.07)	(0.03)
Total assets	586,815	859,977	586,815	859,977
Long term financial liabilities	4,307	5,651	4,307	5,651
Dividends distributed	-	-	-	-

Reconciliation of EBITDA and adjusted EBITDA

	For the three months ended:		For the six months ended:
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
Loss from operations	(289,882)	(386,122)	(1,054,099)	(626,121)
Interest	14,831	-	37,158	10,732
Depreciation	2,377	2,917	4,646	5,833
EBITDA	(272,674)	(383,205)	(1,012,295)	(609,556)
Share-based compensation	12,752	120,087	590,597	151,309
Adjusted EBITDA	(259,922)	(263,118)	(421,698)	(458,247)

Revenues

Revenue decreased by 2% or $18,704 in the six months ended March 31, 2016 and $64,696 or 14% in the three months ended March 31, 2016 compared to the same respective periods in 2015. The decrease in revenue is due to a decline in revenue of the Company’s of source code and loyalty business segments. For example, revenue from source code and loyalty declined by over $210,000 and $107,000 in the six and three months ended March 31, 2016, respectively compared to the same periods in 2015. This is due to the Company continuing to focus specifically on the referral segment of its business, which represents a more consistent and recurring source of revenue. The referral segment of the business grew by $200,000 and by over $43,000 in the six months and three months ended March 31, 2016, respectively compared to the same period in the prior year. The Company expects that it will continue to see a decline in the loyalty and source code segments of its business relative to the referral segment.

Gross profit and cost of sales

The Company’s cost of sales was relatively unchanged and its gross profit decreased by 4% or by $19,517 in the six months ended March 31, 2016 compared to the same period in 2015. In the three months ended March 31, 2016, cost of sales increased by 4% and gross profit declined by 25% or $72,595 compared to the same period in the prior year. The increase in costs of sales for the three months ended in March 31, 2016 can be explained by an increase in outsourced customer service fees which the Company is utilizing to increase customer satisfaction. The decrease in gross profit can be explained by the decline in revenue of the loyalty and source code segments. These segments still require fixed overhead costs of hosting and personnel, which, if revenues decline, will result in lower gross profit. The referral segment maintained a consistent gross margin of approximately 60% in the six and three months ended March 31, 2016 compared to the same period in 2015.

Operating expenses

Operating expenses increased during the six months ended March 31, 2016 by 36% or by $408,461 compared to the same period in 2015. This increase was largely a result of the increase in share-based compensation expenses recognized in the first quarter of this fiscal year and was related to the exchange of 2,154,500 options for 767,286 common shares. $590,597 was recognized as share-based compensation compared to $151,309 in the prior period. The operating expenses declined by $107,335 in the three months ended March 31, 2016 compared to the same period in 2015. This decline is mainly explained by a one-time share-based expense in the three months ended March 31, 2015 due to stock options issued to a former director and officer of the Company. A decrease in general and administrative expenses of over $25,000 and of over $59,000 occurred in the six months and three month period ended March 31, 2016, respectively compared to the same period in 2015. This decrease was due to management bonuses accrued, but not paid in the six months ended for March 31, 2015. No such management bonuses have been earned thus far for fiscal year 2016. Interest and professional fees in the first quarter of fiscal year 2015 were greater than the same period in fiscal year 2016, and thus the decline in general administrative expenses were not as significant in the six months ended March 31, 2016 as the three months ended March 31, 2016. Expenses on Research and Development (“R&D”) are net of projected tax credits. This accounts for the appearance of relatively low R&D expenses compared to other expense categories. R&D expenditures, without considering the effect of the tax credits, were $283,778 compared to $255,219 for the six months ended 2016 and 2015, respectively, and were $133,521 compared to $123,475 for the three months ended 2016 and 2015, respectively. The increases reflects the increased effort on improving the Spark product.

Net loss and comprehensive loss

During the six months ended March 31, 2016 the net loss and comprehensive loss increased by $539,302 compared to same period in 2015. The Company’s net loss and comprehensive loss was relatively unchanged during the three months ended March 31, 2016 compared to the same period in 2015. The reasons for this due to the increase in operating expenses described above. The net loss and comprehensive loss for the three months ended March 31, 2016 was relatively unchanged compared to the same period in the prior year. The reasons for this is due to the higher share-based expense in 2015 described above being offset by a higher gross margin and foreign exchange gain in 2015 compared to 2016 during this three month period. The higher foreign exchange gain is explained by a higher overall exchange rate for Canadian dollars for US dollars. The Company holds assets in US dollars consisting of cash and accounts receivable. In addition, the Company recognized a large foreign exchange gain on the settlement of an outstanding receivable in US dollars.

EBITDA

EBITDA decreased by $402,739 and increased by $110,531 in the six and three months ended March 31, 2016, respectively, compared to the same periods in the prior year. The reason for these changes is due to the changes in operating expenses in the respective periods as described above.

Adjusted EBITDA

Adjusted EBITDA increased by $36,549 during the six months ended March 31, 2016 and was relatively unchanged in the three months ended March 31, 2016, compared the same period in the prior year. This change is mainly due to the changes in operating expenses in the respective periods as described above and mainly reflects the removal of the share-based expenses that are included in EBITDA.

Assets

The Company’s assets declined by $273,162 during the six months ended March 31, 2016. The changes in assets were due to a reduction in the investment tax credits receivable and cash. Investment tax credits receivable consisted of amounts accrued for the Scientific Research and Experimental Development (“SR&ED”) tax incentive program. The Company received $403,616 cash for this tax credit in the period. The cash from the tax credit was applied to the SR&ED loan in the amount of $300,000 principle and $12,982 interest. The balance of the cash received was applied to expenses and accounts payable for the Company. The Company’s cash continues to decline as it has not reached profitable operations and continues to fund growth efforts by spending on research and development and sales and marketing.

LIQUIDITY

Liquidity is the risk of the Company not being able to meet its financial obligations as they become due. The Company manages its liquidity risk through budgeting, ongoing management and forecasting of operating cash flows, reviews of accounts receivable, management of cash, and use of equity and debt financings when appropriate.

The Company is primarily reliant on payment from customers to meet its financial obligations. The Company extends credit to its customers by allowing payment terms of 30 days on issuance of an invoice. There are risks that a customer will not pay within these terms or at all. Delayed or default of payment by customers may make it difficult for the Company to meet financial obligations. One of the methods the Company uses to mitigate this risk, is to negotiate similar payment terms with its suppliers. The Company also sells its services to customers in US dollars, but the majority of the Company’s expenses are in Canadian dollars. Thus the Company is subject to the risks associate with the changes of the value of the Canadian dollar relative to the US dollar.

To further manage liquidity, the Company has engaged in short-term borrowing. The Company currently has outstanding loans with Manado and Code Consulting Limited. The terms of these loans are disclosed more fully in the Company’s financial statements. The Company expects to repay these loans as they come due. Please see Subsequent Events.

As at March 31, 2016, the Company had cash of $115,433 and accounts receivable of $148,064 as compared to a cash balance of $273,472 and accounts receivable of $115,145 at September 30, 2015. At March 31, 2016, the Company’s working capital deficit was $(444,162) and it had a working capital deficit ratio of (0.56) compared to September 30, 2015, where the Company’s working capital deficit was $(21,119) and it had a working capital deficit ratio of (0.97) . Despite the receipt of the cash from the investment tax credits, following the repayment of the SR&ED loan, the Company is continuing to focus on growth and fund the activities required to become a public company. The Company expects that this focus on growth, in the near term, will cause expenses to exceed gross profit. This will result in a decline in working capital until the Company is able to achieve sufficient revenue and gross profit growth to reach positive cash flow. Therefore, the Company will be dependent on outside financing to continue operations until it is able to achieve positive cash flow. The Company has historically been able to secure financing from outside parties (see above). However, there is no guarantee that cash generated from external financing or operations will be sufficient to sustain the Company’s operations for the foreseeable future. In order to maintain sufficient liquidity, the Company may be required to issue additional shares, incur more debt or reduce operating costs.

In order to continue to fund its operations, on March 4, 2016, the Company entered into a credit agreement with Code Consulting Limited (the “Credit Agreement”). Under the terms of the Credit Agreement, Code Consulting Limited (“Code”) agreed to lend up to $200,000 to the Company in two advances of $100,000. The loan bears interest at 10% per annum compounded monthly. Code is also entitled to receive 40,816 warrants of the Company for each $100,000 advanced. The warrants are exercisable at a price of $0.98 and expire on March 4, 2018. The loan is payable in full on June 12, 2016 and is secured by a general security agreement on the assets of the Company. On March 4, 2016, the Company received an advance of $100,000 and issued 40,816 warrants. Interest on the outstanding balance shall accrue at 20% per annum upon the occurrence of an event of default. The loan is in default if the Company fails to make any payment of principal or interest when due or if the Company fails to complete the Amalgamation by April 15, 2016. On an event of default, Code, may demand payment of all monies owed and the Company may within 30 days of such demand redeem the Security by paying Code all amounts owed. See Subsequent Events.

COMMITMENTS

The Company leases its premises and certain equipment under long-term leases. The leases expire between 2016 and 2018. The minimum annual lease commitments during the next three years are:

2016	$130,971
2017	26,451
2018	2,459
$159,881

RELATED PARTY TRANSACTIONS

During the six months ended March 31, 2016 and the comparative period in 2015, the Company was charged the following by officers and directors of the Company:

Six months ended March 31	2016	2015
CEO, director	108,897	115,405
CTO, director	-	83,174
Other officers	236,932	140,646
Directors	-	6,049
	345,829	345,274

The Company did not have a CTO during the period ended March 31, 2016 as this individual left the Company. Compensation to other officers increased as the Company added a Vice President of Finance to manage the Amalgamation and related financings and the CTO was replaced with a Vice President of Product. The change in compensation for Directors relates to share-based compensation. There was no share-based compensation amount related to directors as all options to directors had fully vested in fiscal 2015. The above amounts were allocated to general and administrative and research and development expenses. See below in Subsequent Events for additional related party transactions.

FINANCIAL INSTRUMENTS

The type and nature of financial instruments are disclosed in the condensed interim financial statements of the Company. All of these financial instruments are currently reported at their carrying value as the Company believes that this approximates their fair value due to their short-term nature. As discussed in the condensed interim financial statements, the Company is exposed to certain risks associate with these financial instruments. These include credit, liquidity and market risk. The Company does not anticipate any significant credit risk with its customers as it has not had any default on payment from any of its customers. Therefore, it has not recorded any allowance for bad debt. Liquidity risk and its management has been previously discussed above (see Liquidity). Market risk includes interest rate and foreign currency risk. Due to the short-term nature of its borrowing, the Company does not believe that it is exposed to significant interest rate risk and has therefore, not undertaken any action to mitigate this risk. As mentioned above, the Company is exposed to foreign currency risk as it relates to the US and Canadian dollar. To mitigate this risk, the Company actively monitors the exchange rate of these two currencies and consults with experts in foreign currency. The Company has not historically used foreign currency contracts to mitigate this risk. However, should the need arise, the Company will consider the use of such contracts. The changes in foreign currency with respects to the financial instruments are recorded in the Company’s condensed interim statement of comprehensive loss under foreign exchange gain.

DISCLOSURE OF OUTSTANDING SHARE DATA

As at March 31, 2016, the Company had 11,479,863 outstanding shares and 1,822,508 outstanding stock options. During the period ended March 31, 2016, the Company exchanged 2,154,500 stock options for 767,286 common shares of the Company. The options were subsequently cancelled. 75,000 warrants were also exercised for 75,000 common shares in the period. The Company issued 40,816 warrants related to the Code Credit Agreement. The warrants are exercisable at a price of $0.98 and expire on March 4, 2018. Assuming full conversion of the current outstanding options and warrants, there would have been 13,418,187 outstanding common shares.

As at the date of this MD&A, the Company had 12,813,235 outstanding shares. The increase in shares is due to the issuance of shares related to the exercise of the warrants and the issuance of common shares related to a financing through a related party - see Subsequent Events. The Company issued 108,899 warrants as part of the loan with the Ralph and Sharon Turfus Joint Spousal Trust. The amount of options is unchanged. Assuming full conversion of the current outstanding options and warrants, there would have been 14,785,458 outstanding common shares as of the date of this MD&A.

SUBSEQUENT EVENTS

On April 8, 2016, the Company received a $35,000 as a promissory note payable. The note is unsecured, and bears interest at 5% per annum and is payable on demand.

On April 15, 2016, the Amalgamation was not completed resulting in the Credit Agreement (see Liquidity above) being in default. The Company repaid the outstanding balance and accrued interest from the funds received in the May 2016 loan with a related party (see below).

On April 18, 2016, the Company issued 1,085,123 warrants exercisable for common shares of the Company at $0.01 per common share and expire on May 13, 2016. On May 18, 2016, the Company issued 1,076,962 common shares related to the exercise of these warrants for gross proceeds of $10,770.

On April 18, 2016, Manado, the Company, and a third party entered into a Loan Debt Assignment and Extension Agreement for the loans that Manado made to the Company as described above. Under the terms of this agreement the third party purchased the $300,000 loan for $150,000 cash paid to Manado and also received an option to purchase the $200,000 loan for 400,000 shares of the Resulting Issuer (see below). This option is exercisable until the earlier of seven business days following the amalgamation of the Company and Musgrove and October 31, 2016. The term of the loans were extended until October 31, 2016.

On April 26, 2016, the Company entered into a loan agreement with Musgrove. Under the terms of the agreement, Musgrove loaned $100,000 to the Company. The loan has an annual interest rate of 10%, compounded monthly, and is payable on November 30, 2016. The loan is secured by the assets of the Company.

On May 2, 2016, the Company entered into a loan agreement with a related party. Under the terms of the agreement, the related party loaned $102,093 to the Company so that it could repay the defaulted Credit Agreement. The loan has an annual interest rate of 15%, compounded monthly, and is payable on October 31, 2016. The loan is secured by the assets of the Company. The related party also received 108,899 warrants with an exercise price of $0.2625, exercisable until May 2, 2018.

On May 19, 2016, a related party purchased 256,410 common shares of RewardStream at a price of $0.39 per common share.

SCHEDULE “G” – PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF AMALCO

Unaudited pro forma consolidated financial statements for Amalco as of February 29, 2016 are attached to this Information Circular.

MUSGROVE MINERALS CORP.

February 29, 2016

Pro Forma Consolidated Statement of Financial Position

(Expressed in Canadian dollars)

(Unaudited – Prepared by Management)

MUSGROVE MINERALS CORP.
Pro Forma Consolidated Statement of Financial Position
(Unaudited - Expressed in Canadian Dollars)
February 29, 2016

	Musgrove as at	RewardStream as at	Pro forma
	February 29, 2016	March 31, 2016	adjustments	Notes	Pro forma balance

ASSETS

Current assets
Cash	$386,771	$115,433	$(129,080)	3a	$1,797,688
			(1,205)	3a
			10,769	3b
			100,000	3c
			1,350,000	3d
			(35,000)	3f
Marketable securities	5,000	-	-		5,000
Accounts receivable	9,831	148,064	-		157,895
Investment tax credits receivable	-	255,224	-		255,224
Prepaid expenses	83,459	38,639	-		122,098

	485,061	557,360	1,295,484		2,337,905

Equipment	-	29,455	-		29,455

	$485,061	$586,815	$1,295,484		$2,367,360

MUSGROVE MINERALS CORP.
Pro Forma Consolidated Statement of Financial Position
(Unaudited - Expressed in Canadian Dollars)
February 29, 2016

	Musgrove as
	at	RewardStream
	February 29,	as at	Pro forma		Pro forma
	2016	March 31, 2016	adjustments	Notes	balance
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued
liabilities	$129,080	$348,061	$(129,080)	3a	$348,061
Deferred revenue	-	31,139	-		31,139
Current portion of lease obligations	-	4,106	-		4,106
Loan payable	1,205	618,216	(1,205)	3a	294,148
			(324,068)	3h
	130,285	1,001,522	(454,353)		677,454
Lease obligations	-	4,307	-		4,307
	130,285	1,005,829	(454,353)		681,761
Shareholders' equity
Share capital	17,078,850	7,192,506	10,769	3b	11,214,258
			100,000	3c
			1,350,000	3d
			(17,078,850)	3e
			3,259,421	3e
			(1,350,000)	3e
			237,500	3f
			414,062	3h
Reserves	5,026,691	1,442,840	(5,026,691)	3e	1,507,449
			64,609	3g
Deficit	(21,750,765)	(9,054,360)	(1,554,645)	3e	(11,036,108)
			21,750,765	3e
			(272,500)	3f
			(64,609)	3g
			(89,994)	3h
	354,776	(419,014)	1,749,837		1,685,599
	$485,061	$586,815	$1,295,484		$2,367,360

The accompanying notes are an integral part of the pro forma consolidated financial statement.

MUSGROVE MINERALS CORP.
Notes to the Pro Forma Consolidated Statement of Financial Position
(Unaudited - Expressed in Canadian Dollars)
As at February 29, 2016

1.	Basis of presentation

The unaudited pro forma consolidated statement of financial position has been prepared by management for inclusion in the information circular of Musgrove Minerals Corp. (“Musgrove” or the “Company”) relating to the proposed amalgamation of the Company and RewardStream Solutions Inc. (“RewardStream”) (the “Transaction”) as described in Note 2.

These unaudited pro forma consolidated financial statements have been compiled in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), using the significant accounting policies on a basis consistent with the Company’s accounting policies. There are no material differences in the significant accounting policies of the Company and RewardStream.

This pro forma consolidated statement of financial position has been derived from and should be read in conjunction with the following:

1.	The unaudited financial statements of RewardStream as at and for the six months ended March 31, 2016;

2.	The unaudited financial statements of Musgrove as at and for the three months ended February 29, 2016; and

3.	The additional information set out in Notes 2 and 3 of this pro-forma consolidated statement of financial position.

The unaudited pro forma consolidated statement of financial position as at February 29, 2016 has been prepared assuming the Transaction and associated financings as described in Note 2 closed on February 29, 2016.

It is management’s opinion that this unaudited pro forma consolidated statement of financial position includes all adjustments necessary for the fair presentation of the Transaction, as described in Note 2. The unaudited pro forma consolidated statement of financial position is not intended to reflect the financial position or results of operations of the Company, which would have actually resulted had the Transaction been effected on the dates indicated. Actual amounts recorded upon consummation of the Transaction will differ from those recorded in the unaudited pro forma consolidated statement of financial position and the differences may be material.

As a consequence of the Transaction, the shareholders of RewardStream will acquire control over the combined entity. Musgrove, does not meet the definition of a business therefore, the transaction is outside of the scope of IFRS 3 Business combinations. Instead, the Transaction will be accounted for under IFRS 2 Share-based payment. Under this basis of accounting, the consolidated entity is considered to be a continuation of RewardStream, with the net identifiable assets of Musgrove deemed to have been acquired by RewardStream.

MUSGROVE MINERALS CORP.
Notes to the Pro Forma Consolidated Statement of Financial Position
(Unaudited - Expressed in Canadian Dollars)
As at February 29, 2016

2.	Proposed Transaction

On, May **, 2016, the Company signed an amalgamation agreement (the “Agreement”) with RewardStream, a provider of software as a service marketing technology that powers loyalty marketing programs, referral programs and source code licensing programs, to form a single company (“Amalco”). Under the terms of the Agreement, the Company’s shareholders will receive one common share of Amalco for every one post-consolidated common shares of the Company. RewardStream’s shareholders will receive 20,000,000 common shares of Amalco.

Concurrent with the Transaction, the Company will consolidate its shares on a 2 old for 1 new share basis. The Company will also complete a concurrent private placement of between 6,000,000 and 8,000,000 post-consolidated units at a price of $0.25 per unit. Each unit will consist of one common share and one-half of one common share purchase warrant. Each whole warrant will be exercisable into one common share of Amalco at a price of $0.50 per share for a period of two years from the date of issuance. All securities issuable pursuant to the private placement will be subject to a four-month hold period from the date of issuance.

Musgrove share purchase warrant holders will receive replacement warrants of Amalco on the same conversion ratio used for the Musgrove common shares converted to Amalco with the same terms of the original share purchase warrants. RewardStream warrant holders will receive 1.56 replacement warrants of Amalco for each warrant of RewardStream under the same terms as the original warrants. Musgrove and RewardStream will cancel all their respective outstanding options.

Finders’ fees of 950,000 common shares and $35,000 cash are payable on the closing by Amalco.

3.	Pro forma adjustments and assumptions

The unaudited pro forma consolidated statement of financial position has been presented giving effect to the following assumptions and pro forma adjustments:

a.	To pay all outstanding payables, loans and accrued liabilities owed by the Company prior to the Transaction.

b.	Issuance of 1,076,962 RewardStream common shares at $0.01 per share for gross proceeds of $10,769. Of these shares, 130,575 were issued to a director of RewardStream.

c.	Issuance of 256,410 RewardStream common shares to a director of RewardStream at $0.39 per share for gross proceeds of $100,000.

d.	The Company will complete a concurrent private placement of 6,000,000 units for gross proceeds of $1,500,000. Each unit consists of one common share, and one half of one common share purchase warrant. Each whole warrant is exercisable at $0.50 for a period of 2 years. The fair value of the warrants was determined to be $Nil. Share issuance costs are estimated to be $150,000.

MUSGROVE MINERALS CORP.
Notes to the Pro Forma Consolidated Statement of Financial Position
(Unaudited - Expressed in Canadian Dollars)
As at February 29, 2016

3.	Pro forma adjustments and assumptions (continued)

e.	To record post-acquisition adjustments below:

As a result of the Transaction described in Note 2 above, the former shareholders of RewardStream will control Amalco and Musgrove and thus the transaction will be treated as a reverse acquisition for accounting purposes. The proposed Transaction results in RewardStream being listed as a public entity and their shareholders acquiring the net assets of Musgrove.

The purchase consideration below was estimated based on the fair value attributed to the common shares that RewardStream would have had to issue to the shareholders of Musgrove for the same percentage equity interest in the combined entity that results from the reverse acquisition. Upon completion of the proposed Transaction, the fair value of all identifiable assets and liabilities acquired will be determined. The book values of Musgrove’s assets and liabilities as at February 29, 2016 are assumed to approximate their fair values as at that date. The difference between the purchase consideration and the fair value of the net assets acquired will be recorded as cost of public listing. The preliminary purchase price allocation is summarized as follows:

Fair value of acquisition (13,037,683 shares at $0.25/share)	$3,259,421

Allocated as follows:
Identifiable fair value of net assets acquired (including adjustments from Notes 3a and 3c above):
Cash	$1,606,486
Marketable securities	5,000
Accounts Receivable	9,831
Prepaid expenses	83,459
1,704,776
Listing expense	1,554,645
$3,259,421

f.	To record the finder’s fees of 950,000 common shares with a value of $237,500 and $35,000 cash associated with the Transaction.

g.	Upon completion of the Transaction, all outstanding stock-options of the Company and RewardStream will be cancelled. As a result, a share-based compensation expense of $64,609 will be recorded to account for the accelerated vesting of cancelled options.

MUSGROVE MINERALS CORP.
Notes to the Pro Forma Consolidated Statement of Financial Position
(Unaudited - Expressed in Canadian Dollars)
As at February 29, 2016

3.	Pro forma adjustments and assumptions (continued)

h.	On completion of the Transaction, Amalco will convert $300,000 of an outstanding loan plus accrued interest of 14,062 into 1,256,247 shares of Amalco. Amalco will also issue 400,000 common shares valued at $100,000 to the holder of this loan in consideration for the assumption of this loan from its original holder and the extension of its term to maturity.

4.	Pro forma consolidated share capital

The number of common shares issued and outstanding after giving effect to the assumptions and pro forma adjustments discussed in Notes 2 and 3 has been determined as follows:

				Investment
		Number of		revaluation	Translation	Option	Warrant
	Note	shares	Share capital	reserve	reserve	reserve	reserve
Share capital of Musgrove as at
February 29, 2016		7,037,683	$17,078,850	$3,800	$66,928	$1,968,249	$2,987,714
Issuance of RewardStream common shares	3b	1,076,962	10,769	-	-	-	-
Issuance of RewardStream common shares	3c	256,410	100,000	-	-	-	-
Musgrove shares issued for Private Placement	3d	6,000,000	1,350,000	-	-	-	-
Elimination as a result of the reverse takeover	3e	(12,813,235)	(18,428,850)	(3,800)	(66,928)	(1,968,249)	(2,987,714)
Shares issued to effect the reverse takeover	2, 3e	20,000,000	3,259,421	-	-	-	-
Share of RewardStream as at February 29, 2016		11,479,863	7,192,506	-	-	1,442,840	-

Shares issued for finders’ fees	3f	950,000	237,500	-	-	-	-
Share-based compensation on cancellation of options	3g	-	-	-	-	64,609	-

Conversion of loan of RewardStream	3h	1,676,247	414,062

		35,663,930	$11,214,258	$-	$-	$1,507,449	$-

MUSGROVE MINERALS CORP.
Notes to the Pro Forma Consolidated Statement of Financial Position
(Unaudited - Expressed in Canadian Dollars)
As at February 29, 2016

5.	Pro forma equity instruments

Options:

All outstanding options are to be cancelled upon the closing of the Transaction. As at February 29, 2015, there are no outstanding stock options.

Warrants:

As at February 29, 2016, the Company had the following pro forma consolidated warrants outstanding:

Number of warrants	Exercise price	Expiry date
370,370	0.72	August 18, 2017
63,673	0.63	March 4, 2018
169,882	0.17	May 2, 2018
3,000,000	0.50	2 years from closing of the Transaction
3,603,925

6.	Income taxes

The pro forma effective income tax rate applicable to the consolidated operations subsequent to the completion of the Transaction is 26%.

SCHEDULE “H” – SECTIONS 237 to 247 OF THE BCBCA

Definitions and application

237 (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;
“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;
“payout value” means,

(a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,
(b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement,
(c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, or
(d) in the case of a dissent in respect of a community contribution company, the value of the notice shares set out in the regulations,

excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a) the court orders otherwise, or
(b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1)
(g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1) A shareholder of a company, whether or not the shareholder's shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles

(i) to alter restrictions on the powers of the company or on the business the company is permitted to carry on, or
(ii) without limiting subparagraph (i), in the case of a community contribution company, to alter any of the company's community purposes within the meaning of section 51.91;

(b) under section 272, in respect of a resolution to adopt an amalgamation agreement;
(c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;
(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;
(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking;
(f) under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;
(g) in respect of any other resolution, if dissent is authorized by the resolution;
(h) in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i) the shareholder, if the shareholder is dissenting on the shareholder's own behalf, and
(ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is dissenting,

(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and
(c) dissent with respect to all of the shares, registered in the shareholder's name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and
(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i) the shareholder, if the shareholder is providing a waiver on the shareholder's own behalf, and
(ii) each other person who beneficially owns shares registered in the shareholder's name and on whose behalf the shareholder is providing a waiver, and

(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder's own behalf, the shareholder's right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and
(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and
(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and
(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors' resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,
(b) a statement advising of the right to send a notice of dissent, and
(c) if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and
(b) a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,
(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or
(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i) the date on which the shareholder learns that the resolution was passed, and
(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or
(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or
(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;
(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i) the names of the registered owners of those other shares,
(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i) the name and address of the beneficial owner, and
(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder's name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and
(ii) the date on which the notice of dissent was received, or

(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a) be dated not earlier than the date on which the notice is sent,
(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and
(c) advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,
(b) the certificates, if any, representing the notice shares, and
(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and
(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i) the names of the registered owners of those other shares,
(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and
(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a) the dissenter is deemed to have sold to the company the notice shares, and
(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.
(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.
(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or
(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,
(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and
(c) make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter's notice shares, or
(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a) the dissenter may, within 30 days after receipt, withdraw the dissenter's notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or
(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable for believing that

(a) the company is insolvent, or
(b) the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;
(b) the resolution in respect of which the notice of dissent was sent does not pass;
(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;
(d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;
(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;
(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;
(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;
(h) the notice of dissent is withdrawn with the written consent of the company;
(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,
(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and
(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.